Exhibit 10.19

EXECUTION VERSION

THIRD AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES

CONTRACT

among

STARWOOD PROPERTY MORTGAGE SUB 2, L.L.C.,

a Delaware limited liability company

and

STARWOOD PROPERTY MORTGAGE SUB-2-A, L.L.C.,

a Delaware limited liability company,

as Sellers

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association,

as Buyer

Dated as of

October 23, 2014

TABLE OF CONTENTS

		Page

ARTICLE 1

APPLICABILITY

Section 1.01	Applicability	1

ARTICLE 2

DEFINITIONS AND INTERPRETATION

Section 2.01	Rules of Interpretation	36

ARTICLE 3

THE TRANSACTIONS

Section 3.01	Procedures	37
Section 3.02	Transfer of Purchased Assets; Servicing Rights	40
Section 3.03	Maximum Amount	40
Section 3.04	Early Repurchases; Mandatory Repurchases; Partial Prepayments	41
Section 3.05	Repurchase	41
Section 3.06	Payment of Price Differential and Fees	42
Section 3.07	Extension of the Maturity Date	42
Section 3.08	Payment, Transfer and Custody	44
Section 3.09	Repurchase Obligations Absolute	45
Section 3.10	Future Funding Transaction	45
Section 3.11	Additional Purchase Advance Transactions	47

ARTICLE 4

MARGIN MAINTENANCE

Section 4.01	Margin Deficit	47

ARTICLE 5

APPLICATION OF INCOME

Section 5.01	Waterfall Account; Servicing Agreement Account	48
Section 5.02	No Material Default or Event of Default Exists; Maximum Amount Not Exceeded; Second Extended Maturity Date Has Not Occurred	49

i

ARTICLE 13

INDEMNITY AND EXPENSES

Section 13.01	Indemnity	78
Section 13.02	Expenses	80

ARTICLE 14

INTENT

Section 14.01	Safe Harbor Treatment	80
Section 14.02	Liquidation	81
Section 14.03	Qualified Financial Contract	81
Section 14.04	Netting Contract	81
Section 14.05	Master Netting Agreement	81

ARTICLE 15

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

ARTICLE 16

NO RELIANCE

ARTICLE 17

SERVICING

Section 17.01	Servicing Rights	83
Section 17.02	Accounts Related to Purchased Assets	83
Section 17.03	Servicing Reports	83

ARTICLE 18

MISCELLANEOUS

Section 18.01	Governing Law	83
Section 18.02	Submission to Jurisdiction; Service of Process	83
Section 18.03	IMPORTANT WAIVERS	84
Section 18.04	Integration	85
Section 18.05	Single Agreement	85
Section 18.06	Use of Employee Plan Assets	86
Section 18.07	Survival and Benefit of Seller’s Agreements	86
Section 18.08	Assignments and Participations	86

v

THIS THIRD AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of October 23, 2014 (this “Agreement”), is made by and among STARWOOD PROPERTY MORTGAGE SUB-2, L.L.C. (“Seller 2”), a Delaware limited liability company, and STARWOOD PROPERTY MORTGAGE SUB-2-A, L.L.C., a Delaware limited liability company (“Seller 2-A”, and together with Seller 2, individually and collectively as the context may require, “Seller”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”).

WHEREAS, Seller 2, Seller 2-A and Buyer entered into that certain Second Amended and Restated Master Repurchase and Securities Contract, dated as of January 27, 2014 (the “Second Amended and Restated Master Repurchase Agreement”).

WHEREAS, Seller 2, Seller 2-A and Buyer desire to amend and restate the Second Amended and Restated Master Repurchase Agreement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, Seller 2, Seller 2-A and Buyer (each a “Party”) hereby agree that the Second Amended and Restated Master Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

ARTICLE 1

APPLICABILITY

Section 1.01  Applicability. Subject to the terms and conditions of the Repurchase Documents, at the request of Seller, the Parties may enter into transactions in which Seller sells, transfers and assigns to Buyer certain Assets and all related rights in, and interests related to, such Assets on a servicing released basis, against the transfer of funds by Buyer representing the Purchase Price for such Assets, with a simultaneous agreement by Buyer to transfer such Assets to Sellers for subsequent repurchase on the related Repurchase Date against the transfer of funds by Seller representing the Repurchase Price for such Assets, at a date not later than the Maturity Date applicable to such Purchased Asset.

ARTICLE 2

DEFINITIONS AND INTERPRETATION

“Accelerated Repurchase Date”:  Defined in Section 10.02.

“Account Control Agreement”:  A deposit account control agreement in favor of Buyer with respect to any bank account related to a Purchased Asset, substantially in the form attached as Exhibit G-1 hereto.

“Actual Knowledge”:  With respect to any Person, the actual knowledge of such Person without further inquiry or investigation; provided, that for the avoidance of doubt, with respect to Seller, Guarantor, Manager, the Intermediate Starwood Entities and Sub-Servicer, such actual knowledge shall include the knowledge of all such Persons collectively and each of their respective employees, officers, directors and agents (and with respect to agents, solely to those agents who worked on the acquisition of the Assets or this Transaction) of any of them.

“Additional Purchase Advance”:  Defined in Section 3.11(a).

“Additional Purchase Advance Available Amount”:  With respect to any proposed Additional Purchase Advance Transaction with respect to any Purchased Asset, the excess, if any, of (a) the Maximum Advance Purchase Price for such Purchased Asset as of the date of such proposed Additional Purchase Advance Transaction minus (b) the outstanding Purchase Price of such Purchased Asset as of such date.

“Additional Purchase Advance Purchased Asset”:  Any Purchased Asset with respect to which the parties have entered into an Additional Purchase Advance Transaction pursuant to Section 3.11(a).

“Additional Purchase Advance Transaction”:  Defined in Section 3.11(a).

“Affiliate”:  With respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

“Affiliated Hedge Counterparty”:  Buyer, or an Affiliate of Buyer, in its capacity as a party to any Interest Rate Protection Agreement with a Seller Party.

“Alternative Rate”:  A per annum rate based on an index approximating the behavior of LIBOR, as determined by Buyer.

“Anti-Terrorism Laws”:  Any Requirements of Law relating to money laundering or terrorism, including Executive Order 13224 signed into law on September 23, 2001, the regulations promulgated by the Office of Foreign Assets Control of the Treasury Department, and the PATRIOT Act.

“Applicable Percentage”:  For each Purchased Asset as of any date, the applicable percentage determined by Buyer for such Purchased Asset on the related Purchase Date and set forth in the Confirmation for such Purchased Asset, which shall be no higher than the Maximum Applicable Percentage.

“Appraisal”:  A FIRREA-compliant appraisal addressed to and reasonably satisfactory to Buyer of the related Mortgaged Property from an Independent Appraiser.

“Approved Representation Exception”:  Any Representation Exception furnished by Seller to Buyer and approved by Buyer prior to the related Purchase Date.

“Asset”:  Any Whole Loan, Senior Interest or Subordinate Interest, the Mortgaged Property for which is included in the categories for Types of Mortgaged Property.

“Assignment and Acceptance”:  Defined in Section 18.08(c).

“Bailee”:  With respect to any Transaction involving a Wet Mortgage Asset, (i) a national title insurance company or Sidley Austin LLP, or (ii) any other entity approved by Buyer, which may be a title company, escrow company or attorney in accordance with local law and practice in the appropriate jurisdiction of the related Wet Mortgage Asset.

“Bailee Agreement”:  As defined in the Custodial Agreement.

“Bankruptcy Code”:  Title 11 of the United States Code.

“Blank Assignment Documents”:  Defined in Section 6.02(j).

“Book Value”:  For each Purchased Asset, as of any date, an amount, as certified by Seller in the related Transaction Request and Confirmation, equal to the lesser of (a) the outstanding principal amount or par value thereof as of such date (after giving effect to any additional advances to the Underlying Obligor made by Seller pursuant to the Purchased Asset Documents on or prior to such date), and (b) the price that Seller initially paid or advanced in respect thereof plus any additional amounts advanced by Seller on or prior to such date, minus Principal Payments received by Seller, and as further reduced by losses realized and write-downs taken by Seller.

“Business Day”:  Any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York, Minnesota or North Carolina are authorized or obligated by law or executive order to be closed, (c) any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed, or (d) if the term “Business Day” is used in connection with the determination of LIBOR, a day on which dealings in Dollar deposits are not carried on in the London interbank market.

“Buyer”:  Wells Fargo Bank, National Association, in its capacity as Buyer under this Agreement and the other Repurchase Documents, together with its successors and permitted assigns.

“Buyer’s Margin Percentage”:  For any Purchased Asset as of any date, the percentage equivalent of the quotient obtained by dividing (a) one (1) by (b) the Applicable Percentage used to calculate the Purchase Price on the related Purchase Date.

“Capital Lease Obligations”:  With respect to any Person, the amount of all obligations of such Person to pay rent or other amounts under a lease of property to the extent and in the amount that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Stock”:  Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests (certificated or uncertificated) in any limited liability company, and any and all partnership or other equivalent interests in any partnership or limited partnership, and any and all warrants or options to purchase any of the foregoing.

“Cash Liquidity”:  With respect to Guarantor on any date, the amount of cash and cash equivalents held by Guarantor and its direct or indirect Subsidiaries as of such date.

“Change of Control”:  The occurrence of any of the following events: (a) prior to an internalization of management by Guarantor, if Manager or its Affiliate is no longer the manager of Guarantor; (b) after such time as Guarantor is internally managed, any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all classes of Capital Stock of Guarantor entitled to vote generally in the election of directors, of 20% or more; (c) prior to an internalization of management by Guarantor, any change in Control of Manager and/or Starwood Capital Group Global, L.P. from the Person or Persons who are directly or indirectly Controlling such entities on the date hereof; or (d) each of either Guarantor or the Intermediate Starwood Entities shall cease to own and control, of record and beneficially, directly or indirectly 100% of the outstanding Capital Stock of Seller. Notwithstanding the foregoing, Buyer shall not be deemed to approve or to have approved any internalization of management by Guarantor as a result of this definition or any other provision herein, other than to the extent actually approved pursuant to Section 8.14 or Section 10.01(g).

“Class”:  With respect to an Asset, such Asset’s classification as one of the following: Whole Loan, Senior Interest, Junior Interest, Mezzanine Loan or Mezzanine Participation Interest.

“Closing Certificate”:  A true and correct certificate in the form of Exhibit D, executed by a Responsible Officer of Seller.

“Closing Date”:  October 23, 2014.

“CMBS”:  Shall mean mortgage pass-through certificates or other securities issued pursuant to a securitization of commercial real estate loans.

“CMBS Pricing Margin”:  Defined in Schedule 2 to the Fee and Pricing Letter, which definition is incorporated herein by reference.

“CMBS Pricing Margin Table”:  Shall mean the table set forth under “CMBS Pricing Margin” on Schedule 2 to the Fee and Pricing Letter.

“CMBS Purchased Asset Maturity Date”:  For all CMBS Purchased Assets, the earliest of (a) January 26, 2015, or, if such date is extended pursuant to Section 3.07(b), January 26, 2016, (b) any Accelerated Repurchase Date, and (c) such earlier date upon which the Maturity Date occurs in accordance with the Repurchase Documents or Requirements of Law.

“CMBS Purchased Assets”:  Each Purchased Asset which is either a Whole Loan or a Senior Interest that accrues interest at a fixed rate and which is designated by Buyer and Seller as a CMBS Purchased Asset on the related Confirmation and that are, in each case, directly or indirectly secured by Liens on underlying Mortgaged Properties that, as of the Purchase Date therefor, (a) satisfy the LTV Test applicable to CMBS Purchased Assets and

(b) generate a Debt Yield that is equal to or greater than the Debt Yield Purchase Threshold applicable to CMBS Purchased Assets.

“Code”:      The Internal Revenue Code of 1986, as amended.

“Collection Account”:                        Any collection, escrow, reserve, collateral or lock-box accounts pledged to Seller with respect to any Purchased Asset.

“Compliance Certificate”:           A true and correct certificate in the form of Exhibit E, executed by a Responsible Officer of Seller.

“Confirmation”:      For any Purchased Asset, a purchase confirmation in the form of Exhibit B, duly completed, executed and delivered by Seller and Buyer in accordance with Section 3.01, as same may be updated, amended, modified and/or restated from time to time in connection with any Additional Purchase Advance Transaction or Future Funding Transaction with respect to such Purchased Asset or otherwise.

“Connection Income Taxes”:       Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Liabilities”: With respect to any Person as of any date of determination, all of the following as of such date: (a) liabilities and obligations (including any Guarantee Obligations) of such Person in respect of “off-balance sheet arrangements” (as defined in the Off-Balance Sheet Rules defined below in this definition), (b) obligations, including Guarantee Obligations, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any Non-Recourse Indebtedness, lease, dividend or other obligation, excluding, however, (i) contractual indemnities (including any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets), and (ii) guarantees of non-monetary obligations that have not yet been called on or quantified, of such Person or any other Person, and (c) forward commitments or obligations to fund or provide proceeds with respect to any loan or other financing that is obligatory and non-discretionary on the part of the lender. The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person. “Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33-8182; 34-47264; FR-67

International Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).

“Contractual Obligation”:             With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.

“Control”:                With respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling,” “Controlled” and “under common Control” have correlative meanings.

“Controlled Account Agreement”:        The Second Amended and Restated Controlled Account Agreements with respect to the Waterfall Account and the Servicing Agreement Account established and maintained in connection with the Servicing and Sub-Servicing Agreement, respectively, each dated as of January 27, 2014, each among Seller, Buyer and Deposit Account Bank, and as each may subsequently be amended, modified and/or restated from time to time.

“Convertible Debt Securities”:          Means the Existing Convertible Debt Securities and any other debt securities of Guarantor, the terms of which provide for conversion into Capital Stock, cash by reference to such Capital Stock, or a combination thereof.

“Core Pricing Margin”:                     Defined in Schedule 2 to the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Core Purchased Assets”:      All Purchased Assets that as of the Purchase Date therefor, consist either of eligible Whole Loans or eligible Senior Interests that are, in each case, directly or indirectly secured by Liens on underlying Mortgaged Properties that, as of the Purchase Date therefor, (a) satisfy the LTV Test applicable to Core Purchased Assets of the applicable Type, and (b) generate a Debt Yield that is equal to or greater than the Debt Yield Purchase Threshold applicable to Core Purchased Assets of the applicable type.

“Credit Event”:            Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Current Mark-to-Market Value”:        For any Purchased Asset as of any date, the market value for such Purchased Asset as of such date (after giving effect to any additional advances to the Underlying Obligor made by Seller pursuant to the Purchased Asset Documents on or prior to such date) as determined by Buyer by (a) reference to Buyer’s assessment of the market value of the Mortgaged Property, and (b) taking into account such other criteria (other than current interest rates and spreads) as and to the extent that Buyer deems appropriate, including, as appropriate, market conditions, credit quality, liquidity of position, subordination and delinquency status and aging which market value, in each case, may be determined to be zero. The Current Mark-to-Market Value of each Purchased Asset as of the related Purchase Date will be set forth in the Confirmation executed in connection with the related Transaction, and the Current Mark-to-Market Value of any Purchased Asset other than any CMBS Purchased

Asset will not be adjusted by Buyer after the related Purchase Date unless a Credit Event shall occur with respect to the related Purchased Asset, provided that (a) the Current Mark-to-Market Value of (i) any CMBS Purchased Asset and (ii) any Hedge Required Asset may be, in each case, adjusted by Buyer at any time due to changes in interest rates and spreads (unless with respect to Hedge Required Assets only, Seller has complied with the requirements set forth in Section 8.11), and (b) there shall be no restrictions on Buyer’s ability to recalculate, solely for internal purposes, the Current Mark-to-Market Value of any Purchased Asset at any time.

“Custodial Agreement”:          The Amended and Restated Custodial Agreement, dated as of February 28, 2011, among Buyer, Seller and Custodian, as such agreement has been or may hereafter be amended, modified and/or restated from time to time.

“Custodian”:                Wells Fargo Bank, National Association, solely in its capacity as Custodian or any successor permitted by the Custodial Agreement.

“Debt Yield”:                  With respect to any Purchased Asset(s) and for any relevant calendar quarter, the percentage equivalent of the quotient obtained by dividing (i) the product of (A) the underwritten net cash flow for such period from the related Mortgaged Property or Mortgaged Properties securing the Purchased Asset(s), as determined by Buyer in its sole and absolute discretion, multiplied by (B) a fraction, (1) the numerator of which shall be 360, and (2) the denominator of which shall be the number of days in the relevant Test Period, by (ii) the then-current Purchase Price of such Purchased Asset(s) on the last day of such calendar quarter.

“Debt Yield Purchase Threshold”:          Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Debt Yield Test”:            Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Default”:            Any event which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate”:          As of any date, the Pricing Rate in effect on such date plus 400 basis points (4.00%), determined after any Repurchase Date on the basis of periods corresponding to Pricing Periods.

“Defaulted Asset”:           Any Asset, Purchased Asset (or, if the Purchased Asset is a Senior Interest or a Subordinate Interest, the related Whole Loan or the related Mezzanine Loan), as applicable, (a) that is thirty (30) or more days (or, in the case of payments due at maturity, one (1) day) delinquent in the payment of principal, interest, fees, distributions or any other amounts payable under the related Purchased Asset Documents, (b) for which there is a non—monetary default under the related Purchased Asset Documents, beyond any applicable notice or cure period, (c) as to whose Underlying Obligor (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligor with respect to the related Whole Loan) an Insolvency Event has occurred, or (d) for which Seller, Servicer or Sub-Servicer has received notice of the foreclosure or proposed foreclosure of any Lien on the related Mortgaged Property; provided that with respect to any Junior Interest, Senior Interest or Mezzanine Participation Interest, in addition to the foregoing such Junior Interest, Senior Interest or Mezzanine

Participation Interest will also be considered a Defaulted Asset to the extent that the underlying Whole Loan or underlying Mezzanine Loan would be considered a Defaulted Asset as described in this definition.

“Deposit Account Bank”:     Wells Fargo Bank, National Association, or any other bank requested by Seller and approved by Buyer.

“Derivatives Contract”:                Any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any obligations or liabilities thereunder.

“Derivatives Termination Value”:          With respect to any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the preceding clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based on one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Buyer).

“Dollars” and “$”: Lawful money of the United States of America.

“Early Repurchase Date”: Defined in Section 3.04.

“EBITDA”: With respect to any Person and for any Test Period, an amount equal to the sum of (a) Net Income (or loss) of such Person (prior to any impact from minority interests or joint venture net income and before deduction of any dividends on preferred stock of such Person), plus the following (but only to the extent actually included in determination of such Net Income (or loss)): (i) depreciation and amortization expense, (ii) Interest Expense, (iii) income tax expense, and (iv) extraordinary or non-recurring gains and losses, plus (b) such Person’s proportionate share of Net Income of the joint venture investments and unconsolidated Affiliates of such Person, all with respect to such Test Period, plus (c) amounts deducted in accordance with GAAP in respect of other non-cash expenses in determining such Net Income for such Person.

“Eligible Asset”: An Asset:

(a)                                 with respect to which no Representation Breach exists;

(b)                                 that is not a Defaulted Asset;

(c)                                  with respect to which there are no future funding obligations on the part of Seller, Buyer or any other Person (except to the extent such Asset has been approved as a Future Funding Asset by Buyer pursuant to Section 3.10);

(d)                                 whose Mortgaged Property is located in the United States, whose Underlying Obligors (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligors with respect to the related Whole Loan) are domiciled in the United States, and all obligations thereunder and under the underlying Purchased Asset Documents are denominated and payable in Dollars;

(e)                                  whose Underlying Obligors (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligors with respect to the related Whole Loan) are not Sanctioned Entities; and

(f)                                   that is secured by a perfected, first priority security interest in a commercial or multi-family property (or, in the case of a Mezzanine Loan or a Mezzanine Participation Interest, secured by first priority pledges of all of the Equity Interests of Persons that directly or indirectly own a commercial or multi-family property); provided, that notwithstanding the failure of an Asset or Purchased Asset to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require, designate in writing any such non-conforming Asset or Purchased Asset as an Eligible Asset, which designation (1) may include a temporary or permanent asset specific waiver of one or more Eligible Asset requirements, and (2) shall not be deemed a waiver of the requirement that all other Assets and Purchased Assets must be Eligible Assets (including any Assets that are similar or identical to the Asset or Purchased Asset subject to the waiver).

“Eligible Assignee”: Any of the following Persons designated by Buyer for purposes of Section 18.08(c): (a) a bank, financial institution, pension fund, insurance company or similar Person, an Affiliate of any of the foregoing, and an Affiliate of Buyer, and (b) any other Person to which Seller has consented; provided, that such consent of Seller shall not be unreasonably withheld, delayed or conditioned, and shall not be required at any time when a Event of Default exists.

“Eligible Institution”: A depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s).

“Environmental Laws”: Any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including CERCLA, RCRA, the Federal Water Pollution

Control Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Oil Pollution Act of 1990, the Emergency Planning and the Community Right-to-Know Act of 1986, the Hazardous Material Transportation Act, the Occupational Safety and Health Act, and any state and local or foreign counterparts or equivalents.

“Equity Interests”: With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of Capital Stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized but not issued on any date.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate”: Any trade or business (whether or not incorporated) that is a member of Seller’s or Guarantor’s controlled group or under common control with Seller or Guarantor, within the meaning of Section 414 of the Code.

“Event of Default”: Defined in Section 10.01.

“Existing Convertible Debt Securities”: Means debt securities of Guarantor existing as of April 19, 2013 and issued pursuant to the First Supplemental Indenture.

“Excluded Taxes”: Any of the following Taxes imposed on or with respect to Buyer or required to be withheld or deducted from a payment to Buyer: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Buyer being organized under the laws of, or having its principal office or the office from which it books the Transactions located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Buyer with respect to an interest in the Repurchase Obligations pursuant to a law in effect on the date on which Buyer (i) acquires such interest in the Repurchase Obligations or (ii) changes the office from which it books the Transactions, except in each case to the extent that, pursuant to Section 12.06, amounts with respect to such Taxes were payable either to Buyer’s assignor immediately before Buyer became a party hereto or to Buyer immediately before it changed the office from which it books the Transactions, (c) Taxes attributable to Buyer’s failure to comply with Section 12.06(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exit Fee”: Defined in the Fee and Pricing Letter (as amended hereby), which definition is incorporated herein by reference.

“Extended Term Maturity Date”:            Defined in Section 3.07(d)(B).

“Extended Term Purchased Assets”:        Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Extension Conditions”:            Defined in Section 3.07(a).

“Extension Fee”:    Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Extension Option”:      Defined in Section 3.07(a).

“FATCA”:                Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FDIA”:           Defined in Section 14.03.

“FDICIA”:             Defined in Section 14.04.

“Fee and Pricing Letter”:           The Third Amended and Restated Fee and Pricing Letter, dated as of the Closing Date, by and between Buyer and Seller, as such letter may subsequently be amended, modified and/or restated from time to time.

“First Extended Maturity Date”:                  Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“First Extension Term”:                Defined in Section 3.07(a).

“First Supplemental Indenture”:           Means that certain First Supplemental Indenture, dated as of February 15, 2013, to the Senior Debt Indenture, dated as of February 15, 2013, by and among Guarantor, as issuer, and The Bank of New York Mellon, as trustee.

“Fitch”: Fitch, Inc.

“Fixed Charge Coverage Ratio”:                With respect to any Person and for any Test Period at any time, the EBITDA for such period, divided by the Fixed Charges for the same period.

“Fixed Charges”:           With respect to any Person and for any Test Period at any time, the sum of (a) debt service, (b) all preferred dividends, (c) Capital Lease Obligations paid or accrued during such period, (d) capital expenditures (if any), and (e) any amounts payable under any Ground Lease.

“Flex Pricing Margin”:               Defined in Schedule 2 to the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Flex Purchased Assets”:         (a) All Purchased Assets that as of the Purchase Date therefor, consist of eligible Junior Interests, eligible Mezzanine Loans, and eligible Mezzanine Participation Interests that are directly or indirectly secured by Liens on underlying Mortgaged Properties that, as of the Purchase Date therefor (i) satisfy the LTV Test for Flex Purchased Assets of the applicable Type, and (ii) generate a Debt Yield that is equal to or greater than the Debt Yield Purchase Threshold applicable to Flex Purchased Assets that are Subordinate Interests and (b) all Purchased Assets that as of the Purchase Date therefor, consist of eligible Whole Loans or eligible Senior Interests that otherwise meet all of the criteria to qualify as eligible Whole Loans or eligible Senior Interests, except that they are directly or indirectly secured by Liens on underlying Mortgaged Properties that, as of the Purchase Date therefor, generate a Debt Yield lower than the Debt Yield Purchase Threshold applicable to Core Purchased Assets of the applicable Type but equal to or greater than the Debt Yield Purchase Threshold applicable to Flex Purchased Assets that are Whole Loans or Senior Interests of the applicable Type.

“Foreign Buyer”:                 A Buyer that is not a U.S. Person.

“Funding Period”:            Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Future Funding Amount”:         With respect to any Purchased Asset for which a Future Funding Transaction has been requested by Seller and approved by Buyer pursuant to Section 3.10, the product of (a) the amount that Seller is funding or has funded to the Underlying Obligor as a post-closing advance on or prior to the related Future Funding Date as required by the Underlying Loan Documents relating to such Purchased Asset (other than any such post-closing advance which was the subject of a prior Future Funding Transaction funded by Buyer prior to such Future Funding Date) and (b) the Applicable Percentage for such Purchased Asset, provided, in no event shall the aggregate amount so requested by Seller exceed the maximum amount of future funding set forth on the related Confirmation for such Purchased Asset.

“Future Funding Asset”:              Any Purchased Asset which has been approved by Buyer as a Future Funding Asset as set forth in the Confirmation for such Purchased Asset.

“Future Funding Confirmation”:                 Defined in Section 3.10(a).

“Future Funding Date”: With respect to any Purchased Asset for which a Future Funding Transaction has been requested by Seller and approved by Buyer, the date on which Buyer funds a Future Funding Amount with respect to such Purchased Asset pursuant to Section 3.10.

“Future Funding Request Package”:         With respect to any Future Funding Transaction, the following, to the extent applicable and available, unless any such items were previously delivered to Buyer and have not been modified since the date of each such delivery: (a) the related request for advance, executed by the related Underlying Obligor ; (b) any officer’s certificate or affidavit executed by the related Underlying Obligor and delivered to Seller pursuant to the Purchased Asset Documents; (c) any title policy endorsement or updated title search required to be delivered as a condition to such advance pursuant to the Purchased Asset

Documents; (d) copies of any new tenant leases or lease amendments entered into by the related Underlying Obligor as a condition to such advance pursuant to the Purchased Asset Documents; (e) any updated financial statements, operating statements and/or rent rolls with respect to the related Underlying Obligor; and (f) copies of any additional documentation required to be delivered by the Underlying Obligor in connection with the related Purchased Asset Documents, or as otherwise reasonably requested by Buyer, in each case, to the extent in Seller’s or any Affiliate of Seller’s possession.

“Future Funding Transaction”:            Any Transaction approved by Buyer pursuant to Section 3.10.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents”: With respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, memorandum and articles of association, operating or trust agreement and/or other organizational, charter or governing documents.

“Governmental Authority”: Any (a) nation or government, (b) state or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi-judicial, quasi-legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person, its Affiliates or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic, and (h) supra-national body such as the European Union or the European Central Bank.

“Ground Lease”: A ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of thirty (30) years or more from the Purchase Date of the related Asset, (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given, (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so, (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease, and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Guarantee Agreement”: An Amended and Restated Guarantee Agreement, substantially in the form of Exhibit H, made by Guarantor in favor of Buyer.

“Guarantee Default”: Defined in Section 8.13.

“Guarantee Obligation”: With respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation, Derivatives Contract or other obligations or Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); and provided, further, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum anticipated liability in respect thereof as reasonably determined by such Person in good faith.

“Guarantor”: Starwood Property Trust, Inc., a Maryland corporation.

“Hedge Counterparty”: Either (a) an Affiliated Hedge Counterparty, or (b) any other counterparty approved by Buyer to any Interest Rate Protection Agreement with a Seller Party that satisfies the requirements of Section 8.11.

“Hedge Required Asset”: (a) A Purchased Asset other than a CMBS Purchased Asset that has a fixed rate of interest or (b) any Purchased Asset that has a floating rate of interest based on a rate other than the one-month London Interbank Offered Rate and, in each case, is designated as a Hedge Required Asset by Buyer on or prior to the Purchase Date for such Purchased Asset.

“Hotel Assets”: All Purchased Assets that are directly or indirectly secured by hotels.

“Income”: With respect to any Purchased Asset, all of the following (in each case with respect to the entire par amount of the Asset represented by such Purchased Asset and not just with respect to the portion of the par amount represented by the Purchase Price advanced against such Asset) without duplication: (a) all Principal Payments, (b) all Interest Payments, (c) all other income, distributions, receipts, payments, collections, prepayments, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of such Purchased Asset, including Principal Payments, Interest Payments, principal and interest payments, prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make whole fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, dividends, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, net sale, foreclosure, liquidation, securitization or other disposition proceeds, insurance payments, settlements and proceeds, and (d) all payments received from Hedge Counterparties pursuant to Interest Rate Protection Agreements related to such Purchased Asset; provided, that any amounts that under the applicable Purchased Asset Documents are required to be deposited into and held in escrow or reserve to be used for a specific purpose, such as taxes and insurance, shall not be included in the term “Income” unless and until (i) an event of default exists under such Purchased Asset Documents, (ii) the holder of the related Purchased Asset has exercised or is entitled to exercise rights and remedies with respect to such amounts, (iii) such amounts are no longer required to be held for such purpose under such Purchased Asset Documents, or (iv) such amounts may be applied to all or a portion of the outstanding indebtedness under such Purchased Asset Documents, and provided, further, that “Income” from Junior Interests, Senior Interests and Mezzanine Participation Interests shall include, without limitation, Seller’s share of all amounts payable in respect of each such Junior Interest, Senior Interest and Mezzanine Participation Interest and the underlying Whole Loan or the underlying Mezzanine Loan pursuant to the Junior Interest Documents, Senior Interest Documents and Mezzanine Participation Documents.

“Indebtedness”: With respect to any Person and any date, all of the following with respect to such Person as of such date: (a) obligations in respect of money borrowed (including principal, interest, assumption fees, prepayment fees, yield maintenance charges, penalties, exit fees, contingent interest and other monetary obligations whether choate or inchoate and whether by loan, the issuance and sale of debt securities or the sale of property or assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or otherwise), (b) obligations, whether or not for money borrowed (i) represented by notes payable, letters of credit or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered, or (iv) in connection with the issuance of Preferred Equity or trust preferred securities, (c) Capital Lease Obligations, (d) reimbursement obligations under any letters of credit or acceptances (whether or not the same have been presented for payment), (e) Off-Balance Sheet Obligations, (f) obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatory redeemable stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) as applicable, all obligations of such Person (but not the obligations of others) in respect of any keep well arrangements, credit enhancements, contingent or future funding obligations under any Purchased Asset or any obligation senior to any Purchased Asset, unfunded interest reserve amount under any Purchased Asset or any other obligation of such Person with respect to such Purchased Asset that is senior to any Purchased Asset, purchase obligation, repurchase obligation, sale/buy-back agreement, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than mandatory redeemable stock)), (h) net obligations under any Derivatives Contract not entered into as a hedge against existing indebtedness, in an amount equal to the Derivatives Termination Value thereof, (i) all Non-Recourse Indebtedness, recourse indebtedness and all indebtedness of other Persons that such Person has guaranteed or is otherwise recourse to such Person, (j) all indebtedness of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than, except with respect to any Purchased Asset, any Permitted Liens) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligation; provided, that if such Person has not assumed or become liable for the payment of such indebtedness, then for the purposes of this definition the amount of such indebtedness shall not exceed the market value of the property subject to such Lien, (k) all Contingent Liabilities, (l) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person or obligations of such Person to pay the deferred purchase or acquisition price of property or assets, including contracts for the deferred purchase price of property or assets that include the procurement of services, (m) indebtedness of general partnerships of which such Person is liable as a general partner (whether secondarily or contingently liable or otherwise), and (n) obligations to fund capital commitments under any Governing Document, subscription agreement or otherwise.

“Indemnified Amounts”: Defined in Section 13.01(a).

“Indemnified Person”: Defined in Section 13.01(a).

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Repurchase Document and (b) to the extent not otherwise described in (a), Other Taxes.

Independent Appraiser”: An independent professional real estate appraiser who is a member in good standing of the American Appraisal Institute, and, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property Type.

“Independent Director” or “Independent Manager”: An individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, or Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors or Independent Managers, independent members, another nationally recognized company reasonably approved by Buyer, in each case that is not an Affiliate of Seller and that provides professional independent directors, independent managers and/or other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, has never been, and will not while serving as Independent Director or Independent Manager be, any of the following:

(a)                                 a member, partner, equity holder, manager, director, officer or employee of Seller, any Pledgor, any of their respective equity holders or Affiliates (other than (i) as an Independent Director or Independent Manager or “special member” of Seller or Pledgor and (ii) as an Independent Director or Independent Manager or “special member” of an Affiliate of Seller or Pledgor or any of their respective single-purpose entity equity holder that is not in the direct chain of ownership of Seller or Pledgor and that is required by a creditor to be a single purpose bankruptcy remote entity, provided, however, that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers);

(b)                                 a creditor, supplier or service provider (including provider of professional services) to Seller or any of their respective equity holders or Affiliates (other than through a nationally-recognized company that routinely provides professional independent directors, independent managers and/or other corporate services to Seller, any single-purpose entity equity holder, or any of their respective equity holders or Affiliates in the ordinary course of business);

(c)                                  a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or

(d)                                 a Person who controls (whether directly, indirectly or otherwise) any of the individuals described in the preceding clauses (a), (b) or (c).

An individual who otherwise satisfies the preceding definition other than clause (a) by reason of being the Independent Director or Independent Manager of a Special Purpose Entity affiliated with Seller or Pledgor shall not be disqualified from serving as an Independent Director or Independent Manager of Seller or Pledgor if the fees that such individual earns from serving as Independent Director or Independent Manager of Affiliates of Seller in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Initial Maturity Date”: January 26, 2017.

“Insolvency Action”: With respect to any Person, the taking by such Person of any action resulting in an Insolvency Event, other than solely under clause (g) of the definition thereof.

“Insolvency Event”: With respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Interest Expense”: With respect to any Person and for any period, the amount of total interest expense incurred by such Person, including capitalized or accruing interest (but excluding interest funded under a construction loan), all with respect to such period.

“Interest Payments”: With respect to any Purchased Asset and any period, all payments of interest, income, receipts, dividends, and any other collections and distributions received from time to time in connection with any such Purchased Asset.

“Interest Rate Protection Agreement”: With respect to any or all Purchased Assets, any futures contract, options related contract, short sale of United States Treasury securities or any interest rate swap, cap, floor or collar agreement, total return swap or any other similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations either generally or under specific contingencies in form and substance reasonably acceptable to Buyer, in each case with a Hedge Counterparty and that is acceptable to Buyer. It is acknowledged and agreed that Interest Rate Protection Agreements relating to Purchased Assets may cover Other Hedged Assets. For the avoidance of doubt, any Interest Rate Protection Agreement with respect to a Purchased Asset shall be included in the definitions of “Purchased Asset” and “Repurchase Document” but any payments or proceeds of an Interest Rate Protection Agreement that relates to Other Hedged Assets shall not be included in the definitions of “Purchased Asset” and “Repurchase Document”.

“Intermediate Starwood Entities”: Individually or collectively, Pledgor and SPT Real Estate Sub I, LLC, a Delaware limited liability company.

“Internal Control Event”: Material weakness in, or fraud that involves management or other employees who have a significant role in, the internal controls of Seller, Manager, any Intermediate Starwood Entity or Guarantor over financial reporting, in each case as described in the Securities Laws.

“Investment”: With respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty or credit enhancement of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment or option to make an Investment in any other Person shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Company Act”: The Investment Company Act of 1940, as amended, restated or modified from time to time, including all rules and regulations promulgated thereunder.

“Irrevocable Redirection Notice”: A notice in form reasonably acceptable to Buyer, sent by Seller in respect of each Purchased Asset (or by Seller’s Affiliate or a Transferor in connection with the origination of any such Purchased Asset) or by Servicer or Sub-Servicer on Seller’s behalf directing the remittance of Income with respect to a Purchased Asset to one of the Servicing Agreement Accounts (or other applicable account under the related Purchased Asset Documents) and/or the Waterfall Account, as applicable, and, to the extent required by either Buyer or Seller, executed by the applicable Underlying Obligor, Servicer, Sub-Servicer or other Person with respect to such Purchased Asset.

“IRS”: The United States Internal Revenue Service.

“Junior Interest”: (a) A junior participation interest in a performing commercial real estate loan, or (b) a “B-note” in an “A/B structure” (or a more subordinate note in an “A/B/C”, “A/B/C/D” or similar structure) in a performing commercial real estate loan, each as determined by Buyer; provided, however, that notwithstanding anything to the contrary contained herein, any junior participation interest or “B-note” (or more subordinate note) as to which each of the related senior participation interests or senior notes, as applicable, are Purchased Assets hereunder shall not be “Junior Interests” for any purposes under this Agreement, the Fee and Pricing Letter or any of the other Repurchase Documents (and instead such junior interest(s) and senior interest(s) shall be collectively treated as a Whole Loan for all purposes hereunder and thereunder).

“Junior Interest Documents”: Shall mean, for any Junior Interest, the Junior Interest Note together with any co-lender agreements, participation agreements and/or other intercreditor agreements or other documents governing or otherwise relating to such Junior Interest, and the Mortgage Loan Documents for the related Whole Loan, including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement (which documents so required to be delivered to Custodian shall only be required to include, for the avoidance of doubt, copies of the Mortgage Loan Documents for the related Whole Loan).

“Junior Interest Note”: (a) If the Junior Interest is evidenced by a promissory note, the related original Mortgage Note or (b) if the Junior Interest is a participation, the related original participation certificate.

“Knowledge”: With respect to any Person, means collectively (i) the Actual Knowledge of such Person, (ii) notice of any fact, event, condition or circumstance that would cause a reasonably prudent Person to conduct an inquiry that would give such Person Actual Knowledge, whether or not such Person actually undertook such an inquiry, and (iii) all knowledge that is imputed to a Person under any statute, rule, regulation, ordinance, or official decree or order.

“Leverage Covenant”: The financial covenant set forth in Section 15(b) of the Guarantee Agreement.

“LIBOR”: The rate of interest per annum determined by Buyer on the basis of the rate for deposits in Dollars for delivery on the first (1st) day of each Pricing Period, for a period approximately equal to such Pricing Period, as reported on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m., London time, on the Pricing Rate Reset Date (or if not so reported, then as determined by Buyer from another recognized source or interbank quotation; provided that, Buyer shall not use a method of determination that is different from that used by Buyer for all of its other similarly-situated sellers under repurchase transactions).

“Lien”: Any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, assignment, deposit arrangement, security interest, UCC financing statement or encumbrance of any kind on or otherwise relating to any Person’s assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.

“Liquidity”: With respect to Guarantor on any date, the total of Cash Liquidity and Near Cash Liquidity of Guarantor and its direct or indirect Subsidiaries as of such date.

“LTV Test”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“LTV Ratio”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Manager”: SPT Management, LLC, a Delaware limited liability company.

“Margin Call”: Defined in Section 4.01.

“Margin Deficit”: Defined in Section 4.01.

“Market Value”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Material Adverse Effect”: Any event, development or circumstance that has a material adverse effect on or material adverse change in or to (a) the property, assets, business, operations, financial condition, credit quality or prospects of Seller, any Intermediate Starwood Entity or Guarantor, (b) the ability of Seller to pay and perform the Repurchase Obligations, (c) the validity, legality, binding effect or enforceability of any Repurchase Document,

Purchased Asset Document, Purchased Asset or security interest granted hereunder or thereunder, (d) the rights and remedies of Buyer or any Indemnified Person under any Repurchase Document, Purchased Asset Document or Purchased Asset, or (e) the perfection or priority of any Lien granted under any Repurchase Document or Purchased Asset Document.

“Material Default”: The occurrence of any of the events described in clauses (a), (f), (g), (j), (l), (q) and (s) of Section 10.01 which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

“Material Modification”: Any material extension, amendment, waiver, termination, rescission, cancellation, release or other modification to the terms of, or any collateral, guaranty or indemnity for, or the exercise of any material right or remedy of a holder (including all lending, corporate and voting rights, remedies, consents, approvals and waivers) of, any Purchased Asset, or Purchased Asset Document.

“Materials of Environmental Concern”: Any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any Environmental Law.

“Maturity Date”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Maximum Advance Purchase Price” shall mean, with respect to a Purchased Asset with respect to which an Additional Purchase Advance Transaction is requested in accordance with the terms of this Agreement, an amount (expressed in dollars) equal to the product obtained by multiplying (i) the lesser of (A) the Market Value of such Purchased Asset as of the Purchase Date for such Purchased Asset and (B) the Market Value of such Purchased Asset as determined by Buyer in Buyer’s sole discretion as of the proposed date of such requested Additional Purchase Advance Transaction by (ii) the Maximum Applicable Percentage for such Purchased Asset as set forth in the related Confirmation.

“Maximum Amount”: (a) Prior to the Initial Maturity Date, $1,250,000,000; (b) if the Initial Maturity Date is extended to the First Extended Maturity Date, then, at all times during the First Extension Term, either (i) if the sum of the aggregate Repurchase Price for all Purchased Assets for each day of the 365 days immediately prior to the Initial Maturity Date, divided by 365, is greater than or equal to $1,000,000,000, then the Maximum Amount shall be $1,250,000,000, or (ii) if the sum of the aggregate Repurchase Price for all Purchased Assets for each day of the 365 days immediately prior to the Initial Maturity Date, divided by 365, is less than $1,000,000,000, then the Maximum Amount shall be an amount equal to the sum of (A) such quotient plus (B) (x) any Additional Purchase Advance Available Amount approved but not yet funded under Section 3.11(a) and (y) with respect to any Purchased Asset subject to a Future Funding Transaction, any unfunded Future Funding Amounts available under Future Funding Transactions entered into in accordance with Section 3.10, but in no event shall the Maximum Amount under this clause b(ii) be more than $1,000,000,000, and (c) if the First Extended Maturity Date is extended to the Second Extended Maturity Date, then, at all times during the Second Extension Term, an amount equal to the sum of (x) the aggregate Repurchase Price for all Purchased Assets outstanding on the First Extended Maturity Date, as such amount declines as Purchased Assets are repurchased and Margin Deficits are satisfied, plus (y) with respect to any Purchased Asset subject to a Future Funding Transaction, any unfunded Future Funding Amounts available under Future Funding Transactions entered into in accordance with Section 3.10; it being understood that, during the Second Extension Term, Buyer and Seller may enter into Future Funding Transactions and Additional Purchase Advance Transactions in accordance with Section 3.10 and Section 3.11 that would otherwise cause the aggregate Repurchase Price for all Purchased Assets outstanding to exceed the Maximum Amount otherwise set forth in sub-clause(x) of clause (c) of this definition.

“Maximum Applicable Percentage”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Mezzanine Loan”: A performing mezzanine loan secured by pledges of 100% of the Equity Interests of the Mortgagor or an Affiliate of the Mortgagor under a Whole Loan.

“Mezzanine Loan Documents”: With respect to any Purchased Asset that is a Mezzanine Loan, the Mezzanine Note, those documents executed in connection with, evidencing or governing such Mezzanine Loan and the Mortgage Loan Documents for the related Whole Loan including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement (which documents so required to be delivered to Custodian shall only be required to include, for the avoidance of doubt, copies of the Mortgage Loan Documents for the related Whole Loan).

“Mezzanine Note”: The original executed promissory note or other tangible evidence of the Mezzanine Loan indebtedness.

“Mezzanine Participation Certificate”: The original executed participation certificate (if any) that evidences a Mezzanine Participation Interest.

“Mezzanine Participation Documents”: Shall mean, for any Mezzanine Participation Interest, the Mezzanine Participation Certificate, if any, together with any participation agreements and/or other intercreditor agreements or other documents governing or otherwise relating to such Mezzanine Participation Interest, and the Mezzanine Loan Documents for the related Mezzanine Loan, including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement (which documents so required to be delivered to Custodian shall only be required to include, for the avoidance of doubt, copies of the Mezzanine Loan Documents for the related Mezzanine Loan).

“Mezzanine Participation Interest”: A senior or junior participation interest in a performing Mezzanine Loan.

“Moody’s”: Moody’s Investors Service, Inc., or, if Moody’s Investors Service, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Mortgage”: Any mortgage, deed of trust, assignment of rents, security agreement and fixture filing, or other instruments creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage Asset File”: The meaning specified in the Custodial Agreement.

“Mortgage Loan Documents”: With respect to any Whole Loan, those documents executed in connection with and/or evidencing or governing such Whole Loan, including, without limitation, those that are required to be delivered to Custodian under the Custodial Agreement.

“Mortgage Note”: The original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a commercial mortgage loan.

“Mortgaged Property”: (I) In the case of a Whole Loan, a Senior Interest or a Junior Interest, the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral directly or indirectly securing repayment of the debt evidenced by (a) a Mortgage Note (in the case of a Whole Loan), and (b) the Mortgage Note of the Whole Loan to which such Senior Interest or Junior Interest relates (in the case of a Senior Interest or a Junior Interest), and (II) in the case of a Mezzanine Loan or a Mezzanine Participation Interest, the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral owned by the Person (or Affiliate of such Person) the equity of which is pledged as collateral for such Mezzanine Loan or, in the case of a Mezzanine Participation Interest, the related Mezzanine Loan.

“Mortgagee”: The record holder of a Mortgage Note secured by a Mortgage.

“Mortgagor”: The obligor on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan”: A Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Multifamily Assets”: Purchased Assets with respect to which the Mortgaged Property consists of real property with five or more residential rental units (including mixed use multi-family/office and multi-family retail) as to which the majority of the underwritten revenue is from residential rental units.

“Near Cash Liquidity”: Shall mean, with respect to Guarantor on any date, the market value of Near Cash Securities held by Guarantor or its direct or indirect Subsidiaries as of such date. Market value of Near Cash Securities shall be determined on a monthly basis by at least one independent third party financial institution reasonably acceptable to Buyer.

“Near Cash Securities”: Shall mean (i) CMBS having, at all times, a maturity or weighted average life of twelve (12) months or less, as determined by the applicable servicer, (ii) RMBS having a duration of twelve (12) months or less as determined by Tilden Park Capital Management (and, at Buyer’s request, the assumptions used in such determination shall be provided to Buyer for Buyer’s review), in each case, having a rating of Baa3 or BBB (or the equivalent) or higher by at least one Rating Agency (it being acknowledged that such securities may also have a lower rating from one or more Rating Agencies) or (iii) other public or privately placed securities approved by Buyer.

“Net Cash Flow”: With respect to any Purchased Asset and for any period, the net cash flow of such Purchased Asset for such period as underwritten by Buyer.

“Net Income”: With respect to any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.

“Non-Recourse Indebtedness”: With respect to any Person and any date, indebtedness of such Person as of such date for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Insolvency Events, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Non-Utilization Fee”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Off-Balance Sheet Obligations”: With respect to any Person and any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person as of such date: (a) monetary obligations under any financing lease or so-called “synthetic,” tax retention or off-balance sheet lease transaction that, upon the application of any Insolvency Laws, would be characterized as indebtedness, (b) monetary obligations under any sale and leaseback transaction that does not create a liability on the balance sheet of such Person, or (c) any other monetary obligation arising with respect to any other transaction that (i) is characterized as indebtedness for tax purposes but not for accounting purposes, or (ii) is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (for purposes of this clause (c), any transaction structured to provide Tax deductibility as Interest Expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

“Original Closing Date”: January 27, 2014.

“Other Connection Taxes”: With respect to Buyer, Taxes imposed as a result of a present or former connection between Buyer and the jurisdiction imposing such Taxes (other than a connection arising from Buyer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Repurchase Document, or sold or assigned an interest in any Transaction or Repurchase Document).

“Other Hedged Asset”: Shall mean any loan or other asset covered by an Interest Rate Protection Agreement that is not a Purchased Asset.

“Other Taxes”: Any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under any Repurchase Document or from the execution, delivery, performance, or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Repurchase Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant”: Defined in Section 18.08(b).

“Participant Register”: Defined in Section 18.08(g).

“Party”: The meaning set forth in the preamble to this Agreement.

“PATRIOT Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, modified or replaced from time to time.

“Permitted Liens”: Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (a) Liens for state, municipal, local or other local taxes not yet due and payable, (b) Liens imposed by Requirements of Law, such as materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s and similar Liens, arising in the ordinary course of business securing obligations that are not overdue for more than thirty (30) days, (c) Liens on cash collateral granted by a Seller Party in connection with any Interest Rate Protection Agreement which such Seller Party is required to enter in accordance with Section 8.11, and (d) Liens granted pursuant to or by the Repurchase Documents.

“Person”: An individual, corporation, limited liability company, business trust, partnership, trust, unincorporated organization, joint stock company, sole proprietorship, joint venture, Governmental Authority or any other form of entity.

“Plan”: An employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

“Plan Asset Regulation”: The regulation of the United States Department of Labor at 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA).

“Pledge Agreement”: The Amended and Restated Pledge and Security Agreement, dated as of February 28, 2011 between the Buyer and Pledgor, as such agreement has been or may hereafter be amended, modified, waived, supplemented, extended, restated or replaced from time to time.

“Pledged Collateral”: Defined in the Pledge Agreement.

“Pledgor”: Individually and collectively as the context may require, Starwood Property Mortgage, L.L.C., a Delaware limited liability company, in its capacity as the sole member of Seller 2, and Starwood Property Mortgage BC, L.L.C., a Delaware limited liability company, the sole member of Seller 2-A.

“Power of Attorney”: A power of attorney made by Seller in favor of Buyer, substantially in the form attached as Exhibit C hereto.

“Preferred Equity”: A performing current pay preferred equity position (with a put or synthetic maturity date structure replicating a debt instrument) evidenced by a stock share certificate or other similar ownership certificate representing the entire equity ownership interest in entities that own income producing commercial real estate.

“Price Differential”: For any Pricing Period or portion thereof and (a) for any Transaction outstanding, the sum of the products, for each day during such Pricing Period or portion thereof, of (i) 1/360th of the Pricing Rate in effect for such Transaction during such Pricing Period, times (ii) the outstanding Purchase Price for each Purchased Asset subject to such Transaction on each such day, or (b) for all Transactions outstanding, the sum of the amounts calculated in accordance with the preceding clause (a) for all Transactions.

“Pricing Margin”: With respect to each Flex Purchased Asset, the applicable Flex Pricing Margin, for each Core Purchased Asset, the applicable Core Pricing Margin, and for each CMBS Purchased Asset, the applicable CMBS Pricing Margin.

“Pricing Period”: For any Purchased Asset, (a) in the case of the first Remittance Date for such Purchased Asset, the period from the Purchase Date for such Purchased Asset to but excluding such Remittance Date, and (b) in the case of any subsequent Remittance Date, the one-month period commencing on and including the prior Remittance Date and ending on but excluding such Remittance Date; provided, that no Pricing Period for a Purchased Asset shall end after the Repurchase Date for such Purchased Asset to the extent such Purchased Asset is actually repurchased on such Repurchase Date.

“Pricing Rate”: For any Pricing Period, LIBOR for such Pricing Period plus the applicable Pricing Margin, which shall be subject to adjustment and/or conversion as provided in Sections 12.01 and 12.02; provided, that while an Event of Default is continuing, the Pricing Rate shall be the Default Rate.

“Pricing Rate Reset Date”: (a) In the case of the first Pricing Period for any Purchased Asset, the related Purchase Date for such Purchased Asset, and (b) in the case of each subsequent Pricing Period, two (2) Business Days prior to the Remittance Date on which such Pricing Period begins.

“Principal Payments”: For any Purchased Asset, all payments and prepayments of principal received for such Purchased Asset, including insurance and condemnation proceeds which are permitted by the terms of the Purchased Asset Documents to be applied to principal and are, in fact, so applied and recoveries of principal from liquidation or foreclosure which are permitted by the terms of the Purchased Asset Documents to be applied to principal and are, in fact, so applied.

“Purchase Agreement”: Any purchase agreement between Seller and any Transferor pursuant to which Seller purchased or acquired an Asset that is subsequently sold to Buyer hereunder.

“Purchase Date”: For any Purchased Asset, the date on which such Purchased Asset is transferred by Seller to Buyer.

“Purchase Price”: For any Purchased Asset, (a) as of the Purchase Date for such Purchased Asset, an amount equal to the product of the Market Value of such Purchased Asset, times the Applicable Percentage for such Purchased Asset, and (b) as of any other date, the amount described in the preceding clause (a), (i) increased by any Future Funding Amounts disbursed by Buyer to Seller (or the related borrower with respect to such Purchased Asset), (ii) increased by any Additional Purchase Advances disbursed by Buyer to Seller, (iii) reduced by any amount of Margin Deficit transferred by Seller to Buyer pursuant to Section 4.01 and applied to the Purchase Price of such Purchased Asset, (iv) reduced by any Principal Payments remitted to the Waterfall Account and which were applied to the Purchase Price of such Purchased Asset by Buyer and (v) reduced by any payments made by Seller in reduction of the outstanding Purchase Price, in each case before or as of such determination date with respect to such Purchased Asset.

“Purchased Asset Documents”: Individually or collectively, as the context may require, the related Mortgage Loan Documents, Senior Interest Documents, Junior Interest Documents, Mezzanine Loan Documents and/or Mezzanine Participation Documents, evidencing, governing or relating to such Purchased Asset, each as amended, modified and/or restated from time to time (with Buyer’s consent as and to the extent required under this Agreement).

“Purchased Assets”: (a) For any Transaction, each Asset sold by Seller to Buyer in such Transaction, and (b) for the Transactions in general, all Assets sold by Seller to Buyer, in each case including, to the extent relating to such Asset or Assets, all of Seller’s right, title and interest in and to (i) Purchased Asset Documents, (ii) Servicing Rights, (iii) Servicing Files, (iv) mortgage guaranties and insurance (issued by Governmental Authorities or otherwise) and claims, payments and proceeds thereunder, (v) insurance policies, certificates of insurance and claims, payments and proceeds thereunder, (vi) the principal balance of such Assets, not just the amount advanced, (vii) amounts and property from time to time on deposit in the Waterfall Account, and the Waterfall Account itself, and amounts and property from time to time on deposit in the Servicing Agreement Accounts established and maintained under the Servicing and Sub-Servicing Agreement, and such Servicing Agreement Account itself, (viii) all collection, escrow, reserve, collateral or lock-box accounts and all amounts and property from time to time on deposit therein, to the extent of Seller’s or the holder’s interest therein, (ix) Income, (x) security interests of Seller in Derivatives Contracts entered into by Underlying Obligors, (xi) rights of Seller under any letter of credit, guarantee, warranty, indemnity or other credit support or enhancement, (xii) Interest Rate Protection Agreements relating to such Assets, (xiii) all of the “Pledged Collateral”, as such term is defined in the Pledge Agreement, and (xiv) all supporting obligations of any kind; provided, that (A) Purchased Assets shall not include any obligations of Seller or any Retained Interests, and (B) for purposes of the grant of security interest by Seller to Buyer set forth in Section 11.01 together with the other provisions of Article 11, Purchased Assets shall include all of the following: general intangibles, accounts, chattel paper, deposit accounts, securities accounts, instruments, securities, financial assets, uncertificated securities, security entitlements and investment property (as such terms are defined in the UCC) and replacements, substitutions, conversions, distributions or proceeds relating to or constituting any of the items described in the preceding clauses (i) through (xiv).

“Rating Agencies”: Each of Fitch, Inc., Moody’s and S&P.

“Register”: Defined in Section 18.08(f).

“REIT”: A Person satisfying the conditions and limitations set forth in Section 856(b), Section 856(c) and Section 857(a) of the Code and qualifying as a real estate investment trust, as defined in Section 856(a) of the Code.

“Related Purchased Assets”: Collectively, all of the Purchased Assets now or hereafter in existence under the Related Repurchase Agreement.

“Related Repurchase Agreement”: The Master Repurchase and Securities Contract between and among Buyer and the Related Sellers dated December 30, 2011, as amended, restated or modified from time to time.

“Related Repurchase Obligations”: Collectively, all of the obligations of the Related Sellers now or hereafter in existence under the Related Repurchase Agreement.

“Related Sellers”: Collectively, Starwood Property Mortgage Sub 5, L.L.C. and Starwood Property Mortgage Sub-5-A, L.L.C.

“Release”: Any generation, treatment, use, storage, transportation, manufacture, refinement, handling, production, removal, remediation, disposal, presence or migration of Materials of Environmental Concern on, about, under or within all or any portion of any property or Mortgaged Property.

“Remedial Work”: Any investigation, inspection, site monitoring, containment, clean-up, removal, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, or in connection with, the current or future presence, suspected presence, Release or threatened Release in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within all or any portion of any property or Mortgaged Property of any Materials of Environmental Concern, including any action to comply with any applicable Environmental Laws or directives of any Governmental Authority with regard to any Environmental Laws.

“REMIC”: A REMIC, as that term is used in the REMIC Provisions.

“REMIC Provisions”: Sections 860A through 860G of the Code.

“Remittance Date”: The fourteenth (14th) day of each month (or if such day is not a Business Day, the next following Business Day), or such other day as is mutually agreed to by Seller and Buyer.

“REOC”: A Real Estate Operating Company within the meaning of Regulation Section 2510.3-101(e) of the Plan Asset Regulations.

“Representation Breach”: Any representation, warranty, certification, statement or affirmation made or deemed made by Seller, Pledgor or Guarantor in any Repurchase Document (including in Schedule 1(a), 1(b), 1(c) or 1(d)) or in any certificate, notice, report or other document prepared and delivered by or on behalf of Seller, Manager, any Intermediate Starwood Entity or Guarantor pursuant to any Repurchase Document proves to be incorrect, false or misleading in any material respect when made, and in the case of the representations and warranties contained in Schedule 1(a), 1(b), 1(c) or 1(d) only, without regard to any Knowledge or lack of Knowledge thereof by such Person or (unless otherwise waived in writing), by Buyer, and without regard to any qualification, representation or warranty relating to such Knowledge or lack of Knowledge.

“Repurchase Date”: For (A) any Purchased Asset other than a CMBS Purchased Asset, the earliest to occur of (a) the Maturity Date, (b) any Early Repurchase Date therefor, (c) the Business Day on which Seller is to repurchase such Purchased Asset as specified by Seller and agreed to by Buyer in the related Confirmation; and (d) the date that is two (2) Business Days prior to the maturity date (under the related Purchased Asset Documents with respect to such Purchased Asset) for such Purchased Asset, without giving effect to any extension of such maturity date, whether by modification, waiver, forbearance or otherwise (other than extensions at the Underlying Obligor’s option and which do not require consent of the lender(s) thereunder pursuant to the terms of the Purchased Asset Documents with respect to such Purchased Asset and other than extensions that have been approved by Buyer as and to the extent required under this Agreement); provided that, solely with respect to this clause (A)(d), the settlement date for payment of the Repurchase Price with respect to such Repurchase Date and Purchased Asset may occur two (2) Business Days thereafter as provided in Section 3.05) and (B) any Purchased Asset that is a CMBS Purchased Asset, the earliest of (a) the CMBS Purchased Asset Maturity Date, (b) any Early Repurchase Date therefor, and (c) the Business Day on which Seller is to repurchase such CMBS Purchased Asset as specified by Seller and agreed to by Buyer in the related Confirmation.

“Repurchase Documents”: Collectively, this Agreement, the Fee and Pricing Letter, the Custodial Agreement, the Controlled Account Agreements, the Pledge Agreement, all Interest Rate Protection Agreements, the Guarantee Agreement, the Servicing and Sub-Servicing Agreement, the Powers of Attorney, all Confirmations, all UCC financing statements, amendments and continuation statements filed pursuant to any other Repurchase Document, and all additional documents, certificates, agreements or instruments, the execution of which is required, necessary or incidental to or desirable for performing or carrying out any other Repurchase Document.

“Repurchase Obligations”: All obligations of Seller to pay the Repurchase Price on the Repurchase Date and all other obligations and liabilities of Seller to Buyer arising under or in connection with the Repurchase Documents (for the avoidance of doubt, including all obligations and liabilities of a Seller Party to any Affiliated Hedge Counterparties arising under or in connection with the Interest Rate Protection Agreements), whether now existing or hereafter arising, and all interest and fees that accrue after the commencement by or against Seller, any Intermediate Starwood Entity or Guarantor of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (in each case, whether due or accrued).

“Repurchase Price”: For any Purchased Asset as of any date, an amount equal to the sum of (a) the outstanding Purchase Price as of such date, (b) the accrued and unpaid Price Differential for such Purchased Asset as of such date, (c) all amounts that are, or otherwise would be, due and payable as of such date by the Seller Parties to Buyer and any other Affiliated Hedge Counterparty in connection with the termination of any Interest Rate Protection Agreement with Buyer and any other Affiliated Hedge Counterparty relating to such Purchased Asset if such Interest Rate Protection Agreement were terminated as of such date, (d) any accrued and unpaid fees and expenses and indemnity amounts, late fees, default interest, breakage costs and any other amounts owed by Seller or Guarantor to Buyer or any of its Affiliates under this Agreement, any Repurchase Document or otherwise, and (e) all other amounts due and payable as of such date by Seller to Buyer under this Agreement or any Repurchase Document.

“Requirements of Law”: With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and existing and future laws, statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including Environmental Laws, ERISA, regulations of the Board of Governors of the Federal Reserve System, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority.

“Responsible Officer”: With respect to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the chief operating officer of such Person.

“Retained Interest”: (a) With respect to any Purchased Asset, (i) all duties, obligations and liabilities of Seller thereunder, including payment and indemnity obligations, (ii) all obligations of agents, trustees, servicers, administrators or other Persons under the documentation evidencing such Purchased Asset, and (iii) if any portion of the Indebtedness related to such Purchased Asset is owned by another lender or is being retained by Seller, the interests, rights and obligations under such documentation to the extent they relate to such portion, and (b) with respect to any Purchased Asset with an unfunded commitment on the part of Seller, all obligations to provide additional funding, contributions, payments or credits.

“RMBS”: Shall mean mortgage pass-through certificates or other securities issued pursuant to a securitization of residential mortgage loans.

“S&P”: Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. or, if Standard & Poor’s Ratings Services is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Sanctioned Entity”: (a) A country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, that (in the case of the preceding clauses (a), (b), (c) and this clause (d) is subject to a country sanctions program administered and enforced by the Office of Foreign Assets Control, or (e) a Person named on the list of Specially Designated Nationals maintained by the Office of Foreign Assets Control.

“Second Extended Maturity Date”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Second Extension Term”: Defined in Section 3.07(a).

“Seller”: Individually and collectively, as the context may require, Starwood Property Mortgage Sub-2, L.L.C., a Delaware limited liability company and Starwood Property Mortgage Sub-2-A, L.L.C., a Delaware limited liability company.

“Seller Party”: Collectively, or individually, as the context may otherwise require, Seller, Guarantor or any Intermediate Starwood Entity, in its capacity as a party to an Interest Rate Protection Agreement with a Hedge Counterparty.

“Senior Interest”: (a) A senior or pari passu participation interest (for which the counterparty shall not be either Seller, Guarantor or any of their respective Affiliates) in a performing commercial real estate loan, or (b) an “A note” in an “A/B structure” in a performing commercial real estate loan; provided that, notwithstanding anything to the contrary contained herein, any senior participation interest or “A-note” as to which each of the related junior participation interests or junior notes, as applicable, are Purchased Assets hereunder shall not be “Senior Interests” for any purposes under this Agreement, the Fee and Pricing Letter or any of the other Repurchase Documents (and instead such junior interest(s) and senior interest(s) shall be collectively treated as a Whole Loan for all purposes hereunder and thereunder).

“Senior Interest Documents”: For any Senior Interest, the Senior Interest Note together with any co-lender agreements, participation agreements and/or other intercreditor agreements or other documents governing or otherwise relating to such Senior Interest, and the Mortgage Loan Documents for the related Whole Loan, including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement (which documents so required to be delivered to Custodian shall only be required to include, for the avoidance of doubt, copies of the Mortgage Loan Documents for the related Whole Loan).

“Senior Interest Note”: (a) If the Senior Interest is evidenced by a promissory note, the related original Mortgage Note or (b) if the Senior Interest is a participation, the related original participation certificate.

“Servicer”: For each Purchased Asset, as determined in accordance with Article 17, either (a) Wells Fargo Bank, National Association, or its designee or, (b) a servicer acceptable to Buyer, servicing such Purchased Asset under a Servicing Agreement.

“Servicing Agreement”: The Servicing and Sub-Servicing Agreement and/or any other servicing agreement entered into by Seller and a Servicer for the servicing of Purchased Assets, acceptable to Buyer.

“Servicing Agreement Account”: (a) The “Servicing Account” under the Servicing and Sub-Servicing Agreement, which shall be a segregated interest bearing account established at the Deposit Account Bank, in the name of Seller, pledged to Buyer and subject to a Controlled Account Agreement or (b) any other account established by a Servicer in connection with the servicing of any Purchased Asset.

“Servicing and Sub-Servicing Agreement”: The Amended and Restated Servicing and Sub-Servicing Agreement, dated as of February 28, 2011, between and among Buyer, Seller, Servicer and Sub-Servicer, as amended, modified and/or restated from time to time.

“Servicing File”: With respect to any Purchased Asset, the file retained and maintained by Seller, Servicer and/or Sub-Servicer including the originals or copies of all Purchased Asset Documents and other documents and agreements relating to such Purchased Asset, including to the extent applicable all servicing agreements, files, documents, records, data bases, computer tapes, insurance policies and certificates, appraisals, other closing documentation, payment history and other records relating to or evidencing the servicing of such Purchased Asset, which file shall be held by Seller and/or the Servicer for and on behalf of Buyer.

“Servicing Rights”: All right, title and interest of Seller, Guarantor or any Affiliate of Seller or Guarantor in and to any and all of the following: (a) rights to service and collect and make all decisions with respect to the Purchased Assets and/or any underlying Whole Loan, (b) amounts received by Seller or any other Person for servicing the Purchased Assets and/or any underlying Whole Loan, (c) late fees, penalties or similar payments with respect to the Purchased Assets and/or any underlying Whole Loan, (d) agreements and documents creating or evidencing any such rights to service, documents, files and records relating to the servicing of the Purchased Assets and/or any underlying Whole Loan, and rights of Seller or any other Person thereunder, (e) escrow, reserve and similar amounts with respect to the Purchased Assets and/or any underlying Whole Loan, (f) rights to appoint, designate and retain any other servicers, sub-servicers, special servicers, agents, custodians, trustees and liquidators with respect to the Purchased Assets and/or any underlying Whole Loan, and (g) accounts and other rights to payment related to the Purchased Assets and/or any underlying Whole Loan.

“Solvent”: With respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time: (a) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital.

“Special Purpose Entity”: A corporation, limited partnership or limited liability company that, since the date of its formation (unless otherwise indicated in this Agreement) and at all times on and after the date hereof, has complied with and shall at all times comply with the provisions of Article 9.

“Structuring Fee”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Subordinate Interest”: Any Junior Interest, Mezzanine Loan or Mezzanine Participation Interest.

“Sub-Limit”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Sub-Servicer”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Sub-Servicer Event of Default”: With respect to a Sub-Servicer, any default or event of default (however defined), beyond all applicable notice and cure periods, under the Servicing and Sub-Servicing Agreement between Servicer and such Sub-Servicer.

“Subsidiary”: With respect to any Person, any corporation, partnership, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are with those of such Person pursuant to GAAP.

“Tangible Net Worth”: With respect to any Person and any date, all amounts that would be included under capital or shareholder’s equity (or any like caption) on a balance sheet of such Person, minus (a) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets (other than Interest Rate Protection Agreements to the extent related to any Purchased Asset and excluding mortgage loan servicing and/or special servicing rights of such Person and its consolidated Subsidiaries), and (c) prepaid taxes and/or expenses, all on or as of such date.

“Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Test Period”: The time period from the first day of each calendar quarter, through and including the last day of such calendar quarter.

“Total Assets”: With respect to any Person on any date, (i) an amount equal to the aggregate book value of all assets owned by such Person and its Subsidiaries on a consolidated basis and the proportionate share of assets owned by non-consolidated Subsidiaries of such Person, less (ii) (A) amounts owing to such Person or any of its Subsidiaries from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (B) intangible assets (other than Interest Rate Protection Agreements specifically related to the Purchased Assets and excluding mortgage loan servicing and/or special servicing rights of such Person and its consolidated Subsidiaries) and (C) prepaid taxes and expenses, plus (iii) the amount of any future funding obligations of such Person and its Subsidiaries under any loans or financings (including any construction loans) outstanding as of any date, all on or as of such date and determined in accordance with GAAP.

“Total Indebtedness”: With respect to any Person and any date, all amounts of Indebtedness (other than Contingent Liabilities not reflected on such Person’s consolidated balance sheet), plus the proportionate share of all Indebtedness (other than Contingent Liabilities not reflected on such Person’s consolidated balance sheet) of all non-consolidated Affiliates of such Person, on or as of such date.

“Trailing Future Funding Obligations”: Defined in Section 3.10(d).

“Transaction”: With respect to any Asset, the sale and transfer of such Asset from Seller to Buyer pursuant to the Repurchase Documents against the transfer of funds from Buyer to Seller representing the Purchase Price or any additional Purchase Price for such Asset, including, without limitation, Future Funding Transactions and Additional Purchase Advance Transactions.

“Transaction Request”: Defined in Section 3.01(a).

“Transferor”: The seller of an Asset under a Purchase Agreement.

“Type”: With respect to a Mortgaged Property, such Mortgaged Property’s classification as one of the following: retail, office, Multifamily Asset, industrial, Hotel Asset, student housing, medical office product, self-storage, health club, or any other property type approved by Buyer.

“UCC”: The Uniform Commercial Code as in effect in the State of New York; provided, that, if, by reason of Requirements of Law, the perfection, effect on perfection or non-perfection or priority of the security interest in any Purchased Asset is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority.

“Underlying Obligor”: Individually and collectively, as the context may require, (a) in the case of a Purchased Asset that is a Whole Loan, the Mortgagor and each obligor and guarantor under such Purchased Asset, including (i) any Person who has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Purchased Asset, and (ii) any other Person who has assumed or guaranteed the obligations of such Mortgagor under the Purchased Asset Documents relating to a Purchased Asset, (b) in the case of a Purchased Asset that is a Senior Interest or a Junior Interest, the Mortgagor and each obligor and any other Person who has assumed or guaranteed the related Whole Loan, and (c) in the case of any Purchased Asset that is a Mezzanine Loan or a Mezzanine Participation Interest, (i) the borrower under the related Mezzanine Loan, and (ii) any other Person who has assumed or guaranteed the obligation of the related Mezzanine Loan borrower.

“Underwriting Package”: With respect an Asset, the internal document or credit committee memorandum of Seller (redacted to protect confidential information) setting forth all material information relating to such Asset which is known by Seller, prepared by Seller for its evaluation of such Asset, to include at a minimum all the information required to be set forth in the relevant Confirmation. In addition, the Underwriting Package shall include all of the following, to the extent applicable and available:

(a)           copies of all Purchased Asset Documents (provided that, in the case of a Wet Mortgage Asset, the Underwriting Package delivered in connection with a Transaction Request under Section 3.01(a) shall provide PDF copies of all such Purchased Asset Documents to the extent available at such time, including substantially final drafts of any documents that will constitute Purchased Asset Documents upon their execution, together with a pledge by Seller to forward final, signed Purchased Asset Documents within five (5) Business Days of the related Purchase Date) and

(b)           all documents, instruments and agreement received in respect of the closing of an acquisition or origination of an Asset, including, to the extent received (i) an Appraisal, (ii) the current occupancy report, tenant stack and rent roll, (iii) at least two (2) years of property-level financial statements, (iv) the current financial statement of the Underlying Obligor, (v) the mortgage asset file described in the Custodial Agreement, (vi) third-party reports and agreed-upon procedures, letters and reports (whether drafts or final forms), site inspection reports, market studies and other due diligence materials prepared by or on behalf of or delivered to Seller, (vii) aging of accounts receivable and accounts payable, (viii) such further documents or information as Buyer may request, provided same are either in Seller’s possession or are reasonably obtainable by Seller, (ix) any and all agreements, documents, reports, or other information concerning the Asset (including, without limitation, all of the related Purchased Asset Documents) received or obtained in connection with the origination of the Asset, and (x) any other material documents or reports concerning the Asset prepared or executed by Seller or Guarantor, but only to the extent such documents are not email correspondence, do not represent internal analysis or would otherwise not be subject to attorney-client privilege.

“U.S. Person”:      Any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”:   Defined in Section 12.06(e).

“VCOC”: A “venture capital operating company” within the meaning of Section 2510.3-101(d) of the Plan Asset Regulations.

“Waterfall Account”: A segregated non-interest-bearing account established at Deposit Account Bank, in the name of Seller, pledged to Buyer and subject to a Controlled Account Agreement.

“Wet Funding”: A Transaction for which Seller has delivered to Buyer a Transaction Request pursuant to Section 3.01(g).

“Wet Mortgage Asset”: An Eligible Asset for which (i) the scheduled funding date is the proposed Purchase Date set forth in the Transaction Request, (ii) Seller has delivered a Transaction Request pursuant to Section 3.01(g) hereof, and (iii) a complete Mortgage Asset File has not been delivered to Custodian prior to the related Purchase Date.

“Whole Loan”: A performing commercial real estate whole loan made to the related Underlying Obligor and secured primarily by a perfected, first priority Lien in the related Mortgaged Property.

Section 2.01        Rules of Interpretation. Headings are for convenience only and do not affect interpretation. The following rules of this Section 2.02 apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof. A reference to a party to this Agreement or another agreement or document includes the party’s successors, substitutes or assigns permitted by the Repurchase Documents. A reference to an agreement or document is to the agreement or document as amended, restated, modified, novated, supplemented or replaced, except to the extent prohibited by any Repurchase Document. A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or reenactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it. A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. A Default or Event of Default exists until it has been cured or waived in writing by Buyer. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise. The word “including” is not limiting and means “including without limitation.” The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” The words “will” and “shall” have the same meaning and effect. A reference to day or days without further qualification means calendar days. A reference to any time means New

York time. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries. All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9. A reference to “fiscal year” and “fiscal quarter” means the fiscal periods of the applicable Person referenced therein. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form. Whenever a Person is required to provide any document to Buyer under the Repurchase Documents, the relevant document shall be provided in writing or printed form unless Buyer requests otherwise. At the request of Buyer, the document shall be provided in computer disk form or both printed and computer disk form. The Repurchase Documents are the result of negotiations between the Parties, have been reviewed by counsel to Buyer and counsel to Seller, and are the product of both Parties. No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Repurchase Documents or the Repurchase Documents themselves. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion subject in all cases to the implied covenant of good faith and fair dealing. Reference herein or in any other Repurchase Document to Buyer’s discretion, shall mean, unless otherwise expressly stated herein or therein, Buyer’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive. In addition, whenever Buyer has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Buyer (or any similar language or terms), the decision of Buyer with respect thereto shall be in the sole and absolute discretion of Buyer, and such decision shall be final and conclusive, in each case, except as may be otherwise specifically provided herein or in the applicable Repurchase Document.

ARTICLE 3

THE TRANSACTIONS

Section 3.01     Procedures.

(a)           From time to time prior to the expiration of the applicable Funding Period but not more frequently than twice per calendar week and with no less than three (3) Business Days prior written notice to Buyer, Seller may request Buyer to enter into a proposed Transaction by sending Buyer a notice substantially in the form of Exhibit A (“Transaction Request”) (i) describing the Transaction and each proposed Asset and any related Mortgaged

Property and other security therefor in reasonable detail, (ii) transmitting a complete Underwriting Package (or whatever portion thereof is then currently available to Seller) for each proposed Asset, (iii) specifying which (if any) of the representations and warranties of Seller set forth in this Agreement (including in Schedule 1(a), 1(b), 1(c) or 1(d) applicable to the Class of such Asset) Seller will be unable to make with respect to such Asset, (iv) indicating whether or not Seller proposes to treat such Asset as a CMBS Purchased Asset, and (v) indicating the amount of all unfunded future funding obligations. Within five (5) Business Days after the receipt by Buyer of a Transaction Request, Buyer shall indicate to Seller its preliminary approval or disapproval of the proposed Asset. Seller shall promptly deliver to Buyer any supplemental materials requested at any time by Buyer, provided the same are either in Seller’s possession or are reasonably obtainable by Seller. Buyer shall conduct such review of the Underwriting Package and each such Asset as Buyer determines appropriate. Buyer shall determine whether or not it is willing to purchase any or all of the proposed Assets, and if so, on what terms and conditions. It is expressly agreed and acknowledged that Buyer is entering into the Transactions on the basis of all such representations and warranties and on the completeness and accuracy of the information contained in the applicable Underwriting Package, and any incompleteness or inaccuracies in the related Underwriting Package will only be acceptable to Buyer if disclosed in writing to Buyer by Seller in advance of the related Purchase Date, and then only if Buyer opts to purchase the related Purchased Asset from Seller notwithstanding such incompleteness and inaccuracies. In the event of a Representation Breach, Seller shall immediately repurchase the related Asset or Assets in accordance with Section 3.04.

(b)           If Buyer communicates to Seller a final non-binding determination that it is willing to purchase any or all of such Assets, which non binding determination shall include the principal terms for the proposed Transaction, Seller shall deliver to Buyer an executed preliminary Confirmation for such Transaction, describing each such Asset and its proposed Purchase Date, Market Value, Applicable Percentage, Purchase Price, whether such Asset is a Future Funding Asset and, if so, the amount of the future funding obligations, and such other terms and conditions as Buyer may require, and indicating whether or not Seller proposes to treat such Asset as a CMBS Purchased Asset. If Buyer requires changes to the preliminary Confirmation, Seller shall make such changes and re execute the preliminary Confirmation. If Buyer determines to enter into the Transaction on the terms described in the preliminary Confirmation, Buyer shall promptly execute and return the same to Seller, which shall thereupon become effective as the Confirmation of the Transaction. Buyer’s approval of the purchase of an Asset on such terms and conditions as Buyer may require shall be evidenced only by its execution and delivery of the related Confirmation. For the avoidance of doubt, Buyer shall not (i) be bound by any preliminary or final non-binding determination referred to above, (ii) be deemed to have approved the purchase of an Asset by virtue of the approval or entering into by Buyer of a rate lock agreement, Interest Rate Protection Agreement, total return swap or any other agreement with respect to such Asset, or (iii) be obligated to purchase an Asset notwithstanding a Confirmation executed by the Parties unless and until all applicable conditions precedent in Article 6 have been satisfied or waived by Buyer.

(c)           Buyer shall communicate to Seller a final determination of whether or not it is willing to purchase each proposed Purchased Asset, and if so, on what terms and conditions, within ten (10) Business Days from the date of the delivery of the related Transaction Request to Buyer. If Buyer has not communicated such final determination to Seller by such date, Buyer shall automatically and without further action be deemed to have determined not to purchase the related proposed Purchased Asset.

(d)           Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby, and shall be construed to be cumulative to the extent possible. If terms in a Confirmation are inconsistent with terms in this Agreement with respect to a particular Transaction, the Confirmation shall prevail. Whenever the Applicable Percentage or any other term of a Transaction (other than the Pricing Rate, Market Value and outstanding Purchase Price) with respect to an Asset is revised or adjusted in accordance with this Agreement, an amended and restated Confirmation reflecting such revision or adjustment and that is otherwise acceptable to the Parties shall be prepared by Seller and executed by the Parties.

(e)           The fact that Buyer has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Asset or Purchased Asset shall in no way affect any rights Buyer may have under the Repurchase Documents or otherwise with respect to any representations or warranties or other rights or remedies thereunder or otherwise, including the right to determine at any time that such Asset or Purchased Asset is not an Eligible Asset, if such Asset or Purchased Asset does not meet the requirements therefor, as set forth in the definition of “Eligible Asset”.

(f)            No Transaction shall be entered into if (i) any Margin Deficit, Default or Event of Default exists or would exist as a result of such Transaction, (ii) the Repurchase Date for the Purchased Asset subject to such Transaction would be later than (A) for all Purchased Assets other than CMBS Purchased Assets, the Maturity Date (but, if the original Maturity Date is extended pursuant to Section 3.07(a), in no event beyond the last day of the First Extension Term), and (B) for all CMBS Purchased Assets, the CMBS Purchased Asset Maturity Date, (iii) after giving effect to such Transaction, the aggregate outstanding Purchase Price of all Purchased Assets subject to Transactions then outstanding would exceed the Maximum Amount, (iv) a material adverse change with respect to the related proposed Purchased Asset, Seller and/or Guarantor has occurred, (v) any proposed Purchased Asset does not qualify as an Eligible Asset, (vi) Seller has not provided Buyer with all of the necessary or requested due diligence materials to allow Buyer to determine whether or not a proposed Purchased Asset qualifies as an Eligible Asset or (vii) the Funding Period applicable to the Purchased Asset has expired; provided, that (A) after the last day of the Funding Period, Future Funding Transactions may be entered into to the limited extent set forth in Section 3.10(d), and (B) after the last day of the Second Extension Term, certain Purchased Assets may be considered Extended Term Purchased Assets as provided in Section 3.01(i).

(g)           In addition to the foregoing provisions of this Section 3.01, solely with respect to any Wet Mortgage Asset, a copy of the related Transaction Request shall be delivered by Seller to Bailee no later than 10:00 a.m. (New York City time) one (1) Business Day prior to the requested Purchase Date, to be held in escrow by Bailee on behalf of Buyer pending finalization of the Transaction.

(h)           Notwithstanding any of the foregoing provisions of this Section 3.01 or any contrary provisions set forth in the Custodial Agreement, solely with respect to any Wet Mortgage Asset:

(i)            by 10:00 a.m. (New York City time) on the related Purchase Date, Seller or Bailee shall deliver signed .pdf copies of the Purchased Asset Documents to Custodian via electronic mail, and Seller shall deliver the appropriate written third-party wire transfer instructions to Buyer;

(ii)           not later than 10:00 a.m. (New York City time) on the related Purchase Date, (A) Bailee shall deliver an executed .pdf copy of the Bailee Agreement to Seller, Buyer and Custodian by electronic mail and (B) if Buyer has previously received the trust receipt in accordance with Section 3.01(b) of the Custodial Agreement, determined that all other applicable conditions in this Agreement, including without limitation those set forth in Section 6.02 hereof, have been satisfied, and otherwise has agreed to purchase the related Wet Mortgage Asset, Buyer shall (I) execute and deliver a .pdf copy of the related Confirmation to Seller and Bailee via electronic mail and (II) wire funds in the amount of the related Purchase Price for the related Wet Mortgage Asset in accordance with the wire transfer instructions that were previously delivered to Buyer by Seller; and

(iii)             within three (3) Business Days after the applicable Purchase Date with respect to any Wet Mortgage Asset, Seller shall deliver, or cause to be delivered (A) to Custodian, the complete original Mortgage Asset File with respect to such Wet Mortgage Asset, pursuant to and in accordance with the terms of the Custodial Agreement, and (B) to Buyer, the complete original Underwriting Package with respect to the related Wet Mortgage Assets purchased by Buyer.

Section 3.02     Transfer of Purchased Assets; Servicing Rights. Seller hereby sells, transfers, conveys and assigns to Buyer on a servicing-released basis all of Seller’s right, title and interest (except with respect to any Retained Interests) in and to each Purchased Asset, together with all related Servicing Rights. Subject to this Agreement, until the applicable Maturity Date, Seller may sell to Buyer, repurchase from Buyer and re-sell Eligible Assets to Buyer, but may not substitute other Eligible Assets for Purchased Assets. On each Purchase Date ownership of and title to each Purchased Asset shall be transferred to and vest in Buyer or its designee against the simultaneous transfer of the Purchase Price to the account of Seller specified in Annex 1 (or if not specified therein, in the related Confirmation or as directed by Seller). Buyer has the right to designate the servicer and sub-servicer of the Purchased Assets, and the Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Purchased Assets under this Agreement, and such Servicing Rights and other servicing provisions of this Agreement constitute (a) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Repurchase Documents.

Section 3.03     Maximum Amount. The aggregate outstanding Purchase Price for all Purchased Assets as of any date of determination shall not exceed the Maximum Amount. If the aggregate outstanding Purchase Price of the Purchased Assets as of any date of determination exceeds the Maximum Amount, Seller shall immediately pay to Buyer an amount necessary to reduce such aggregate outstanding Purchase Price to an amount equal to or less than the Maximum Amount.

Section 3.04     Early Repurchases; Mandatory Repurchases; Partial Prepayments.

(a)           The terms and provisions governing early repurchases and mandatory repurchases under Section 3.04(a) are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

(b)           In addition to other rights and remedies of Buyer under any Repurchase Document, Seller shall repurchase (a) any Purchased Asset that no longer qualifies as an Eligible Asset, as determined by Buyer, within three (3) Business Days of the receipt by Seller of a related repurchase notice from Buyer, and (b) any Mezzanine Loan or Mezzanine Participation Interest, within three (3) Business Days after the receipt by Seller of written notice from Buyer that the related Whole Loan is no longer a Purchased Asset.

(c)           Notwithstanding the foregoing and any other provision to the contrary contained elsewhere in any Repurchase Document, Seller cannot repurchase a Purchased Asset in connection with a full payoff of the underlying Whole Loan by the Underlying Obligor, unless (i) at any time during the existence of an uncured Default or Event of Default, 100% of the net proceeds due in respect of the related Purchased Asset in connection with the relevant payoff in question are paid directly to Buyer and (ii) at any time following the First Extended Maturity Date and prior to the Second Extended Maturity Date, 120% of the Repurchase Price of the related Purchased Asset in connection with the relevant payoff in question are paid directly to Buyer. The portion of all such net proceeds in excess of the then-current Repurchase Price of the related Purchased Asset will be applied by Buyer to reduce any other amounts due and payable to Buyer under this Agreement, and then to reduce the Repurchase Prices of the other Purchased Assets in such order and in such amounts as Buyer shall determine.

Section 3.05     Repurchase. On the Repurchase Date for each Purchased Asset, Seller shall transfer to Buyer the Repurchase Price for such Purchased Asset as of the Repurchase Date, and the related Seller Party shall pay all amounts due to any Affiliated Hedge Counterparty under the related Interest Rate Protection Agreement and, so long as no Event of Default has occurred and is continuing, Buyer shall transfer to Seller such Purchased Asset, whereupon the Transaction with respect to such Purchased Asset shall terminate; provided, however, that, with respect to any Repurchase Date that occurs on the second Business Day prior to the maturity date (under the related Purchased Asset Documents) for such Purchased Asset by reason of clause (d) of the definition of “Repurchase Date”, settlement of the payment of the Repurchase Price and such amounts may occur on or prior to the second Business Day after such Repurchase Date. So long as no Event of Default has occurred and is continuing, Buyer shall be deemed to have simultaneously released its security interest in such Purchased Asset, shall authorize Custodian to release to Seller the Purchased Asset Documents for such Purchased Asset and, to the extent any UCC financing statement filed against Seller specifically identifies such Purchased Asset, Buyer shall deliver an amendment thereto or termination thereof evidencing the release of such Purchased Asset from Buyer’s security interest therein. Any such transfer or release shall be without recourse to Buyer and without representation or warranty by

Buyer, except that Buyer shall represent to Seller, to the extent that good title was transferred and assigned by Seller to Buyer hereunder on the related Purchase Date, that Buyer is the sole owner of such Purchased Asset, free and clear of any other interests or Liens created by Buyer. Any Income with respect to such Purchased Asset received by Buyer or Deposit Account Bank after payment of the Repurchase Price therefor shall be remitted to Seller. Notwithstanding the foregoing, (A) on or before the CMBS Purchased Asset Maturity Date, Seller shall repurchase all CMBS Purchased Assets by paying to Buyer the outstanding Repurchase Price therefor and all other related outstanding Repurchase Obligations, and (B) on or before the Maturity Date, Seller shall repurchase all remaining Purchased Assets by paying to Buyer the outstanding Repurchase Price therefor and all other outstanding Repurchase Obligations.

Section 3.06     Payment of Price Differential and Fees.

(a)           Notwithstanding that Buyer and Seller intend that each Transaction hereunder constitute a sale to Buyer of the Purchased Assets subject thereto, Seller shall pay to Buyer the accrued value of the Price Differential for each Purchased Asset on each Remittance Date. Buyer shall give Seller notice of the Price Differential and any fees and other amounts due under the Repurchase Documents on or prior to the second (2nd) Business Day preceding each Remittance Date; provided, that Buyer’s failure to deliver such notice shall not affect Seller’s obligation to pay such amounts. If the Price Differential includes any estimated Price Differential, Buyer shall recalculate such Price Differential after the Remittance Date and, if necessary, make adjustments to the Price Differential amount due on the following Remittance Date.

(b)           Seller shall pay to Buyer all fees and other amounts as and when due as set forth in this Agreement including, without limitation:

(i)            the Non-Utilization Fee, which shall be due and payable on an annual basis as set forth in the definition thereof; provided that, with respect to any Non-Utilization Fee that becomes due and payable to Buyer by Seller, Buyer shall deliver to Seller a notice (which may be sent via facsimile or e-mail), setting forth (A) the amount due and (B) the calculations upon which such Non-Utilization Fee is based.

(ii)           the Exit Fee, which will be due and payable in accordance with the provisions of Section 4 of the Fee and Pricing Letter (as amended hereby);

(iii)          the Structuring Fee, which shall be due and payable on the Closing Date; and

(iv)          the Extension Fee, which shall be payable on the date of the exercise by Seller of each Non-CMBS Extension Option.

Section 3.07     Extension of the Maturity Date.

(a)           Seller shall have the options (each, an “Extension Option”) to (x) extend the Initial Maturity Date for an additional period of one year to the First Extended Maturity Date (the period of such first extension, the “First Extension Term”) and, (y) if the Initial Maturity Date has been so extended, to extend the First Extended Maturity Date for an additional consecutive period of one year to the Second Extended Maturity Date (the period of such second extension, the “Second Extension Term”; together with the First Extension Term, collectively, the “Extension Terms”). Each Extension Option may be exercised by delivery to Buyer from Seller of written notice requesting an extension of the Initial Maturity Date or First Extended Maturity Date, as applicable, no earlier than sixty (60) days and no later than thirty (30) days prior to the Initial Maturity Date or First Extended Maturity Date, as the case may be. Following the receipt of notice in the manner set forth herein, Buyer shall grant the applicable Extension Option, subject to the requirement that, as of the Initial Maturity Date or First Extended Maturity Date, as applicable, each of the following conditions (collectively, the “Extension Conditions”) are satisfied, as determined by Buyer: (i) no Default or Event of Default has occurred and is continuing, (ii) no Margin Deficit is outstanding, (iii) Seller is in compliance with the Debt Yield Test, (iv) all Purchased Assets qualify as Eligible Assets (or, if any Purchased Asset is not an Eligible Asset, Seller has repurchased such Purchased Asset no later than the earlier of (x) the then-current Maturity Date, or (y) three (3) business days after the delivery of notice thereof from Buyer, provided that the failure of Buyer to deliver such written notice shall not be construed as a waiver of Buyer’s right to require Seller to satisfy all of the Extension Conditions), and (v) Seller has paid to Buyer the applicable Extension Fee; provided that, with respect to the Extension Condition set forth in clause (i), if a Default (but no Event of Default) has occurred and is continuing as of the Initial Maturity Date or First Extended Maturity Date, as the case may be, then the Initial Maturity Date or the First Extended Maturity Date, as applicable, shall be extended on an interim basis until the earlier of (x) the date such Default is cured to Buyer’s satisfaction (whereupon the applicable Extension Option shall be immediately effective and the then current Maturity Date shall be extended for the applicable Extension Term) or (y) the date that the applicable cure period for such Default expires and such Default has not been cured to Buyer’s satisfaction (in which case such Extension Option shall not be effective and the Maturity Date shall be deemed to immediately occur).

(b)           Seller shall have the option to extend the CMBS Maturity Date for an additional period of one year by delivery to Buyer from Seller of written notice requesting an extension of the CMBS Maturity Date no earlier than sixty (60) days and no later than thirty (30) days prior to the CMBS Maturity Date, accompanied by a certification by a Responsible Officer of Seller that all of the Extension Conditions are satisfied or, if any of the Extension Conditions are not satisfied as of the date of such written notice, an explanation of how Seller proposes to comply with each such Extension Condition as of the CMBS Maturity Date. Following the receipt of notice in the manner set forth herein, Buyer shall grant the applicable Extension Option, subject to the requirement that, as of the CMBS Maturity Date, each of the Extension Conditions, other than payment of the Extension Fee, are satisfied, as determined by Buyer; provided that, with respect to the Extension Condition set forth in clause (i) of such definition, if a Default (but no Event of Default) has occurred and is continuing as of the CMBS Maturity Date, then the CMBS Maturity Date shall be extended on an interim basis until the earlier of (x) the date such Default is cured to Buyer’s satisfaction (in which case such extension shall be deemed to have been granted) or (y) the date that the applicable cure period for such Default expires and such Default has not been cured to Buyer’s satisfaction (in which case such extension shall be deemed to have been denied and the CMBS Maturity Date shall be deemed to immediately occur).

(c)           Notwithstanding any provision to the contrary set forth elsewhere in this Agreement, except for Future Funding Transactions which may be entered into by Buyer and Seller in connection with Trailing Future Funding Obligations in accordance with Section 3.10(d) hereof, no additional Transactions shall be entered into after the expiration of the Funding Period.

(d)           The terms and provisions governing further extensions of the Maturity Date under Section 3.07(d) are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 3.08     Payment, Transfer and Custody.

(a)           Unless otherwise expressly provided herein, all amounts required to be paid or deposited by Seller hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when due, in immediately available Dollars and without deduction, set-off or counterclaim, and if not received before such time shall be deemed to be received on the next Business Day. Whenever any payment under the Repurchase Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next following Business Day, and such extension of time shall in such case be included in the computation of such payment. If Seller fails to pay all or part of any Repurchase Price amount by 5:00 p.m., New York City time on any date when due, Buyer may require Seller to pay (in addition to, and together with, such past-due Repurchase Price) a late fee equal to one percent (1%) of the total amount of the late payment, plus interest on such past due Repurchase Price as provided in Section 18.16, until any such past due Repurchase Price is received in full by Buyer. Amounts payable to Buyer and not otherwise required to be deposited into the Waterfall Account shall be deposited into an account of Buyer. Seller shall have no rights in, rights of withdrawal from, or rights to give notices or instructions regarding Buyer’s account or the Waterfall Account or any Servicing Agreement Account. Amounts in the Servicing Agreement Account established and maintained in connection with the Servicing and Sub-Servicing Agreement may be invested at the direction and in the discretion of Buyer in cash equivalents before they are distributed in accordance with Article 5.

(b)           Any Purchased Asset Documents not delivered to Buyer or Custodian on the relevant Purchase Date and subsequently received or held by or on behalf of Seller are and shall be held in trust by Seller or its agent for the benefit of Buyer as the owner thereof until so delivered to Buyer or Custodian. Seller or its agent shall maintain a copy of such Purchased Asset Documents and the originals of the Purchased Asset Documents not delivered to Buyer or Custodian. The possession of Purchased Asset Documents by Seller or its agent is in a custodial capacity only at the will of Buyer for the sole purpose of assisting Servicer and Sub-Servicer with their duties under the Servicing and Sub-Servicing Agreement or any other applicable Servicing Agreement. Each Purchased Asset Document retained or held by Seller or its agent shall be segregated on Seller’s books and records from the other assets of Seller or its agent, and the books and records of Seller or its agent shall be marked to reflect clearly the sale of the related Purchased Asset to Buyer on a servicing-released basis. Seller or its agent shall release its custody of the Purchased Asset Documents only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets by

Servicer or is in connection with a repurchase of any Purchased Asset by Seller, in each case in accordance with the Custodial Agreement.

Section 3.09     Repurchase Obligations Absolute. All amounts payable by Seller under the Repurchase Documents shall be paid without notice (except as expressly required in the Repurchase Documents), demand, counterclaim, set-off, deduction or defense (as to any Person and for any reason whatsoever) and without abatement, suspension, deferment, diminution or reduction (as to any Person and for any reason whatsoever), and the Repurchase Obligations shall not be released, discharged or otherwise affected, except as expressly provided herein, by reason of: (a) any damage to, destruction of, taking of, restriction or prevention of the use of, interference with the use of, title defect in, encumbrance on or eviction from, any Purchased Asset, the Pledged Collateral or related Mortgaged Property, (b) any Insolvency Proceeding relating to Seller, any Underlying Obligor or any other loan participant under a Senior Interest, or any action taken with respect to any Repurchase Document or Purchased Asset Document by any trustee or receiver of Seller or any Underlying Obligor or any other loan participant under a Senior Interest, or by any court in any such proceeding, (c) any claim that Seller has or might have against Buyer under any Repurchase Document or otherwise, (d) any default or failure on the part of Buyer to perform or comply with any Repurchase Document or other agreement with Seller, (e) the invalidity or unenforceability of any Purchased Asset, Repurchase Document or Purchased Asset Document, or (f) any other occurrence whatsoever, whether or not similar to any of the foregoing, and whether or not Seller has notice or Knowledge of any of the foregoing. The Repurchase Obligations shall be (i) full recourse to Seller and (ii) limited recourse to Guarantor to the extent of, and subject to the specified full-recourse provisions set forth in, the Guarantee Agreement. This Section 3.09 shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations.

Section 3.10     Future Funding Transaction. Buyer’s agreement to enter into any Future Funding Transaction is subject to the satisfaction of the following conditions precedent, both immediately prior to entering into such Future Funding Transaction and also after giving effect to the consummation thereof:

(a)           Prior to the Maturity Date (as may be extended pursuant to Section 3.07(a)) or the CMBS Maturity Date (without giving effect to any extension pursuant to Section 3.07(b)), Seller may request that Buyer enter into a Future Funding Transaction, by delivering a signed, written confirmation substantially in the form of Exhibit J attached hereto prior to the related Future Funding Date (each, a “Future Funding Confirmation”), signed by a Responsible Officer of Seller. Each Future Funding Confirmation shall (i) identify the related Purchased Asset, (ii) specify the amount of the related future advance made or to be made by Seller to the Underlying Obligor and the requested Future Funding Amount, (iii) specify the Future Funding Date, (iv) specify the Book Value of the Purchased Asset before and after giving effect to the related future advance, (v) specify the Purchase Price of the Purchased Asset before and after giving effect to the requested Future Funding Amount and (vi) be executed by both Buyer (upon Buyer’s approval of such Future Funding Transaction) and Seller; provided, however, that Buyer shall not be liable to Seller if it inadvertently acts on a Future Funding Confirmation that has not been signed by a Responsible Officer of Seller. Each Future Funding Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Future Funding

Transaction covered thereby. If terms in a Future Funding Confirmation are inconsistent with terms in this Agreement with respect to a particular Future Funding Transaction, the terms of such Future Funding Confirmation shall prevail.

(b)           For each proposed Future Funding Transaction, no less than seven (7) Business Days prior to the proposed Future Funding Date, Seller shall deliver to Buyer a Future Funding Request Package. Buyer shall have the right to review the Future Funding Request Package and to update Buyer’s original due diligence and to conduct additional due diligence with respect to the applicable Purchased Asset as Buyer determines. Prior to the approval of each proposed Future Funding Transaction by Buyer, Buyer shall have determined, in its sole and absolute discretion, that both at the time of such request and as of the Future Funding Date, the related Purchased Asset (i) is not a Defaulted Asset, (ii) has a Debt Yield that is equal to or greater than the applicable Debt Yield Purchase Threshold, (iii) satisfies the Debt Yield Test and (iv) that the conditions precedent for a Transaction set forth in sub-paragraphs (b), (e), (f), (g) and (i) of Section 6.02 have been met by Seller.

(c)           Upon the approval by Buyer of a particular Future Funding Transaction, Buyer shall deliver to Seller a signed copy of the related Future Funding Confirmation described in clause (i) above, on or before the related Future Funding Date. On the related Future Funding Date, which shall occur no later than three (3) Business Days after the final approval of the Future Funding Transaction by Buyer (a) if Seller has not remitted to the applicable Underlying Obligor the applicable future advance amount due in connection with the related Future Funding Transaction pursuant to the Purchased Asset Documents on or prior to the Future Funding Date: (i) if an escrow agreement has been established in connection with such Future Funding Transaction, Buyer shall remit the related Future Funding Amount to the related escrow account, (ii) if the terms of the Purchased Asset Documents provide for a reserve account in connection with future advances, Buyer shall remit the related Future Funding Amount to the applicable reserve account, or (iii) otherwise, Buyer shall remit the related Future Funding Amount directly to the related Underlying Obligor; or (b) if Seller has provided Buyer with evidence satisfactory to it that Seller has remitted to the applicable Underlying Obligor the full amount due in connection with the related Future Funding Transaction on or prior to the Future Funding Date, Buyer shall remit such Future Funding Amount directly to Seller.

(d)           If Seller applies to extend the Maturity Date to the Second Extension Termination Date in accordance with Section 3.07(a) within the time period permitted thereunder, Seller shall submit to Buyer a list of all Purchased Assets with unfunded future funding obligations and provide such other related information as requested by Buyer. Buyer shall have the option to approve or reject any or all of the items on Seller’s list, as determined in its discretion on or before the first day of the Second Extension Term. All of the approved items, if any, on Seller’s list shall, immediately thereafter, be incorporated by reference into this Agreement as Schedule 3 hereto and thereafter, each such approved item shall be referred to as a “Trailing Future Funding Obligation”. During the Second Extension Term, Seller shall be permitted to request Future Funding Transactions which constitute Trailing Future Funding Obligations, so long as each such unfunded Future Funding Transaction satisfies all of the terms, conditions and requirements set forth in Section 3.10(b) other than the requirement that the Funding Period has not expired, so long as each such Future Funding Transaction is entered into prior to the last day of the Second Extension Term.

Section 3.11                Additional Purchase Advance Transactions.

(a)                                 Prior to the Maturity Date (as same may be extended through to the First Extended Maturity Date), Seller may request that Buyer increase the Maximum Applicable Percentage for any Purchased Asset other than a CMBS Purchased Asset, by written request delivered no less than seven (7) Business Days prior to the proposed date for the requested additional advance that would be based on such increased percentage (each such transaction pursuant to which such an advance is made, an “Additional Purchase Advance Transaction” and the amount advanced in any such transaction, an “Additional Purchase Advance”). In connection with any such Additional Purchase Advance Transaction, Buyer and Seller shall execute and deliver to each other an updated Confirmation setting forth the new Maximum Applicable Percentage and outstanding Purchase Price with respect to such Purchased Asset.

(b)                                 Any Additional Purchase Advance Transaction shall be entered into only if Buyer agrees to do so in its discretion, it being understood without limiting the generality of the foregoing that Buyer’s agreement to enter into any Additional Purchase Advance Transaction is subject to the satisfaction of the following conditions precedent, both immediately prior to entering into the related Additional Purchase Advance Transaction and also after giving effect to the consummation thereof: (i) no Margin Deficit, Default or Event of Default exists, (ii) the aggregate outstanding Purchase Price of all Purchased Assets subject to Transactions then outstanding does not exceed the Maximum Amount, (iii) no Sub-Limit is exceeded, (iv) the amount of such Additional Purchase Advance does not exceed the Additional Purchase Advance Available Amount and (v) no Material Adverse Effect has occurred and is continuing.

ARTICLE 4

MARGIN MAINTENANCE

Section 4.01                Margin Deficit.

(a)                                 If on any date (i) the Market Value for any Purchased Asset (as determined by Buyer) is less than (ii) the product of (A) the applicable Buyer’s Margin Percentage times (B) the outstanding Purchase Price for such Purchased Asset as of such date (the excess, if any, of (ii) over (i), a “Margin Deficit”), then Seller shall, within three (3) Business Days after notice from Buyer (a “Margin Call”), transfer cash to Buyer in an amount at least equal to such Margin Deficit. Buyer shall apply the funds received in satisfaction of a Margin Deficit to the Repurchase Obligations in such manner as Buyer determines, to amounts due and owing under the Repurchase Documents on such date. Additional terms and provisions governing Margin Deficits and Margin Calls under this Section 4.01(a) are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

(b)                                 Buyer’s election not to deliver, or to forbear from delivering, a Margin Call notice at any time there is a Margin Deficit shall not waive or be deemed to waive such Margin Deficit or in any way limit, stop or impair Buyer’s right to deliver a Margin Call notice at any time when the same or any other Margin Deficit exists on the same or any other Purchased Asset (and the conditions to delivery of such Margin Call under Section 4.01(a) above are satisfied). Buyer’s rights relating to Margin Deficits under this Section 4.01 are cumulative and in addition to and not in lieu of any other rights of Buyer under the Repurchase Documents or Requirements of Law.

(c)                                  All cash transferred to Buyer pursuant to this Section 4.01 with respect to a Purchased Asset shall be deposited into the Waterfall Account, except as directed by Buyer, and notwithstanding any provision in Section 5.02 to the contrary, shall be applied to reduce the Purchase Price of such Purchased Asset.

ARTICLE 5

APPLICATION OF INCOME

Section 5.01                Waterfall Account; Servicing Agreement Accounts. The Waterfall Account and the Servicing Agreement Account maintained under the Servicing and Sub-Servicing Agreement shall be established at Deposit Account Bank. The customary related fees and expenses of Deposit Account Bank in connection with maintaining the Waterfall Account and the Servicing Agreement Account established and maintained under the Servicing and Sub-Servicing Agreement will be the sole responsibility of Seller. Buyer shall have sole dominion and control (including, without limitation, “control” within the meaning of Section 9-104(a) of the UCC) over the Waterfall Account and the Servicing Agreement Account established and maintained under the Servicing and Sub-Servicing Agreement. Neither Seller nor any Person claiming through or under Seller shall have any claim to or interest in the Waterfall Account or any Servicing Agreement Account maintained at Wells Fargo Bank, N.A. All Income received by Seller, each Servicer, Sub-Servicer, Buyer or Deposit Account Bank in respect of the Purchased Assets, as well as any interest received from the reinvestment of such Income (other than amounts of reinvestment income permitted to be retained by Servicer as additional servicing compensation in accordance with Section 3.03(c) of the Servicing and Sub-Servicing Agreement or pursuant to the applicable provisions of any other Servicing Agreement and the related Irrevocable Redirection Notice signed by the related Servicer), shall be deposited directly into the Waterfall Account, except that, in the case of amounts deposited by Servicer, such deposits to the Waterfall Account shall occur from the Servicing Agreement Account established and maintained in connection with the Servicing and Sub-Servicing Agreement in accordance with Section 3.04(a)(iv) of the Servicing and Sub-Servicing Agreement or in accordance with the applicable provisions of any other applicable Servicing Agreement and the related Irrevocable Redirection Notice signed by the related Servicer, and shall be applied to and remitted by Deposit Account Bank in accordance with this Article 5. If any Underlying Obligor shall make any payment due in connection with any Purchased Asset to Seller, Seller shall cause such payment to be deposited or transferred to the Waterfall Account within two (2) Business Days. Notwithstanding the foregoing, so long as the Servicing and Sub-Servicing Agreement is in full force and effect and Manager is acting as Sub-Servicer thereunder, all amounts to be paid or are otherwise received from, or on behalf of, a related Underlying Obligor shall be paid directly to the Servicing Agreement Account established and maintained in connection with the Servicing and Sub-Servicing Agreement or pursuant to the applicable provisions of any other Servicing Agreement or in accordance with the applicable provisions of any other applicable Servicing Agreement and, thereafter, remitted to the Waterfall Account in accordance with the terms of the Servicing and Sub-Servicing Agreement. With respect to any Purchased Asset that was originated by Seller, Seller shall establish and maintain at all times the Collection Account(s) relating to such Purchased Asset at Deposit Account Bank.

Section 5.02                No Material Default or Event of Default Exists; Maximum Amount Not Exceeded; Second Extended Maturity Date Has Not Occurred. If no Material Default or Event of Default exists, and the aggregate Repurchase Price of all Purchased Assets subject to Transactions then outstanding is less than or equal to the Maximum Amount and the Second Extended Maturity Date has not occurred, all Income described in Section 5.01 and deposited into the Waterfall Account during each Pricing Period shall be applied by Deposit Account Bank by no later than the next following Remittance Date (except as otherwise expressly provided below) in the following order of priority:

first, to pay all then-currently due and payable servicing fees to Buyer (or its designated Servicer), and to reimburse Buyer (or its designated Servicer) for any and all costs, expenses, advances and similar amounts incurred by Buyer (or its designated Servicer) in connection with the servicing of the Purchased Assets;

second, to the extent such payments are actually remitted by the Underlying Obligor to the Waterfall Account, to remit the tax (and insurance, if applicable) escrow portion and any tenant improvement, capital expenditure or other reserve portion of any payments received from each Underlying Obligor to the respective escrow agents pursuant to the escrow agreements or the Purchased Asset Documents for the underlying Whole Loans, and whether or not any event of default exists with respect to the related Whole Loan;

third, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such Remittance Date;

fourth, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;

fifth, to pay to Buyer an amount sufficient to eliminate any outstanding Margin Deficit (without limiting Seller’s obligation to satisfy a Margin Deficit in a timely manner as required by Section 4.01);

sixth, to pay any custodial fees and expenses due and payable under the Custodial Agreement;

seventh, (A) for each Purchased Asset other than, on and after January 27, 2015, CMBS Purchased Assets, to pay the Applicable Percentage of any Principal Payment to Buyer, but only to the extent that such remittance would not result in the creation of a Margin Deficit, to be applied by Buyer within one (1) Business Day of receipt to reduce the outstanding Purchase Price of the applicable Purchased Asset, with the balance of such Principal Payment to be paid to Seller within three (3) Business Days of receipt;

eighth, for each CMBS Purchased Asset on and after January 27, 2015, to pay 100% of all Income payments received with respect to any CMBS Purchased Asset to Buyer, to be applied by Buyer within one Business Day of receipt to reduce the outstanding Repurchase

Price of the applicable CMBS Purchased Asset and, after payment in full of such Purchase Price, any remaining portion of such Principal Payment shall be applied to the outstanding Purchase Price of the other CMBS Purchased Assets in such order and in such amounts as determined by Buyer, until the aggregate Repurchase Price of all CMBS Purchased Assets has been reduced to zero;

ninth, to pay Buyer any other amounts due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents; and

tenth, to pay to Seller any remainder for its own account, subject, however, to the covenants and other requirements of the Repurchase Documents.

Section 5.03                A Material Default or Event of Default Exists; Maximum Amount Exceeded; Second Extended Maturity Date Has Occurred. If a Material Default or an Event of Default exists, or the aggregate Repurchase Price of all Purchased Assets subject to Transactions then outstanding exceeds the Maximum Amount, or the Second Extended Maturity Date has occurred, all Income deposited into the Waterfall Account in respect of the Purchased Assets shall be applied by Deposit Account Bank, on the Business Day next following the Business Day on which each amount of Income is so deposited, in the following order of priority:

first, to pay all then-currently due and payable servicing fees to Buyer (or its designated Servicer), and to reimburse Buyer (or its designated Servicer) for any and all costs, expenses, advances and similar amounts incurred by Buyer (or its designated Servicer) in connection with the servicing of the Purchased Assets;

second, to the extent such payments are actually remitted by the Underlying Obligor to the Waterfall Account, to remit the tax (and insurance, if applicable) escrow portion of any payments received from each Underlying Obligor to the respective escrow agents pursuant to the escrow agreements or other Purchased Asset Documents for the related Whole Loan, and whether or not any event of default exists with respect to the related Whole Loan;

third, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such Remittance Date;

fourth, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;

fifth, to pay any custodial fees and expenses due and payable under the Custodial Agreement;

sixth, to pay to Buyer an amount equal to the aggregate Repurchase Price of all Purchased Assets (to be applied in such order and in such amounts as determined by Buyer, until such Purchase Price has been reduced to zero) plus all other amounts due to Buyer under the Repurchase Documents;

seventh, to pay to Buyer all other Repurchase Obligations and each of the Related Repurchase Obligations due to Buyer, in such order and in such amounts as Buyer shall determine in its discretion; and

eighth, to pay to Seller any remainder for its own account.

Section 5.04                Seller to Remain Liable. If the amounts remitted to Buyer as provided in Sections 5.02 and 5.03 are insufficient to pay all amounts due and payable from Seller to Buyer under this Agreement or any Repurchase Document on a Remittance Date, a Repurchase Date or Maturity Date, whether due to the occurrence of an Event of Default or otherwise, Seller shall remain liable to Buyer for payment of all such amounts when due.

ARTICLE 6

CONDITIONS PRECEDENT

Section 6.01                Conditions Precedent to Initial Transaction. Buyer shall not be obligated to enter into any Transaction or purchase any Asset until the following conditions have been satisfied as determined, or waived by Buyer, on and as of the Closing Date:

(a)                                 Buyer has received the following documents, each dated as of the Closing Date unless otherwise specified: (i) each Repurchase Document duly executed and delivered by the parties thereto, (ii) an official good standing certificate or its documentary equivalent dated a recent date with respect to Seller and Guarantor (including, with respect to Seller, in each jurisdiction where any Mortgaged Property is located to the extent necessary for Buyer to enforce its rights and remedies thereunder), (iii) certificates of the secretary or an assistant secretary of Seller and Guarantor with respect to attached copies of the Governing Documents and applicable resolutions of Seller and Guarantor, and the incumbencies and signatures of officers of Seller and Guarantor executing the Repurchase Documents to which each is a party, evidencing the authority of Seller and Guarantor with respect to the execution, delivery and performance thereof, (iv) a Closing Certificate, (v) an executed Power of Attorney, (vi) such opinions from counsel to Seller and Guarantor as Buyer may require, including with respect to corporate matters (including, without limitation, the valid existence and good standing of Seller, Guarantor and Pledgor and the enforceability of their respective operating agreements), the due authorization, execution, delivery and enforceability of each of the Repurchase Documents, non-contravention, no consents or approvals required other than those that have been obtained, first priority perfected security interests in the Purchased Assets, the Pledged Collateral and any other collateral pledged pursuant to the Repurchase Documents, Investment Company Act matters, and the applicability of Bankruptcy Code safe harbors, (vii) a duly completed Compliance Certificate, and (viii) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may require;

(b)                                 (i) UCC financing statements have been filed against Seller and Pledgor in all filing offices required by Buyer, (ii) Buyer has received such searches of UCC filings, tax liens, judgments, pending litigation and other matters relating to Seller and the Purchased Assets as Buyer may require, (iii) the results of such searches are satisfactory to Buyer and (iv) all original certificates evidencing all ownership interests in Seller, which interests shall be in certificated form pursuant to Section 8-103 of the UCC, together with executed original copies of all necessary blank transfer documents, have been delivered to Custodian; and

(c)                                  Buyer has received payment from Seller of all fees and expenses then payable under this Agreement, as contemplated by Section 13.02 and by the applicable provisions of the Fee and Pricing Letter.

Section 6.02                Conditions Precedent to All Transactions. Buyer shall not be obligated to enter into any Transaction, purchase any Asset, or be obligated to take, fulfill or perform any other action hereunder, until the following additional conditions have been satisfied as determined by or waived by Buyer, with respect to each Asset on and as of the Purchase Date (including the first Purchase Date) therefor:

(a)                                 Buyer has received the following documents for each Purchased Asset: (i) a Transaction Request, (ii) an Underwriting Package, (iii) a Confirmation, (iv) fully executed Irrevocable Redirection Notices, except to the extent set forth in Section 8.17, (v) a trust receipt and other items required to be delivered under the Custodial Agreement, (vi) with respect to any Wet Mortgage Asset, a Bailee Agreement, and (vii) all other documents, certificates, information, financial statements, reports and approvals as Buyer may require (provided, however, that with respect to any Wet Mortgage Asset, delivery of the foregoing items in accordance with the provisions of Sections 3.01(g) and (h) shall be deemed to satisfy the conditions of this Section 6.01(a) (unless otherwise determined in the discretion of Buyer));

(b)                                 immediately before such Transaction and after giving effect thereto and to the intended use thereof, no Representation Breach (including with respect to any Purchased Asset), Default, Event of Default, Margin Deficit or Material Adverse Effect exists;

(c)                                  Buyer has completed its due diligence review of the Underwriting Package, Purchased Asset Documents and such other documents, records and information as Buyer deems appropriate, and the results of such reviews are satisfactory to Buyer;

(d)                                 Buyer has (i) determined that such Asset is an Eligible Asset, (ii) approved the purchase of such Asset, (iii) obtained all necessary internal credit and other approvals for such Transaction, and (iv) executed the Confirmation;

(e)                                  immediately after giving effect to such Transaction, the aggregate outstanding Purchase Price of all Transactions does not exceed the Maximum Amount;

(f)                                   the Repurchase Date specified in the Confirmation is not later than (i) for all Purchased Assets other than CMBS Purchased Assets, the Maturity Date, and (ii) for all CMBS Purchased Assets, the CMBS Purchased Asset Maturity Date;

(g)                                  Seller has satisfied all requirements and conditions and has performed all covenants, duties, obligations and agreements contained in the other Repurchase Documents to be performed by Seller on or before the Purchase Date;

(h)                                 to the extent the related Purchased Asset Documents contain notice, cure and other provisions in favor of a pledgee under a repurchase or warehouse facility, and without prejudice to the sale treatment of such Asset to Buyer, Buyer has received evidence that Seller has given notice to the applicable Persons of Buyer’s interest in such Asset and otherwise satisfied any other applicable requirements under such pledgee provisions so that Buyer is entitled to the rights and benefits of a pledgee under such pledgee provisions;

(i)                                      (i) Buyer has received a copy of any Interest Rate Protection Agreement and related documents entered into with respect to such Asset, (ii) the related Seller Party has assigned or pledged to Buyer all of assignor’s rights (but none of its obligations) under such Interest Rate Protection Agreement and related documents, and (iii) no termination event, default or event of default (however defined) exists thereunder;

(j)                                    Custodian shall have received executed blank assignments of all Purchased Asset Documents, if applicable, in appropriate form for recording in the jurisdiction in which the underlying real estate is located (the “Blank Assignment Documents”); and

(k)                                 For all Assets acquired from or originated by (whether directly or indirectly) an Affiliate of Seller (other than any Asset acquired directly or indirectly from and/or originated by Guarantor or any Intermediate Starwood Entity), if requested by Buyer, a true sale opinion from counsel to Seller in form and substance reasonably satisfactory to Buyer.

Each Confirmation delivered by Seller shall constitute a certification by Seller that all of the conditions precedent in this Article 6 have been satisfied, unless any such condition precedent was expressly waived in the related Confirmation.

The failure of Seller to satisfy any of the conditions precedent in this Article 6 with respect to any Transaction or Purchased Asset shall, unless such failure was set forth in an exceptions schedule to the relevant Confirmation or otherwise waived in writing by Buyer on or before the related Purchase Date, give rise to the right of Buyer at any time to rescind the related Transaction, whereupon Seller shall immediately pay to Buyer the Repurchase Price of such Purchased Asset.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants, on and as of the date of this Agreement, each Purchase Date, and at all times when any Repurchase Document or Transaction is in full force and effect, as follows:

Section 7.01                Seller. Seller has been duly organized and validly exists in good standing as a limited liability company under the laws of the State of Delaware. Seller (a) has all requisite power, authority, legal right, licenses and franchises, (b) is duly qualified to do business in all jurisdictions necessary, and (c) has been duly authorized by all necessary action, to (w) own, lease and operate its properties and assets, (x) conduct its business as presently conducted, (y) execute, deliver and perform its obligations under the Repurchase Documents to which it is a party, and (z) originate, service, acquire, own, sell, assign, pledge and repurchase the Purchased Assets. Seller’s exact legal name is set forth in the preamble and signature pages of this Agreement. Seller’s location (within the meaning of Article 9 of the UCC), and the office where Seller keeps all records (within the meaning of Article 9 of the UCC) relating to the Purchased Assets is at the address of Seller referred to in Annex 1. Seller has not changed its name or location within the past twelve (12) months. Seller 2’s organizational identification number is 4792057 and its tax identification number is 27-2143719. Seller 2-A’s organizational identification number is 4942463 and its tax identification number is 27-5082708. Seller 2 is a wholly-owned Subsidiary of Starwood Property Mortgage, L.L.C., a Delaware limited liability company. Seller 2-A is a wholly-owned Subsidiary of Starwood Property Mortgage BC, L.L.C., a Delaware limited liability company. The fiscal year of Seller is the calendar year. Seller has no Indebtedness, Contractual Obligations or investments other than (a) ordinary trade payables, (b) in connection with Assets acquired or originated for the Transactions, and (c) the Repurchase Documents. Each of Seller 2 and Seller 2-A have no Guarantee Obligations. Each of Seller 2 and Seller 2-A have no Subsidiaries.

Section 7.02                Repurchase Documents. Each Repurchase Document to which Seller is a party has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity. The execution, delivery and performance by Seller of each Repurchase Document to which it is a party do not and will not (a) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (i) Governing Document, Indebtedness, Guarantee Obligation or Contractual Obligation applicable to Seller or any of its properties or assets, (ii) Requirements of Law, or (iii) approval, consent, judgment, decree, order or demand of any Governmental Authority, or (b) result in the creation of any Lien (other than, except with respect to any Purchased Asset, any Liens granted pursuant to or by the Repurchase Documents) on any of the properties or assets of Seller. All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by Seller of the Repurchase Documents to which it is a party and the sale of and grant of a security interest in each Purchased Asset to Buyer, have been obtained, effected, waived or given and are in full force and effect. The execution, delivery and performance of the Repurchase Documents do not require compliance by Seller with any “bulk sales” or similar law. There is no material litigation, proceeding or investigation pending or, to Seller’s Knowledge, threatened, against Seller, Manager, any Intermediate Starwood Entity or Guarantor before any Governmental Authority (a) asserting the invalidity of any Repurchase Document, (b) seeking to prevent the consummation of any Transaction, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

Section 7.03                Solvency. None of Seller, Manager, any Intermediate Starwood Entity or Guarantor is or has ever been the subject of an Insolvency Proceeding. Seller, Manager, each Intermediate Starwood Entity and Guarantor are Solvent and the Transactions do not and will not render Seller, Manager, any Intermediate Starwood Entity or Guarantor not Solvent. Seller is not entering into the Repurchase Documents or any Transaction with the intent to hinder, delay or defraud any creditor of Seller, Manager, any Intermediate Starwood Entity or Guarantor. Seller has received or will receive reasonably equivalent value for the Repurchase Documents and each Transaction. Seller has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due.

Section 7.04                             Taxes. Seller, Manager, each Intermediate Starwood Entity and Guarantor have filed all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have paid all material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges payable by them, or with respect to any of their properties or assets, which have become due, and income or franchise taxes have been paid or are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP. Seller, Manager, each Intermediate Starwood Entity and Guarantor have paid, or have provided adequate reserves for the payment of, all such taxes for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit or claim relating to any such taxes now pending or, to Seller’s Knowledge, threatened by any Governmental Authority which is not being contested in good faith as provided above. None of Seller, Manager, any Intermediate Starwood Entity or Guarantor has entered into any agreement or waiver or been requested to enter into any agreement or waiver extending any statute of limitations relating to the payment or collection of taxes, or is aware of any circumstances that would cause the taxable years or other taxable periods of Seller, Manager, any Intermediate Starwood Entity or Guarantor not to be subject to the normally applicable statute of limitations. No tax liens have been filed against any assets of Seller, Manager, any Intermediate Starwood Entity or Guarantor. Seller does not intend to treat any Transaction as being a “reportable transaction” as defined in Treasury Regulation Section 1.6011—4. If Seller determines to take any action inconsistent with such intention, it will promptly notify Buyer, in which case Buyer may treat each Transaction as subject to Treasury Regulation Section 301.6112—1 and will maintain the lists and other records required thereunder.

Section 7.05                             Financial Condition. The audited balance sheet of Guarantor as at the fiscal year most recently ended for which such audited balance sheet is available, and the related audited statements of income and retained earnings and of cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification arising out of the audit conducted by Guarantor’s independent certified public accountants, copies of which have been delivered to Buyer, are complete and correct and present fairly the financial condition of Guarantor as of such date and the results of its operations and cash flows for the fiscal year then ended. All such financial statements, including related schedules and notes, were prepared in accordance with GAAP except as disclosed therein. Guarantor does not have any material contingent liability or liability for taxes or any long term lease or unusual forward or long term commitment, including any Derivative Contract, which is not reflected in the foregoing statements or notes.

Section 7.06                             True and Complete Disclosure. The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions will be true, correct and complete in all material respects, or in the case of projections will be based on reasonable estimates prepared and presented in good faith, on the date as of which such information is stated or certified.

Section 7.07                   Compliance with Laws. Seller has complied in all material respects with all Requirements of Laws, and, to Seller’s Actual Knowledge, no Purchased Asset contravenes any Requirements of Laws. None of Seller 2-A, Seller 2 nor any Affiliate of either Seller (a) is an “enemy” or an “ally of the enemy” as defined in the Trading with the Enemy Act of 1917, (b) is in violation of any Anti-Terrorism Laws, (c) is a blocked person described in Section 1 of Executive Order 13224 or to its Knowledge engages in any dealings or transactions or is otherwise associated with any such blocked person, (d) is in violation of any country or list based economic and trade sanction administered and enforced by the Office of Foreign Assets Control, (e) is a Sanctioned Entity, (f) has more than ten percent (10%) of its assets located in Sanctioned Entities, or (g) derives more than ten percent (10%) of its operating income from investments in or transactions with Sanctioned Entities. The proceeds of any Transaction have not been and will not be used to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Entity. Seller is a “qualified purchaser” as defined in the Investment Company Act. None of Seller, Manager, any Intermediate Starwood Entity or Guarantor (a) is or is controlled by an “investment company” as defined in such Act or is exempt from the provisions of the Investment Company Act, (b) is a “broker” or “dealer” as defined in, or could be subject to a liquidation proceeding under, the Securities Investor Protection Act of 1970, or (c) is subject to regulation by any Governmental Authority limiting its ability to incur the Repurchase Obligations. No properties presently or previously owned or leased by Seller, Manager, any Intermediate Starwood Entity or Guarantor, or any of their respective predecessors contain or previously contained any Materials of Environmental Concern that constitute or constituted a violation of Environmental Laws or reasonably could be expected to give rise to liability of Seller, Manager, any Intermediate Starwood Entity or Guarantor thereunder. Seller has no Actual Knowledge of any violation, alleged violation, non-compliance, liability or potential liability of Seller, Manager, any Intermediate Starwood Entity or Guarantor under any Environmental Law. Materials of Environmental Concern have not been released, transported, generated, treated, stored or disposed of in violation of Environmental Laws or in a manner that reasonably could be expected to give rise to liability of Seller, Manager, any Intermediate Starwood Entity or Guarantor thereunder. Seller and all Affiliates of Seller are in compliance with the Foreign Corrupt Practices Act of 1977 and any foreign counterpart thereto. Neither Seller nor any Affiliate of Seller has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Seller, any Affiliate of Seller or any other Person, in violation of the Foreign Corrupt Practices Act.

Section 7.08                   Compliance with ERISA. (a) Neither Seller has any employees as of the date of this Agreement.

(b)                                 Each of Seller and Guarantor either (i) qualifies as a VCOC or a REOC, (ii) complies with an exception set forth in the Plan Asset Regulations such that the assets of such Person would not be subject to Title I of ERISA and/or Section 4975 of the Code, or (iii) does not hold any “plan assets” within the meaning of the Plan Asset Regulations that are subject to ERISA.

(c)                                  Assuming that no portion of the Purchased Assets are funded by Buyer with “plan assets” within the meaning of the Plan Asset Regulations, none of the transactions contemplated by the Repurchase Documents will constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Buyer to any tax or penalty or prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

Section 7.09                         No Default or Material Adverse Effect. No Event of Default and, to Seller’s Knowledge, no Default exists. Seller believes that it is and will be able to pay and perform each agreement, duty, obligation and covenant contained in the Repurchase Documents and Purchased Asset Documents to which it is a party, and that it is not subject to any agreement, obligation, restriction or Requirements of Law which would unduly burden its ability to do so or could reasonably be expected to have a Material Adverse Effect. Seller has no Knowledge of any actual or prospective development, event or other fact that could reasonably be expected to have a Material Adverse Effect. No Internal Control Event has occurred.

Section 7.10                         Purchased Assets. Each Purchased Asset is an Eligible Asset. Each representation and warranty of Seller set forth in the Repurchase Documents (including those set forth in Schedule 1(a), 1(b), 1(c) or 1(d) applicable to the Class of such Purchased Asset) and the Purchased Asset Documents with respect to each Purchased Asset is true and correct. Seller has delivered to Custodian true, correct and complete copies of the Purchased Asset Documents, as applicable, relating to each Purchased Asset. Seller has no Actual Knowledge of any fact which could reasonably lead it to expect that any Purchased Asset will not be paid in full. None of the Purchased Asset Documents has any marks or notations indicating that it has been sold, assigned, pledged, encumbered or otherwise conveyed to any Person other than Buyer. If any Purchased Asset Document requires the holder or transferee of the related Purchased Asset to be a qualified transferee, qualified institutional lender or qualified lender (however defined), Seller meets such requirement. Assuming that Buyer also meets such requirement, the assignment and pledge of such Purchased Asset to Buyer pursuant to the Repurchase Documents do not violate such Purchased Asset Document. Seller and all Affiliates of Seller (a) have sold and transferred all Servicing Rights with respect to the Purchased Assets to Buyer, and (b) have no Retained Interests.

Section 7.11                         Purchased Assets Acquired from Transferors. With respect to each Purchased Asset purchased by Seller or an Affiliate of Seller from a Transferor, (a) such Purchased Asset was acquired and transferred pursuant to a Purchase Agreement, (b) such Transferor received reasonably equivalent value in consideration for the transfer of such Purchased Asset, (c) no such transfer was made for or on account of an antecedent debt owed by such Transferor to Seller or an Affiliate of Seller, (d) no such transfer is or may be voidable or subject to avoidance under the Bankruptcy Code, and (e) the representations and warranties made by such Transferor to Seller or such Affiliate in such Purchase Agreement are hereby incorporated herein mutatis mutandis and are hereby remade by Seller to Buyer on each date as of which they speak in such Purchase Agreement.

Section 7.12                   Transfer and Security Interest. The Repurchase Documents constitute a valid and effective transfer to Buyer of all right, title and interest of Seller in, to and under all Purchased Assets (together with all related Servicing Rights), free and clear of any Liens (other than Liens granted pursuant to or by the Repurchase Documents). With respect to the protective security interest granted by Seller in Section 11.01, upon the delivery of the Confirmations and the Purchased Asset Documents to Custodian, the execution and delivery of the Controlled Account Agreement and the filing of the UCC financing statements as provided herein, such security interest shall be a valid first priority perfected security interest to the extent such security interest can be perfected by possession, filing or control under the UCC, subject only to Permitted Liens. Upon receipt by Custodian of each Purchased Asset Document required to be endorsed in blank by Seller and payment by Buyer of the Purchase Price for the related Purchased Asset, Buyer shall either (a) own such Purchased Asset and the related Purchased Asset Documents or (b) have a valid first priority perfected security interest in such Purchased Asset and the related Purchased Asset Documents. At Buyer’s election (and at Buyer’s sole cost and expense, or if completed and recorded following a Material Default or Event of Default, at Seller’s sole cost and expense), Buyer or any nominee or agent of Buyer may complete and record any or all of the Blank Assignment Documents as further evidence of Buyer’s ownership interest in the related Purchased Asset Documents. Seller has not authorized the filing of and is not aware of any UCC financing statements filed against Seller as debtor that include the Purchased Assets, other than any financing statement that has been terminated or filed pursuant to this Agreement.

Section 7.13                      No Broker. Neither Seller nor any Affiliate of Seller has dealt with any broker, investment banker, agent or other Person, except for Buyer or an Affiliate of Buyer, who may be entitled to any commission or compensation in connection with any Transaction.

Section 7.14                      Separateness. Seller is in compliance with the requirements of Article 9.

Section 7.15                      Interest Rate Protection Agreements. (a) Any Interest Rate Protection Agreement entered into with respect to any Purchased Asset is in full force and effect, (b) no termination event, default or event of default (however defined) exists thereunder, and (c) the related Seller Party has effectively collaterally assigned to Buyer all of such Seller Party’s rights (but none of its obligations) under each such Interest Rate Protection Agreement.

Section 7.16                         Investment Company Act. None of Seller, Guarantor or any Affiliate of Seller or Guarantor is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act, or otherwise required to register thereunder.

ARTICLE 8

COVENANTS OF SELLER

From the date hereof until the Repurchase Obligations are indefeasibly paid in full and the Repurchase Documents are terminated, Seller shall perform and observe the following covenants, which shall be given independent effect:

Section 8.01                     Existence; Governing Documents; Conduct of Business. Seller shall (a) preserve and maintain its legal existence, (b) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, (c) comply with its Governing Documents, including all special purpose entity provisions, and (d) not modify, amend or terminate its Governing Documents in any material respect, without Buyer’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Seller shall (a) continue to engage in the same (and no other) general lines of business as presently conducted by it, (b) maintain and preserve all of its material rights, privileges, licenses and franchises necessary for the operation of its business, and (c) maintain Seller’s status as a qualified transferee, qualified lender or any similar term (however defined) if and to the extent required under the Purchased Asset Documents. Seller shall not (A) change its name, organizational number, tax identification number, fiscal year, method of accounting, identity, structure or jurisdiction of organization (or have more than one such jurisdiction), move the location of its principal place of business and chief executive office, as defined in the UCC) from the location referred to in Section 7.01, or (B) move, or consent to Custodian moving, the Purchased Asset Documents from the location thereof on the applicable Purchase Date for the related Purchased Asset, unless in each case Seller has given at least thirty (30) days prior notice to Buyer and has taken all actions required under the UCC to continue the first priority perfected security interest of Buyer in the Purchased Assets. Seller shall enter into each Transaction as principal, unless Buyer agrees before a Transaction that Seller may enter into such Transaction as agent for a principal and under terms and conditions disclosed to Buyer.

Section 8.02                     Compliance with Laws, Contractual Obligations and Repurchase Documents. Seller shall comply in all material respects with each and every Requirement of Law, including those relating to any Purchased Asset and to the reporting and payment of taxes. No part of the proceeds of any Transaction shall be used for any purpose that violates Regulation T, U or X of the Board of Governors of the Federal Reserve System. Seller shall conduct or cause to be conducted the requisite due diligence in connection with the origination or acquisition of each Purchased Asset for purposes of complying with the Anti-Terrorism Laws, including with respect to the legitimacy of the applicable Underlying Obligor (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligor with respect to the related Whole Loan) and the origin of the assets used by such Person to purchase the Mortgaged Property, and will maintain sufficient information to identify such Person for purposes of the Anti-Terrorism Laws. Seller shall maintain the Custodial Agreement and Controlled Account Agreement in full force and effect. Seller shall not directly or indirectly enter into any agreement that would be violated or breached by any Transaction or the performance by Seller of any Repurchase Document.

Section 8.03                     Structural Changes. Seller shall not enter into merger or consolidation, or liquidate, wind up or dissolve, or sell all or substantially all of its assets or properties, or permit any changes in the ownership of its Equity Interests which results in a Change of Control of Seller, without the consent of Buyer (unless, in any of the foregoing cases, the Repurchase Obligations are paid in full in connection with any such transaction). Seller shall ensure that all direct Equity Interests of Seller shall continue to be directly owned by the owner or owners thereof as of the date hereof. Seller shall ensure that neither the Equity Interests of Seller nor any property or assets of Seller shall be pledged to any Person other than Buyer. Seller shall not enter into any transaction with an Affiliate of Seller unless such transaction is on market and arm’s-length terms and conditions.

Section 8.04                     Protection of Buyer’s Interest in Purchased Assets. With respect to each Purchased Asset, Seller shall take all action necessary or required by the Repurchase Documents, Purchased Asset Documents and each and every Requirements of Law, or requested by Buyer, to perfect, protect and more fully evidence Buyer’s ownership of and first priority perfected security interest in such Purchased Asset and related Purchased Asset Documents, including executing or causing to be executed (a) such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto, and (b) all documents necessary to both collaterally and absolutely and unconditionally assign all rights (but none of the obligations) of Seller under each Purchase Agreement, in each case as additional collateral security for the payment and performance of each of the Repurchase Obligations, to the extent permitted under the terms of each related Purchase Agreement. Seller shall comply with all requirements of the Custodial Agreement with respect to each Purchased Asset, including the delivery to Custodian of all required Purchased Asset Documents. Should Seller fail to deliver any Purchased Asset Document to Custodian on a timely basis as required under the Custodial Agreement, Seller shall make best efforts to effect such delivery as soon as possible thereafter. Seller shall (a) not assign, sell, transfer, pledge, hypothecate, grant, create, incur, assume or suffer or permit to exist any security interest in or Lien on any Purchased Asset to or in favor of any Person other than Buyer, (b) defend such Purchased Asset against, and take such action as is necessary to remove, any such Lien, and (c) defend the right, title and interest of Buyer in and to all Purchased Assets against the claims and demands of all Persons whomsoever. Notwithstanding the foregoing, if Seller grants a Lien on any Purchased Asset in violation of this Section 8.04 or any other Repurchase Document, Seller shall be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Default or Event of Default. Seller shall not materially amend, modify, waive or terminate any provision of any Purchase Agreement or the Servicing and Sub-Servicing Agreement. Seller shall not, or permit any Servicer to make or enter into any Material Modification to any Purchased Asset, Purchased Asset Document without Buyer’s prior written consent. Seller shall mark its computer records and tapes to evidence the interests granted to Buyer hereunder. Seller shall not take any action to cause any Purchased Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced. If a Purchased Asset becomes evidenced by an instrument or chattel paper, the same shall be immediately delivered to Custodian on behalf of Buyer, together with endorsements required by Buyer.

Section 8.05                  Actions of Seller Relating to Distributions, Indebtedness, Guarantee Obligations, Contractual Obligations, Investments and Liens. At any time after the occurrence and during the continuance of any Default under Sections 10.01(a) or 10.01(f), any Event of Default or any breach of the Debt Yield Test, Seller shall not declare or make any payment on account of, or set apart assets for, a sinking or similar fund for the purchase, redemption, defeasance, retirement or other acquisition of any Equity Interest of Seller, Manager, any Intermediate Starwood Entity or Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller, Manager, any Intermediate Starwood Entity or Guarantor. Seller shall not contract, create, incur, assume or permit to exist any Indebtedness, Guarantee Obligations, Contractual Obligations or Investments, except to the extent (a) arising or existing under the Repurchase Documents, (b) existing as of the Original Closing Date, as referenced in the financial statements delivered to Buyer prior to the Original Closing Date, and any renewals, refinancings or extensions thereof in a principal amount not exceeding that outstanding as of the date of such renewal, refinancing or extension, (c) incurred after the Original Closing Date to originate or acquire Assets or to provide funding with respect to Assets, (d) required pursuant to any Interest Rate Protection Agreements entered into pursuant to Section 8.11, and (e) unsecured trade payables and personal property leases and financings incurred in the ordinary course of business, so long as the maximum outstanding amount of all liabilities described in this clause (e) shall at no time exceed an amount equal to three hundred thousand dollars ($300,000) (it being agreed that, for purposes hereof, “trade payables” shall not include unpaid legal fees and unpaid transaction costs in connection with the execution of this Agreement and the related Repurchase Documents, the acquisition or origination of any Purchased Asset or any Transaction under this Agreement). Seller shall not (I) contract, create, incur, assume or permit to exist any Lien on or with respect to any of its property or assets (including the Purchased Assets) of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, other than, except with respect to any Purchased Asset, any Permitted Liens, or (II) except as provided in the preceding clause (I), grant, allow or enter into any agreement or arrangement with any Person that prohibits or restricts or purports to prohibit or restrict the granting of any Lien on any of the foregoing.

Section 8.06                  Maintenance of Records. Seller shall keep and maintain all documents, books, records and other information (including with respect to the Purchased Assets) that are reasonably necessary or advisable in the conduct of its business.

Section 8.07                  Financial Covenants.

(a)                                 Neither Seller shall permit its Net Income during any fiscal year, determined on an individual basis, to be less than zero.

(b)                                 Each Seller shall comply at all times with all applicable Sub-Limits, determined on an aggregate basis.

Section 8.08                  Delivery of Income. Seller shall, and pursuant to Irrevocable Redirection Notices shall cause the Underlying Obligors under the Purchased Assets and all other applicable Persons to, remit all Income in respect of the Purchased Assets into either one of the Servicing Agreement Accounts or the Waterfall Account in accordance with Section 5.01 hereof on the day the related payments are due. Seller, Servicer and Sub-Servicer (a) shall comply with and enforce each Irrevocable Redirection Notice, (b) shall not amend, modify, waive, terminate or revoke any Irrevocable Redirection Notice without Buyer’s consent, and (c) shall take all reasonable steps to enforce each Irrevocable Redirection Notice. In connection with each principal payment or prepayment under a Purchased Asset, Seller shall provide or cause to be provided to Buyer and Custodian sufficient detail to enable Buyer and Custodian to identify the Purchased Asset to which such payment applies. If Seller receives any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Purchased Assets, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and immediately deliver the same to Buyer or its designee in the exact form received, together with duly executed instruments of transfer, stock powers or assignment in blank and such other documentation as Buyer shall reasonably request. If any Income is received by Seller, Guarantor or any Affiliate of Seller or Guarantor, Seller shall pay or deliver such Income to Buyer or Custodian on behalf of Buyer within two (2) Business Days after receipt, and, until so paid or delivered, hold such Income in trust for Buyer, segregated from other funds of Seller.

Section 8.09                  Delivery of Financial Statements and Other Information. Seller shall deliver the following to Buyer and any other Affiliated Hedge Counterparty, as soon as available and in any event within the time periods specified:

(a)                                 within forty-five (45) days after the end of the first three (3) fiscal quarters, (i) the unaudited balance sheets of Guarantor as at the end of such period, (ii) the related unaudited statements of income, retained earnings and cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, (iii) a Compliance Certificate, (iv) a schedule listing all assets and liabilities excluded from the Leverage Covenant calculations, as such covenant is set forth in Section 15(b) of the Guarantee Agreement and (v) a written certification by Seller and Guarantor of the market value of all Near Cash Securities as determined by an independent third party valuation agent reasonably acceptable to Buyer, showing all calculations and supporting materials;

(b)                                 within seventy-five (75) days after the end of each fiscal year of Guarantor, (i) the audited balance sheets of Guarantor as at the end of such fiscal year, (ii) the related statements of income, retained earnings and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, (iii) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the financial condition and results of operations of Guarantor as at the end of and for such fiscal year in accordance with GAAP, (iv) a projections of Guarantor of the operating budget and cash flow budget of Guarantor for the following fiscal year, to the extent such is prepared and (v) a Compliance Certificate;

(c)                                  all reports submitted to Guarantor by independent certified public accountants in connection with each annual, interim or special audit of the books and records of Guarantor made by such accountants, including any management letter commenting on Guarantor’s internal controls;

(d)                                 with respect to each Purchased Asset and related Mortgaged Property, on or before each Remittance Date, all remittance, servicing, securitization, exception and other reports, if any, and all operating and financial statements and rent rolls of all Underlying Obligors for all Mortgaged Properties during the prior month, when and as received from Sub-Servicer, an Underlying Obligor, a third-party servicer or from any other source;

(e)                                  all financial statements, reports, notices and other documents that Guarantor sends to holders of its Equity Interests or makes to or files with any Governmental Authority, promptly after the delivery or filing thereof;

(f)                                   any other material agreements, correspondence, documents or other information not included in an Underwriting Package on the related Purchase Date, which is related to Seller or the Purchased Assets, as soon as possible after the discovery thereof by Seller, any Intermediate Starwood Entity or Guarantor; and

(g)                                  such other information regarding the financial condition, operations or business of Seller, Guarantor or any Underlying Obligor as Buyer may reasonably request including, without limitation, any such information which is otherwise necessary to allow Buyer to monitor compliance with the terms of the Repurchase Documents.

Section 8.10                             Delivery of Notices. Seller shall promptly (and in no event later than one (1) Business Day from the date that Seller has Knowledge of each such occurrence) notify Buyer and any other Affiliated Hedge Counterparty of the occurrence of any of the following of which Seller has Knowledge, together with a certificate of a Responsible Officer of Seller setting forth details of such occurrence and any action Seller has taken or proposes to take with respect thereto:

(a)                                 a Representation Breach;

(b)                                 any of the following: (i) with respect to any Purchased Asset or related Mortgaged Property: material change in Market Value, material loss or damage, material licensing or permit issues, violation of Requirements of Law, discharge of or damage from Materials of Environmental Concern or any other actual or expected event or change in circumstances that could reasonably be expected to result in a default or material decline in value or cash flow, and (ii) with respect to Seller: violation of Requirements of Law, material decline in the value of Seller’s assets or properties, an Internal Control Event or other event or circumstance that could reasonably be expected to have a Material Adverse Effect;

(c)                                  the existence of any Default, Event of Default or material default under or related to a Purchased Asset, Purchased Asset Document, Indebtedness, Guarantee Obligation or Contractual Obligation of Seller;

(d)                                 the resignation or termination of Sub-Servicer under the Servicing and Sub-Servicing Agreement or of any other Servicer pursuant to the related Servicing Agreement;

(e)                                  the establishment of a rating by any Rating Agency applicable to Seller, Guarantor, Manager or any Intermediate Starwood Entity, and any downgrade in or withdrawal of such rating once established;

(f)                                   the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceedings before any Governmental Authority that (i) affects Seller, Guarantor, any Purchased Asset, Pledged Collateral or any Mortgaged Property, (ii) questions or challenges the validity or enforceability of any Repurchase Document, Transaction, Purchased Asset or Purchased Asset Document, or (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect;

(g)                                  loss of Guarantor’s status as a REIT; and

(h)                                 if (i) any CMBS Purchased Asset is presented for consideration as part of any securitization, (ii) Seller withdraws any such presentation or (iii) Seller receives written notice that, for any reason, any such CMBS Purchased Asset has been rejected or not accepted for such securitization.

Section 8.11                  Hedging. The terms and provisions governing hedging under Section 8.11 are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 8.12                  Escrow Imbalance. Seller shall, no later than ten (10) Business Days after learning of any material overdraw, deficit or imbalance in any escrow or reserve account relating to a Purchased Asset, use reasonable efforts to cause the applicable Underlying Obligor to correct and eliminate the same, including by depositing its own funds into such account.

Section 8.13                  Guarantee Agreement. If at any time (a) the obligations of any Guarantor under the Guarantee Agreement shall cease to be in effect, (b) any Insolvency Event has occurred with respect to Guarantor, or (c) any violation of any provision set forth in Section 15 of the Guarantee Agreement should occur and be continuing (any of the foregoing events, a “Guarantee Default”), then, within sixty (60) days after the occurrence of any such Guarantee Default, Seller shall cause a replacement guarantor acceptable to Buyer to assume in writing all obligations of Guarantor under the Guarantee Agreement or become a Guarantor, as Buyer deems necessary to correct such Guarantee Default.

Section 8.14                  Pledge and Security Agreement. Seller shall not take any direct or indirect action that would cause Pledgor to breach any of its covenants under the Pledge and Security Agreement. Seller shall not permit any additional Persons to acquire Equity Interests in Seller other than the Equity Interests owned by Pledgor and pledged to Buyer pursuant to the Pledge Agreement, and Seller shall not permit any sales, assignments, pledges or transfers of the Equity Interests in Seller other than to Buyer.

Section 8.15                  Management Internalization. Seller shall not permit Guarantor to internalize its management without Buyer’s prior written approval, which shall not be unreasonably withheld.

Section 8.16                  REIT Status. Guarantor shall at all times continue to be (a) qualified as a REIT as defined in Section 856 of the Code (after giving effect to any cure or corrective periods or allowances, including pursuant to Code Sections 856(c), 857 and 860), (b) entitled to a dividends paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120-REIT filed with the United States Internal Revenue Service, and (c) a publicly traded company listed, quoted or traded on and in good standing in respect of any Stock Exchange. Each of Seller-2 and Seller-2-A shall at all times be a disregarded entity for U.S. federal income tax purposes.

Section 8.17 Post-Closing Obligations. (a) For any Purchased Asset acquired by Seller on the secondary market from unaffiliated third parties, (i) Seller shall deliver fully-executed Irrevocable Redirection Notices to Buyer prior to the later to occur of (x) the next Remittance Date and (y) thirty (30) days from the related Purchase Date, and (ii) if, in Buyer’s determination, Seller does not have a perfected first-priority security interest in each bank account constituting a portion of the collateral pledged in connection with each such Purchased Asset and all amounts and assets at any time credited thereto, or any such security interest is not fully assignable and has not been properly previously fully assigned to Buyer, Seller shall, as soon as reasonably practicable following the Purchase Date, cause the Underlying Obligor and/or collection agent to enter into such contractual arrangements including, without limitation, an Account Control Agreement with Seller that Buyer reasonably deems necessary or desirable in order to validly grant and perfect Seller’s security interest in such accounts, amounts and assets, in form and substance reasonably acceptable to Buyer.

(b)                                 Prior to the first Purchase Date after the Closing Date, Sellers shall provide to Buyer such opinions of counsel as Buyer may require regarding good standing, corporate authority, enforceability and perfection of security interests relating to the Purchased Assets, the Repurchase Documents, Sellers and Guarantor.

ARTICLE 9

SINGLE-PURPOSE ENTITY

Section 9.01                  Covenants Applicable to Seller. Seller shall (i) own and has owned no assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by this Agreement and any other Repurchase Document (provided, however, that it shall not be a breach of the foregoing covenant if Seller holds any Senior Interest or Junior Interest in a Whole Loan or Mezzanine Loan which Senior or Junior Interest does not become a Purchased Asset hereunder provided that such Asset is transferred to an Affiliate of Seller prior to the Purchase Date for the related Purchased Asset), (ii) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (I) with respect to the Purchased Asset Documents and the Retained Interests, (II) commitments to make loans which may become Eligible Assets, and (III) as otherwise permitted under this Agreement, (iii) not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the origination or acquisition of Assets for purchase under the Repurchase Documents, (iv) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets, (v) comply with the provisions of its Governing Documents, (vi) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents in any material respect without the prior written approval of Buyer,

(vii) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of Requirements of Law; provided, that (I) appropriate notation shall be made on such financial statements to indicate the separateness of Seller from such Affiliate and to indicate that Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (II) such assets shall also be listed on Seller’s own separate balance sheet) and file its own tax returns (except to the extent consolidation is required or permitted under Requirements of Law), (viii) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other, (ix) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent, (x) not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein), (xi) not commingle its funds or other assets with those of any Affiliate or any other Person (except with those of the other Seller in accordance with the terms of the Repurchase Documents) and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of any Affiliate or any other Person, (xii) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person, (xiii) not hold itself out to be responsible for the debts or obligations of any other Person (except for the other Seller in accordance with the terms of the Repurchase Documents), (xiv) not, without the prior unanimous written consent of all of its Independent Directors or Independent Managers, take any Insolvency Action, (xv) (I) have at all times at least one (1) Independent Director, or such greater number if necessary to comply with customary industry standards then-currently applicable to bankruptcy remote entities, and (II) provide Buyer with up-to-date contact information for each such Independent Director(s) or Independent Manager(s) and a copy of the agreement pursuant to which each Independent Director(s) or Independent Manager(s) consents to and serves as an “Independent Director” or “Independent Manager” for Seller, (xvi) the Governing Documents for Seller shall provide that for so long as any Repurchase Obligations remain outstanding, that (I) Buyer be given at least two (2) Business Days prior notice of the removal and/or replacement of any Independent Director or Independent Manager, together with the name and contact information of the replacement Independent Director or Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Director or Independent Manager, (II) that, to the fullest extent permitted by law, and notwithstanding any duty otherwise existing at law or in equity, any Independent Director or Independent Manager shall consider only the interests of Seller, including its respective creditors, in acting or otherwise voting on the Insolvency Action, and (III) that, except for duties to Seller as set forth in the immediately preceding clause (including duties to the holders of the Equity Interests in Seller or Seller’s respective creditors solely to the extent of their respective economic interests in Seller, but excluding (A) all other interests of the holders of the Equity Interests in Seller, (B) the interests of other Affiliates of Seller, and (C) the interests of any group of Affiliates of which Seller is a part), the Independent Directors or Independent Managers shall not have any fiduciary duties to the holders of the Equity Interests in Seller, any officer or any other Person bound by the Governing Documents;

provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing, (xvii) not enter into any transaction with an Affiliate of Seller except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction, (xviii) maintain a sufficient number of employees in light of contemplated business operations (xix) use separate stationary, invoices and checks bearing its own name, (xx) allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an affiliate, (xxi) not pledge its assets to secure the obligations of any other Person, and (xxii) not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity.

Section 9.02 Additional Covenants Applicable to Seller. Seller (i) is and shall remain a Delaware limited liability company, (ii) shall have at least one Independent Director or Independent Manager serving as manager of such company, (iii) shall not take any Insolvency Action and shall not cause or permit Pledgor to take any Insolvency Action with respect to Seller, in each case unless all of its Independent Director(s) or Independent Manager(s) then serving as managers of the company shall have consented in writing to such action (directly or indirectly), and (iv) shall have either (A) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (B) two natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the resignation or dissolution of the last remaining member of the company ceasing to be a member of the company.

ARTICLE 10

EVENTS OF DEFAULT AND REMEDIES

Section 10.01                      Events of Default. Each of the following events shall be an “Event of Default”:

(a)                                 Seller fails to make a payment of (i) Margin Deficit or Repurchase Price (other than Price Differential) when due, whether by acceleration or otherwise, (ii) Price Differential when due, or (iii) any other amount when due, in each case under the Repurchase Documents;

(b)                                 Seller fails to observe or perform in any material respect any other Repurchase Obligation of Seller under the Repurchase Documents or the Purchased Asset Documents to which Seller is a party, and (except in the case of a failure to perform or observe the Repurchase Obligations of Seller under Section 8.04 and 18.08(a)) such failure continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller (or such longer period as agreed to by Buyer, not to exceed fifteen (15) days from the date of the underlying breach, but only if such underlying breach is capable of being cured and so long as Seller diligently and continuously takes all actions necessary to cure such underlying breach);

(c)           any Representation Breach (other than a breach of any of the representations and warranties set forth on Schedule 1(a), 1(b), 1(c) and 1(d) hereto, which will not, in and of themselves, be Events of Default) exists and continues unremedied for ten (10) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such Representation Breach by Seller;

(d)           Seller or Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation under any Indebtedness, Guarantee Obligation or Contractual Obligation with an outstanding amount of at least $100,000 with respect to Seller, or $25,000,000 with respect to Guarantor, and the effect of such default is to permit the acceleration thereof (regardless of whether such default is waived or such acceleration occurs);

(e)           Seller or Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation due to Buyer or any Affiliate of Buyer under any other financing, hedging, security or other agreement between Seller or Guarantor and Buyer or any Affiliate of Buyer;

(f)            an Insolvency Event occurs with respect to Seller, any Intermediate Starwood Entity or Guarantor;

(g)           a Change of Control occurs with respect to Seller, Manager, any Intermediate Starwood Entity or Guarantor, without the prior written consent of Buyer, not to be unreasonably withheld;

(h)           a final judgment or judgments for the payment of money in excess of $100,000 with respect to Seller, or $25,000,000 with respect to Guarantor, in each case in the aggregate and in each case that is not insured against is entered against Seller or Guarantor by one or more Governmental Authorities and the same is not satisfied, discharged (or provision has not been made for such discharge) or bonded, or a stay of execution thereof has not been procured, within thirty (30) days from the date of entry thereof;

(i)            a Governmental Authority takes any action to (i) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of Seller, (ii) displace the management of Seller or curtail its authority in the conduct of the business of Seller, or (iii) terminate the activities of Seller as contemplated by the Repurchase Documents;

(j)            Seller, any Intermediate Starwood Entity or Guarantor admits in writing that it is not Solvent or is not able to perform any of its Repurchase Obligations, Contractual Obligations, Guarantee Obligations, Capital Lease Obligations or Off-Balance Sheet Obligations;

(k)           any provision of the Repurchase Documents, any right or remedy of Buyer or obligation, covenant, agreement or duty of Seller thereunder, or any Lien, security interest or control granted under or in connection with the Repurchase Documents, Pledged Collateral or Purchased Assets terminates, is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of Seller or any other Person, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by Seller or any other Person, in each case directly, indirectly, in whole or in part, except that, Seller have a period of three (3) Business Days from the date of each such violation to either repurchase the related Purchased Asset from Buyer pursuant to Section 3.04 or cure the related breach, as such cure is determined by Buyer or any Pledged Collateral;

(l)            Buyer ceases for any reason to have a valid and perfected first priority security interest in any Purchased Asset except that, Seller have a period of three (3) Business Days from the date of each such violation to cure the related breach, as such cure is determined by Buyer;

(m)          Seller, any Intermediate Starwood Entity or Guarantor is required to register as an “investment company” (as defined in the Investment Company Act) or the arrangements contemplated by the Repurchase Documents shall require registration of Seller, Manager, any Intermediate Starwood Entity or Guarantor as an “investment company”;

(n)           Seller engages in any conduct or action where Buyer’s prior consent is required by any Repurchase Document and Seller fails to obtain such consent;

(o)           Seller, Sub-Servicer, Servicer, Guarantor, Manager, any Intermediate Starwood Entity or any other Person or, due to the action or inaction of any of the foregoing, (but not merely as a result of the unprompted failure by any Underlying Obligor to make a payment under a Purchased Asset) any Underlying Obligor or any other Person fails to deposit to one of the Servicing Agreement Accounts or the Waterfall Account all Income and other amounts as required by Section 5.01 and other provisions of this Agreement within two (2) Business Days of when due, or the occurrence of a Sub-Servicer Event of Default;

(p)           Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Guarantor as a “going concern” or a reference of similar import, other than a qualification or limitation expressly related to Buyer’s rights in the Purchased Assets;

(q)           Guarantor (i) fails (A) to qualify as a REIT (after giving effect to any cure or corrective periods or allowances or other actions, including pursuant to Code Sections 856(c), 857, and 860, permitted to be taken by Guarantor to maintain its REIT status), or (B) to continue to be entitled to a dividends paid deduction under Section 857 of the Code with respect to dividends paid by it and therefore fails the requirements of Code Section 857(a)(1) (after giving effect to any cure or corrective provisions, including pursuant to Code Section 860) or (ii) enters into a “prohibited transaction” as defined in Section 857(b)(6)(B)(iii) of the Code (taking into account Sections 857(b)(6)(C), 857(b)(6)(D) and 857(b)(6) (E) of the Code) that results in “prohibited transactions taxes” having an amount greater than $25,000,000 being imposed on Guarantor;

(r)            any termination event, default or event of default (however defined) shall have occurred with respect to a Seller Party under any Interest Rate Protection Agreement and either (i) same is not cured, (ii) a replacement Interest Rate Protection Agreement acceptable to Buyer in its reasonable discretion has not been entered into and assigned to Buyer or (iii) the related Purchased Asset is not repurchased by Seller on or before the earlier to occur of (I) the date that is ten (10) Business Days after the occurrence of any such event and (II) the next Remittance Date;

(s)            Guarantor breaches any of the obligations, terms or conditions set forth in the Guarantee Agreement and such breach remains uncured for at least three (3) Business Days; or

(t)            any Material Modification is made to any Purchased Asset Document without the prior written consent of Buyer.

Section 10.02 Remedies of Buyer as Owner of the Purchased Assets. If an Event of Default exists, at the option of Buyer, exercised by notice to Seller (which option shall be deemed to be exercised, even if no notice is given, automatically and immediately upon the occurrence of an Event of Default under Section 10.01(f)), the Repurchase Date for all Purchased Assets shall be deemed automatically and immediately to occur (the date on which such option is exercised or deemed to be exercised, the “Accelerated Repurchase Date”). If Buyer exercises or is deemed to have exercised the foregoing option:

(a)           All Repurchase Obligations shall become immediately due and payable on and as of the Accelerated Repurchase Date.

(b)           All amounts in the Waterfall Account and/or in the Servicing Agreement Account established and maintained under the Servicing and Sub-Servicing Agreement, together with all Income paid after the Accelerated Repurchase Date, shall be retained by Buyer and applied in accordance with Article 5.

(c)           Buyer may complete any assignments, allonges, endorsements, powers or other documents or instruments executed in blank and otherwise obtain physical possession of all Purchased Asset Documents and all other instruments, certificates and documents then held by or on behalf of Custodian under the Custodial Agreement. Buyer may obtain physical possession of all Servicing Files, Servicing Agreements and other files and records of Seller, Servicer or Sub-Servicer. Seller shall deliver to Buyer such assignments and other documents with respect thereto as Buyer shall request.

(d)           Buyer may immediately, at any time, and from time to time, exercise either of the following remedies with respect to any or all of the Purchased Assets: (i) sell such Purchased Assets on a servicing-released basis and/or without providing any representations and warranties on an “as-is where is” basis, in a recognized market and by means of a public or private sale at such price or prices as Buyer accepts, and apply the net proceeds thereof in accordance with Article 5, or (ii) retain such Purchased Assets and give Seller credit against the Repurchase Price for such Purchased Assets (or if the amount of such credit exceeds the Repurchase Price for such Purchased Assets, to credit against other Repurchase Obligations due and any other amounts (without duplication) then owing to Buyer by any other Person pursuant to any Repurchase Document, in such order and in such amounts as determined by Buyer), in an amount equal to the market value of such Purchased Assets. Until such time as Buyer exercises either such remedy with respect to a Purchased Asset, Buyer may hold such Purchased Asset for its own account and retain all Income with respect thereto and apply such Income in accordance with Article 5.

(e)           The Parties agree that the Purchased Assets are of such a nature that they may decline rapidly in value, and may not have a ready or liquid market. Accordingly, Buyer shall not be required to sell more than one Purchased Asset on a particular Business Day, to the same purchaser or in the same manner. Buyer may determine whether, when and in what manner a Purchased Asset shall be sold, it being agreed that both a good faith public and a good faith private sale shall be deemed to be commercially reasonable. Except as expressly required herein or in the other Repurchase Documents, Buyer shall not be required to give notice to Seller or any other Person prior to exercising any remedy following the occurrence of an Event of Default. If no prior notice is given, Buyer shall give notice to Seller of the remedies exercised by Buyer promptly thereafter. Buyer shall act in good faith in exercising its rights and remedies under this Article 10.

(f)            Seller shall be liable to Buyer for (i) any amount by which the Repurchase Obligations due to Buyer exceed the aggregate of the net proceeds and credits referred to in the preceding clause (d), (ii) the amount of all actual out-of-pocket expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (iii) any costs and losses payable under Section 12.03, and (iv) any other actual loss, damage, cost or expense resulting from the occurrence of an Event of Default.

(g)           Buyer shall be entitled to an injunction, an order of specific performance or other equitable relief to compel Seller to fulfill any of its obligations as set forth in the Repurchase Documents, including this Article 10, if Seller fails or refuses to perform its obligations as set forth herein or therein.

(h)           Seller hereby appoints Buyer as attorney-in-fact of Seller for purposes of carrying out the Repurchase Documents, including executing, endorsing and recording any instruments or documents and taking any other actions that Buyer deems necessary or advisable to accomplish such purposes, which appointment is coupled with an interest and is irrevocable.

(i)            Buyer may, without prior notice to Seller, exercise any or all of its set-off rights including those set forth in Section 18.17 and pursuant to any other Repurchase Document. This Section 10.02(i) shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.

(j)            All rights and remedies of Buyer under the Repurchase Documents, including those set forth in Section 18.17, are cumulative and not exclusive of any other rights or remedies that Buyer may have and may be exercised at any time when an Event of Default exists. Such rights and remedies may be enforced without prior judicial process or hearing. Seller agrees that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s-length. Seller hereby expressly waives any defenses Seller might have to require Buyer to enforce its rights by judicial process or otherwise arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or any other election of remedies.

ARTICLE 11

SECURITY INTEREST

Section 11.01 Grant. (a) Buyer and Seller intend that the Transactions be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, to preserve and protect Buyer’s rights with respect to the Purchased Assets and under the Repurchase Documents if any Governmental Authority recharacterizes any Transaction with respect to a Purchased Asset as other than a sale, and as security for Seller’s performance of the Repurchase Obligations, Seller hereby grants to Buyer a present Lien on and security interest in all of the right, title and interest of Seller in, to and under (i) the Purchased Assets (which for this purpose shall be deemed to include the items described in the proviso in the definition thereof), and (ii) each Interest Rate Protection Agreement with each Hedge Counterparty relating to each Purchased Asset, and the transfer of the Purchased Assets to Buyer shall be deemed to constitute and confirm such grant, to secure the payment and performance of the Repurchase Obligations (including the obligation of Seller to pay the Repurchase Price, or if the related Transaction is recharacterized as a loan, to repay such loan for the Repurchase Price) and all of the Related Repurchase Obligations.

(b)           As security for the payment and performance by each of the Related Sellers to Buyer of the Related Repurchase Obligations of each of the Related Sellers, Seller hereby grants to Buyer a Lien on and security interest in all of the right, title and interest of Seller in, to and under (i) the Purchased Assets (which for this purpose shall be deemed to include the items described in the proviso in the definition thereof), and (ii) each Interest Rate Protection Agreement with each Hedge Counterparty relating to any Purchased Asset, and the transfers of the Purchased Assets to Buyer shall be deemed to constitute and confirm such grant, to secure the payment and performance of all of the Related Repurchase Obligations.

(c)           Buyer hereby acknowledges and agrees that Buyer’s security interest in the collateral described in Section 11.01(b) as security for the Related Repurchase Obligations shall at all times be junior and subordinate in all respects to Buyer’s security interest in such collateral as security for the Repurchase Obligations. The preceding subordination of Buyer’s security interest in such collateral affects only the relative priority of Buyer’s security interest in such collateral, and shall not subordinate the Related Repurchase Obligations in right of payment to the Repurchase Obligations.

Section 11.02 Effect of Grant. If any circumstance described in Section 11.01 occurs, (a) this Agreement shall also be deemed to be a security agreement as defined in the UCC, (b) Buyer shall have all of the rights and remedies provided to a secured party by Requirements of Law (including the rights and remedies of a secured party under the UCC and the right to set off any mutual debt and claim) and under any other agreement between Buyer and Seller or between any Affiliated Hedge Counterparty and Seller, (c) without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of the Repurchase Obligations and all of the Related Repurchase Obligations, without prejudice to Buyer’s right to recover any deficiency, (d) the possession by Buyer or any of its agents, including Custodian, of the Purchased Asset Documents, the Purchased Assets and such other items of property as constitute instruments, money, negotiable documents, securities or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting such security interest under the UCC and Requirements of Law, and (e) notifications to Persons (other than Buyer) holding such property, and acknowledgments, receipts or confirmations from Persons (other than Buyer) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Requirements of Law. The security interest of Buyer granted herein shall be, and Seller hereby represents and warrants to Buyer and to all other Affiliated Hedge Counterparties that it is, a first priority perfected security interest. For the avoidance of doubt, (A) each Purchased Asset and each Interest Rate Protection Agreement relating to a Purchased Asset secures the Repurchase Obligations of Seller with respect to all other Transactions and all other Purchased Assets, including any Purchased Assets that are junior in priority to the Purchased Asset in question, and also secures all of the Related Repurchase Obligations, and (B) if an Event of Default exists, no Purchased Asset or Interest Rate Protection Agreement relating to a Purchased Asset will be released from Buyer’s Lien or transferred to Seller until the Repurchase Obligations and all of the Related Repurchase Obligations are indefeasibly paid in full; provided, however, notwithstanding the foregoing, Buyer shall be required to release its Lien on any Purchased Asset in the event of a repayment in full by the Underlying Obligor of any Whole Loan, Senior Interest, Junior Interest, Mezzanine Loan or Mezzanine Participation Interest, and Seller’s payment of the Repurchase Price with respect to such Purchased Asset in accordance with Section 3.04. Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to Seller.

Section 11.03 Seller to Remain Liable. Buyer and Seller agree that the grant of a security interest under this Article 11 shall not constitute or result in the creation or assumption by Buyer of any Retained Interest or other obligation of Seller or any other Person in connection with any Purchased Asset or any Interest Rate Protection Agreement, whether or not Buyer exercises any right with respect thereto. Seller and any other related Seller Party, as applicable, shall remain liable under the Purchased Assets, each Interest Rate Protection Agreement, the Purchased Asset Documents to perform all of Seller’s or all other Seller Party’s duties and obligations thereunder to the same extent as if the Repurchase Documents had not been executed.

Section 11.04 Waiver of Certain Laws. Seller agrees, to the extent permitted by Requirements of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Assets may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets or Interest Rate Protection Agreement relating to a Purchased Asset or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets or Interest Rate Protection Agreement relating to a Purchased Asset marshaled upon any such sale, and agrees that Buyer or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets and each Interest Rate

Protection Agreement relating to a Purchased Asset as an entirety or in such parcels as Buyer or such court may determine.

ARTICLE 12

INCREASED COSTS; CAPITAL ADEQUACY

Section 12.01 Market Disruption. The terms and provisions regarding circumstances affecting the ability to ascertain LIBOR are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 12.02 Illegality. The terms and provisions regarding changes in Requirements of Law are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 12.03 Breakfunding. In the event of (a) the failure by Seller to terminate any Transaction after Seller has given a notice of termination pursuant to Section 3.04, (b) any payment to Buyer on account of the outstanding Repurchase Price, including a payment made pursuant to Section 3.04 but excluding a payment made pursuant to Section 5.02, on any day other than a Remittance Date (based on the assumption that Buyer funded its commitment with respect to the Transaction in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods that Buyer deems appropriate and practical) (upon request, Buyer shall provide Seller with notice of the underlying calculation methodology), (c) any failure by Seller to sell Eligible Assets to Buyer after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Assets in accordance with this Agreement, or (d) any conversion of the Pricing Rate to the Alternative Rate because LIBOR is not available for any reason on a day that is not the last day of the then-current Pricing Period, Seller shall compensate Buyer for the cost and expense which Buyer may sustain or incur arising from such event. A certificate of Buyer setting forth any amount or amounts that Buyer is entitled to receive pursuant to this Section 12.03 shall be delivered to Seller and shall be conclusive to the extent calculated in good faith and absent manifest error. Seller shall pay Buyer the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 12.04 Increased Costs. The terms and provisions regarding increased costs are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 12.05 Capital Adequacy. The terms and provisions regarding capital adequacy are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 12.06 Taxes.

(a)           Any and all payments by or on account of any obligation of Seller under any Repurchase Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then Seller shall make (or cause to be made) such deduction or withholding and shall timely pay (or cause to be timely paid) the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable shall be increased by Seller as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 12.06) Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)           Seller shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Seller shall indemnify Buyer, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 12.06) paid by Buyer or required to be withheld or deducted from a payment to Buyer, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Seller by Buyer shall be conclusive absent manifest error.

(d)           As soon as practicable after any payment of Taxes by Seller to a Governmental Authority pursuant to this Section 12.06, Seller shall deliver to Buyer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer.

(e)           (i) If Buyer is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Repurchase Document, Buyer shall deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Buyer, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Buyer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 12.06(e)(ii)(A), Section 12.06(e)(ii)(B) and Section 12.06(e)(ii)(D) below) shall not be required if in Buyer’s reasonable judgment such completion, execution or submission would subject Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Buyer.

(ii)           Without limiting the generality of the foregoing,

(A)          if Buyer is a U.S. Person, it shall deliver to Seller on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed originals of IRS Form W-9 certifying that Buyer is exempt from U.S. federal backup withholding tax;

(B)          if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), whichever of the following is applicable:

(I)            in the case of a Foreign Buyer claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Repurchase Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Repurchase Document, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)          executed originals of IRS Form W-8ECI;

(III)        in the case of a Foreign Buyer claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Buyer is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or

(IV)         to the extent a Foreign Buyer is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Buyer is a partnership and one or more direct or indirect partners of such Foreign Buyer are claiming the portfolio interest exemption, such Foreign Buyer may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C)          if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made; and

(D)          if a payment made to Buyer under any Repurchase Document would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Buyer shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that Buyer has complied with Buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Buyer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller in writing of its legal inability to do so.

(f)            If any Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 12.06 (including by the payment of additional amounts pursuant to this Section 12.06), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 12.06 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 12.06(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 12.06(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 12.06(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 12.06(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)           For the avoidance of doubt, for purposes of this Section 12.06, the term “applicable law” includes FATCA.

Section 12.07 Payment and Survival of Obligations. Buyer may at any time send Seller a notice showing the calculation of any amounts payable pursuant to this Article 12, and Seller shall pay such amounts to Buyer within ten (10) Business Days after Seller receives such notice. The obligations of Seller under this Article 12 shall apply to Eligible Assignees and Participants and survive any assignment of rights by, or the replacement of Buyer, the termination of the Transactions and the repayment, satisfaction or discharge of all obligations under any Repurchase Document.

ARTICLE 13

INDEMNITY AND EXPENSES

Section 13.01 Indemnity.

(a)           Seller shall release, defend, indemnify and hold harmless Buyer, Affiliates of Buyer and its and their respective officers, directors, shareholders, partners, members, owners, employees, agents, attorneys, Affiliates and advisors (each an “Indemnified Person” and collectively the “Indemnified Persons”), against, and shall hold each Indemnified Person harmless, on an after-Tax basis, from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including reasonable legal fees, charges, and disbursements of any counsel for any such Indemnified Person and expenses), penalties or fines of any kind that may be imposed on, incurred by or asserted against any such Indemnified Person (collectively, the “Indemnified Amounts”) in any way relating to, arising out of or resulting from or in connection with (i) the Repurchase Documents, the Purchased Asset Documents, the Purchased Assets, the Pledged Collateral, the Transactions, any Mortgaged Property or related property, or any action taken or omitted to be taken by any Indemnified Person in connection with or under any of the foregoing, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Repurchase Document, any Transaction, any Purchased Asset, any Purchased Asset Document or any Pledged Collateral, (ii) any claims, actions or damages by an Underlying Obligor (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligor with respect to the related Whole Loan) or lessee with respect to a Purchased Asset, (iii) any violation or alleged violation of, non-compliance with or liability under any Requirements of Law, (iv) ownership of, Liens on, security interests in or the exercise of rights or remedies under any of the items referred to in the preceding clause (i), (v) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vi) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vii) any failure by Seller to perform or comply with any Repurchase Document, Purchased Asset Document or Purchased Asset, (viii) performance of any labor or services or the furnishing of any materials or other property in respect of any Mortgaged Property or Purchased Asset, (ix) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any lease or other transaction involving any Repurchase Document, Purchased Asset or Mortgaged Property, (x) the execution, delivery, filing or recording of any Repurchase Document, Purchased Asset Document or any memorandum of any of the foregoing, (xi) any Lien or claim arising on or against any Purchased Asset or related Mortgaged Property under any Requirements of Law or any liability asserted against Buyer or any Indemnified Person with respect thereto, (xii) (1) a past, present or future violation or alleged violation of any Environmental Laws in connection with any Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligor with respect to the related Whole Loan), (2) any presence of any Materials of Environmental Concern in, on, within, above, under, near, affecting or emanating from any Mortgaged Property in violation of Environmental Law, (3) the failure to timely perform any Remedial Work required under the Purchased Asset Documents or pursuant to Environmental Law, (4) any past, present or future activity by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligor with respect to the related Whole Loan) in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Mortgaged Property of any Materials of Environmental Concern at any time located in, under, on, above or affecting any Mortgaged Property, in each case, in violation of Environmental Law, (5) any past, present or future actual Release (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) to, from, on, within, in, under, near or affecting any Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligor with respect to the related Whole Loan), in each case, in violation of Environmental Law, (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Lien on any Mortgaged Property with regard to, or as a result of, any Materials of Environmental Concern or pursuant to any Environmental Law, or (7) any misrepresentation or failure to perform any obligations pursuant to any Repurchase Document, or Purchased Asset Document relating to environmental matters in any way, (xiii) any business communications or dealings between the Parties relating thereto, or (xiv) Seller’s conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Section 13.01, that, in each case, results from anything whatsoever other than any Indemnified Person’s gross negligence or intentional misconduct, as determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment. In any suit, proceeding or action brought by an Indemnified Person in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller shall defend, indemnify and hold such Indemnified Person harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or Underlying Obligor (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligor with respect to the related Whole Loan) arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or Underlying Obligor (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligor with respect to the related Whole Loan) from Seller. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.01 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Seller, an Indemnified Person or any other Person or any Indemnified Person is otherwise a party thereto and whether or not any Transaction is entered into. This Section 13.01(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim and in no event shall any Indemnified Amounts include any Excluded Taxes.

(b)           If for any reason the indemnification provided in this Section 13.01 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, even though such Indemnified Person is entitled to indemnification under the express terms thereof, then Seller shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by such Indemnified Person on the one hand and Seller on the other hand, the relative fault of such Indemnified Person, and any other relevant equitable considerations.

(c)           An Indemnified Person may at any time send Seller a notice showing the calculation of Indemnified Amounts, and Seller shall pay such Indemnified Amounts to such Indemnified Person within ten (10) Business Days after Seller receives such notice. The obligations of Seller under this Section 13.01 shall apply (without duplication) to Eligible Assignees and Participants and survive the termination of this Agreement.

Section 13.02                Expenses. Seller shall promptly on demand pay to or as directed by Buyer all third-party out-of-pocket costs and expenses (including legal, accounting and advisory fees and expenses) incurred by Buyer in connection with (a) the development, evaluation, preparation, negotiation, execution, consummation, delivery and administration of, and any amendment, supplement or modification to, or extension, renewal or waiver of, the Repurchase Documents and the Transactions, (b) any Asset or Purchased Asset, including due diligence, inspection, testing, review, recording, registration, travel custody, care, insurance or preservation, (c) the enforcement of the Repurchase Documents or the payment or performance by Seller of any Repurchase Obligations, and (d) any actual or attempted sale, exchange, enforcement, collection, compromise or settlement relating to the Purchased Assets.

ARTICLE 14

INTENT

Section 14.01 Safe Harbor Treatment. The Parties intend (a) for each Transaction to qualify for the safe harbor treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code (to the extent that a Transaction has a maturity date of less than one (1) year) and a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and that payments and transfers under this Agreement constitute transfers made by, to or for the benefit of a financial institution, financial participant or repo participant within the meaning of Section 546(e) or 546(f) of the Bankruptcy Code, (b) for the Guarantee Agreement and the Pledge Agreement to each constitute a security agreement or arrangement or other credit enhancement within the meaning of Section 101 of the Code related to a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and, to the extent that the Guarantee Agreement and the Pledge Agreement relate to a Transaction that has a maturity date of less than one (1) year, a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code, and (c) that Buyer (for so long as Buyer is a “financial institution,” “financial participant,” “repo participant,” “master netting participant” or other entity listed in Section 555, 362(b)(6) or 362(b)(7) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement,” “securities contract” and a “master netting agreement,” including (x) the rights, set forth in Article 10 and in Sections 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and terminate this Agreement, and (y) the right to offset or net out as set forth in Article 10 and Section 18.17 and in Sections 362(b)(6), 362(b)(7), 362(b)(27), 362(o) and 546 of the Bankruptcy Code.

Section 14.02 Liquidation. The Parties acknowledge and agree that (a) Buyer’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Articles 10 and 11 and as otherwise provided in the Repurchase Documents is a contractual right to liquidate such Transactions as described in Sections 555, 559 and 561 of the Bankruptcy Code.

Section 14.03 Qualified Financial Contract. The Parties acknowledge and agree that if a Party is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

Section 14.04 Netting Contract. The Parties acknowledge and agree that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

Section 14.05 Master Netting Agreement. The Parties intend that this Agreement, the Guarantee Agreement and the Pledge and Security Agreement constitute a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code.

ARTICLE 15

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The Parties acknowledge that they have been advised and understand that:

(a)           if one of the Parties is a broker or dealer registered with the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 do not protect the other Party with respect to any Transaction;

(b)           if one of the Parties is a government securities broker or a government securities dealer registered with the Securities and Exchange Commission under Section 14C of the Securities Exchange Act of 1934, the Securities Investor Protection Act of 1970 will not provide protection to the other Party with respect to any Transaction;

(c)           if one of the Parties is a financial institution, funds held by or on behalf of the financial institution pursuant to any Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d)           if one of the Parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by or on behalf of the financial institution pursuant to any Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

ARTICLE 16

NO RELIANCE

Each Party acknowledges, represents and warrants to the other Party that, in connection with the negotiation of, entering into, and performance under, the Repurchase Documents and each Transaction:

(a)           It is not relying (for purposes of making any investment decision or otherwise) on any advice, counsel or representations (whether written or oral) of the other Party, other than the representations expressly set forth in the Repurchase Documents;

(b)           It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based on its own judgment and on any advice from such advisors as it has deemed necessary and not on any view expressed by the other Party;

(c)           It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Repurchase Documents and each Transaction and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d)           It is entering into the Repurchase Documents and each Transaction for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;

(e)           It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other Party and has not given the other Party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Repurchase Documents or any Transaction; and

(f)            No partnership or joint venture exists or will exist as a result of the Transactions or entering into and performing the Repurchase Documents.

ARTICLE 17

SERVICING

This Article 17 shall apply to all Purchased Assets.

Section 17.01 Servicing Rights. The terms and provisions governing Servicing Rights under Section 17.01 are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 17.02 Accounts Related to Purchased Assets. All accounts directly related to the Purchased Assets shall be maintained at institutions reasonably acceptable to Buyer, and Seller shall cause each Underlying Obligor to enter into the contractual arrangements with Seller that are necessary in order to create a perfected security interest in favor of Seller in all such accounts, including, without limitation, an Account Control Agreement in form and substance reasonably acceptable to Buyer and its outside counsel. Seller shall execute all documents necessary to assign all of Seller’s rights in such accounts to Buyer.

Section 17.03 Servicing Reports. Seller shall deliver and cause Sub-Servicer to deliver to Buyer and Custodian a monthly remittance report on or before the 15th day of each month containing servicing information, including those fields reasonably requested by Buyer from time to time, on an asset-by-asset and in the aggregate, with respect to the Purchased Assets for the month (or any portion thereof) before the date of such report.

Section 17.04 Servicing Agreement Accounts. Sellers shall cause each Servicing Agreement Account which is not maintained at Wells Fargo Bank, N.A. at all times to be (i) established and maintained at an Eligible Institution and (ii) subject to a Servicing Agreement, cash management agreement and/or lockbox account agreement, in each case, in form and substance acceptable to Buyer in its sole discretion.

ARTICLE 18

MISCELLANEOUS

Section 18.01 Governing Law. This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by and construed in accordance with the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

Section 18.02 Submission to Jurisdiction; Service of Process. Each of Buyer and Seller irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Repurchase Documents, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or the other Repurchase Documents shall affect any right that Buyer may otherwise have to bring any action or proceeding arising out of or relating to the Repurchase Documents against Seller or its properties in the courts of any jurisdiction. Each Party irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Repurchase Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 18.12. Nothing in this Agreement will affect the right of any Party hereto to serve process in any other manner permitted by applicable law.

Section 18.03 IMPORTANT WAIVERS.

(a)           SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY BUYER OR ANY INDEMNIFIED PERSON.

(b)           TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THE REPURCHASE DOCUMENTS, THE PURCHASED ASSETS, THE TRANSACTIONS, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN THEM, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY. NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(c)           TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, SELLER HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY INDEMNIFIED PERSON, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION, INCLUDING ANY CLAIM OR ACTION ALLEGING GROSS NEGLIGENCE, RECKLESS DISREGARD, WILLFUL OR WONTON MISCONDUCT, FAILURE TO EXERCISE REASONABLE CARE OR FAILURE TO ACT IN GOOD FAITH. NO INDEMNIFIED PERSON SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED

RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY REPURCHASE DOCUMENT OR THE TRANSACTIONS.

(d)           SELLER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BUYER OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BUYER OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION 18.03 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES. THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE REPURCHASE DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.

(e)           EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 18.03 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE REPURCHASE DOCUMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS UNDER THE REPURCHASE DOCUMENTS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(f)            THE WAIVERS IN THIS SECTION 18.03 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE REPURCHASE DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(g)           THE PROVISIONS OF THIS SECTION 18.03 SHALL SURVIVE TERMINATION OF THE REPURCHASE DOCUMENTS AND THE INDEFEASIBLE PAYMENT IN FULL OF THE REPURCHASE OBLIGATIONS.

Section 18.04 Integration. The Repurchase Documents supersede and integrate all previous negotiations, contracts, agreements and understandings (whether written or oral) between the Parties relating to a sale and repurchase of Purchased Assets and the other matters addressed by the Repurchase Documents, and contain the entire final agreement of the Parties relating to the subject matter thereof.

Section 18.05 Single Agreement. Seller agrees that (a) each Transaction is in consideration of and in reliance on the fact that all Transactions constitute a single business and contractual relationship, and that each Transaction has been entered into in consideration of the other Transactions, (b) a default by it in the payment or performance of any its obligations under a Transaction shall constitute a default by it with respect to all Transactions, (c) Buyer may set off claims and apply properties and assets held by or on behalf of Buyer with respect to any Transaction against the Repurchase Obligations owing to Buyer with respect to other Transactions, and (d) payments, deliveries and other transfers made by or on behalf of Seller with respect to any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers with respect to all Transactions, and the obligations of Seller to make any such payments, deliveries and other transfers may be applied against each other and netted.

Section 18.06 Use of Employee Plan Assets. No assets of an employee benefit plan subject to any provision of ERISA shall be used by either Party in a Transaction.

Section 18.07 Survival and Benefit of Seller’s Agreements. The Repurchase Documents and all Transactions shall be binding on and shall inure to the benefit of the Parties and their successors and permitted assigns. All of Seller’s representations, warranties, agreements and indemnities in the Repurchase Documents shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations, and shall apply to and benefit Eligible Assignees and Participants. No other Person shall be entitled to any benefit, right, power, remedy or claim under the Repurchase Documents.

Section 18.08 Assignments and Participations.

(a)           Sellers shall not sell, assign or transfer any of its rights or the Repurchase Obligations or delegate its duties under this Agreement or any other Repurchase Document without the prior written consent of Buyer, and any attempt by a Seller to do so without such consent shall be null and void.

(b)           Buyer may at any time, without the consent of either Seller or Guarantor, sell participations to any Person (other than a natural person or Seller, Guarantor or any Affiliate of Seller or Guarantor) (a “Participant”) in up to one hundred percent (100%) (in the aggregate, in one or more transactions, including any assignments under Section 18.08(c)) of Buyer’s rights and/or obligations under the Repurchase Documents; provided, that (i) Buyer’s obligations and Seller’s rights and obligations under the Repurchase Documents shall remain unchanged, (ii) Buyer shall remain solely responsible to Seller for the performance of such obligations, (iii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under the Repurchase Documents, and (iv) each Participant agrees to be bound by the confidentiality provisions set forth in Section 18.10; provided, that, so long as no Event of Default has occurred and is continuing, Buyer shall retain full decision-making authority under the Repurchase Documents. No Participant shall have any right to approve any amendment, waiver or consent with respect to any Repurchase Document, except to the extent that the Repurchase Price or Price Differential of any Purchased Asset would be reduced or the Repurchase Date of any Purchased Asset would be postponed. Each Participant shall be entitled to the benefits of Article 12 (subject to the requirements and limitations and obligations set forth therein, including the requirements under Section 12.06(e) (it being understood that the documentation required under Section 12.06(e) shall be delivered to the participating Buyer)) and Article 13 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c), provided that such Participant shall not be entitled to receive any greater payment under Section 12.04 or Section 12.06 than its participating Buyer would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from the adoption of or any change in any Requirements of Law or in the interpretation or application thereof by a Governmental Authority or compliance by Buyer or such Participant with a request or directive (whether or not having the force of law) from a central bank or other Governmental Authority having jurisdiction over Buyer or such Participant, in each case made or issued after the Participant acquired the applicable participation. To the extent permitted by Requirements of Law, each Participant shall also be entitled to the benefits of Sections 10.02(j) and 18.17 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c).

(c)                                  Buyer may at any time, without the consent of either Seller or Guarantor but upon notice to Seller, sell and assign to any Eligible Assignee up to one hundred percent (100%) (in the aggregate, in one or more transactions, and including any participations under Section 18.08(b)) of the rights and obligations of Buyer under the Repurchase Documents. Each such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form of Exhibit F (an “Assignment and Acceptance”), a copy of which shall be delivered to Seller as soon as reasonably possible after the execution thereof. From and after the effective date of such Assignment and Acceptance, (i) such Eligible Assignee shall be a Party and, to the extent provided therein, have the rights and obligations of Buyer under the Repurchase Documents with respect to the percentage and amount of the Repurchase Price allocated to it; provided that Buyer shall remain solely responsible to Seller for the performance of Buyer’s obligations under the Repurchase Documents, (ii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under the Repurchase Documents, and (iii) Buyer will give prompt written notice thereof (including identification of the Eligible Assignee and the amount of Repurchase Price allocated to it) to each Party (but Buyer shall not have any liability for any failure to timely provide such notice). Any sale or assignment by Buyer of rights or obligations under the Repurchase Documents that does not comply with this Section 18.08(c) shall be treated for purposes of the Repurchase Documents as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 18.08(b).

(d)                                 Seller shall cooperate with Buyer in connection with any such sale and assignment of participations or assignments and shall enter into such restatements of, and amendments, supplements and other modifications to, the Repurchase Documents to give effect to any such sale or assignment; provided, that none of the foregoing shall change any economic or other material term of the Repurchase Documents in a manner adverse to Seller without the consent of Seller.

(e)                                  [Intentionally Omitted].

(f)                                   Buyer, acting solely for this purpose as a non-fiduciary agent of Seller, shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Eligible Assignees that become Parties hereto and, with respect to each such Eligible Assignee, the aggregate assigned Purchase Price and applicable Price Differential (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Buyer for all purposes of this Agreement. The Register shall be available for inspection by the Parties at any reasonable time and from time to time upon reasonable prior notice.

(g)                                  Each Party that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Seller, maintain a register on which it enters the name and address of each Participant and, with respect to each such Participant, the aggregate participated Purchase Price and applicable Price Differential, and any other interest in any obligations under the Repurchase Documents (the “Participant Register”); provided that Buyer shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under any Repurchase Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Buyer shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable participation for all purposes of this Agreement notwithstanding any notice to the contrary.

Section 18.09            Ownership and Hypothecation of Purchased Assets. Title to all Purchased Assets shall pass to and vest in Buyer on the applicable Purchase Dates and, subject to the terms of the Repurchase Documents, Buyer or its designee shall have free and unrestricted use of all Purchased Assets and be entitled to exercise all rights, privileges and options relating to the Purchased Assets as the owner thereof, including rights of subscription, conversion, exchange, substitution, voting, consent and approval, and to direct any servicer or trustee. Buyer or its designee may, at any time, without the consent of either Seller or Guarantor, engage in repurchase transactions with the Purchased Assets or otherwise sell, pledge, repledge, transfer, hypothecate, or rehypothecate the Purchased Assets, all on terms that Buyer may determine; provided, that no such transaction shall affect the obligations of Buyer to transfer the Purchased Assets to Seller on the applicable Repurchase Dates free and clear of any pledge, Lien, security interest, encumbrance, charge or other adverse claim.

Section 18.10            Confidentiality. All information regarding the terms set forth in any of the Repurchase Documents or the Transactions shall be kept confidential and shall not be disclosed by either Party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, advisors, attorneys, accountants and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority, stock exchange, government department or agency, or required by Requirements of Law, (c) to the extent required to be included in the financial statements of either Party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Repurchase Documents, Purchased Assets or underlying Mortgaged Properties, (e) to the extent required to consummate and administer a Transaction, (f) in the event any Party is legally compelled to make pursuant to deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process by court order of a court of competent jurisdiction, and (g) to any actual or prospective Participant, Eligible Assignee or Hedge Counterparty which agrees to comply with this Section 18.10; provided, that, except with respect to the disclosures by Buyer under clause (g) of this Section 18.10, no such disclosure made with respect to any Repurchase Document shall include a copy of such Repurchase Document to the extent that a summary would suffice, but if it is necessary for a copy of any Repurchase Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure.

Section 18.11            No Implied Waivers; Amendments. No failure on the part of Buyer to exercise, or delay in exercising, any right or remedy under the Repurchase Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any further exercise thereof or the exercise of any other right. The rights and remedies in the Repurchase Documents are cumulative and not exclusive of any rights and remedies provided by law. Application of the Default Rate after an Event of Default shall not be deemed to constitute a waiver of any Event of Default or Buyer’s rights and remedies with respect thereto, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate is applied. Except as otherwise expressly provided in the Repurchase Documents, no amendment, waiver or other modification of any provision of the Repurchase Documents shall be effective without the signed agreement of Seller and Buyer. Any waiver or consent under the Repurchase Documents shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.

Section 18.12            Notices and Other Communications. Unless otherwise provided in this Agreement, all notices, consents, approvals, requests and other communications required or permitted to be given to a Party hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by facsimile or email if also sent by one of the foregoing, to the address for such Party specified in Annex I or such other address as such Party shall specify from time to time in a notice to the other Party. Any of the foregoing communications shall be effective when delivered, if such delivery occurs a Business Day; otherwise, each such communication shall be effective on the first Business Day following the date of such delivery. A Party receiving a notice that does not comply with the technical requirements of this Section 18.12 may elect to waive any deficiencies and treat the notice as having been properly given.

Section 18.13            Counterparts; Electronic Transmission. Any Repurchase Document may be executed in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which shall together constitute but one and the same instrument. The Parties agree that this Agreement, any documents to be delivered pursuant to this Agreement, any other Repurchase Document and any notices hereunder may be transmitted between them by email and/or facsimile. The Parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

Section 18.14            No Personal Liability. No administrator, incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of Buyer, any Indemnified Person, Seller, any Intermediate Starwood Entity or Guarantor, as such, shall be subject to any recourse or personal liability under or with respect to any obligation of Buyer, Seller, any Intermediate Starwood Entity or Guarantor under the Repurchase Documents, whether by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that the obligations of Buyer, Seller or Guarantor under the Repurchase Documents are solely their respective corporate, limited liability company or partnership obligations, as applicable, and that any such recourse or personal liability is hereby expressly waived. This Section 18.14 shall survive the termination of the Repurchase Documents and the repayment in full of the Repurchase Obligations.

Section 18.15            Protection of Buyer’s Interests in the Purchased Assets; Further Assurances.

(a)                                 Seller shall take such action as necessary to cause the Repurchase Documents and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of Buyer to the Purchased Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect such right, title and interest. Seller shall deliver to Buyer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Seller shall execute any and all documents reasonably required to fulfill the intent of this Section 18.15.

(b)                                 Seller will promptly at its expense execute and deliver such instruments and documents and take such other actions as Buyer may reasonably request from time to time in order to perfect, protect, evidence, exercise and enforce Buyer’s rights and remedies under and with respect to the Repurchase Documents, the Transactions and the Purchased Assets.

(c)                                  If Seller fails to perform any of its Repurchase Obligations promptly after written request from Buyer, Buyer may (but shall not be required to) perform or cause to be performed such Repurchase Obligation, and the costs and expenses incurred by Buyer in connection therewith shall be payable by Seller. Without limiting the generality of the foregoing, if Seller shall fail to do so promptly after written request from Buyer, Seller authorizes Buyer, at the option of Buyer and the expense of Seller, at any time and from time to time, to take all actions and pay all amounts that Buyer deems necessary or appropriate to protect, enforce, preserve, insure, service, administer, manage, perform, maintain, safeguard, collect or realize on the Purchased Assets and Buyer’s Liens and interests therein or thereon and to give effect to the intent of the Repurchase Documents. No Default or Event of Default shall be cured by the payment or performance of any Repurchase Obligation by Buyer on behalf of Seller. Buyer may make any such payment in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except to the extent such payment is being contested in good faith by Seller in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(d)                                 Without limiting the generality of the foregoing, Seller will no earlier than six (6) months or later than three (3) months before the fifth (5th) anniversary of the date of filing of each UCC financing statement filed in connection with to any Repurchase Document or any Transaction, (i) deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement (provided that Buyer may elect to file such continuation statement), and (ii) if requested by Buyer, deliver or cause to be delivered to Buyer an opinion of counsel, in form and substance reasonably satisfactory to Buyer, confirming and updating the security interest opinion delivered pursuant to Section 6.01(a) with respect to perfection and otherwise to the effect that the security interests hereunder continue to be enforceable and perfected security interests, senior to the rights of any other creditor of Seller, which opinion may contain usual and customary assumptions, limitations and exceptions.

(e)                                  Except as provided in the Repurchase Documents, the sole duty of Buyer, Custodian or any other designee or agent of Buyer with respect to the Purchased Assets shall be to use reasonable care in the custody, use, operation and preservation of the Purchased Assets in its possession or control. Buyer shall incur no liability to Seller or any other Person for any act of Governmental Authority, act of God or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by Buyer with reasonable care, or Buyer’s failure to provide adequate protection or insurance for the Purchased Assets. Buyer shall have no obligation to take any action to preserve any rights of Seller in any Purchased Asset against prior parties, and Seller hereby agrees to take such action. Buyer shall have no obligation to realize upon any Purchased Asset except through proper application of any distributions with respect to the Purchased Assets made directly to Buyer or its agent(s). So long as Buyer and Custodian shall act in good faith in their handling of the Purchased Assets, Seller waives or is deemed to have waived the defense of impairment of the Purchased Assets by Buyer and Custodian.

Section 18.16            Default Rate. To the extent permitted by Requirements of Law, Seller shall pay interest at the Default Rate on the amount of all Repurchase Obligations not paid when due under the Repurchase Documents until such Repurchase Obligations are paid or satisfied in full.

Section 18.17            Set-off. In addition to any rights now or hereafter granted under the Repurchase Documents, Requirements of Law or otherwise, Seller, on behalf of itself and Guarantor, hereby grants to Buyer and each Indemnified Person, to secure repayment of the Repurchase Obligations, a right of set-off upon any and all of the following: monies, securities, collateral or other property of Seller and Guarantor and any proceeds from the foregoing, now or hereafter held or received by Buyer, any Affiliate of Buyer or any Indemnified Person, for the account of Seller or Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of Seller or Guarantor at any time existing, and any obligation owed by Buyer or any Affiliate of Buyer to Seller or Guarantor and to set-off against any Repurchase Obligations or Indebtedness owed by Seller or Guarantor and any Indebtedness owed by Buyer or any Affiliate of Buyer to Seller or Guarantor, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Repurchase Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer, any Affiliate of Buyer or any Indemnified Person to or for the credit of any Seller or Guarantor, without prejudice to Buyer’s right to recover any deficiency. Each of Buyer, each Affiliate of Buyer and each Indemnified Person is hereby authorized upon any amount becoming due and payable by Seller or Guarantor to Buyer or any Indemnified Person under the Repurchase Documents, the Repurchase Obligations or otherwise or upon the occurrence of an Event of Default, without notice to Seller or Guarantor, any such notice being expressly waived by Seller and Guarantor to the extent permitted by any Requirements of Law, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Buyer or any Indemnified Person by Seller or Guarantor under the Repurchase Documents and the Repurchase Obligations, irrespective of whether Buyer, any Affiliate of Buyer or any Indemnified Person shall have made any demand under the Repurchase Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover a deficiency. Seller and Guarantor shall be deemed directly indebted to Buyer and the other Indemnified Persons in the full amount of all amounts owing to Buyer and the other Indemnified Parties by Seller and Guarantor under the Repurchase Documents and the Repurchase Obligations, and Buyer and the other Indemnified Persons shall be entitled to exercise the rights of set-off provided for above. ANY AND ALL RIGHTS TO REQUIRE BUYER OR OTHER INDEMNIFIED PERSONS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED ASSETS OR OTHER INDEMNIFIED PERSONS UNDER THE REPURCHASE DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET-OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER AND GUARANTOR.

Buyer or any Indemnified Person shall promptly notify the affected Seller or Guarantor after any such set-off and application made by Buyer or such Indemnified Person, provided that the failure to give such notice shall not affect the validity of such set-off and application. If an amount or obligation is unascertained, Buyer may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant Party accounting to the other Party when the amount or obligation is ascertained. Nothing in this Section 18.17 shall be effective to create a charge or other security interest. This Section 18.17 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.

Section 18.18            Seller’s Waiver of Set-off. Seller hereby waives any right of set-off it may have or to which it may be or become entitled under the Repurchase Documents or otherwise against Buyer, any Affiliate of Buyer, any Indemnified Person or their respective assets or properties.

Section 18.19            Periodic Due Diligence Review. Buyer may perform continuing due diligence reviews with respect to the Purchased Assets, Seller and Affiliates of Seller, including ordering new third party reports, for purposes of, among other things, verifying compliance with the representations, warranties, covenants, agreements, duties, obligations and specifications made under the Repurchase Documents or otherwise. Upon reasonable prior notice to Seller, unless a Default or Event of Default exists, in which case no notice is required, Buyer or its representatives may during normal business hours inspect any properties and examine, inspect and make copies of the books and records of Seller and Affiliates of Seller, the Purchased Asset Documents, the Senior Interest Documents and the Servicing Files. Seller shall make available to Buyer one or more knowledgeable financial or accounting officers and representatives of the independent certified public accountants of Seller for the purpose of answering questions of Buyer concerning any of the foregoing. Seller shall cause Servicer and Sub-Servicer to cooperate with Buyer by permitting Buyer to conduct due diligence reviews of the Servicing Files. Buyer may purchase Purchased Assets from Seller based solely on the information provided by Seller to Buyer in the Underwriting Package and the representations, warranties, duties, obligations and covenants contained herein, and Buyer may at any time conduct a partial or complete due diligence review on some or all of the Purchased Assets, including ordering new credit reports and new Appraisals on the underlying Mortgaged Properties and otherwise re-generating the information used to originate and underwrite such Purchased Assets. Buyer may underwrite such Purchased Assets itself or engage a mutually acceptable third-party underwriter to do so.

Section 18.20            Time of the Essence. Time is of the essence with respect to all obligations, duties, covenants, agreements, notices or actions or inactions of Seller under the Repurchase Documents.

Section 18.21            PATRIOT Act Notice. Buyer hereby notifies Seller that Buyer is required by the PATRIOT Act to obtain, verify and record information that identifies Seller.

Section 18.22            Successors and Assigns; No Third Party Beneficiaries. Subject to the foregoing, the Repurchase Documents and any Transactions shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns. Nothing in the Repurchase Documents, express or implied, shall give to any Person other than the Parties any benefit or any legal or equitable right, power, remedy or claim under the Repurchase Documents.

Section 18.23            Joint and Several Repurchase Obligations.

(a)                                 Each Seller hereby acknowledges and agrees that (i) each Seller shall be jointly and severally liable to Buyer to the maximum extent permitted by Requirements of Law for all Repurchase Obligations, (ii) the liability of each Seller (A) shall be absolute and unconditional and shall remain in full force and effect (or be reinstated) until all Repurchase Obligations shall have been paid in full and the expiration of any applicable preference or similar period pursuant to any Insolvency Law, or at law or in equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by Buyer, and (B) until such payment has been made, shall not be discharged, affected, modified or impaired on the occurrence from time to time of any event, including any of the following, whether or not with notice to or the consent of each Seller, (1) the waiver, compromise, settlement, release, termination or amendment (including any extension or postponement of the time for payment or performance or renewal or refinancing) of any of the Repurchase Obligations, (2) the failure to give notice to either Seller of the occurrence of an Event of Default, (3) the release, substitution or exchange by Buyer of any Purchased Asset (whether with or without consideration) or the acceptance by Buyer of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or other impairment of collateral, (4) the release of any Person primarily or secondarily liable for all or any part of the Repurchase Obligations, whether by Buyer or in connection with any Insolvency Proceeding affecting any Seller or any other Person who, or any of whose property, shall at the time in question be obligated in respect of the Repurchase Obligations or any part thereof, or (5) to the extent permitted by Requirements of Law, any other event, occurrence, action or circumstance that would, in the absence of this Section 18.23, result in the release or discharge of any or both Sellers from the performance or observance of any Repurchase Obligation, (iii) Buyer shall not be required first to initiate any suit or to exhaust its remedies against any Seller or any other Person to become liable, or against any of the Purchased Assets, in order to enforce the Repurchase Documents and each Seller expressly agrees that, notwithstanding the occurrence of any of the foregoing, each Seller shall be and remain directly and primarily liable for all sums due under any of the Repurchase Documents, (iv) when making any demand hereunder against the Seller, Buyer may, but shall be under no obligation to, make a similar demand on the other Seller, and any failure by Buyer to make any such demand or to collect any payments from the other Seller, or any release of the other Seller shall not relieve any Seller in a respect of which a demand or collection is not made or Sellers not so released of their obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Sellers, (v) on disposition by Buyer of any property encumbered by any Purchased Assets, each Seller shall be and shall remain jointly and severally liable for any deficiency, (vi) each Seller waives (A) any and all notice of the creation, renewal, extension or accrual of any amounts at any time owing to Buyer by any other Seller under the Repurchase Documents and notice of or proof of reliance by Buyer upon any Seller or acceptance of the obligations of any Seller under this Section 18.23, and (B) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Seller with respect to any amounts at any time owing to Buyer by any Seller under the Repurchase Documents (except for any notices expressly required under this Agreement or under any other Repurchase Document), and (vii) each Seller shall continue to be liable under this Section 18.23 without regard to (A) the validity, regularity or enforceability of any other provision of this Agreement or any other Repurchase Document, any amounts at any time owing to Buyer by any Seller under the Repurchase Documents, or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Buyer, (B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Seller against Buyer, or (C) any other circumstance whatsoever (with or without notice to or knowledge of any Seller except for any notices expressly required under this Agreement or under any other Repurchase Document) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Seller for any amounts owing to Buyer by any Seller under the Repurchase Documents, or of Sellers under this Agreement, in bankruptcy or in any other instance.

(b)                                 To the extent that any Seller (the “Paying Seller”) pays more than its proportionate share of any payment made hereunder, the Paying Seller shall be entitled to seek and receive contribution from and against the other Seller that has not paid its proportionate share; provided, that the provisions of this Section 18.23 shall not limit the duties, covenants, agreements, obligations and liabilities of any Seller to Buyer, and, notwithstanding any payment or payments made by the Paying Seller hereunder or any setoff or application of funds of the Paying Seller by Buyer, the Paying Seller shall not be entitled to be subrogated to any of the rights of Buyer against the other Seller or any collateral security or guarantee or right of setoff held by Buyer, nor shall the Paying Seller seek or be entitled to seek any contribution or reimbursement from the other Seller in respect of payments made by the Paying Seller hereunder, until all Repurchase Obligations are paid in full. If any amount shall be paid to the Paying Seller on account of such subrogation rights at any time when all such amounts shall not have been paid in full, such amount shall be held by the Paying Seller in trust for Buyer, segregated from other funds of the Paying Seller, and shall, forthwith upon receipt by the Paying Seller, be turned over to Buyer in the exact form received by the Paying Seller (duly indorsed by the Paying Seller to Buyer, if required), to be applied against the Repurchase Obligations, whether matured or unmatured, in such order as Buyer may determine.

Section 18.24            Effect of Amendment and Restatement. From and after the date hereof, the Second Amended and Restated Master Repurchase Agreement is hereby amended, restated and superseded in its entirety by this Agreement. The parties hereto acknowledge and agree that the liens and security interests granted under that certain Master Repurchase and Securities Contract, dated as of August 6, 2010, between Seller 2 and Buyer, as amended and restated by that certain Amended and Restated Master Repurchase and Securities Contract, dated as of February 28, 2011, between and among Seller 2, Seller 2-A and Buyer (as amended from time to time), and as further amended and restated by the Second Amended and Restated Master Repurchase Agreement are continuing in full force and effect and, upon the amendment and restatement of the Second Amended and Restated Master Repurchase Agreement, such liens and security interests secure and continue to secure the payment of the Repurchase Obligations.

Section 18.25            PATRIOT Act Notice. Buyer hereby notifies each Seller that Buyer is required by the PATRIOT Act to obtain, verify and record information that identifies each Seller.

Section 18.26            Successors and Assigns; No Third Party Beneficiaries. Subject to the foregoing, the Repurchase Documents and any Transactions shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns.

[ONE OR MORE UNNUMBERED SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

SELLER:

STARWOOD PROPERTY MORTGAGE
SUB-2, L.L.C., a Delaware limited liability
company

By:	/s/ Andrew J. Sossen
Name: Andrew J. Sossen
Title: Authorized Signature

STARWOOD PROPERTY MORTGAGE
SUB-2-A, L.L.C., a Delaware limited
liability company

By:	/s/ Andrew J. Sossen
Name: Andrew J. Sossen
Title: Authorized Signature

Third Amended and Restated Master Repurchase and Securities Contract

BUYER:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, a national banking
association

By:	/s/ H. Lee Goins III
Name: H. Lee Goins III
Title: Managing Director

Third Amended and Restated Master Repurchase and Securities Contract

EXHIBIT LIST

EXHIBIT

Transaction Request	A

Confirmation	B

Power of Attorney	C

Closing Certificate	D

Compliance Certificate	E

Assignment and Acceptance	F

Account Control Agreement	G-1

Controlled Account Agreement	G-2

Guarantee Agreement	H

Servicing and Sub-Servicing Agreement	I

Future Funding Confirmation	J

Certificate of Responsible Officer	K

Custodial Agreement	L

Locations of Buyer and Seller	Annex I

EXHIBIT A

FORM OF TRANSACTION REQUEST

[   ] [  ], 20[  ]

Wells Fargo Bank, National Association

One Wells Fargo Center

301 South College Street

MAC D1053-160, 16th Floor

Charlotte, North Carolina 28202

Attention:

Re:                             Third Amended and Restated Master Repurchase and Securities Contract dated as of October 23, 2014 (as amended, restated, supplemented or otherwise modified and in effect from time to time the “Agreement”) among Starwood Property Mortgage Sub-2, L.L.C. (“Seller 2”), Starwood Property Mortgage Sub-2-A, L.L.C. (“Seller 2-A”) and Wells Fargo Bank, National Association (“Buyer”)

Ladies and Gentlemen:

This is a Transaction Request delivered pursuant to Section 3.01 of the Agreement. Terms used but not defined herein are as defined in the Agreement. [Seller 2][Seller 2-A] hereby requests that Buyer enter into a Transaction upon the proposed terms set forth below.

Assets (including Class and
underlying Mortgaged Property):	As described in Appendix 1 hereto

Is this a CMBS Purchased Asset?:	[yes]/[no]

Book Value:	As described in Appendix 1 hereto

Market Value:	$

Applicable Percentage:	%

Purchased Asset Documents:	As described in Appendix 1 hereto

Purchase Date:	[ ] [ ], 20[ ]

Purchase Price:	$

Except as specified in Appendix 1 hereto, on the Purchase Date for each Asset described in this Transaction Request, [Seller 2][Seller 2-A] will make all of the representations and warranties contained in the Agreement (including Schedule 1 to the Agreement as applicable to the Class of such Asset) with respect thereto.

Seller:

[Starwood Property Mortgage Sub-2, L.L.C.

By:
Name:
Title:]

[Starwood Property Mortgage Sub-2-A, L.L.C.

By:
Name:
Title:]

Appendix 1 to Transaction Request

List of Eligible Assets requested to be purchased, to include, as applicable:

(a) Transaction Name
(b) Seller Loan Number
(c) Class (Whole Loan, Junior Interest, Senior Interest, Mezzanine Loan or Mezzanine ParticipationInterest)
(d) Lien Type
(e) Property Type
(f) Property Street Address
(g) Property City, State, County, Zip Code
(h) Appraised Value
(i) Appraisal Firm
(j) Appraisal Date
(k) Original Balance
(l) Seller Origination Balance
(m) Current Balance
(n) Amortization
(o) Balloon Amount
(p) [Current] Interest Rate
(q) Spread
(r) Index (Ex: 1 mo LIBOR; [ ]%)
(s) Next Interest Change Date
(t) Next Payment Change Date
(u) Interest Rate cap
(v) Current Principal and Interest
(w) Note Date
(x) First Payment Due Date to Seller
(y) Initial Maturity Date
(z) Extended Maturity Date
(aa) Current delinquency status
(bb) Payment Type
(cc) Payment Frequency
(dd) Rate Change Frequency
(ee) Original Principal and Interest
(ff) Sponsor Name (including first name, if any)
(gg) Borrowing Entity Name
(hh) Underlying Borrower Name
(ii) Open to Prepayment?
(jj) Prepayment Penalty
(kk) Current Senior Liens
(ll) Current Senior Lender

(mm) DSCR on Prior/Senior Liens
(nn) Term of Senior Liens
(oo) Interest Rate of Senior Loans
(pp) Current DSCR on combined debt
(qq) Current LTV, including senior liens

[See related Confirmation for exceptions to representations and warranties made by Seller]

EXHIBIT B

FORM OF CONFIRMATION

[   ] [  ], 20[   ]

Wells Fargo Bank, National Association

One Wells Fargo Center

301 South College Street

MAC D1053-160, 16th Floor

Charlotte, North Carolina 28288

Attention:

Re:                             Third Amended and Restated Master Repurchase and Securities Contract dated as of October 23, 2014 (as amended, restated, supplemented or otherwise modified and in effect from time to time the “Agreement”) among Starwood Property Mortgage Sub-2, L.L.C. (“Seller 2”), Starwood Property Mortgage Sub-2-A, L.L.C. (“Seller 2-A”) and Wells Fargo Bank, National Association (“Buyer”)

Ladies and Gentlemen:

This is a Confirmation executed and delivered by [Seller 2][Seller 2-A] and Buyer pursuant to Section 3.01 of the Agreement. Terms used but not defined herein are as defined in the Agreement. [Seller 2][Seller 2-A] and Buyer hereby confirm and agree that as of the Purchase Date and upon the other terms specified below, [Seller 2][Seller 2-A] shall sell and assign to Buyer, and Buyer shall purchase from [Seller 2][Seller 2-A], all of [Seller 2][Seller 2-A]’s right, title and interest in, to and under the Purchased Assets listed in Appendix 1 hereto.

Purchased Assets (including Class and
underlying Mortgaged Property):	As described in Appendix 1 hereto

Is this a CMBS Purchased Asset?:	[yes]/[no]

Market Value:	$

Applicable Percentage:	%

Purchased Asset Documents:	As described in Appendix 1 hereto

Purchase Date:	[ ] [ ], 20[ ]

Sch. 1(a)-3

Purchase Price:	$

Seller hereby certifies as follows, on and as of the above Purchase Date with respect to each Purchased Asset described in this Confirmation:

1.                                      All of the conditions precedent in Article 6 of the Agreement have been satisfied.

2.                                      Except as specified in Appendix 1 hereto, Seller will make all of the representations and warranties contained in the Agreement (including Schedule 1 to the Agreement as applicable to the Class of such Asset).

Seller:

[Starwood Property Mortgage Sub-2, L.L.C.

By:
Name:
Title:]

[Starwood Property Mortgage Sub-2, L.L.C.

By:
Name:
Title:]

Buyer:

Acknowledged and Agreed:

Wells Fargo Bank, National Association

By:
Name:
Title:

Sch. 1(a)-4

Appendix 1 to Confirmation

List of Purchased Assets, including, as applicable:

(a)	Transaction Name
(b)	Seller Loan Number
(c)	Class (Whole Loan, Senior Interest, Mezzanine Loan, Junior Interest or Mezzanine Participation Interest)
(d)	Lien Type
(e)	Property Type
(f)	Property Street Address
(g)	Property City, State, County, Zip Code
(h)	Appraised Value
(i)	Appraisal Firm
(j)	Appraisal Date
(k)	Original Balance
(l)	Seller Origination Balance
(m)	Current Balance
(n)	Amortization
(o)	Balloon Amount
(p)	[Current] Interest Rate
(q)	Spread
(r)	Index (Ex: 1 mo LIBOR; [ ]%)
(s)	Next Interest Change Date
(t)	Next Payment Change Date
(u)	Interest Rate cap
(v)	Current Principal and Interest
(w)	Note Date
(x)	First Payment Due Date to Seller
(y)	Initial Maturity Date
(z)	Extended Maturity Date
(aa)	Current delinquency status
(bb)	Payment Type
(cc)	Payment Frequency
(dd)	Rate Change Frequency
(ee)	Original Principal and Interest
(ff)	Sponsor Name (including first name, if any)
(gg)	Borrowing Entity Name
(hh)	Underlying Borrower Name
(ii)	Open to Prepayment?
(jj)	Prepayment Penalty
(kk)	Current Senior Liens
(ll)	Current Senior Lender

Sch. 1(a)-5

(mm)	DSCR on Prior/Senior Liens
(nn)	Term of Senior Liens
(oo)	Interest Rate of Senior Loans
(pp)	Current DSCR on combined debt
(qq)	Current LTV, including senior liens

[See attached for a description of any exceptions to representations and warranties made by Seller]

Sch. 1(a)-6

EXHIBIT C

FORM OF POWER OF ATTORNEY

October 23, 2014

Know All Men by These Presents, that [STARWOOD PROPERTY MORTGAGE SUB-2, L.L.C.][STARWOOD PROPERTY MORTGAGE SUB-2-A, L.L.C.], a Delaware limited liability company (“Seller”), does hereby appoint WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”), its attorney-in-fact to act in Seller’s name, place and stead in any way that Seller could do with respect to the enforcement of Seller’s rights under the Purchased Assets purchased by Buyer pursuant to the Third Amended and Restated Master Repurchase and Securities Contract, dated as of October 23, 2014, among Buyer, Seller and [Starwood Property Mortgage Sub-2, L.L.C.][Starwood Property Mortgage Sub-2-A, L.L.C.] (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”), and to take such other steps as may be necessary or desirable to enforce Buyer’s rights against such Purchased Assets to the extent that Seller is permitted by law to act through an agent.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

THIS POWER OF ATTORNEY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL SUCH TIME AS ALL OBLIGATIONS OF SELLER AND [STARWOOD PROPERTY MORTGAGE SUB-2, L.L.C.] [STARWOOD PROPERTY MORTGAGE SUB-2-A, L.L.C.] TO BUYER ARE FULLY AND IRREVOCABLY PERFORMED AND SATISFIED. THIS POWER OF ATTORNEY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[SIGNATURE PAGE FOLLOWS]

Sch. 1(a)-1

IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed as a deed on the date first written above.

[STARWOOD PROPERTY MORTGAGE
SUB-2, L.L.C., a Delaware limited liability
company

By:
Name:
Title: ]

[STARWOOD PROPERTY MORTGAGE
SUB-2-A, L.L.C., a Delaware limited liability
company

By:
Name:
Title: ]

EXHIBIT D

FORM OF CLOSING CERTIFICATE

STARWOOD PROPERTY TRUST, INC.

SECRETARY’S CERTIFICATE

The undersigned, being the Secretary of Starwood Property Trust, Inc., a Maryland corporation (the “Guarantor”), which is the parent of Starwood Property Mortgage Sub-2, L.L.C. (“Seller 2”), a Delaware limited liability company, and Starwood Property Mortgage Sub-2-A, L.L.C. (“Seller 2-A”, and collectively with Seller 2, the “Seller”), a Delaware limited liability company, certifies that he is authorized to execute and deliver this Certificate in the name and on behalf of the Guarantor and the Seller, and further certifies as follows:

1.                                      The Articles of Incorporation of Guarantor have not been amended or modified since August 14, 2009 and are in full force and effect;

2.                                      The By-Laws of the Guarantor have not been amended or modified as of the date hereof and are in full force and effect;

3.                                      Annexed hereto as Exhibit A is a true, correct and complete copy of the Certificate of Good Standing of the Guarantor issued by the Secretary of State of the State of Maryland;

4.                                      The Certificate of Formation of Seller 2 has not been amended or modified as of the date hereof and is in full force and effect;

5.                                      The Amended and Restated Limited Liability Company Operating Agreement of Seller 2 has not been amended or modified as of the date hereof, except as modified pursuant to that certain Amendment to Amended and Restated Limited Liability Company Agreement of Seller 2, dated as of February 28, 2011, annexed hereto as Exhibit B, and is in full force and effect;

6.                                      Annexed hereto as Exhibit C is a true, correct and completely copy of the Certificate of Good Standing of Seller 2 issued by the Secretary of State of the State of Delaware;

7.                                      Annexed hereto as Exhibit D is a true, correct and complete copy of the Certificate of Formation of Seller 2-A, which Certificate of Formation has not been amended or modified as of the date hereof and is in full force and effect;

8.                                      Annexed hereto as Exhibit E is a true, correct and complete copy of the Limited Liability Company Operating Agreement of Seller 2-A, which Operating Agreement has not been amended or modified as of the date hereof and is in full force and effect;

9.                                      Annexed hereto as Exhibit F is a true, correct and completely copy of the Certificate of Good Standing of Seller 2-A issued by the Secretary of State of the State of Delaware;

10.                               Annexed hereto as Exhibit G are true, correct and complete copies of the Consents of Starwood Property Mortgage, L.L.C. (“Seller 2 Sole Member”), a Delaware limited liability company, the sole member of Seller 2 and Starwood Property Mortgage BC, L.L.C., (“Seller 2-A Sole Member”) a Delaware limited liability company, authorizing the transactions contemplated by the Repurchase Agreement. Such consents have been in effect since the date set forth therein and have not been modified or rescinded subsequent to the date thereof;

11.                               The Certificate of Formation of the Seller 2 Sole Member has not been amended or modified since September 14, 2009 and is in full force and effect;

12.                               The Limited Liability Company Operating Agreement of the Seller 2 Sole Member has not been amended or modified as of the date hereof and is in full force and effect;

13.                               Annexed hereto as Exhibit H is a true, correct and completely copy of the Certificate of Good Standing of Seller 2 Sole Member issued by the Secretary of State of the State of Delaware;

14.                               Annexed hereto as Exhibit I is a true, correct and complete copy of the Consent of Seller 2-A Sole Member, the sole member of Seller 2-A, authorizing the transactions contemplated by the Repurchase Agreement. Such consent has been in effect since the date set forth therein and has not been modified or rescinded subsequent to the date hereof;

15.                               Annexed hereto as Exhibit J is a true, correct and complete copy of the Certificate of Formation of the Seller 2-A Sole Member, which Certificate of Formation has not been amended or modified as of the date hereof and is in full force and effect;

16.                               Annexed hereto as Exhibit K is a true, correct and complete copy of the Limited Liability Company Operating Agreement of the Seller 2-A Sole Member, which Operating Agreement has not been amended or modified as of the date hereof and is in full force and effect;

17.                               Annexed hereto as Exhibit L is a true, correct and completely copy of the Certificate of Good Standing of the Seller 2-A Sole Member issued by the Secretary of State of the State of Delaware;

18.                               Annexed hereto as Exhibit M is a true, correct and complete copy of the Consent of SPT Real Estate Sub I, LLC, the sole member of the Seller 2 Sole Member, authorizing the transactions contemplated by the Repurchase Agreement. Such consent has been in effect since the date set forth therein and has not been modified or rescinded subsequent to the date hereof.

IN WITNESS HEREOF, the undersigned has signed this Secretary’s Certificate as of the    day of October, 2014.

[ ], Secretary

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

[  ] [  ], 20[  ]

Wells Fargo Bank, National Association

One Wells Fargo Center

301 South College Street

MAC D1053-160, 16th Floor

Charlotte, NC 28288

Attention:

Re:                             Third Amended and Restated Master Repurchase and Securities Contract dated as of October 23, 2014 (as amended, restated, supplemented or otherwise modified and in effect from time to time the “Agreement”) among Starwood Property Mortgage Sub-2, L.L.C, Starwood Property Mortgage Sub-2-A, L.L.C. (individually and collectively, “Seller”) and Wells Fargo Bank, National Association (“Buyer”)

This Compliance Certificate is furnished pursuant to the above Agreement. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the respective meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

(a)                                 I am a duly elected Responsible Officer of         .

All of the financial statements, calculations and other information set forth in this Compliance Certificate, including in any exhibit or other attachment hereto, are true, complete and correct as of the date hereof.

I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and financial condition of [    ][Seller] during the accounting period covered by the financial statements attached hereto (or most recently delivered to Buyer if none are attached).

The examinations described in the preceding paragraph did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

Attached as Exhibit 1 hereto are the financial statements required to be delivered pursuant to Section 8.09 of the Agreement (or, if none are required to be delivered as of the date of this Compliance Certificate, the financial statements most recently delivered pursuant to Section 8.09 of the Agreement), which financial statements, to the best of my knowledge after due inquiry, fairly and accurately present in all material respects, the consolidated financial condition and operations of [    ][Seller] and the consolidated results of their operations as of the date or with respect to the period therein specified, determined in accordance with GAAP.

Attached as Exhibit 2 hereto are the calculations demonstrating compliance with the financial covenants set forth in Section 8.07 of the Agreement and in Section 15 of the Guarantee Agreement, each for the immediately preceding fiscal quarter.

To the best of my knowledge, Seller has, during the period since the delivery of the immediately preceding Compliance Certificate, observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects every condition, contained in the Agreement and the other Repurchase Documents to be observed, performed or satisfied by it, and I have no knowledge of the occurrence during such period, or present existence, of any condition or event which constitutes an Event of Default or Default (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

Described below are the exceptions, if any, to the above paragraph, setting forth in detail the nature of the condition or event, the period during which it has existed and the action which the Parent or any Seller has taken, is taking, or proposes to take with respect to such condition or event:

The foregoing certifications, together with the financial statements, updates, reports, materials, calculations and other information set forth in any exhibit or other attachment hereto, or otherwise covered by this Compliance Certificate, are made and delivered as of     , 200    .

Name:
Title:

Exhibit 1: Financial Statements

Exhibit 2: Financial Covenant Compliance Calculations

EXHIBIT F

FORM OF ASSIGNMENT AND ACCEPTANCE

1.                                      Reference is made to the Third Amended and Restated Master Repurchase and Securities Contract dated as of October 23, 2014 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”) among Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. (individually and collectively, “Seller”) and Wells Fargo Bank, National Association (“Buyer”).

2.                                      Wells Fargo Bank, National Association (“Assignor”) and                          (“Assignee”) hereby agree as follows:

3.                                      Assignor hereby sells and assigns and delegates, without recourse except as to the representations and warranties made by it herein, to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor’s rights and obligations under the Agreement as of the Effective Date (as hereinafter defined) equal to the percentage interest specified on Schedule I hereto of all outstanding rights and obligations under the Repurchase Agreement (collectively, the “Assigned Interest”).

4.                                      Assignor:

(a)                                 hereby represents and warrants that its name set forth on Schedule I hereto is its legal name, that it is the legal and beneficial owner of the Assigned Interest and that such Assigned Interest is free and clear of any adverse claim;

(b)                                 other than as provided herein, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the other Repurchase Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Repurchase Agreement or any of the other Repurchase Documents, or any other instrument or document furnished pursuant thereto; and

(c)                                  makes no representation or warranty and assumes no responsibility with respect to the financial condition of Seller or the performance or observance by the Seller of any of its Obligations.

5.                                      Assignee:

(a)                                 confirms that it has received a copy of the Agreement, the other Repurchase Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;

(b)                                 agrees that it will, independently and without reliance upon the Agent or any Buyer, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Repurchase Agreement;

(c)                                  represents and warrants that its name set forth on Schedule I hereto is its legal name;

(d)                                 agrees that, from and after the Effective Date, it will be bound by the provisions of the Agreement and the other Repurchase Documents and, to the extent of the Assigned Interest, it will perform in accordance with their terms all of the obligations that by the terms of the Repurchase Agreement are required to be performed by it as a Buyer; and

(e)                                  The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date specified on Schedule I hereto.

6.                                      As of the Effective Date, (a) Assignee shall be a party to the Agreement and, to the extent of the Assigned Interest, shall have the rights and obligations of Buyer thereunder and (b) Assignor shall, to the extent that any rights and obligations under the Agreement have been assigned and delegated by it pursuant to this Assignment and Acceptance, relinquish its rights (other than provisions of the Agreement and the other Repurchase Documents that are specified under the terms thereof to survive the payment in full of the Obligations) and be released from its obligations under the Agreement (and, if this Assignment and Acceptance covers all or the remaining rights and obligations of such Assignor under the Agreement, such Assignor shall cease to be a party thereto).

7.                                      Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.

8.                                      This Assignment and Acceptance and any claim, controversy or dispute arising under or related to or in connection with this Assignment and Acceptance, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

9.                                      This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed

2

counterpart of Schedule I hereto in Portable Document Format (PDF) or by telecopier or facsimile transmission shall be effective as delivery of an originally executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, each of Assignor and Assignee have caused Schedule I hereto to be executed by their respective officers thereunto duly authorized, as of the date specified thereon.

3

Schedule I

to

ASSIGNMENT AND ACCEPTANCE

Assignor:  Wells Fargo Bank, National Association

Assignee:

Effective Date:    , 201

Assigned Purchase Price	$
Aggregate Purchase Price	$
Assigned Buyer Percentage		%
Outstanding Aggregate Purchase Amount	$
Outstanding Buyer Purchase Amount	$

Assignor:

Wells Fargo Bank, National Association, as
Assignor
[Type or print legal name of Assignor]

By
Name:
Title:

Dated: , 201

4

Assignee:

, as
Assignee
[Type or print legal name of Assignee]

By
Name:
Title:

Dated: ,

Address for Notices:

5

EXHIBIT G-1

FORM OF ACCOUNT CONTROL AGREEMENT

(Deposit Account and Securities Account)

Account Control Agreement dated as of     , 201   (the “Agreement”), among [Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and/or applicable pledge agent] (“Secured Party”), [identify underlying borrower] (“Pledgor”), and [identify custodian] (the “Custodian”).

WHEREAS, the Custodian maintains the [escrow and reserve account and securities account] for the benefit of by the Pledgor; and

WHEREAS, pursuant to the terms the [identify security agreement] between Secured Party and Pledgor (as amended from time to time, the “Security Agreement”), Pledgor has granted to Secured Party a security interest in the Collateral Accounts and the Collateral (each as defined below) to secure the obligations of Pledgor described in the Security Agreement; and

WHEREAS, Secured Party, Pledgor and the Custodian are entering into this Agreement to provide for the control of the Collateral;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, it is agreed as follows:

1.                                      Collateral Accounts. All Collateral (other than cash Collateral) shall be identified and segregated on the Custodian’s books and records under the name “[Name of Pledgor] for the benefit of [Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and/or applicable pledge agent]” (the “Securities Account”). The Custodian shall treat all non-cash Collateral as financial assets under Article 8 of the Uniform Commercial Code as in effect from time to time in The State of New York (the “UCC”), and shall credit such Collateral to the Securities Account. The Custodian represents that the Securities Account is a “securities account” (as defined in Section 8-501(a) of the UCC). The Custodian shall identify and segregate in a separate deposit account any cash Collateral and hold it under the name “[Name of Pledgor] for the benefit of [Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and/or applicable pledge agent]” (the “Deposit Account” and, together with the Securities Account, the “Collateral Accounts”). The Custodian represents that the Deposit Account is a “deposit account” (as defined in Section 9-102(a)(29) of the UCC). All Collateral consisting of cash or funds, whether posted as initial Collateral or Collateral in the form of Proceeds (as defined in Section 3 below) shall be held in the Deposit Account.

2.                                      Account Control.

2.1                               Security Interest. This Agreement is intended by Secured Party and Pledgor to grant “control” of the Collateral Accounts to Secured Party for purposes of perfection of Secured Party’s security interest in such Collateral pursuant to Article 8 and Article 9 of the UCC, and the

Custodian hereby acknowledges that it has been advised of Pledgor’s grant to Secured Party of a security interest in the Collateral Accounts and all financial assets, funds and other property credited thereto or held therein from time to time (collectively, the “Collateral”). Notwithstanding anything to the contrary in this Agreement, the Custodian will at all times comply with entitlement orders or instructions (within the meaning of Sections 8-102, 9-104 and 9-106 of the UCC) received from Secured Party with respect to the Collateral Accounts, including without limitation instructions directing the disposition of funds held in the Deposit Account, without further consent of the Pledgor or any other person.

2.2                               Control by Pledgor. Unless and until the Custodian receives written notice from Secured Party pursuant to Section 2.3 below instructing the Custodian that Secured Party is exercising its right to exclusive control over the Collateral Accounts, which notice is substantially in the form attached hereto as Exhibit A (a “Notice of Exclusive Control”) the Custodian shall take all actions with respect to the Collateral in the Collateral Accounts upon the joint instructions of Secured Party and Pledgor.

2.3                               Control by Secured Party.

(i)                                     Secured Party agrees to provide the Custodian, in the form of Exhibit B attached (as may be amended from time to time), the names and signatures of authorized parties who may give notices, instructions, or entitlement orders concerning the Collateral Accounts. Other means of notice or instruction may be used provided that Secured Party and the Custodian agree to appropriate security procedures. Upon receipt by the Custodian of a Notice of Exclusive Control, the Custodian shall thereafter follow only the instructions or entitlement orders of Secured Party with respect to the Collateral Accounts and shall comply with any entitlement order or instructions (within the meaning of Sections 8-102, 9-104 and 9-106 of the UCC) received from Secured Party with respect thereto, including without limitation instructions directing the disposition of funds held in the Deposit Account, without further consent of Pledgor or any other person, and Custodian will not comply with entitlement orders or instructions concerning the Collateral originated by Pledgor without the prior written consent of Secured Party.

(ii)                                  The Custodian shall have no responsibility or liability to Pledgor for complying with a Notice of Exclusive Control or complying with entitlement orders or instructions originated by Secured Party concerning the Collateral Accounts. The Custodian shall have no duty to investigate or make any determination to verify the existence of an event of default or compliance by either Secured Party or Pledgor with applicable law or the Security Agreement, and the Custodian shall be fully protected in complying with a Notice of Exclusive Control whether or not Pledgor may allege that no such event of default or other like event exists.

3.                                      Distributions. The Custodian shall, without further action by Pledgor or Secured Party, credit to Deposit Account all interest, dividends and other income received by the Custodian on the Collateral (collectively, “Proceeds”) as additional Collateral.

2

4.                                      Release of Collateral; Release of Security Interest.

4.1                               Release of Collateral. Subject to Section 2.3 hereof, Custodian will release all, or any designated portion, of the Collateral held in the Collateral Accounts as soon as reasonably practicable after receiving written instructions or entitlement orders from Secured Party and Pledgor authorizing such release.

4.2                               Release of Security Interest. Secured Party agrees to notify the Custodian promptly in writing when all obligations of Pledgor to Secured Party secured by the Security Agreement have been fully paid and satisfied (and any commitment of Secured Party to advance further amounts or credit thereunder has been terminated) or Secured Party otherwise no longer claims any interest in the Collateral in the Collateral Accounts, whichever is sooner; at which time the Custodian shall have no further liabilities or responsibilities hereunder and the Custodian’s obligations under this Agreement shall terminate.

5.                                      Duties and Services of Custodian.

(i)                                     Custodian agrees that it is acting as a “securities intermediary,” as defined in Section 8-102(a)(14) of the UCC, with respect to the Securities Account and the Collateral credited thereto. The Custodian agrees, with respect to the Deposit Account, that it is acting as a “bank,” as defined in Section 9-102(a)(8) of the UCC.

(ii)                                  The Custodian shall have no duties, obligations, responsibilities or liabilities with respect to the Collateral Accounts except as and to the extent expressly set forth in this Agreement. The Custodian shall not be liable or responsible for anything done or omitted to be done by it in good faith and in the absence of bad faith, negligence or willful misconduct.

(iii)                               Pledgor shall indemnify and hold the Custodian harmless with regard to any losses or liabilities of the Custodian (including reasonable attorneys’ fees) imposed on or incurred by the Custodian arising out of any action or omission of the Custodian under this Agreement, except for any such losses or liabilities caused by the bad faith, negligence or willful misconduct of the Custodian.

6.                                      Force Majeure. The Custodian shall not be liable for delays, errors or losses occurring by reason of circumstances beyond its control, including, without limitation, acts of God, market disorder, terrorism, insurrection, war, riots, failure of transportation or equipment, or failure of vendors, communication or power supply. In no event shall the Custodian be liable to any person for indirect, consequential or special damages, even if the Custodian has been advised of the possibility or likelihood of such damages (each, a “Force Majeure Event”); provided, however, that the Custodian shall (i) make reasonably diligent efforts to mitigate the effects of any Force Majeure Event and (ii) resume performance under this Agreement as soon as reasonably possible after the cessation of such Force Majeure Event.

7.                                      Custodian Representations. The Custodian agrees and confirms, as of the date hereof, and at all times until the termination of this Agreement, that it has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person or entity relating to the Collateral or the Collateral Accounts under which it has agreed to comply with

3

entitlement orders (as defined in Section 8-102(a)(8) of the UCC) or other instructions of such other person or entity.

8.                                      Fees and Expenses of Custodian; Subordination of Security Interest. Pledgor hereby agrees to pay and reimburse the Custodian for any advances, fees, costs, expenses (including, without limitation, reasonable attorneys’ fees and costs) and disbursements that may be paid or incurred by the Custodian in connection with this Agreement or the arrangement contemplated hereby. The Custodian agrees that any security interest, lien, encumbrance or other right that the Custodian may have with respect to the Collateral or the Collateral Accounts shall be subordinate to the security interest of Secured Party therein.

9.                                      Notices. Any notice, instruction, entitlement order or other instrument required to be given hereunder, or requests and demands to or upon the respective parties hereto, shall be in writing and may be sent by hand, or by facsimile transmission, email, telex, or overnight delivery by any recognized delivery service, prepaid or, for termination of this Agreement only, by certified or registered mail, and addressed as follows, or to such other address as any party may hereafter notify the other respective parties hereto in writing:

If to Secured Party, then:

[Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C.

and/or applicable pledge agent]

[ADDRESS]

Attention:

Facsimile:

Telephone:

If to Pledgor, then:

[NAME OF PLEDGOR]

[ADDRESS]

Attention:

Facsimile:

Telephone:

If to Custodian, then:

[NAME OF CUSTODIAN]

[ADDRESS]

Attention:

Facsimile:

Telephone:

10.                               Amendment. No amendment or modification of this Agreement will be effective unless it is in writing and signed by each of the parties hereto.

11.                               Termination. This Agreement shall continue in effect until Secured Party has notified the Custodian in writing that this Agreement is to be terminated.

4

12.                               Severability. In the event any provision of this Agreement is held illegal, void or unenforceable, the remainder of this Agreement shall remain in effect.

13.                               Governing Law. This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

14.                               Headings. Any headings appearing on this Agreement are for convenience only and shall not affect the interpretation of any of the terms of this Agreement.

15.                               Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement.

16.                               Successors; Assignment. The Agreement will be binding upon the parties and their respective successors and assigns. This Agreement may not be assigned without the written consent of all parties, and any attempted assignment in violation this Section 16 shall be null and void.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

5

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers or duly authorized representatives as of the date first above written.

[NAME OF PLEDGOR]

By:
Name:
Title:

By:
Name:
Title:

[STARWOOD PROPERTY MORTGAGE SUB-2, L.L.C., STARWOOD PROPERTY MORTGAGE SUB-2-A, L.L.C. AND/OR APPLICABLE PLEDGE AGENT]

By:
Name:
Title:

[NAME OF CUSTODIAN]

By:
Name:
Title:

Exhibit A

[Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C.

and/or applicable pledge agent]

Date:

[Name of Custodian]
[Address]
Attn:

RE:         [Name of Pledgor]

NOTICE OF EXCLUSIVE CONTROL

We hereby instruct you pursuant to the terms of that certain Account Control Agreement dated as of                        , 201   (the “Control Agreement”) among the undersigned, [name of underlying borrower] (“Pledgor”), and you, as Custodian, that you (i) shall not follow any instructions or entitlement orders of Pledgor with respect to the Collateral or the Collateral Accounts (as defined in the Control Agreement) held by you for Pledgor, and (ii) unless and until otherwise expressly instructed by the undersigned, shall exclusively follow the entitlement orders and instructions of the undersigned with respect to such Collateral and such Collateral Accounts.

Very truly yours,

[Starwood Property Mortgage Sub-2, L.L.C.,
Starwood Property Mortgage Sub-2-A, L.L.C.
and/or applicable pledge agent]

By:
Authorized Signatory

A-1

Exhibit B

TO

CONTROL AGREEMENT

DATED                     , 2010

AUTHORIZED PERSONS FOR [SECURED PARTY].

[Custodian] is directed to accept and act upon notices, instructions or entitlement orders received from any one of the following persons at [Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and/or applicable pledge agent]:

Name	Telephone/Fax Number	Signature

1.	1. Telephone:	1.
	Facsimile:
2.	2. Telephone:	2.
	Facsimile:
3.	3. Telephone:	3.
	Facsimile:
4.	4. Telephone:	4.
	Facsimile:
5.	5. Telephone:	5.
	Facsimile:

Authorized by:
as authorized agent of [Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and/or applicable pledge agent]

Name:

Title:

Date:

B-1

FORM OF ACCOUNT CONTROL AGREEMENT

(Securities Account Only)

Account Control Agreement dated as of                            , 201  (the “Agreement”), among [Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and/or applicable pledge agent] (“Secured Party”), [identify underlying borrower] (“Pledgor”), and [identify custodian] (the “Custodian”).

WHEREAS, the Custodian maintains the [escrow and reserve account and securities account] for the benefit of by the Pledgor; and

WHEREAS, pursuant to the terms the [identify security agreement] between Secured Party and Pledgor (as amended from time to time, the “Security Agreement”), Pledgor has granted to Secured Party a security interest in the Collateral Account and the Collateral (each as defined below) to secure the obligations of Pledgor described in the Security Agreement; and

WHEREAS, Secured Party, Pledgor and the Custodian are entering into this Agreement to provide for the control of the Collateral;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, it is agreed as follows:

1.             Collateral Account. All Collateral shall be identified and segregated on the Custodian’s books and records under the name “[Name of Pledgor] for the benefit of [Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and/or applicable pledge agent]” (the “Collateral Account”). The Custodian shall treat all Collateral, including without limitation cash, as financial assets under Article 8 of the Uniform Commercial Code as in effect from time to time in The State of New York (the “UCC”), and shall credit the Collateral to the Collateral Account. The Custodian represents that the Collateral Account is a “securities account” (as defined in Section 8-501(a) of the UCC).

2.             Account Control.

2.1          Security Interest. This Agreement is intended by Secured Party and Pledgor to grant “control” of the Collateral Account to Secured Party for purposes of perfection of Secured Party’s security interest in such Collateral pursuant to Article 8 and Article 9 of the UCC, and the Custodian hereby acknowledges that it has been advised of Pledgor’s grant to Secured Party of a security interest in the Collateral Account and all financial assets credited thereto from time to time (collectively, the “Collateral”). Notwithstanding anything to the contrary in this Agreement, the Custodian will at all times comply with entitlement orders (within the meaning of Sections 8-102(a)(8) and 9-106 of the UCC) received from Secured Party with respect to the Collateral Accounts, without further consent of the Pledgor or any other person.

2.2          Control by Pledgor. Unless and until the Custodian receives written notice from Secured Party pursuant to Section 2.3 below instructing the Custodian that Secured Party is exercising its right to exclusive control over the Collateral Account, which notice is substantially in the form attached hereto as Exhibit A (a “Notice of Exclusive Control”) the Custodian shall take all actions with respect to the Collateral in the Collateral Account upon the joint instructions of Secured Party and Pledgor.

2.3          Control by Secured Party.

(i)            Secured Party agrees to provide the Custodian, in the form of Exhibit B attached (as may be amended from time to time), the names and signatures of authorized parties who may give notices, instructions, or entitlement orders concerning the Collateral Account. Other means of notice or instruction may be used provided that Secured Party and the Custodian agree to appropriate security procedures. Upon receipt by the Custodian of a Notice of Exclusive Control, the Custodian shall thereafter follow only the entitlement orders of Secured Party with respect to the Collateral Account and shall comply with any entitlement order (within the meaning of Sections 8-102(a)(8) and 9-106 of the UCC) received from Secured Party with respect thereto, without further consent of Pledgor or any other person, and Custodian will not comply with entitlement orders or instructions concerning the Collateral originated by Pledgor without the prior written consent of Secured Party.

(ii)           The Custodian shall have no responsibility or liability to Pledgor for complying with a Notice of Exclusive Control or complying with entitlement orders originated by Secured Party concerning the Collateral Account. The Custodian shall have no duty to investigate or make any determination to verify the existence of an event of default or compliance by either Secured Party or Pledgor with applicable law or the Security Agreement, and the Custodian shall be fully protected in complying with a Notice of Exclusive Control whether or not Pledgor may allege that no such event of default or other like event exists.

3.             Distributions. The Custodian shall, without further action by Pledgor or Secured Party, credit to Collateral Account all interest, dividends and other income received by the Custodian on the Collateral as additional Collateral.

4.             Release of Collateral; Release of Security Interest.

4.1          Release of Collateral. Subject to Section 2.3 hereof, Custodian will release all, or any designated portion, of the Collateral held in the Collateral Account as soon as reasonably practicable after receiving written instructions or entitlement orders from Secured Party and Pledgor authorizing such release.

4.2          Release of Security Interest. Secured Party agrees to notify the Custodian promptly in writing when all obligations of Pledgor to Secured Party secured by the Security Agreement have been fully paid and satisfied (and any commitment of Secured Party to advance further amounts or credit thereunder has been terminated) or Secured Party otherwise no longer claims any interest in the Collateral in the Collateral Account, whichever is sooner; at which time the Custodian shall have no further liabilities or responsibilities hereunder and the Custodian’s obligations under this Agreement shall terminate.

2

5.             Duties and Services of Custodian.

(i)            Custodian agrees that it is acting as a “securities intermediary,” as defined in Section 8-102(a)(14) of the UCC, with respect to the Collateral Account and the Collateral credited thereto.

(ii)           The Custodian shall have no duties, obligations, responsibilities or liabilities with respect to the Collateral Account except as and to the extent expressly set forth in this Agreement. The Custodian shall not be liable or responsible for anything done or omitted to be done by it in good faith and in the absence of bad faith, negligence or willful misconduct.

(iii)          Pledgor shall indemnify and hold the Custodian harmless with regard to any losses or liabilities of the Custodian (including reasonable attorneys’ fees) imposed on or incurred by the Custodian arising out of any action or omission of the Custodian under this Agreement, except for any such losses or liabilities caused by the bad faith, negligence or willful misconduct of the Custodian.

6.             Force Majeure. The Custodian shall not be liable for delays, errors or losses occurring by reason of circumstances beyond its control, including, without limitation, acts of God, market disorder, terrorism, insurrection, war, riots, failure of transportation or equipment, or failure of vendors, communication or power supply. In no event shall the Custodian be liable to any person for indirect, consequential or special damages, even if the Custodian has been advised of the possibility or likelihood of such damages (each, a “Force Majeure Event”); provided, however, that the Custodian shall (i) make reasonably diligent efforts to mitigate the effects of any Force Majeure Event and (ii) resume performance under this Agreement as soon as reasonably possible after the cessation of such Force Majeure Event.

7.             Custodian Representations. The Custodian agrees and confirms, as of the date hereof, and at all times until the termination of this Agreement, that it has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person or entity relating to the Collateral or the Collateral Account under which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) or other instructions of such other person or entity.

8.             Fees and Expenses of Custodian; Subordination of Security Interest. Pledgor hereby agrees to pay and reimburse the Custodian for any advances, fees, costs, expenses (including, without limitation, reasonable attorneys’ fees and costs) and disbursements that may be paid or incurred by the Custodian in connection with this Agreement or the arrangement contemplated hereby. The Custodian agrees that any security interest, lien, encumbrance or other right that the Custodian may have with respect to the Collateral or the Collateral Account shall be subordinate to the security interest of Secured Party therein.

9.             Notices. Any notice, instruction, entitlement order or other instrument required to be given hereunder, or requests and demands to or upon the respective parties hereto, shall be in writing and may be sent by hand, or by facsimile transmission, email, telex, or overnight delivery by any recognized delivery service, prepaid or, for termination of this Agreement only, by

3

certified or registered mail, and addressed as follows, or to such other address as any party may hereafter notify the other respective parties hereto in writing:

If to Secured Party, then:

[Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C.

and/or applicable pledge agent]

[ADDRESS]

Attention:

Facsimile:

Telephone:

If to Pledgor, then:

[NAME OF PLEDGOR]

[ADDRESS]

Attention:

Facsimile:

Telephone:

If to Custodian, then:

[NAME OF CUSTODIAN]

[ADDRESS]

Attention:

Facsimile:

Telephone:

10.          Amendment. No amendment or modification of this Agreement will be effective unless it is in writing and signed by each of the parties hereto.

11.          Termination. This Agreement shall continue in effect until Secured Party has notified the Custodian in writing that this Agreement is to be terminated.

12.          Severability. In the event any provision of this Agreement is held illegal, void or unenforceable, the remainder of this Agreement shall remain in effect.

13.          Governing Law. This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

14.          Headings. Any headings appearing on this Agreement are for convenience only and shall not affect the interpretation of any of the terms of this Agreement.

4

15.          Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement.

16.          Successors; Assignment. The Agreement will be binding upon the parties and their respective successors and assigns. This Agreement may not be assigned without the written consent of all parties, and any attempted assignment in violation this Section 16 shall be null and void.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

5

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers or duly authorized representatives as of the date first above written.

[NAME OF PLEDGOR]

By:
Name:
Title:

By:
Name:
Title:

[STARWOOD PROPERTY MORTGAGE SUB-2, L.L.C., STARWOOD PROPERTY MORTGAGE SUB-2-A, L.L.C. AND/OR APPLICABLE PLEDGE AGENT]

By:
Name:
Title:

[NAME OF CUSTODIAN]

By:
Name:
Title:

Exhibit A

[Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C.

and/or applicable pledge agent]

Date:

[Name of Custodian]
[Address]
Attn:

RE: [Name of Pledgor]

NOTICE OF EXCLUSIVE CONTROL

We hereby instruct you pursuant to the terms of that certain Account Control Agreement dated as of                     , 201   (the “Control Agreement”) among the undersigned, [name of underlying borrower] (“Pledgor”), and you, as Custodian, that you (i) shall not follow any instructions or entitlement orders of Pledgor with respect to the Collateral or the Collateral Account (as defined in the Control Agreement) held by you for Pledgor, and (ii) unless and until otherwise expressly instructed by the undersigned, shall exclusively follow the entitlement orders and instructions of the undersigned with respect to such Collateral and such Collateral Account.

Very truly yours,

[Starwood Property Mortgage Sub-2, L.L.C.,
Starwood Property Mortgage Sub-2-A, L.L.C.
and/or applicable pledge agent]

By:
Authorized Signatory

A-1

Exhibit B

TO

CONTROL AGREEMENT

DATED                      ,

AUTHORIZED PERSONS FOR [SECURED PARTY].

[Custodian] is directed to accept and act upon notices, instructions or entitlement orders received from any one of the following persons at [Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and/or applicable pledge agent]:

Name	Telephone/Fax Number	Signature

1.	1. Telephone:	1.
	Facsimile:
2.	2. Telephone:	2.
	Facsimile:
3.	3. Telephone:	3.
	Facsimile:
4.	4. Telephone:	4.
	Facsimile:
5.	5. Telephone:	5.
	Facsimile:

Authorized by:
as authorized agent of [Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and/or applicable pledge agent]

Name:

Title:

Date:

EXHIBIT G-2

FORM OF CONTROLLED ACCOUNT AGREEMENT

See attached.

Execution Version

SECOND AMENDED AND RESTATED CONTROLLED ACCOUNT AGREEMENT

(WATERFALL ACCOUNT)

SECOND AMENDED AND RESTATED CONTROLLED ACCOUNT AGREEMENT (WATERFALL ACCOUNT) (this “Agreement”) is entered into as of January 27, 2014 by and among Starwood Property Mortgage Sub-2, L.L.C. (“Sub-2”) and Starwood Property Mortgage Sub-2-A, L.L.C. (“Sub-2-A”), as debtors under the Repurchase Agreement defined below, and Starwood Property Trust, Inc. (“Guarantor”), as debtor under the Guarantee Agreement defined below (collectively, “Debtor”), Wells Fargo Bank, National Association, as secured party (in such capacity, “Secured Party”), and Wells Fargo Bank, National Association, a national banking association, as depository bank (“Bank”) with respect to the following:

A.                                    Pursuant to that certain Amended and Restated Master Repurchase and Securities Contract, dated as of February 28, 2011 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Repurchase Agreement”) among Starwood Property Mortgage Sub-2, L.L.C. and Starwood Property Mortgage Sub-2, L.L.C. jointly and severally as Seller, and Secured Party, as Buyer, Starwood Property Mortgage Sub-2, L.L.C. and Starwood Property Mortgage Sub-2-A, L.L.C., jointly and severally, have granted, in favor of Secured Party, a security interest in deposit account number 2000057671752 (the “Waterfall Account”) and in the monies from time to time on deposit in the Waterfall Account.

B.                                    Pursuant to that certain Second Amended and Restated Master Repurchase and Securities Contract, dated as of January 27, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”) among Sub-2 and Sub-2-A, as Sellers, and Secured Party, as Buyer, the Existing Repurchase Agreement has been amended and restated.

C.                                    Pursuant to the terms of that certain Amended and Restated Guarantee and Security Agreement, dated as of February 28, 2011, from Guarantor, as guarantor, in favor of Secured Party, Guarantor (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Guarantee Agreement”), has granted a security interest in the Waterfall Account and all amounts on deposit in the Waterfall Account, to Secured Party.

D.                                    Pursuant to that certain Second Amended and Restated Guarantee and Security Agreement, dated as of January 27, 2014 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Guarantee Agreement”), the Existing Guarantee Agreement has been amended and restated.

E.                                     Debtor, Guarantor, Secured Party and Bank entered into that certain Controlled Account Agreement (Waterfall Account), dated as of August 6, 2010, by and among Sub-2, Guarantor, Secured Party and Bank (the “Original Agreement”).

F.                                      Pursuant to the Existing Repurchase Agreement, Sub-2, Sub-2-A, Guarantor, Secured Party and Bank entered into that certain Amended and Restated Controlled Account Agreement (Waterfall Account), dated as of February 28, 2011 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Controlled Account

Agreement”) to join Sub-2-A as an additional Debtor under the Existing Controlled Account Agreement and to evidence and perfect Secured Party’s security interest in the Waterfall Account and to provide for the disposition of Checks deposited into the Waterfall Account.

G.                                    Pursuant to the Repurchase Agreement, Sub-2, Sub-2-A, Guarantor, Secured Party and Bank desire to amend and restate the Existing Controlled Account Agreement on the terms set forth herein.

Accordingly, Debtor, Secured Party and Bank agree as follows:

1.                                      (a) Bank shall establish, and thereafter maintain, the Waterfall Account in the name of Debtor (with such additional descriptive detail as Debtor shall designate to Bank), subject to the security interest (subject to any Permitted Liens) granted by Debtor in favor of Secured Party. Bank is hereby authorized to follow its usual operating procedures with respect to the administration of the Waterfall Account and the handling of any Checks, except as such usual operating procedures are modified by this Agreement.

(b)                                 This Agreement evidences Secured Party’s control over the Waterfall Account. Notwithstanding anything to the contrary in any agreement between Debtor and Bank pertaining to the Waterfall Account, Bank will comply with all instructions originated by Secured Party concerning the disposition of funds in the Waterfall Account (including, without limitation, instructions concerning the disposition of all Checks) from time to time on deposit therein without further consent of Debtor.

(c)                                  Debtor represents and warrants to Secured Party and Bank that it has not assigned or granted a security interest in the Waterfall Account or any Check deposited in the Waterfall Account, except to Secured Party.

(d)                                 Bank has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Waterfall Account or the Checks credited to the Waterfall Account or funds held in the Waterfall Account pursuant to which it has agreed, or will agree, to comply with orders or instructions of such other person.

2.                                      Bank shall prevent Debtor from making any withdrawals from the Waterfall Account at any time, except for such withdrawals as may be specifically authorized in writing by Secured Party. All withdrawals or disbursements from the Waterfall Account shall be made in accordance with the terms of Section 1(b) of this Agreement and Article 5 of the Repurchase Agreement. All Income received by Debtor, Secured Party or Bank in respect of the Purchased Assets, shall be deposited directly into the Waterfall Account and shall be applied to and remitted by Bank in accordance with Article 5 of the Repurchase Agreement.

3.                                      Bank agrees it shall not offset, charge, deduct or otherwise withdraw funds from the Waterfall Account, except as permitted by Section 4 below, until it has been advised in writing by Secured Party that all of Debtor’s obligations that are secured by the Checks and the Waterfall Account are paid in full. In the event that Bank has or hereafter obtains by agreement, operation of law or otherwise a security interest in the Waterfall Account or the Checks credited to the Waterfall Account or funds held in the Waterfall Account, Bank hereby agrees that such security interest shall be subordinate to the security interest of Secured Party. Secured Party shall notify Bank promptly in writing upon payment in full of Debtor’s obligations.

4.                                      Bank is permitted to charge the Waterfall Account:

(a)                                 for its fees and charges relating to the Waterfall Account and or associated with this Agreement; and

(b)                                 in the event that any Check deposited into the Waterfall Account is returned unpaid for any reason.

5.                                      If the balance in the Waterfall Account is not sufficient to compensate Bank for any fees or charges due Bank in connection with this Agreement or to pay Bank for any returned Check, Debtor agrees to pay Bank upon written demand therefore, the amount due to Bank. Debtor will have breached this Agreement if it has not paid Bank, within three Business Days after the date of such demand, the amount due Bank.

(a)                                 Bank agrees that it shall not offset against the Waterfall Account until it has been advised in writing by Secured Party that all obligations that are secured by the Checks and the Waterfall Account are paid in full. Secured Party shall notify Bank promptly in writing upon payment in full of such obligations and this Agreement shall automatically terminate upon receipt of such notice.

6.                                      Resignation of Bank.

(a)                                 Bank shall have the right to resign as Bank hereunder upon thirty (30) days’ prior written notice to Debtor and Secured Party, and in the event of such resignation, Debtor shall appoint a successor bank which must be an Eligible Institution (as defined below) and be approved by Secured Party in its sole discretion.

(b)                                 In connection with any resignation by Bank, the resigning bank shall, at the sole cost of Debtor, (A) duly assign, transfer and deliver to the successor bank this Agreement and all funds held by it hereunder, (B) execute such instruments as may be necessary to give effect to such succession and (C) take such other actions as may be reasonably required by Debtor or the successor bank in connection with the foregoing.

(c)                                  At any time Bank fails to meet the requirements of an Eligible Institution, Secured Party may require Debtor to designate a substitute for Bank. Debtor shall designate a substitute for Bank, which meets the requirements of an Eligible Institution, within thirty (30) days after Secured Party’s request, and the substitute designated by Debtor shall be subject to the approval of Secured Party, not to be unreasonably withheld, conditioned or delayed. If Debtor fails to designate a substitute for Bank within thirty (30) days or if the substitute does not meet the requirements of an Eligible Institution in Secured Party’s reasonable judgment, then Secured Party may designate a substitute for Bank, subject to the reasonable approval of Debtor, which substitute meets the requirements of an Eligible Institution and such substitute designated by Secured Party shall be deemed Bank.

(d)                                 For the purposes of this Agreement, “Eligible Institution” mean shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s). Bank has no duty to inform Secured Party or Debtor whether it is or is not an Eligible Institution.

7.                                      (a) Bank will not be liable to Debtor or Secured Party for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting negligence, fraud or willful misconduct.

(b)                                 In no event will Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to, lost profits.

(c)                                  Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank’s reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or act, negligence or default of Debtor or Secured Party or (ii) such failure or delay resulted from Bank’s reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

8.                                      Debtor shall hereby indemnifies Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to reasonable attorney’s fees and any fees and expenses incurred in enforcing this Agreement) in any way arising out of or relating to disputes or legal actions concerning Bank’s performance under this Agreement or with respect to the Waterfall Account or any Check. This section does not apply to any cost or damage attributable to the negligence, fraud or intentional misconduct of Bank. Debtor’s obligations under this section shall survive termination of this Agreement.

9.                                      Debtor and Secured Party each represent and warrant to Bank that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

10.                               Debtor agrees that:

(a)                                 it cannot, and shall not, withdraw any monies from the Waterfall Account until such time as Secured Party advises Bank in writing that Secured Party no longer claims any interest in the Waterfall Account and the monies deposited and to be deposited in the Waterfall Account; and

(b)                                 it shall not permit the Waterfall Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, nature or description, other than Secured Party’s security interest referred to herein.

11.                               Secured Party acknowledges and agrees that Bank has the right to charge the Waterfall Account from time to time, as set forth in this Agreement, as this Agreement may be amended or otherwise modified from time to time, and that Secured Party has no right to the sums so withdrawn by Bank.

12.                               Bank will provide Secured Party and the Debtor with a duplicate of each statement prepared in respect of the Waterfall Account.

13.                               Debtor agrees to pay to Bank, upon receipt of Bank’s invoice, all reasonable costs, expenses and attorneys’ fees (but not including the costs of any in-house legal services) incurred by Bank in connection with the enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such reasonable costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Bank’s rights in a case arising under Title 11, United States Code. Debtor agrees to pay Bank, upon receipt of Bank’s invoice, all reasonable costs, expenses and attorneys’ fees (but not including the costs of any in-house legal services) incurred by Bank in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder).

14.                               Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Debtor, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Debtor, Bank may act as Bank deems reasonably necessary to comply with all applicable provisions of governing statutes and shall be held harmless from any claim of any of the parties for so doing.

15.                               This Agreement may be amended only by a writing signed by Debtor, Secured Party and Bank.

16.                               This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.

17.                               Any written notice or other written communication to be given under this Agreement shall be addressed to each party at its address set forth on the signature page of this Agreement or to such other address as a party may specify in writing. Except as otherwise expressly provided herein, any such notice shall be effective upon receipt.

18.                               This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement. This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

19.                               Neither Debtor, Secured Party nor Bank may assign any of its respective rights under this Agreement without the prior written consent of the other parties, and any attempted assignment of this Agreement in violation of this Section 19 shall be null and void.

20.                               Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship between Debtor, Secured Party and Bank.

21.                               Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given to such terms in the Repurchase Agreement.

22.                               This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law. Bank agrees that its “bank’s jurisdiction” within the meaning of Section 9-304(b)(1) of the Uniform Commercial Code in effect in the State of New York shall be the Sate of New York.

23.                               From and after the date hereof, the Existing Controlled Account Agreement is hereby amended, restated and superseded in its entirety by this Agreement. The parties hereto acknowledge and agree that the liens and security interests granted under the Original Agreement and under the Existing Controlled Account Agreement are, in each case, continuing in full force and effect and, upon the amendment and restatement of the Existing Controlled Account Agreement pursuant to this Agreement, such liens and security interests secure and continue to secure the Repurchase Obligations (as defined in the Repurchase Agreement).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

Starwood Property Mortgage Sub-2, L.L.C.,

Debtor pursuant to the Repurchase Agreement

By:	/s/ Andrew J. Sossen		Address for notices:
	Name:	Andrew J. Sossen	Starwood Capital Group
	Title:	Authorized Signature	591 West Putnam Avenue
Greenwich, Connecticut 06830
Attention: Andrew Sossen

Starwood Property Mortgage Sub-2-A, L.L.C.,

Debtor pursuant to the Repurchase Agreement

By:	/s/ Andrew J. Sossen		Address for notices:
	Name:	Andrew J. Sossen	Starwood Capital Group
	Title:	Authorized Signature	591 West Putnam Avenue
Greenwich, Connecticut 06830
Attention: Andrew Sossen

Second Amended and Restated Controlled Account Agreement (Waterfall)

Wells Fargo Bank, National Association,
Secured Party

By:	/s/ H. Lee Goins III		Address for notices:
	Name:	H. Lee Goins III	Wells Fargo Bank, National Association
	Title:	Managing Director	One Wells Fargo Center
301 South College Street
AC D1053-053, 5th Floor
Charlotte, North Carolina 28202
Attention: H. Lee Goins III

Second Amended and Restated Controlled Account Agreement (Waterfall)

Wells Fargo Bank, National Association,
Depository Bank

By:	/s/ H. Lee Goins III		Address for notices:
	Name:	H. Lee Goins III	Wells Fargo Bank, National Association
	Title:	Managing Director	One Wachovia Center
301 South College Street
AC D1053-053, 5th Floor
Charlotte, North Carolina 28202
Attention:

Second Amended and Restated Controlled Account Agreement (Waterfall)

Starwood Property Trust, Inc.,
Debtor pursuant to the Guarantee Agreement

By:	/s/ Andrew J. Sossen		Address for notices:
	Name:	Andrew J. Sossen	Starwood Capital Group
	Title:	Authorized Signature	591 West Putnam Avenue
Greenwich, Connecticut 06830
Attention: Andrew Sossen

Second Amended and Restated Controlled Account Agreement (Waterfall)

Execution Version

SECOND AMENDED AND RESTATED CONTROLLED ACCOUNT AGREEMENT

(SERVICER ACCOUNT)

SECOND AMENDED AND RESTATED CONTROLLED ACCOUNT AGREEMENT (SERVICER ACCOUNT) (this “Agreement”) is entered into as of January 27, 2014, by and among Starwood Property Mortgage Sub-2, L.L.C. (“Sub-2”), Starwood Property Mortgage Sub-2-A, L.L.C. (“Sub-2-A”, and together with Sub-2, collectively, “Debtor”), Wells Fargo Bank, National Association, as Secured Party (in such capacity, “Secured Party”), and Wells Fargo Bank, National Association, a national banking association (“Bank”) with respect to the following:

A.                                    Pursuant to that certain Amended and Restated Servicing and Sub-Servicing Agreement, dated as of February 28, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Sub-Servicing Agreement”) among Debtor, as Seller, Secured Party, as Buyer, Bank, as Servicer, and SPT Management, LLC, as Sub-Servicer, Servicer established at Bank deposit account number 5000000178225 (the “Servicer Account”).

B.                                    Pursuant to that certain Amended and Restated Master Repurchase and Securities Contract, dated as of February 28, 2011 (the “Existing Repurchase Agreement”) between Debtor, as Seller, and Secured Party, as Buyer, Debtor granted, in favor of Secured Party, a security interest in the Servicer Account and in the monies, including Checks (as such term is defined in Section 3-104 of the UCC), from time to time on deposit in the Servicer Account.

C.                                    Pursuant to that certain Second Amended and Restated Master Repurchase And Securities Contract, dated as of January 27, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among Sub-2, Sub-2-A and Secured Party, the Existing Repurchase Agreement has been amended and restated.

D.                                    Sub-2, Secured Party and Bank entered into that certain Controlled Account Agreement (Servicer Account), dated as of August 6, 2010 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Agreement”) by and among Sub-2, Secured Party and Bank.

E.                                     Debtor, Secured Party and Bank amended and restated the Original Agreement pursuant to that certain Amended and Restated Controlled Account Agreement (Servicer Account), dated as of February 28, 2011, by and among Sub-2, Sub-2-A, Secured Party and Bank (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Controlled Account Agreement”) to evidence and perfect Secured Party’s security interest in the Servicer Account and to provide for the disposition of Checks deposited into the Servicer Account.

F.                                      Pursuant to the Repurchase Agreement, Debtor, Secured Party and Bank desire to amend and restate the Existing Controlled Account Agreement on the terms set forth herein.

Accordingly, Debtor, Secured Party and Bank agree as follows:

1.                                      (a) Bank shall establish, and thereafter maintain, the Servicer Account in the name of Debtor (with such additional descriptive detail as Debtor shall designate to Bank), subject to the first priority security interest (subject to any Permitted Liens) granted by Debtor in favor of Secured Party. Bank is hereby authorized to follow its usual operating procedures with respect to the administration of the Servicer Account and the handling of any Checks, except as such usual operating procedures are modified by this Agreement.

(b)                                 This Agreement evidences Secured Party’s control over the Servicer Account. Notwithstanding anything to the contrary in any agreement between Debtor and Bank pertaining to the Servicer Account, Bank will comply with all instructions originated by Secured Party concerning the disposition of funds in the Servicer Account (including, without limitation, instructions concerning the disposition of all Checks) from time to time on deposit therein without further consent of Debtor or any other person.

(c)                                  Debtor represents and warrants to Secured Party and Bank that it has not assigned or granted a security interest in the Servicer Account or any Check deposited in the Servicer Account, except to Secured Party.

(d)                                 Bank has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Servicer Account or the Checks credited to the Servicer Account or funds held in the Servicer Account pursuant to which it has agreed, or will agree, to comply with orders or instructions of such other person.

2.                                      Bank shall prevent Debtor from making any withdrawals from the Servicer Account at any time, except for such withdrawals as may be specifically authorized in writing by Secured Party. All withdrawals or disbursements from the Servicer Account shall be made in accordance with the terms of Section 1(b) of this Agreement and Section 3.04 of the Sub-Servicing Agreement. All Income received by Debtor, Secured Party or Bank in respect of the Purchased Assets, shall be deposited directly into the Servicer Account and shall be applied to and remitted by Bank in accordance with Section 3.04 of the Sub-Servicing Agreement.

3.                                      Bank agrees it shall not offset, charge, deduct or otherwise withdraw funds from the Servicer Account, except as permitted by Section 4 below, until it has been advised in writing by Secured Party that all of Debtor’s obligations that are secured by the Checks and the Servicer Account are paid in full. In the event that Bank has or hereafter obtains by agreement, operation of law or otherwise a security interest in the Servicer Account or the Checks credited to the Servicer Account or funds held in the Servicer Account, Bank hereby agrees that such security interest shall be subordinate to the security interest of Secured Party. Secured Party shall notify Bank promptly in writing upon payment in full of Debtor’s obligations.

4.                                      Bank is permitted to charge the Servicer Account:

(a)                                 for its fees and charges relating to the Servicer Account and or associated with this Agreement; and

(b)                                 in the event that any Check deposited into the Servicer Account is returned unpaid for any reason.

5.                                      If the balance in the Servicer Account are not sufficient to compensate Bank for any fees or charges due Bank in connection with this Agreement or to pay Bank for any returned Check, Debtor agrees to pay Bank upon written demand therefore, the amount due to Bank. Debtor will have breached this Agreement if it has not paid Bank, within three (3) Business Days after the date of such demand, the amount due Bank.

(a)                                 Bank agrees that it shall not offset against the Servicer Account until it has been advised in writing by Secured Party that all obligations that are secured by the Checks and the Servicer Account are paid in full. Secured Party shall notify Bank promptly in writing upon payment in full of such obligations and this Agreement shall automatically terminate upon receipt of such notice.

6.                                      Resignation of Bank.

(a)                                 Bank shall have the right to resign as Bank hereunder upon thirty (30) days’ prior written notice to Debtor and Secured Party, and in the event of such resignation, Debtor shall appoint a successor bank which must be an Eligible Institution (as defined below) and be approved by Secured Party in its sole discretion.

(b)                                 In connection with any resignation by Bank, the resigning bank shall, at the sole cost of Debtor, (A) duly assign, transfer and deliver to the successor bank this Agreement and all funds held by it hereunder, (B) execute such instruments as may be necessary to give effect to such succession and (C) take such other actions as may be reasonably required by Debtor or the successor bank in connection with the foregoing.

(c)                                  At any time Bank fails to meet the requirements of an Eligible Institution, Secured Party may require Debtor to designate a substitute for Bank. Debtor shall designate a substitute for Bank, which meets the requirements of an Eligible Institution, within thirty (30) days after Secured Party’s request, and the substitute designated by Debtor shall be subject to the approval of Secured Party, not to be unreasonably withheld, conditioned or delayed. If Debtor fails to designate a substitute for Bank within thirty (30) days or if the substitute does not meet the requirements of an Eligible Institution in Secured Party’s reasonable judgment, then Secured Party may designate a substitute for Bank, subject to the reasonable approval of Debtor, which substitute meets the requirements of an Eligible Institution and such substitute designated by Secured Party shall be deemed Bank.

(d)                                 For the purposes of this Agreement, “Eligible Institution” mean shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s). Bank has no duty to inform Secured Party or Debtor whether it is or is not an Eligible Institution.

7.                                      (a) Bank will not be liable to Debtor or Secured Party for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its performance under this

Agreement other than those Damages which result directly from its acts or omissions constituting negligence, fraud or willful misconduct.

(b)                                 In no event will Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to, lost profits.

(c)                                  Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank’s reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or act, negligence or default of Debtor or Secured Party or (ii) such failure or delay resulted from Bank’s reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

8.                                      Debtor shall hereby indemnifies Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to reasonable attorney’s fees and any fees and expenses incurred in enforcing this Agreement) in any way arising out of or relating to disputes or legal actions concerning Bank’s performance under this Agreement or with respect to the Servicer Account or any Check. This section does not apply to any cost or damage attributable to the negligence, fraud or intentional misconduct of Bank. Debtor’s obligations under this section shall survive termination of this Agreement.

9.                                      Debtor and Secured Party each represent and warrant to Bank that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

10.                               Debtor agrees that:

(a)                                 it cannot, and shall not, withdraw any monies from the Servicer Account until such time as Secured Party advises Bank in writing that Secured Party no longer claims any interest in the Servicer Account and the monies deposited and to be deposited in the Servicer Account; and

(b)                                 it shall not permit the Servicer Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, nature or description, other than Secured Party’s security interest referred to herein.

11.                               Secured Party acknowledges and agrees that Bank has the right to charge the Servicer Account from time to time, as set forth in this Agreement, as this Agreement may be amended or otherwise modified from time to time, and that Secured Party has no right to the sums so withdrawn by Bank.

12.                               Bank will provide Secured Party and the Debtor with a duplicate of each statement prepared in respect of the Servicer Account.

13.                               Debtor agrees to pay to Bank, upon receipt of Bank’s invoice, all reasonable costs, expenses and attorneys’ fees (but not including the costs of any in-house legal services) incurred by Bank in connection with the enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such reasonable costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Bank’s rights in a case arising under Title 11, United States Code. Debtor agrees to pay Bank, upon receipt of Bank’s invoice, all reasonable costs, expenses and attorneys’ fees (but not including the costs of any in-house legal services) incurred by Bank in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder).

14.                               Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Debtor, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Debtor, Bank may act as Bank deems reasonably necessary to comply with all applicable provisions of governing statutes and shall be held harmless from any claim of any of the parties for so doing.

15.                               This Agreement may be amended only by a writing signed by Debtor, Secured Party and Bank.

16.                               This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.

17.                               Any written notice or other written communication to be given under this Agreement shall be addressed to each party at its address set forth on the signature page of this Agreement or to such other address as a party may specify in writing. Except as otherwise expressly provided herein, any such notice shall be effective upon receipt.

18.                               This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement. This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

19.                               Neither Debtor, Secured Party nor Bank may assign any of its respective rights under this Agreement without the prior written consent of the other parties, and any attempted assignment of this Agreement in violation of this Section 19 shall be null and void.

20.                               Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship between Debtor, Secured Party and Bank.

21.                               Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given to such terms in the Repurchase Agreement.

22.                               This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law. Bank agrees that its “bank’s jurisdiction” within the meaning of Section 9-304(b)(1) of the Uniform Commercial Code in effect in the State of New York shall be the Sate of New York.

23.                               From and after the date hereof, the Existing Controlled Account Agreement is hereby amended, restated and superseded in its entirety by this Agreement. The parties hereto acknowledge and agree that the liens and security interests granted under the Original Agreement and the Existing Controlled Account Agreement are, in each case, continuing in full force and effect and, upon the amendment and restatement of the Existing Controlled Account Agreement, such liens and security interests secure and continue to secure the payment of the Repurchase Obligations (as defined in the Repurchase Agreement).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

Starwood Property Mortgage Sub-2, L.L.C.,

Debtor

By:	/s/ Andrew J. Sossen		Address for notices:
	Name:	Andrew J. Sossen	Starwood Capital Group
	Title:	Authorized Signature	591 West Putnam Avenue
Greenwich, Connecticut 06830
Attention: Andrew Sossen

Starwood Property Mortgage Sub-2-A, L.L.C.,

Debtor

By:	/s/ Andrew J. Sossen		Address for notices:
	Name:	Andrew J. Sossen	Starwood Capital Group
	Title:	Authorized Signature	591 West Putnam Avenue
Greenwich, Connecticut 06830
Attention: Andrew Sossen

Second Amended and Restated Controlled Account Agreement (Servicer)

Wells Fargo Bank, National Association
(the “Secured Party”)

By:	/s/ H. Lee Goins III		Address for notices:
	Name:	H. Lee Goins III	Wells Fargo Bank, National Association
	Title:	Managing Director	One Wells Fargo Center
301 South College Street
Charlotte, North Carolina 28202
Attention: H. Lee Goins III

Second Amended and Restated Controlled Account Agreement (Servicer)

Wells Fargo Bank, National Association (the “Bank”)

By:	/s/ H. Lee Goins III		Address for notices:
	Name:	H. Lee Goins III	Wells Fargo Bank, National Association
	Title:	Managing Director	One Wells Fargo Center
301 South College Street
Charlotte, North Carolina 28202
Attention: H. Lee Goins III

Second Amended and Restated Controlled Account Agreement (Servicer)

EXHIBIT H

FORM OF GUARANTEE AGREEMENT

See attached.

EXECUTION VERSION

THIRD AMENDED AND RESTATED GUARANTEE AND SECURITY AGREEMENT

THIRD AMENDED AND RESTATED GUARANTEE AND SECURITY AGREEMENT, dated as of October 23, 2014 (as amended, restated, supplemented, or otherwise modified from time to time, this “Guarantee”), made by STARWOOD PROPERTY TRUST, INC., a Maryland corporation having its principal place of business at 591 West Putnam Avenue, Greenwich, Connecticut 06830 (“Guarantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”) and any of its parent, subsidiary or affiliated companies.

RECITALS

Pursuant to that certain Third Amended and Restated Master Repurchase and Securities Contract, dated as of October 23, 2014, between and among Starwood Property Mortgage Sub-2, L.L.C. (“Seller 2”), Starwood Property Mortgage Sub-2-A, L.L.C. (“Seller 2-A”, and together with Seller 2, individually and collectively as the context may require, “Seller”) and Buyer (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), Seller agreed to sell, from time to time, to Buyer certain Whole Loans, Senior Interests, Junior Interests, Mezzanine Loans and Mezzanine Participation Interests, each as defined in the Repurchase Agreement (collectively, the “Purchased Assets”), upon the terms and subject to the conditions as set forth therein.

Pursuant to the terms of that certain Amended and Restated Custodial Agreement by and between Wells Fargo Bank, National Association (“Custodian”), Buyer, Starwood 2 and Starwood 2-A dated as of February 28, 2011 (as amended by that certain Omnibus Amendment to Ancillary Agreements, dated as of January 27, 2014, by and among Buyer, Seller, Custodian and the other parties thereto, the “Custodial Agreement”), Custodian is required to take possession of the Purchased Assets, along with certain other documents specified in the Custodial Agreement, as Custodian of Buyer and any future purchaser, on several delivery dates, in accordance with the terms and conditions of the Custodial Agreement. The Repurchase Agreement, the Custodial Agreement, this Guarantee and any other agreements executed in connection with the Repurchase Agreement and the Custodial Agreement shall be referred to herein as the “Repurchase Documents”.

Pursuant to the Repurchase Agreement, Seller may be required, from time to time, to enter into Interest Rate Protection Agreements (as defined therein) in form and substance satisfactory to Buyer. In order to induce the Buyer to permit Seller’s obligations to be satisfied by Guarantor, Guarantor has agreed to (a) amend and restate the First Amended and Restated Guarantee in its entirety, (b) assign and grant to Buyer a security interest in any Interest Rate Protection Agreement entered into by Guarantor or Intermediate Starwood Entities for the purpose of satisfying Seller’s requirements with respect to Interest Rate Protection Agreements under the Repurchase Agreement and (c) incur the covenants and obligations set forth herein.

It is a condition precedent to Buyer purchasing the Purchased Assets and permitting Guarantor or any of the Intermediate Starwood Entities to enter into Interest Rate Protection Agreements pursuant to the Repurchase Agreement that Guarantor shall have executed and delivered this Guarantee with respect to the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following: (a) all payment obligations owing by Seller to Buyer under or in connection with the Repurchase Agreement and any other Repurchase Documents; (b) without duplication of payment obligations under the preceding clause (a), any amount that would otherwise be payable by any Hedge Counterparty to Buyer, as assignee of the related Seller Party, in connection with the termination of any Interest Rate Protection Agreement which covers any Other Hedged Asset, but for the reduction in such termination amount payable by the related Hedge Counterparty solely as a result of netting termination payments under any swap transaction under such Interest Rate Protection Agreement relating to such Other Hedged Asset or the exercise of any right of set-off, defense or counterclaim under such Interest Rate Protection Agreement by the related Hedge Counterparty, (c) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (d) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by Buyer in the enforcement of any of the foregoing or any obligation of Guarantor hereunder; and (e) any other obligations of Seller with respect to Buyer under each of the Repurchase Documents (collectively, the “Obligations”).

NOW, THEREFORE, in consideration of the foregoing premises, to induce Buyer to enter into the Repurchase Documents and to enter into the transactions contemplated thereunder, Guarantor hereby agrees with Buyer, as follows:

1.             Defined Terms. Unless otherwise defined herein, terms which are defined in the Repurchase Agreement and used herein are so used as so defined.

2.             Guarantee. (a) Guarantor hereby unconditionally and irrevocably guarantees to Buyer the prompt and complete payment and performance by Seller when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b)              Notwithstanding anything herein to the contrary, but subject to clause (c) below, the maximum liability of Guarantor hereunder and under the Repurchase Documents shall in no event exceed the sum of (w) one hundred percent (100%) of that portion of the unpaid aggregate Repurchase Price that exceeds $1,250,000,000, (x) twenty-five percent (25%) of the then-currently unpaid aggregate Repurchase Price of all Purchased Assets consisting of both Core Purchased Assets and CMBS Purchased Assets, (y) one-hundred percent (100%) of the then-currently unpaid aggregate Repurchase Price of all Purchased Assets consisting of Flex Purchased Assets and (z) one-hundred percent (100%) of all amounts due and payable by Guarantor or any Intermediate Starwood Entity under any and all Interest Rate Protection Agreements with an Affiliated Hedge Counterparty to which Guarantor or any Intermediate Starwood Entity is a party.

(c)              Notwithstanding the foregoing, the limitation on recourse liability as set forth in subsection (b) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Obligations shall be fully recourse to Seller and Guarantor, jointly and severally, upon the occurrence of any of the following:

2

(i)            a voluntary bankruptcy or insolvency proceeding is commenced by Seller or any Intermediate Starwood Entity under the U.S. Bankruptcy Code or any similar federal or state law;

(ii)           an involuntary bankruptcy or insolvency proceeding is commenced against Seller, any Intermediate Starwood Entity or Guarantor in connection with which Seller, Guarantor, any Intermediate Starwood Entity or any Affiliate of any of the foregoing has or have colluded in any way with the creditors commencing or filing such proceeding; or

(iii)          fraud or intentional misrepresentation by Seller, Guarantor, any Intermediate Starwood Entity or any other Affiliate of Seller, Guarantor or any Intermediate Starwood Entity in connection with the execution and the delivery of this Guarantee, the Repurchase Agreement, or any of the other Repurchase Documents, or any certificate, report, financial statement or other instrument or document furnished to Buyer at the time of the closing of the Repurchase Agreement or during the term of the Repurchase Agreement.

(d)           In addition to the foregoing and notwithstanding the limitation on recourse liability set forth in subsection (b) above, Guarantor shall be liable for any losses, costs, claims, expenses or other liabilities incurred by Buyer arising out of or attributable to the following items:

(i)            any material breach of the separateness covenants set forth in Article 9 of the Repurchase Agreement; and

(ii)           any material breach of any representations and warranties by Guarantor contained in any Repurchase Document and any material breach by Seller or Guarantor, or any of their respective Affiliates, of any representations and warranties relating to Environmental Laws, or any indemnity for costs incurred in connection with the violation of any Environmental Law, the correction of any environmental condition, or the removal of any Materials of Environmental Concern, in each case in any way affecting Seller’s or Guarantor’s properties or any of the Purchased Assets.

(e)           Nothing herein shall be deemed to be a waiver of any right which Buyer may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Repurchase Agreement or to require that all collateral shall continue to secure all of the indebtedness owing to the Buyer in accordance with the Repurchase Agreement or any other Repurchase Documents.

(f)            Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by Buyer in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full, notwithstanding that from time to time prior thereto Seller may be free from any Obligations.

3

(g)           No payment or payments made by Seller or any other Person or received or collected by Buyer from Seller or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the amount of the Obligations until the Obligations are paid in full.

(h)           Guarantor agrees that whenever, at any time, or from time to time, Guarantor shall make any payment to Buyer on account of Guarantor’s liability hereunder, Guarantor will notify Buyer in writing that such payment is made under this Guarantee for such purpose.

3.             Subrogation. Upon making any payment hereunder, Guarantor shall be subrogated to the rights of Buyer against Seller and any collateral for any Obligations with respect to such payment; provided that Guarantor shall not seek to enforce any right or receive any payment by way of subrogation until all amounts due and payable by Seller to Buyer under the Repurchase Documents or any related documents have been paid in full; and further provided that such subrogation rights shall be subordinate in all respects to all amounts owing to the Buyer under the Repurchase Documents.

4.             Amendments, etc. with Respect to the Obligations. Until the Obligations shall have been paid or performed in full, and subject to the provisions of Section 11 of this Guarantee, Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor, and without notice to or further assent by Guarantor, any demand for payment of any of the Obligations made by Buyer may be rescinded by Buyer and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Buyer, and any Repurchase Document and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Buyer for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Buyer shall have no obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against Guarantor, Buyer may, but shall be under no obligation to, make a similar demand on Seller or any other guarantor, and any failure by Buyer to make any such demand or to collect any payments from Seller or any such other guarantor or any release of Seller or such other guarantor shall not relieve Guarantor of its Obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5.             Guarantee Absolute and Unconditional. (a) Guarantor hereby agrees that its obligations under this Guarantee constitute a guarantee of payment when due and not of collection. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Buyer upon this Guarantee or

4

acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee; and all dealings between Seller or Guarantor, on the one hand, and Buyer, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Guarantor waives promptness, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller or Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity, regularity or enforceability of any Agreement, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Buyer, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Seller against Buyer, (iii) any requirement that Buyer exhaust any right to take any action against Seller or any other Person prior to or contemporaneously with proceeding to exercise any right against Guarantor under this Guarantee or (iv) any other circumstance whatsoever (with or without notice to or knowledge of Seller or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Seller for the Obligations or of Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against Guarantor, Buyer may, but shall be under no obligation, to pursue such rights and remedies that Buyer may have against Seller or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by Buyer to pursue such other rights or remedies or to collect any payments from Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Buyer or any Buyer against Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and its successors and assigns thereof, and shall inure to the benefit of Buyer, and its successors, endorsees, transferees and assigns, until all of the Obligations shall have been satisfied by payment in full, notwithstanding any sale by Buyer of any Purchased Asset as set forth in Article 10 of the Repurchase Agreement or the exercise by Buyer of any of the other rights and remedies set forth in any of the Repurchase Documents.

(b)           Without limiting the generality of the foregoing, Guarantor hereby agrees, acknowledges, and represents and warrants to Buyer as follows:

(i)            Guarantor hereby waives any defense arising by reason of, and any and all right to assert against Buyer any claim or defense based upon, an election of remedies by Buyer which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Guarantor’s subrogation rights, rights to proceed against Seller, or any other guarantor for reimbursement or contribution, and/or any other rights of Guarantor to proceed against Seller against any other guarantor, or against any other person or security.

(ii)           Guarantor is presently informed of the financial condition of Seller and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Guarantor hereby covenants that it will make

5

its own investigation and will continue to keep itself informed about each of Seller’s financial condition, the status of other guarantors, if any, of circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than Buyer for such information and will not rely upon Buyer or any Buyer for any such information. Absent a written request for such information by Guarantor to Buyer, Guarantor hereby waives the right, if any, to require Buyer to disclose to Guarantor any information which Buyer may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor.

(iii)             Guarantor has independently reviewed the Repurchase Documents and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guarantee to Buyer, Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any liens or security interests of any kind or nature granted by Seller or any other guarantor to Buyer or any Buyer, now or at any time and from time to time in the future.

6.             Security Interest. As security for the prompt and complete performance and payment or repayment when due of the Obligations in accordance with the terms and conditions of this Guarantee and the Repurchase Agreement, Guarantor hereby pledges, assigns, conveys and transfers to Buyer, and hereby grants to Buyer, a continuing security interest in, to and under all of Guarantor’s right, title and interest, whether now owned or hereafter acquired, in and to the following (collectively, the “Collateral”): (i) all of Guarantor’s and any Intermediate Starwood Entities’ rights (but none of their obligations) under all Interest Rate Protection Agreements relating to any of the Purchased Assets to which it now or hereafter is or may become a party (“Guarantor’s Interest Rate Protection Agreements”), (ii) the Waterfall Account and all amounts at any time credited thereto, to the extent derived from any Guarantor’s Interest Rate Protection Agreements and (iii) any and all proceeds of the foregoing, including, without limitation, all interest, and other amounts, income or distributions paid thereon or in respect thereto, including, but not limited to any termination payments (howsoever occurring) to the extent derived from any of Guarantor’s Interest Rate Protection Agreements.

7.             Other Provisions Regarding the Collateral.

(a)           Further Assurances. Guarantor covenants and agrees that it will, at its own expense, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be reasonably necessary or desirable or that Buyer may reasonably require in order to create, preserve, perfect or validate any security interests granted to Buyer hereunder, or the priority thereof, or to enable Buyer to exercise and enforce the security interests granted to Buyer under Section 6 hereof with respect to any of the Collateral and the proceeds thereof.

(b)           Access to Information. Guarantor shall afford to Buyer reasonable access to its books and records concerning the Collateral during customary business hours (including, if agreed, by electronic access) and shall permit Buyer to make copies of any records relating thereto.

6

(c)           Notice of Actions. Guarantor will give notice to Buyer of, and defend the Collateral against, any suit, action or proceeding against the Collateral or which could adversely affect the security interests granted hereunder.

(d)           Release of Security Interest. Upon the complete and final payment and performance of the Obligations, Buyer shall release its security interest hereunder; provided, that Buyer shall release its security interest in and to any Interest Rate Protection Agreement on the Repurchase Date for the related Purchased Asset and Buyer shall authorize Custodian to release to Guarantor all documents delivered to Custodian with respect to such Interest Rate Protection Agreement and, to the extent any UCC financing statement has been filed against Guarantor with respect to such Interest Rate Protection Agreement, Buyer shall deliver an amendment thereto or termination thereof evidencing the release of such Interest Rate Protection Agreement from Buyer’s security interest therein.

8.             Remedies. If any Event of Default shall occur and be continuing, Buyer may, to the extent permitted by law, exercise any of the rights and remedies of a secured party with respect to the Collateral, including any such rights and remedies under the UCC, and, in addition, Buyer may, to the extent permitted by applicable law, without demand of performance and without notice to Guarantor except as provided below, sell the Collateral or any part thereof, in one lot or in separate parcels, for cash or on credit or for future delivery, at any public or private sale or other disposition, and at such price or prices as Buyer may deem appropriate, free from any claim or right of any nature whatsoever of Guarantor, including any equity or right of redemption of Guarantor. If the purchaser fails to take up and pay for the Collateral so sold, such Collateral may be again similarly sold. Buyer may be the purchaser of any or all of the Collateral sold subject to any rights of Guarantor under, and other requirements of, the UCC and any other applicable law. Guarantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Guarantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Buyer shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Buyer may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned

9. Power of Attorney. Upon and after the occurrence of an Event of Default, Guarantor does hereby by way of security constitute and irrevocably appoint Buyer the true and lawful attorney of Guarantor, with full power (in the name of Guarantor or otherwise), to exercise all rights of Guarantor with respect to the Collateral held for the benefit and security of Buyer under the Guarantee and to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the Collateral held for the benefit and security of Buyer hereunder, to endorse any instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which Buyer may deem to be necessary or advisable in the premises. The power of attorney granted hereby and all authority hereby conferred are granted and conferred solely to protect Buyer’s interest in the Collateral held for its benefit and security and shall not impose any duty upon Buyer to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest prior to the payment in full of all the Obligations secured under this Guarantee.

7

10.          Application of Collateral and Proceeds. Any cash held by or on behalf of Buyer and any transfer, or the proceeds of any sale, of all or any part of the Collateral pursuant to Section 8 hereof (less the costs and expenses incurred by Buyer in selling such Collateral, including the fees and expenses of counsel) shall be applied by Secured Party in such order as Buyer may elect. Guarantor shall remain liable for any such Obligations remaining unpaid from the foregoing proceeds and shall be entitled to any surplus after any application of such proceeds.

11.          Hedge Provisions. (A) Guarantor covenants and agrees with Buyer that it: (a) will perform and observe in all material respects its covenants and obligations contained in each of Guarantor’s Interest Rate Protection Agreement, (b) will not, without the prior written consent of Buyer, amend, waive or modify any provision of any of Guarantor’s Interest Rate Protection Agreements, fail to deliver a copy of any notice received under any of Guarantor’s Interest Rate Protection Agreements to Buyer or fail to exercise any right thereunder, (c) will not change its name, or change its jurisdiction of organization or location of its chief executive office from its current jurisdiction and location, unless, in conjunction therewith, Guarantor delivers to Buyer such additional UCC financing statements and amendments as Buyer shall reasonably request to allow for Buyer’s continued prior and perfected security interest, (d) will fully and completely prosecute all of its claims and enforce all of its rights under all of Guarantor’s Interest Rate Protection Agreements available to Guarantor under applicable law, (e) will take all reasonable and necessary action to prevent the termination or cancellation of any of Guarantor’s Interest Rate Protection Agreements in accordance with the terms thereof or otherwise (except for any scheduled termination or any voluntary termination thereof by Guarantor, but only as permitted in the Repurchase Agreement), (f) will take all actions reasonably necessary to enforce against the Hedge Counterparty each covenant and obligation of each such Hedge Counterparty under each of Guarantor’s Interest Rate Protection Agreements and all related documents and instruments including, without limitation all irrevocable direction letters as to payment of proceeds, each of which shall be in form and substance substantially similar to the form attached as Exhibit B hereto (“Irrevocable Direction Letters”), (g) fully enforce and prosecute all claims against each related Hedge Counterparty (including but not limited to claims in bankruptcy or any Insolvency Proceeding) that arise under each related Interest Rate Protection Agreement, Irrevocable Direction Letter or under applicable law, (h) with respect to any ISDA Master Agreement that is a Guarantor’s Interest Rate Protection Agreement, Guarantor and the related Intermediate Starwood Entity may, upon prior written notice to Buyer, enter into any Confirmation thereunder relating to any asset that is not a Purchased Asset and (i) if any Hedge Counterparty pledges collateral to Guarantor in connection with any Interest Rate Protection Agreement, Guarantor shall pledge all such collateral to Buyer pursuant to a separate security agreement and any other related documents reasonably requested by Buyer in order to perfect the underlying security interest, each in form and substance satisfactory to Buyer.

(B)          In addition, Guarantor shall not (i) waive any default under, or breach of, any Guarantor’s Interest Rate Protection Agreement; or (ii) petition, request or take any other legal or administrative action that seeks, or may reasonably be expected to, impair any of its rights under any Guarantor’s Interest Rate Protection Agreement; or (iii) amend, supplement, modify or agree to any variation of any of Guarantor’s Interest Rate Protection Agreement, in each case without the prior written consent of Buyer.

8

(C)          Prior to entering into any Confirmations in respect of a Guarantor’s Interest Rate Protection Agreement, Guarantor and the related Intermediate Starwood Entity shall cause the counterparty to such Confirmation other than an Affiliated Hedge Counterparty to enter into a Consent and Acknowledgment in substantially the form attached as Exhibit A hereto. Any Confirmations entered into in respect of an Interest Rate Protection Agreement shall specify the Waterfall Account as the account to which any and all payments to Guarantor or the related Intermediate Starwood Entity in respect of all transactions to which such Confirmation relates are to be made.

12.          Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any of Seller or any substantial part of Seller’s property, or otherwise, all as though such payments had not been made.

13.          Payments. Guarantor hereby agrees that the Obligations will be paid to Buyer without set-off or counterclaim in U.S. Dollars at the address specified in writing by Buyer.

14.          Representations and Warranties. Guarantor represents and warrants that:

(a)           Guarantor has the legal capacity and the legal right to execute and deliver this Guarantee and to perform Guarantor’s obligations hereunder;

(b)           no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any creditor of Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

(c)           this Guarantee has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law);

(d)           the execution, delivery and performance of this Guarantee will not violate any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon Guarantor or any of its property or to which Guarantor or any of its property is subject (“Requirement of Law”), or any provision of any security issued by Guarantor or of any agreement, instrument or other undertaking to which Guarantor is a party or by which it or any of its property is bound (“Contractual Obligation”), and will not result in or require the creation or imposition of any lien on any of the properties or revenues of Guarantor pursuant to any Requirement of Law or Contractual Obligation of Guarantor;

(e)           no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the Knowledge of Guarantor, threatened by or against

9

Guarantor or against any of Guarantor’s properties or revenues with respect to this Guarantee or any of the transactions contemplated hereby;

(f)            except as disclosed in writing to Buyer prior to the date hereof, Guarantor has filed or caused to be filed all tax returns which, to the Knowledge of Guarantor, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against him or any of Guarantor’s property and all other taxes, fees or other charges imposed on him or any of Guarantor’s property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings); no tax lien has been filed, and, to the Knowledge of Guarantor, no claim is being asserted, with respect to any such tax, fee or other charge;

(g)           Guarantor (i) has been duly organized and validly exists in good standing as a corporation under the laws of the State of Maryland, (ii) has all requisite power, authority, legal right, licenses and franchises, (iii) is duly qualified to do business in all jurisdictions necessary, and (iv) has been duly authorized by all necessary action, to (I) own, lease and operate its properties and assets, (II) conduct its business as presently conducted, and (III) execute, deliver and perform its obligations under the Repurchase Documents to which it is a party;

(h)           Guarantor’s exact legal name is set forth in the preamble and signature pages of this Guarantee;

(i)            Guarantor’s location (within the meaning of Article 9 of the UCC), and the office where Guarantor keeps all records (within the meaning of Article 9 of the UCC) is at the address of Seller referred to in Annex 1 of the Repurchase Agreement, and Guarantor has not changed its name or location within the past twelve (12) months;

(j)            Guarantor’s organizational identification number is D13065958 and its tax identification number is 27-0247747; and

(k)           Guarantor is an “eligible contract participant,” as defined in Commodity Exchange Act (“CEA”) § 1a(18) and the CFTC regulations thereunder, because it is a corporation, partnership, proprietorship, organization, trust or other entity other than a “commodity pool” (as defined in CEA § 1a(10), as such statutory provision has been interpreted (which interpretation is evidenced by formal guidance) by the CFTC or the CFTC’s staff) that has total assets exceeding $10,000,000 or (b) whose obligations are guaranteed or supported contractually by an entity described in CEA §§ 1a(18)(A)(i), (ii), (iii), (iv), (v)(I), or (vii).

Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by Guarantor on the date of each Transaction under the Repurchase Agreement, on and as of such date of the Transaction, as though made hereunder on and as of such date.

15.          Covenants.

Guarantor (on a consolidated basis, but adjusted to remove the impact of consolidating any variable interest entities under the requirements of Accounting Standards Codification (“ASC”) Section 810 and/or transfers of financial assets accounted for as secured

10

borrowings under ASC Section 860, as both of such ASC sections are amended, modified and/or supplemented from time to time) shall satisfy each of the following financial covenants:

(a)           Interest Coverage. Guarantor shall not permit the ratio of its EBITDA to its Interest Expense for any Test Period to be less than 2.00 to 1.00 at any time.

(b)           Leverage. Guarantor shall not permit the ratio of its Total Indebtedness to its Total Assets for any Test Period to be greater than 0.75 to 1.00 at any time.

(c)           Liquidity. Guarantor shall not permit its Liquidity to be less than $125,000,000, at any time, and Guarantor shall not permit its Cash Liquidity to be less than $50,000,000 at any time.

(d)           Tangible Net Worth. Guarantor shall not permit its Tangible Net Worth to be less than $2,697,000,000, plus (x) seventy-five percent (75%) of the net cash proceeds (net of underwriting discounts and commissions, and other out-of-pocket expenses incurred by Guarantor in connection with such issuance or sale) received by Guarantor from the issuance or sale of Capital Stock (other than Capital Stock constituting Convertible Debt Securities) occurring after the date hereof, plus (y) seventy-five percent (75%) of any increase in capital or shareholders’ equity (or like caption) on the balance sheet of Guarantor resulting from the settlement, conversion or repayment of any Convertible Debt Securities occurring after the date hereof.

(e)           Fixed Charge Coverage Ratio. Guarantor shall not permit its Fixed Charge Coverage Ratio for any Test Period to be less than 1.50 to 1.00 at any time.

(f)            REIT Status. Guarantor shall maintain at all times its status as a REIT.

(g)           Interest Rate Protection Agreements. Guarantor and the Intermediate Starwood Entities shall not enter into any amendment, supplement or modification to any Interest Rate Protection Agreement without the prior written consent of Buyer, such consent not to be unreasonably withheld, conditioned or delayed.

16.          Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.          Paragraph Headings. The paragraph headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18.          No Waiver; Cumulative Remedies. Buyer shall not by any act (except by a written instrument pursuant to Section 19 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or event of default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Buyer, any right, power or privilege

11

hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Buyer would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

19.          Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor and Buyer, provided that, subject to any limitations set forth in the Repurchase Agreement, any provision of this Guarantee may be waived by Buyer in a letter or agreement executed by Buyer or by telex or facsimile transmission from Buyer. This Guarantee shall be binding upon the heirs, personal representatives, successors and assigns of Guarantor and shall inure to the benefit of Buyer, and their respective successors and assigns. THIS GUARANTEE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS GUARANTEE, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

20.          Notices. Notices by Buyer to Guarantor may be given by mail, or by telecopy transmission, addressed to Guarantor at the address or transmission number set forth under its signature below and shall be effective (a) in the case of mail, five days after deposit in the postal system, first class certified mail and postage pre-paid, (b) one Business Day following timely delivery to a nationally recognized overnight courier service for next Business Day delivery and (c) in the case of telecopy transmissions, when sent, transmission electronically confirmed. Notices to Buyer by Guarantor may be given in the manner set forth in the Repurchase Agreement.

21.          SUBMISSION TO JURISDICTION; WAIVERS. EACH OF GUARANTOR AND BUYER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A)          SUBMITS FOR GUARANTOR AND GUARANTOR’S PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND THE OTHER REPURCHASE DOCUMENTS TO WHICH GUARANTOR IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)          CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN

12

ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)          AGREES THAT SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING UNDER THIS GUARANTEE MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT SUCH PARTY’S ADDRESS, AS SET FORTH UNDER GUARANTOR’S SIGNATURE BELOW, WITH RESPECT TO DELIVERIES SENT TO GUARANTOR, OR, WITH RESPECT TO DELIVERIES SENT TO BUYER, AT THE ADDRESS SET FORTH IN THE REPURCHASE AGREEMENT, OR, IN EITHER CASE, AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTY SHALL HAVE BEEN NOTIFIED; AND

(D)          AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

22.          Integration. This Guarantee represents the agreement of Guarantor with respect to the subject matter hereof and there are no promises or representations by Buyer or any Buyer relative to the subject matter hereof not reflected herein.

23.          Acknowledgments. Guarantor hereby acknowledges that:

(a)           Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the related documents;

(b)           neither Buyer nor any Buyer has any fiduciary relationship to Guarantor, and the relationship between Buyer and Guarantor is solely that of surety and creditor; and

(c)           no joint venture exists between or among any of Buyer, the Buyers, Guarantor and Seller.

24.          WAIVERS OF JURY TRIAL. EACH OF GUARANTOR AND BUYER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY RELATED DOCUMENT AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN.

25.          Effect of Amendment and Restatement. From and after the date hereof, that certain Second Amended and Restated Guarantee and Security Agreement, dated as of January 27, 2014 (as amended, modified and/or restated prior to the date hereof, the “Existing Guarantee Agreement”), from Guarantor in favor of Buyer, is hereby amended, restated and superseded in its entirety by this Guarantee. The parties hereto acknowledge and agree that the liens and security interests granted under the Existing Guarantee Agreement are continuing in full force and effect and, upon the amendment and restatement of the Existing Guarantee Agreement pursuant to this Guarantee, such liens and security interests secure and continue to secure the payment of the Obligations.

13

26.          Maintenance of Financial Covenants; Scope of Guarantee. Guarantor and Buyer each agree that, to the extent that Guarantor is obligated (either as a primary or secondary obligor) under any other repurchase agreement or warehouse facility or any amendments thereto (whether now in effect or in effect at any time during the term of the Repurchase Agreement) to comply with a financial covenant that is comparable to any of the financial covenants set forth in this Guarantee and such comparable financial covenant is more restrictive to Guarantor or otherwise more favorable to the related lender or buyer thereunder than any financial covenant hereunder, or is in addition to any financial covenant set forth in this Guarantee, then such comparable or additional financial covenant shall, with no further action required on the part of either Guarantor or Buyer, automatically become a part hereof and be incorporated herein, and Guarantor hereby covenants to maintain compliance with such comparable or additional financial covenant at all times throughout the terms of this Guarantee. Guarantor agrees to promptly notify Buyer of the execution of any agreement, amendment or other document that would cause the provisions of this Section 26 to become effective. Guarantor further agrees, at Buyer’s request, to execute and deliver any related amendments to this Guarantee, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of Buyer and Guarantor.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

14

IN WITNESS WHEREOF, the undersigned has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

STARWOOD PROPERTY TRUST, INC., a
Maryland corporation

By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Authorized Signature

Address for Notices:

Starwood Property Trust, Inc.

c/o Starwood Capital Group

591 West Putnam Avenue

Greenwich, Connecticut 06830

Attention: Andrew Sossen

With a copy to:

Robert L. Boyd, Esq.

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Third Amended and Restated Guarantee and Security Agreement

EXHIBIT A

[Letterhead of Hedge Counterparty]

CONSENT AND ACKNOWLEDGEMENT

[                                   , 20  ]

Wells Fargo Bank, National Association

One Wells Fargo Center

301 South College Street

MAC D1053-053, 5th Floor

Charlotte, North Carolina 28202

Attention: H. Lee Goins III

Starwood Property Trust, Inc.

591 West Putnam Avenue

Greenwich, Connecticut 06830

Attention: Andrew Sossen

Ladies and Gentleman:

Reference is made to the Confirmation, dated as of [           ,    20  ] and designated by reference number [            ], entered into by and between Starwood Property Trust, Inc. (“Starwood”) and                         (“Counterparty”) (the “Confirmation”) in the form attached hereto, which is governed by the ISDA Master Agreement (the “ISDA Form”) dated                          (the ISDA Form, together with the Schedule thereto and the Confirmation, the “Agreement”) between Starwood and Counterparty. Capitalized terms used herein and not otherwise defined shall have the meaning given in or incorporated by reference in the Agreement.

For purposes of Section 7 of the ISDA Form, Counterparty hereby consents to the collateral assignment and grant by Starwood to Wells Fargo Bank, National Association (“Wells Fargo”) pursuant to the Third Amended and Restated Guarantee and Security Agreement, dated October 23, 2014 (from Starwood in favor of Wells Fargo (the “Guarantee”), of all right, title and interest (but none of the obligations) of Starwood in the Agreement and in the transaction evidenced by the Confirmation (the “Transaction”), together with all present and future amounts payable by Counterparty to Starwood under or in connection with the Confirmation represented by the Transaction with respect to the period commencing on the Purchase Date (as defined in the Third Amended and Restated Master Repurchase and Securities Contract, dated as of October 23, 2014, by and among Wells Fargo, Starwood Property Mortgage Sub-2, L.L.C. and Starwood Property Mortgage Sub-2-A, L.L.C. (the “MRA”)) for the related Transaction (as defined in the MRA and, for purposes of this Confirmation, hereinafter called the “MRA

Transaction”) and ending on the date on which Starwood shall have repaid Wells Fargo all amounts owing in respect of the MRA Transaction on the related Repurchase Date (as defined in the MRA) in full and the security interest of the MRA with respect to the MRA Transaction is released.

Each of Starwood and Counterparty hereby agrees that pursuant to the Irrevocable Direction Letter, dated as of the date hereof (the “Direction Letter”), Counterparty will make all payments represented by the Transaction otherwise due to Starwood under or pursuant to the terms of the Confirmation to Wells Fargo in accordance with written instructions set forth therein. Further, each of Starwood and Counterparty hereby agrees that, upon the occurrence and during the continuance of an Event of Default under the MRA, Wells Fargo shall have the right to exercise and enforce any and all rights of Starwood under the Confirmation.

In connection with the acknowledgement by Counterparty of the assignment and grant by Starwood of all its right, title and interest (but none of its obligations) under the Transaction, each of the Starwood and Counterparty hereby agree that the occurrence of an “Event of Default” under the MRA shall constitute an Additional Termination Event for which Counterparty shall be the Affected Party and the Transaction shall be the Affected Transaction, and Wells Fargo shall have the right to either: (i) deliver notice to Starwood and Counterparty designating an Early Termination Date with respect to such Additional Termination Event, or (ii) notwithstanding anything to the contrary in the Agreement (including Section 6 of the ISDA Form), direct Counterparty to enter into a novation agreement whereby Starwood would be replaced as a party to the Transaction with a replacement counterparty. All amounts payable to Counterparty in connection with such Early Termination Date or novation agreement shall be subject to the Direction Letter to Counterparty to make all payments under the Transaction in accordance with the written instructions set forth therein.

This Consent and Acknowledgement constitutes notification to the account debtor of the assignment of Starwood’s rights under the Agreement and the Confirmation for purposes of Section 9-404(a)(2) of the Uniform Commercial Code.

Counterparty hereby acknowledges the grant of the power of attorney conferred under Section 15 of the Guarantee, and agrees to accept any exercise by Wells Fargo of such power in connection therewith.

The pledge by Starwood to Wells Fargo referred to herein does not include the delegation to Wells Fargo of any of Starwood’s duties, responsibilities or obligations under the Agreement, and Starwood shall remain liable to perform all duties, responsibilities and obligations to be performed by Starwood thereunder. Without limitation of the foregoing, Wells Fargo shall not have any obligation or liability under the Agreement or by reason of or arising out of the pledge referred to herein or the receipt by Wells Fargo of any payment, and Starwood specifically agrees to indemnify and forever hold Wells Fargo harmless from any claim or liability on account thereof, including, without limitation, reasonable attorneys’ fees incurred, except to the extent arising solely from the fraud, gross negligence, or willful misconduct of Wells Fargo or its officers, directors, employees or agents.

THIS CONSENT AND ACKNOWLEDGEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[NO FURTHER TEXT ON THIS PAGE]

[HEDGE COUNTERPARTY]

By:
Name:
Title:

STARWOOD PROPERTY TRUST, INC.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

EXHIBIT B

FORM OF IRREVOCABLE DIRECTION LETTER

[        ] [•], 20[  ]

[HEDGE COUNTERPARTY]

Re:                             ISDA Agreement and Master Repurchase and Securities Contract (each as defined below)

Ladies and Gentlemen:

This Irrevocable Direction Letter is hereby transmitted by Starwood Property Trust, Inc. (“Starwood Parent”) to [         ] pursuant to the ISDA Agreement defined below.

Wells Fargo Bank, National Association (“WFB”), Starwood Property Mortgage Sub-2, L.L.C. and Starwood Property Mortgage Sub-2-A, L.L.C. (individually and collectively, as the context may require, “Starwood Sub”) are parties to a Third Amended and Restated Master Repurchase and Securities Contract dated as of October 23, 2014 (the “Repurchase Agreement”), pursuant to which Starwood Sub is selling certain assets to WFB for future repurchase by Starwood Sub, all pursuant to the terms thereof.

Pursuant to the Repurchase Agreement, Starwood Sub is required, from time to time, to enter into Interest Rate Protection Agreements (as defined in the Repurchase Agreement) in form and substance satisfactory to WFB. In order to induce WFB to enter into the Repurchase Agreement with Starwood Sub, Starwood Property Trust, Inc. (“Starwood Parent”) has agreed to unconditionally guarantee the obligations of Starwood Sub under the Repurchase Agreement.

Pursuant to a separate Acknowledgment and Consent dated as of the date hereof, you have been notified and have acknowledged that Starwood Parent has, in order to secure the obligations of Starwood Sub under the Repurchase Agreement, assigned and granted a security interest in and collaterally assigned to WFB all of Starwood Parent’s right, title and interest in, to and under the ISDA Master Agreement dated [         ], between Starwood Parent and [         ], together with all currently existing and subsequently arising Schedules, Confirmations and annexes thereto (collectively, the “ISDA Agreement”) and all proceeds thereof, to the extent relating to a Purchased Asset under the Repurchase Agreement.

Notwithstanding anything in the ISDA Agreement or any other payment information or direction provided to you thereunder, Starwood Parent hereby directs you to, and you hereby agree to, remit any and all amounts (including but not limited to any termination payments) otherwise due and payable to Starwood Parent or any other party under the ISDA Agreement, to the extent such amounts relate to a Purchased Asset under the Repurchase Agreement, directly to WFB, in immediately available funds, to the account set forth in Schedule 1 hereto, or to any other account as directed to you in writing by WFB.

B-1

No provision of this letter may be amended, countermanded or otherwise modified without the prior written consent of WFB. WFB is an intended third party beneficiary of this letter.

Please acknowledge receipt and your agreement to the terms of this instruction letter by signing in the signature block below and forwarding executed copies to WFB and Starwood Parent promptly upon receipt.

Any notices to WFB should be delivered to the following address: One Wachovia Center, 301 South College Street, MAC D1053-053, 5th Floor, Charlotte, NC 28202; Attention: Karen Whittlesey; Telephone: (704) 374-7909; Facsimile: (704) 715-0066.

Very truly yours,

STARWOOD PROPERTY TRUST, INC.

By:
Name:
Title:

cc:   Wells Fargo Bank, National Association

One Wells Fargo Center

301 South College Street

MAC D1053-053, 5th Floor

Charlotte, North Carolina 28202

Attention: H. Lee Goins III

B-2

ACKNOWLEDGED AND AGREED:

[HEDGE COUNTERPARTY]

By:
Name:
Title:

STARWOOD PROPERTY MORTGAGE
SUB-2, L.L.C., a Delaware limited liability company

By:
Name:
Title:

STARWOOD PROPERTY MORTGAGE
SUB-2-A, L.L.C., a Delaware limited liability company

By:
Name:
Title:

B-1

EXHIBIT I

FORM OF SERVICING AND SUB-SERVICING AGREEMENT

See attached.

Execution Copy

AMENDED AND RESTATED SERVICING AND SUB-SERVICING AGREEMENT

by and among

STARWOOD PROPERTY MORTGAGE SUB-2, L.L.C.

STARWOOD PROPERTY MORTGAGE SUB-2-A, L.L.C.

SELLER

WELLS FARGO BANK, NATIONAL ASSOCIATION

BUYER

WELLS FARGO BANK, NATIONAL ASSOCIATION

SERVICER

and

SPT MANAGEMENT, LLC

SUB-SERVICER

Dated as of February 28, 2011

Fixed or Adjustable Rate Multifamily/Commercial Loans

B Interests, Senior Interests,

Mezz Loans and/or Mezzanine Participation Interests

i

Section 3.15	Annual Statement as to Compliance	27
Section 3.16	Access to Certain Documentation Regarding the Loans and this Agreement	28
Section 3.17	Inspections; Financial Statements	28
Section 3.18	Reserved	29
Section 3.19	Statements	29
Section 3.20	Further Assignment or Participation	29

ARTICLE 4

RESERVED

ARTICLE 5

LIABILITY OF THE SERVICER

Section 5.01	Liability of the Seller, the Buyer, the Servicer and the Sub-Servicer	29
Section 5.02	Merger or Consolidation of the Servicer and the Sub-Servicer	29
Section 5.03	Limitation on Liability of the Servicer, the Sub-Servicer and Others	30
Section 5.04	Servicer May Resign; the Sub-Servicer May Resign	31
Section 5.05	Assignment or Transfer of Servicing	31
Section 5.06	Indemnification by the Servicer, the Seller and the Sub-Servicer	32

ARTICLE 6

DEFAULT

Section 6.01	Events of Default	32

ARTICLE 7

TERMINATION

Section 7.01	Termination	33
Section 7.02	Termination Without Cause	34
Section 7.03	Successor to the Servicer	34
Section 7.04	Successor to the Sub-Servicer	35

ARTICLE 8

MISCELLANEOUS

Section 8.01	Notices	35
Section 8.02	Severability Clause	37
Section 8.03	Counterparts	37

ii

iii

AMENDED AND RESTATED SERVICING AND SUB-SERVICING AGREEMENT

Amended and Restated Servicing and Sub-Servicing Agreement (as amended from time to time, this “Agreement”), dated as of February 28, 2011, by and among Starwood Property Mortgage Sub-2, L.L.C., as a seller (including any successor or assignee, the “Original Seller”), Starwood Property Mortgage Sub-2-A, L.L.C., as a seller (including any successor or assignee, the “New Seller”, and together with the Original Seller, individually and collectively, as the context requires, the “Seller”), Wells Fargo Bank, National Association as buyer (including any successor or assignee, in such capacity, the “Buyer”), Wells Fargo Bank, National Association as servicer (including any successor or assignee, in such capacity, the “Servicer”) and SPT Management, LLC as sub-servicer (including any successor or assignee, the “Sub-Servicer”).

W I T N E S S E T H:

WHEREAS, the Original Seller, under that certain Master Repurchase and Securities Contract (“Original Master Contract”), dated August 6, 2010, by and between Original Seller as seller and Buyer as buyer, agreed to sell, transfer and assign all the rights in and interests related to certain Loans (as defined herein) to Buyer;

WHEREAS, in connection with the Original Master Contract, Original Seller, Buyer, Servicer and Sub-Servicer entered into that certain Servicing and Sub-Servicing Agreement, dated as of August 6, 2010 (the “Original Agreement”);

WHEREAS, pursuant to that certain Amended and Restated Master Repurchase and Securities Contract, dated as of February 28, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Master Contract”) among Original Seller, New Seller and Buyer, the Original Master Contract has been amended and restated so as to join New Seller as an additional Seller jointly and severally with Original Seller;

WHEREAS, the Buyer as owner of the Loans (including any and all Servicing Rights with respect thereto) appointed the Servicer under the Master Contract to service the Loans;

WHEREAS, the Servicer has agreed to contract with the Sub-Servicer for certain of the servicing responsibilities associated with the Loans and the Sub-Servicer desires to assume certain servicing responsibilities with respect to the Loans on the terms set forth herein;

WHEREAS, the Buyer has agreed that the Sub-Servicer shall service the Loans subject to the terms of this Agreement; and

WHEREAS, the Seller has agreed to be responsible for certain fees and other obligations as provided in this Agreement;

WHEREAS, it is a condition precedent to the obligation of Buyer to enter into the Master Contract that this Agreement shall have been executed and delivered, amending and restating the Original Agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and reasonable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller, the Buyer, the Servicer and the Sub-Servicer hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01                             Definitions.

For purposes of this Agreement, the following capitalized terms, unless the context otherwise requires, shall have the respective meanings set forth below:

“Accepted Servicing Practices”: The procedures that the Servicer or Sub-Servicer follows in the servicing and administration of, and in the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer services and administers, loans similar to the Loans, and giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers and with a view to the maximization of timely recovery of principal and interest on the Loans but without regard to: (i) any relationship that the Servicer, any sub-servicer or any Affiliate of the Servicer or the Sub-Servicer or any Affiliate of the Sub-Servicer may have with any Borrower or any Affiliate of any Borrower; (ii) the Servicer’s, the Sub-Servicer’s or any other sub-servicer’s obligations to make servicing advances with respect to the Loans; or (iii) the Servicer’s, the Sub-Servicer’s or any other sub-servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control of such specified Person.

“Balloon Mortgage Loan”: Any Loan that by its original terms provides for an amortization schedule extending beyond its Maturity Date.

“Balloon Payment”: With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such Loan.

“B Interest”: A subordinate commercial or multifamily mortgage interest which is either (a) a loan evidenced by a B Note in an “A/B structure” (or a more subordinate note in an “A/B/C”, “A/B/C/D” or similar structure) secured by a related Mortgage, or (b) a junior participation interest in a mortgage loan in which the related Senior Interest is a senior participation interest and which junior participation interest is subordinate to the related Senior Interest.

2

“B Note”: As to each B Interest described in the definition thereof, the promissory note or other evidence of indebtedness of the related Borrower, together with all riders thereto and amendments thereof.

“B Noteholder”: the Buyer or other designated entity or entities that are the owner of the B Note.

“Borrower”: Individually and collectively, as the context may require, the Borrower and other obligor or obligors under a Loan, including (i) any Person that has not signed the related Mortgage Note but owns an interest in the related underlying Mortgaged Property, which interest has been encumbered to secure such Loan, and (ii) any other Person who has assumed or guaranteed the obligations of such Mortgagor under the Loan Documents relating to a Loan.

“Business Day”: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the Buyer’s principal place of business, the State of North Carolina or the State of New York are authorized or obligated by law, regulation or executive order to be closed.

“Buyer Account”: The “Waterfall Account” as defined in the Master Contract, an account of Buyer at Wells Fargo Bank, National Association with the account:

Bank: Wells Fargo Bank, National Association

ABA: # 053000219

Acct: # 2000057671752

Name: Starwood Property Mortgage Sub-2, L.L.C. and Starwood Property Mortgage Sub-2-A, L.L.C.

Attn: H. Lee Goins III

or such other “Waterfall Account” as defined in the Master Contract as the Buyer may otherwise direct to the Servicer in writing at least two (2) Business Days prior to the related Remittance Date.

“Commission”: The Securities and Exchange Commission or any successor agency.

“Condemnation Proceeds”: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, in any case to the extent not applied to the restoration or repair of such Mortgaged Property or required to be released to a Borrower in accordance with the terms of the related Loan Documents, Accepted Servicing Practices or applicable Law.

“Critical To Board Package”: With respect to each Loan, the related documents and information on Exhibit B.

“Custodial Agreement”: The Amended and Restated Custodial Agreement by and among the Seller, the Buyer and the Custodian pursuant to which the Custodian will act as custodian of the Loan Files on behalf of the Buyer.

3

“Custodian”: Wells Fargo Bank, National Association located at 1055 10th Avenue SE, Minneapolis, Minnesota 55414 or its Affiliate appointed by the Buyer.

“Data Tape”: The Loan information delivered by Seller to Servicer on an electronic data tape on or about the Transfer Date of each Loan; provided, however, a data tape will only be required for Loans not originated by the Seller or an Affiliate of the Seller.

“Default”: An “Event of Default” (as defined in the Master Contract).

“Defaulted Asset”: As defined in the Master Contract, any Loan, (a) that is thirty (30) or more days (or, in the case of payments due at maturity, one (1) day) delinquent in the payment of principal, interest, fees, distributions or any other amounts payable under the related Loan Documents, (b) for which there is a non-monetary default under the related Loan Documents beyond any applicable notice or cure period, (c) as to whose underlying obligor an “Insolvency Event” (as defined in the Master Contract) has occurred, or (d) for which Seller, Servicer or Sub-Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property; provided that with respect to any B Interest, Senior Interest or Mezzanine Participation Interest, in addition to the foregoing such B Interest, Senior Interest or Mezzanine Participation Interest will also be considered a Defaulted Asset to the extent that the related Underlying Whole Loan (as defined in the Master Contract) would be considered a Defaulted Asset as described in this definition. A Loan may be determined to be a Defaulted Asset by the Seller, the Buyer, the Servicer (with respect to monetary default only) or the Sub-Servicer, as applicable; provided however, in the event of any conflicting determination the decision of the Buyer shall govern.

“Defaulted Loan”: Subject to the last paragraph of this definition, any Loan as to which any of the following events have occurred:

(a)                                 a Loan becomes a Defaulted Asset; or

(b)                                 in the reasonable business judgment of the Directing Party, there is (i) an imminent risk of an event of default with respect to such Loan consisting of a failure to make a Monthly Payment or (ii) any other default that is likely to materially impair the use or marketability of the related Mortgaged Property or the value thereof as security for the repayment of the applicable Loan, which event of default or other default with respect to such Loan, in either case, is likely to remain unremedied for a period of sixty (60) days or more;

so long as at that time no other circumstance identified in clauses (a) through (b) above exists that would cause the Loan to continue to be characterized as a Defaulted Loan.

“Determination Date”: With respect to any month, one (1) Business Day prior to the Remittance Date.

“Directing Party”: During the occurrence and continuance of an Event of Default or at any time the Sub-Servicer is no longer acting as Sub-Servicer hereunder, the Buyer; at any other time, the Sub-Servicer.

4

“Due Date”: With respect to any Loan on or prior to its Maturity Date, the day of the month set forth in the Note or Loan Agreement on which each Monthly Payment thereon is scheduled to be due.

“Eligible Account”: An account, which may bear interest and which may be a trust account, maintained by the Servicer with: (i) a federal or state chartered depository institution or trust company, (x) with respect to deposits held for less than thirty (30) days in such account, the short-term deposits or other short-term unsecured debt obligations which are rated at least “A-1” by Standard and Poor’s Ratings Services, “P-1,” by Moody’s Investors Service, Inc. and “F-1” by Fitch Inc. at the time of any deposit therein, or (y) otherwise acceptable to the Buyer as confirmed in writing; or (ii) a federal or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to 12 C.F.R. § 9.10(b) or trust company acting in its fiduciary capacity.

“Escrow Account”: The separate account or accounts, each of which shall be an Eligible Account, created and maintained pursuant to Section 3.05(a) hereof, which shall be in the Buyer’s name, and be under the sole dominion and control of the Buyer.

“Escrow Agreement”: With respect to each Loan, the applicable escrow agreement or other Loan Document that sets forth the duties and obligations with respect to the Escrow Payments that are deposited with the Escrow Bank.

“Escrow Bank”: The banks (other than the bank at which the Escrow Account is maintained) that hold the Escrow Payments in a lockbox account.

“Escrow Payments”: With respect to any Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, repair or maintenance reserves, and any other payments required to be escrowed by the Borrower with the mortgagee pursuant to the related Loan Document.

“Events of Default”: As defined in Section 6.01 hereof.

“Initial Loan”: The Loan that was subject to the Original Agreement on August 6, 2010 and remains subject to this Agreement as of the date hereof, as further described on Exhibit A.

“Insurance Policy”: With respect to any Loan, any insurance policy required to be maintained under this Agreement or the related Loan Documents.

“Insurance Proceeds”: With respect to each Loan or Mortgaged Property, proceeds of any primary hazard insurance policy required to be maintained pursuant to Section 3.06 hereof, title Insurance Policy or any other Insurance Policy covering such Loan or the related Mortgaged Property, other than any proceeds to be applied to the restoration or repair of the related Mortgaged Property or required to be released to the related Borrower in accordance with Accepted Servicing Practices, the terms of the related Loan Documents or applicable Law.

5

“Law”: Any judgment, order, decree, writ, injunction, award, statute, rule, regulation or requirement of any federal, state, local or other agency, commission, instrumentality, tribunal, governmental authority, arbitrator or court having or asserting jurisdiction over any particular Person, property or matter applicable to such particular Person, property or matter.

“Loan”: Each loan to a Borrower, which is evidenced by a related Note and is secured by, among other things, a related Mortgage or Pledge Property, as applicable, including any Senior Interest, B Interest, Mezz Loan, Mezzanine Participation Interest or other loan permissible under the Master Contract.

“Loan Agreement”: With respect to each Loan, the loan agreement (if any) entered into by and among the Seller, the B Noteholder or any mezzanine noteholder, as applicable, and the related Borrower.

“Loan Documents”: The Note, and as applicable, the Mortgage, Loan Agreement, Escrow Agreement, Pledge Agreement, co-lender agreement, intercreditor agreement, security agreement, participation certificate, and any other document executed and delivered in connection with the origination or modification of a Loan.

“Loan File”: With respect to each Loan, as applicable, the Note, Mortgage, Loan Agreement and other Loan Documents that are required to be held by the Custodian pursuant to the Custodial Agreement.

“Loan Interest Rate”: As to any Loan, the per annum rate of interest at which interest accrues on the outstanding principal balance of such Loan in accordance with the terms of the related Note or Loan Agreement.

“Material Modification”: Those actions or omissions defined as a “Material Modification” under the terms of the Master Contract.

“Maturity Date”: With respect to any Loan as of any Determination Date, the date on which the final payment of principal is due and payable under the related Note or Loan Agreement, after taking into account all Principal Prepayments received prior to such Determination Date.

“Mezz Loan”: A mezzanine loan evidenced by a promissory note or other evidence of indebtedness of the related Borrower and secured by Pledged Property. To the extent no such Mezz Loan assets are permitted under the Master Contract, then there shall be no such assets serviced hereunder.

“Mezzanine Participation Interest”: A senior or junior participation interest in a performing Mezzanine Loan.

“Monthly Payment”: With respect to any Loan and any Due Date, the scheduled monthly payment of principal and/or interest on such Loan on such Due Date, including any Balloon Payment, which is payable by a Borrower from time to time under the related Note or Loan Agreement and applicable Law.

6

“Monthly Remittance Report”: With respect to each Loan, a monthly report prepared by Servicer, as defined in Section 3.19 and substantially in the form attached hereto as Exhibit C.

“Mortgage”: Any mortgage, deed of trust, assignment of rents, security agreement and fixture filing, or other instruments creating and evidencing a lien on real property and other property and rights incidental thereto, together with all riders thereto and amendments thereof.

“Mortgaged Property”: The underlying property, in each case consisting of a parcel or parcels of land improved by a commercial (including a multifamily residential) building or facility, together with any improvements, personal property, fixtures, leases and other property or rights pertaining thereto.

“Non-Exempt Person”: Any Person other than a Person who is either (i) a U.S. Person or (ii) has provided to Servicer for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Internal Revenue Code of 1986, as amended from time to time and any successor statute, or (C) any applicable rules or regulations in effect under clauses (A)-or (B) above, permit Servicer to make such payments free of any obligation or liability for withholding.

“Note”: The note or notes or other evidence of indebtedness of a Borrower under a Loan, including a Senior Interest, B Note, Mezz Loan or Mezzanine Participation Interest, together with all riders thereto and amendments thereof.

“Permitted Escrow Loan”: As defined in Section 1.03(c) hereof.

“Permitted Investments”: Any one or more of the obligations and securities listed below that provides, in the case of the investment of funds in the Servicer Account, for a date of maturity not later than the first Business Day prior to the Remittance Date next following the date of investment or, in the case of the investment of funds at the Escrow Bank or in the Escrow Account, as applicable, for a date of maturity not later than the first Business Day prior to the date on which payments are required to be made out of the escrow account; provided, however, that if such investment is an obligation of the institution that maintains the Servicer Account or the escrow account, as the case may be, then such Permitted Investment shall mature, in the case of the investment of funds in the Servicer Account, not later than the Remittance Date next following the date of such investment or, in the case of the investment of funds in the escrow account, the date on which payments are required to be made out of the escrow account:

(i)                                     direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii)                                  federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company

7

incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated “ P-l” by Moody’s Investors Service, Inc. and the long-term debt obligations of such depository institution, trust company or holding company, as applicable, are rated by at least two of the Rating Agencies in one of the three highest long-term rating categories;

(iii)                                       units of a taxable fund that have been rated by at least two of the Rating Agencies in one of its two highest rating categories; or

(iv)                                      any other obligation or security acceptable to the Buyer;

provided, however, that no such instrument shall be a Permitted Investment if such instrument evidences either (x) a right to receive only interest payments with respect to the obligations underlying such instrument, or (y) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

“Person”: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge Agreement”: As to each Mezz Loan, the pledge agreement or other collateral document pursuant to which the related Borrower pledges the Pledged Property as security for such Mezz Loan.

“Pledged Property”: As to each Mezz Loan, the direct or indirect equity interest in the property owner owned by the related Borrower.

“Prepayment Premium”: Any premium, penalty or fee, including any yield maintenance change or exit fee, paid or payable, as set forth in the related Note or Loan Agreement, by a Borrower in connection with a Principal Prepayment.

“Principal Prepayment”: Any payment or other recovery of principal on a Loan that is received in advance of its scheduled Due Date, including any Prepayment Premium thereon, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Qualified Insurer”: An insurance company: (i) duly qualified as such under the laws of the state in which the related Mortgaged Property is located; (ii) duly authorized and, if required, licensed, in such state to transact the applicable insurance business and to write the insurance provided; (iii) whose claims paying ability is rated at least “A” (or the equivalent)

8

either by at least two Rating Agencies or by at least one Rating Agency and by A.M. Best; and (iv) that meets the minimum requirements, if any, set forth in the related Loan Documents.

“Rating Agency”: Each of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Fitch, Inc.

“Regulation AB”: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506 - 1,631 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Remittance Date”: For each calendar month during the term of this Agreement, one (1) Business Day prior to the 10th day of the month or one (1) Business Day prior to such other “Remittance Date” (as defined in the Master Contract) as agreed to pursuant to the Master Contract. The Buyer shall not agree to a “Remittance Date” (as defined in the Master Contract) under the Master Contract that is prior to the 10th day of the month.

“Repurchase Document”: As defined under the terms of the Master Contract.

“Senior Interest”: (a) A senior or pari passu participation interest in a performing commercial real estate loan, or (b) an “A note” in an “A/B structure” in a performing commercial real estate loan, which is secured by a related Mortgage.

“Senior Interest Not Serviced Hereunder”: A Senior Interest that is not serviced by the Servicer and instead is serviced by a Senior Interest Servicer.

“Senior Interest Servicer”: With respect to each B Interest serviced hereunder, the Person indicated in the related Critical To Board Package (along with necessary contact information) that is responsible for the primary servicing of the related Senior Interest Not Serviced Hereunder and any successor or assign of such Person.

“Servicer Account”: The separate account or accounts, each of which shall be an Eligible Account, created and maintained pursuant to Section 3.03(d) hereof, which shall be in the Buyer’s name, and be under the sole dominion and control of the Buyer. The Servicer Account is located at Wells Fargo Bank, National Association, account number 5000000178225.

“Servicing Fee”: As defined in Section 3.11(a) hereof.

“Servicing Fee Rate”: With respect to each Loan, 0.5 basis points (0.005%) per annum. In addition, after an Event of Default by the Sub-Servicer, whereby the Sub-Servicer has been terminated and the Servicer has assumed the Sub-Servicer’s responsibilities hereunder, then 2.5 basis points (0.025%) per annum and additional servicing compensation of 100% of the assumption fees, additional subordinate debt review fees and modification and other consent fees for the obligations contemplated under Section 3.07 to the extent actually received.

“Servicing File”: With respect to each Loan, the file delivered, or caused to be delivered, by the Seller (for the benefit of the Buyer) to the Servicer pursuant to the Master

9

Contract, the Servicer transfer guidelines and Section 2.03(a), and shall include any other documents received or produced by the Servicer from time to time and reasonably necessary to enable the Servicer to service such Loan.

“Servicing Officer”: Any Assistant Treasurer, Assistant Secretary, Assistant Vice President, Associate, Vice President, Director, Managing Director or other officer of the Servicer or Sub-Servicer principally involved in, or primarily responsible for, the administration and servicing of the Loans under this Agreement, as designated by inclusion on a list of such officers furnished to the Seller and the Buyer by the Servicer and the Sub-Servicer, as such list may from time to time be amended.

“Servicing Rights”: The rights defined as “Servicing Rights” under the Master Contract.

“Subservicing Agreement”: A written agreement, between the Servicer and a sub-servicer for the servicing and administration of Loans, as permitted pursuant to the provisions of Section 3.02 hereof.

“Transfer Date”: With respect to a Loan, the date on which the Servicer will begin to perform the servicing of the Loans, which will be the date the related Critical To Board Package is delivered to the Servicer in accordance with the terms set forth herein.

Section 1.02                             General Interpretive Principles.

The Article and Section titles and headings in this Agreement are for convenience of reference only and will be disregarded in and have no effect on any interpretation of the provisions of this Agreement. Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plurals of such nouns or pronouns and pronouns of one gender shall be deemed to include the equivalent pronouns of the other gender. Whenever used, the words “including” or “included” shall be deemed followed by the phrase “without limitation”.

Section 1.03                             Transaction Specific Terms.

(a)                                 The Buyer hereby directs the Servicer to take all of its direction, to the extent such direction is provided to the Directing Party under this Agreement, from the Sub-Servicer until such time as the Buyer has delivered to Servicer notice that an Event of Default exists or that the Sub-Servicer is no longer acting as Sub-Servicer hereunder, at which time Servicer shall take direction only from Buyer. Neither the Seller nor the Sub-Servicer shall have any rights hereunder during the continuance of a Default. Furthermore, upon such Default the Sub-Servicer may be terminated hereunder immediately upon notice from Buyer or Servicer to Sub-Servicer as provided in Section 6.01 hereof. As between the Buyer and the Seller, nothing herein shall derogate from Buyer’s rights pursuant to the Master Contract. Without limiting the generality of the preceding sentence, Sub-Servicer shall not itself, nor shall it direct the Servicer to or permit the Seller to directly or indirectly (i) make any Material Modification without the prior written consent of Buyer or (ii) take any action (including without limitation any enforcement actions against any Person with respect to this Agreement) which would result in a violation of the obligations of any Person under the Master Contract, this Agreement or any

10

other Repurchase Document, or which would otherwise be inconsistent with the rights of Buyer under the Repurchase Documents. Seller and Sub-Servicer shall have no right to enforce this Agreement against any Person during the continuance of a Default with respect to the Seller or an Event of Default with respect to the Sub-Servicer.

(b)                                 Upon a Default, the Buyer shall notify Servicer of such Default and that the rights and remedies under Section 10.02 or 17.01 of the Master Contract are available to Buyer. Servicer shall have no obligation to identify, determine or verify any Default under the Master Contract and shall have no obligation to acknowledge any such rights and remedies of Buyer under Section 10.02 and 17.01 of the Master Contract until Servicer receives a notice from Buyer of such Default under the Master Contract.

(c)                                  Notwithstanding anything to the contrary herein, the Buyer may, in its sole discretion, and in addition to the provisions herein with respect to the Initial Loan, consent in writing with respect to one or more additional Loans to permit the Sub-Servicer to collect and deposit Escrow Payments from the related Borrower into the related Escrow Bank and service such Escrow Payments pursuant to the related Escrow Agreement (each such Loan to which the Buyer has so consented, a “Permitted Escrow Loan”). The Sub-Servicer shall forward the Buyer’s written consent to the Servicer on or prior to the Transfer Date of the related Loan. The Sub-Servicer agrees to service the Initial Loan and any Permitted Escrow Loan in accordance with the servicing requirements hereunder, including, but not limited to, Section 3.05(e), Section 3.05(f), Section 3.05(g) and Section 3.06(b). The Seller and the Sub-Servicer acknowledge that Buyer’s decision to permit the Sub-Servicer to collect and deposit Escrow Payments with respect to a Permitted Escrow Loan shall be made by Buyer in the Buyer’s sole discretion.

ARTICLE 2

THE SERVICER

Section 2.01                             Contract for Servicing; Possession of Servicing Files.

(a)                                 The Buyer, by execution and delivery of this Agreement (and delivery by the Seller, for the benefit of the Buyer, of the Critical To Board Package), does hereby contract with the Servicer for the performance of, and subject to the terms of this Agreement, the Servicer agrees to the servicing of the Loans pursuant to this Agreement, such servicing duties to commence on the Transfer Date. The Servicer, by execution and delivery of this Agreement, does hereby contract with the Sub-Servicer on an interim basis for the performance of, and subject to the terms of this Agreement, the Sub-Servicer agrees on an interim basis to the servicing of the Loans pursuant to this Agreement, such sub-set of servicing duties to commence on the Transfer Date. As provided in Section 2.03(a), the Seller, for the benefit of the Buyer, shall transfer, or cause to be transferred, a copy of the Servicing File to the Servicer and the Sub-Servicer, to be held in trust for the Buyer pursuant to this Agreement.

(b)                                 The ownership of the Loan Documents related to each Loan, and the contents of the related Servicing File and any and all Servicing Rights with respect to the Loans shall be vested in the Buyer and the ownership of all records and documents (including records

11

stored electronically) with respect to the Loans prepared by or which come into the possession of the Servicer or Sub-Servicer, as applicable, shall immediately vest in the Buyer and shall be retained and maintained by the Servicer, in trust, at the will of the Buyer in such custodial capacity only. The Servicer or Sub-Servicer shall release from its custody the contents of any Servicing File held by it only in accordance with this Agreement and Accepted Servicing Practices. For the avoidance of doubt, the Servicer and Sub-Servicer shall retain copies of the Loan Documents; the originals in the Loan File shall be safeguarded by the Custodian. Notwithstanding any other provision herein, the Servicing Rights have been conveyed to the Buyer pursuant to the terms of the Master Contract and nothing herein shall create any ownership or other rights to the Loans or the Servicing Rights in the Sub-Servicer, the Seller or any other Person.

(c)                                  Notwithstanding any provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any failure of the Servicer to perform its obligations hereunder to the extent that such failure was caused by the failure of the Seller to provide to the Servicer a complete and accurate Servicing File for each Loan.

Section 2.02                             Record Title to Loans; Etc.

Neither the Servicer nor the Sub-Servicer shall hold record title to any Loan Document. Neither the Servicer nor the Sub-Servicer shall be required to prepare or record any assignment of mortgage pursuant to this Agreement, nor shall the Servicer or the Sub-Servicer be required to pay any recording fees associated with recording any assignment of mortgage. Notwithstanding the foregoing, the Sub-Servicer shall cooperate with the Seller’s and/or the Buyer’s reasonable requests for information in connection with the Seller’s or the Buyer’s preparation and recordation of any and all assignments of a Mortgage. The Sub-Servicer shall prepare and record any UCC continuations pursuant to this Agreement, provided however, that any recording fees associated and all continuation fees shall be at the Seller’s expense (except for any recording fees incurred prior to a Default).

Section 2.03                             Commencement of Servicing Responsibilities; Servicing File Delivery Procedures.

(a)                                 On the related Transfer Date with respect to each Loan, the Seller shall deliver or cause to be delivered to the Servicer any funds relating to the Loans and that are not otherwise deposited at the applicable Escrow Bank prior to the Transfer Date, pursuant to the related Loan Documents.

(b)                                 The Servicer shall promptly deposit all amounts received on or after any Transfer Date for such Loans in accordance with the terms of this Agreement. The Seller shall promptly notify the Servicer in writing of any payments from a Borrower received by the Seller (and shall not commingle such funds with other funds of the Seller) and shall, within one (1) Business Day of receipt thereof, remit such payments to the Servicer. The Seller hereby covenants to fully cooperate with the Servicer in carrying out the Servicer’s servicing responsibilities under this Agreement.

12

(c)                                  On the related Transfer Date, the Seller shall provide a direction letter for each Loan (with confirmation the direction letter was sent within two (2) Business Days of the Transfer Date) that shall notify the Borrower, and if applicable, the related Senior Interest Servicer, that the Servicer and Sub-Servicer has been engaged to service such Loan and direct such Borrower: (i) with respect to principal and interest payments and any other debt service to send all funds directly to the Servicer; (ii) with respect to the Initial Loan and any Permitted Escrow Loan, to continue sending all funds directly to the applicable Escrow Bank or, with respect to all other Loans, to send all Escrow Payments directly to the Servicer; and (iii) with respect to all other inquires or notices, to contact the Sub-Servicer unless and until notified otherwise by the Servicer.

(d)                                 With respect to any tax payment coming due on a Loan within sixty (60) days of origination, acquisition or the related Transfer Date, the Seller shall notify the Servicer and the Sub-Servicer in writing of such tax payment, including the tax parcel number, the state where the payment is due, information on the tax authority, the tax payment due date and the amount of tax payment due. With respect to the Initial Loan and any Permitted Escrow Loan, the Sub-Servicer shall be responsible for causing the payment of any such tax payment, pursuant to Section 3.05. With respect to any Loan that is not the Initial Loan or a Permitted Escrow Loan, Servicer shall cause the payment of any such tax payment, pursuant to Section 3.05 hereof.

Section 2.04                             Custodian To Cooperate; Release of Loan Files.

(a)                                 The Seller hereby certifies that it has delivered each document required in the Loan File to the Custodian. The Buyer has authorized the Custodian, from time to time and as appropriate for the servicing, foreclosure or payoff of any Loan, to release to the Sub-Servicer the related Loan File or documents from such Loan File. The Sub-Servicer hereby agrees to return to the Custodian each and every document previously requested from the Loan File when the Sub-Servicer’s need in connection with such servicing duty no longer exists, but in no event later than twenty (20) days after such document was released to the Sub-Servicer.

(b)                                 Upon consent as required pursuant to Section 3.07 herein and any payment in full of a Loan, the Sub-Servicer shall promptly forward to the Seller (unless the Buyer has recorded a change in ownership, then the Buyer) any documentation, so that Seller (unless the Buyer has recorded a change in ownership, then the Buyer) may execute, or cause to be executed, an instrument of satisfaction regarding the related Mortgage, if any, and any other related Loan Document, which instrument of satisfaction may be sent for recording by the Sub-Servicer if directed by the Seller (unless the Buyer has recorded a change in ownership, then the Buyer) and required by applicable Law and shall be delivered to the Person entitled thereto, it being understood and agreed that all reasonable expenses incurred by the Sub-Servicer in connection with such instruments of satisfaction shall be reimbursed by the Seller.

(c)                                  The Sub-Servicer shall forward to the Custodian original documents evidencing an assumption, modification, lease renewal, consolidation or extension of any Loan pursuant to Section 3.07 of this Agreement within five (5) Business Days of the execution thereof; provided, however, that the Sub-Servicer may, in lieu thereof, provide the Custodian with a certified true copy of any such document submitted for recordation within five (5) Business Days of its execution, in which event the Sub-Servicer shall provide the Custodian with the original of any document submitted for recordation or a copy of such document certified by

13

the appropriate public recording office to be a true and complete copy of the recorded original within five (5) Business Days of receipt thereof by the Sub-Servicer.

Section 2.05                             Representations, Warranties and Agreements of the Seller and Buyer.

(a)                                 The Seller, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Buyer, the Servicer and Sub-Servicer as of the date hereof and as of each Transfer Date:

(i)                                     The Seller is a duly organized, validly existing and in good standing under the laws of the state or jurisdiction where it has its principal place of business and has all licenses necessary to carry on its business as now being conducted;

(ii)                                  The Seller has the full limited liability company power, authority and legal right to execute and deliver this Agreement and to perform its obligations in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments to be delivered pursuant to this Agreement) by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized;

(iii)                               This Agreement and all agreements contemplated hereby to which the Seller is or will be a party constitute the valid, legal, binding and enforceable obligation of the Seller, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and all requisite company action has been taken by the Seller to make this Agreement and all agreements contemplated hereby to which the Seller is or will be a party valid and binding upon the Seller in accordance with their terms and conditions; and

(iv)                              No litigation is pending or, to the best of the Seller’s knowledge, threatened, against the Seller that would prohibit the Seller from entering into this Agreement or, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

(v)                                 Each Critical To Board Package and the Data Tape delivered to the Servicer in connection with any Transfer Date is as of such Transfer Date, complete and accurate in all material respects.

(b)                                 The Buyer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Seller, the Servicer and Sub-Servicer as of the date hereof and as of each Transfer Date:

(i)                                     The Buyer is a duly organized, validly existing and in good standing under the laws of the state or jurisdiction where it has its principal place of business and has all licenses necessary to carry on its business as now being conducted;

14

(ii)                                  The Buyer has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform its obligations in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments to be delivered pursuant to this Agreement) by the Buyer and the consummation by the Buyer of the transactions contemplated hereby have been duly and validly authorized;

(iii)                               This Agreement and all agreements contemplated hereby to which the Buyer is or will be a party constitute the valid, legal, binding and enforceable obligation of the Buyer, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and all requisite company action has been taken by the Buyer to make this Agreement and all agreements contemplated hereby to which the Buyer is or will be a party valid and binding upon the Buyer in accordance with their terms and conditions; and

(iv)                              No litigation is pending or, to the best of the Buyer’s knowledge, threatened, against the Buyer that would prohibit the Buyer from entering into this Agreement or, in the Buyer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Buyer to perform its obligations under this Agreement.

Section 2.06                             Representations, Warranties and Agreements of the Servicer and the Sub-Servicer.

(a)                                 The Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Seller, the Buyer and Sub-Servicer as of the date hereof and as of each Transfer Date:

(i)                                     The Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has all licenses necessary to carry on its business as now being conducted;

(ii)                                  The Servicer has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform its obligations in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby by the Servicer have been duly and validly authorized;

(iii)                               This Agreement and all agreements contemplated hereby to which the Servicer is or will be a party constitute the valid, legal, binding and enforceable obligations of the Servicer, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and all requisite corporate action has been taken by the Servicer to make this Agreement and all agreements

15

contemplated hereby to which the Servicer is or will be a party valid and binding upon the Servicer in accordance with their terms and conditions; and

(iv)                              No litigation is pending or, to the best of the Servicer’s knowledge, threatened, against the Servicer that would prohibit the Servicer from entering into this Agreement or, in the Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Servicer to perform its obligations under this Agreement.

(b)                                 The Sub-Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Seller, the Buyer and the Servicer as of the date hereof and as of each Transfer Date:

(i)                                     The Sub-Servicer is a duly organized, validly existing and in good standing under the laws of the state or jurisdiction where it has its principal place of business and has all licenses necessary to carry on its business as now being conducted;

(ii)                                  The Sub-Servicer has the full company power, authority and legal right to execute and deliver this Agreement and to perform its obligations in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments to be delivered pursuant to this Agreement) by the Sub-Servicer and the consummation of the transactions contemplated hereby by the Sub-Servicer have been duly and validly authorized;

(iii)                               This Agreement and all agreements contemplated hereby to which the Sub-Servicer is or will be a party constitute the valid, legal, binding and enforceable obligations of the Servicer, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and all requisite corporate action has been taken by the Sub-Servicer to make this Agreement and all agreements contemplated hereby to which the Sub-Servicer is or will be a party valid and binding upon the Servicer in accordance with their terms and conditions; and

(iv)                              No litigation is pending or, to the best of the Sub-Servicer’s knowledge, threatened, against the Sub-Servicer that would prohibit the Sub-Servicer from entering into this Agreement or, in the Sub-Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Sub-Servicer to perform its obligations under this Agreement.

Section 2.07                             Remedies for Breach of Representations and Warranties of the Servicer or Sub-Servicer.

The representations and warranties set forth in Section 2.06(a) hereof shall survive the engagement of the Servicer to perform the servicing responsibilities as of each Transfer Date hereunder, and shall inure to the benefit of the Buyer. The representations and warranties set forth in Section 2.06(b) hereof shall survive the engagement of the Sub-Servicer to perform the servicing responsibilities as of each Transfer Date hereunder, and shall inure to the

16

benefit of the Servicer. Upon any breach on the part of the Servicer or Sub-Servicer of any representation or warranty contained in Section 2.06 hereof which materially and adversely affects the ability of the Servicer or Sub-Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of a Loan, the Mortgaged Property, the priority of the security interest of any Mortgaged Property or the interest of the Buyer or Servicer, as applicable, therein, and which continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given (x) to the Servicer by the Buyer or (y) to the Sub-Servicer by the Servicer, the Servicer shall, at the Buyer’s option, or Sub-Servicer shall at the Servicer’s option, be terminated; provided, however, that with respect to any such breach which is not curable within such thirty (30) day period, the Servicer or Sub-Servicer, as applicable, shall have an additional cure period of sixty (60) days so long as the Servicer or Sub-Servicer, as applicable, has commenced to cure within the initial thirty (30) day period and, as determined by respectively the Buyer or Servicer in its reasonable discretion, has diligently pursued, and is continuing to pursue, a full cure. Any assignment made pursuant to this Section 2.07 shall be made in accordance with Section 7.03. For purposes of this Section 2.07, the Servicer or Sub-Servicer shall be deemed to have cured a breach if (i) the Servicer or Sub-Servicer has caused the related representation or warranty to be true as of the date of such cure, and (ii) there is no material adverse consequence resulting from the failure of such representation or warranty to have been true or accurate as of the related Transfer Date.

ARTICLE 3

ADMINISTRATION AND SERVICING OF LOANS

Section 3.01                             The Servicer.

(a)                                 The Servicer, as an independent contractor, and the Sub-servicer, as an independent contractor, shall both service and administer the Loans, from and after the related Transfer Date, on behalf of and in the best interests of and for the benefit of the Buyer in accordance with applicable Law, and to the extent consistent with the foregoing, the terms of the related Loan Documents, and to the extent consistent with the foregoing, the terms of the Master Contract, and to the extent consistent with the foregoing, the terms of this Agreement, and to the extent consistent with the foregoing, Accepted Servicing Practices.

(b)                                 Subject to Accepted Servicing Practices, the terms of this Agreement, of the Master Contract and of the Loan Documents, the Servicer shall have full power and authority, acting alone and/or through one or more sub-servicers (including the Sub-Servicer), Affiliates or vendors, to do or cause to be done any and all things in connection with such servicing and administration that it may deem, in its reasonable judgment, necessary or desirable; provided, however, that if the Sub-Servicer is the Directing Party under this Agreement, the Servicer shall not exercise any right granted to Sub-Servicer hereunder except with the consent of the Sub-Servicer. The Servicer may at its own expense utilize agents or attorneys-in-fact in performing any of its servicing obligations hereunder, but no such utilization shall relieve the Servicer from any of its obligations hereunder, and the Servicer shall remain responsible to the Buyer for all acts and omissions of any such agent or attorney. Upon written request, each of the Seller and the Buyer shall furnish to the Servicer and any sub-servicer (including the

17

Sub-Servicer) any powers of attorney and other documents necessary or appropriate to enable the Servicer and any sub-servicer (including the Sub-Servicer) to carry out their servicing and administrative duties hereunder. Neither the Seller nor the Buyer shall be responsible for any action taken or omitted to be taken by the Servicer or any sub-servicer (other than, in the case of the Seller only, the Sub-Servicer) pursuant to the application of such powers of attorney unless such action was taken or omitted to be taken at the express written direction of, and in the manner specified by, the Seller or the Buyer, as applicable.

(c)                                  In connection with any Senior Interest Not Serviced Hereunder that is being primarily serviced and administered by a Senior Interest Servicer under an agreement other than this Agreement, the Servicer shall not have any obligations or authority to supervise any Senior Interest Servicer or to make servicing advances with respect to the B Interests if any payment is not received from the Senior Interest Servicer. The obligation of the Servicer to provide information or remit collections to the Buyer with respect to any B Interest with a related Senior Interest Not Serviced Hereunder is dependent on its receipt of the corresponding information and collections from the related Senior Interest Servicer.

Section 3.02                             Subservicing Agreements.

After any Event of Default by the Sub-Servicer, the Servicer may enter into other Subservicing Agreements with sub-servicers for the servicing and administration of all or a part of the Loans and may contract with third parties for the performance of incidental services of the Servicer hereunder; provided that the Servicer shall remain obligated and liable to the Buyer for the servicing and administering of the Loans in accordance with the provisions hereof without diminution of such obligation or liability by virtue of such Subservicing Agreement and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Loans, with the exception of the Sub-Servicer, for which the Servicer shall have no obligation or liability for the Sub-Servicer’s servicing and administering of the Loans. References in this Agreement to actions taken or to be taken by the Servicer in servicing the Loans include actions taken or to be taken by a sub-servicer (including the Sub-Servicer) on behalf of the Servicer. For purposes of this Agreement, the Servicer shall be deemed to have received any payment in respect of a Loan when the applicable or related sub-servicer receives such payment. The Servicer shall notify the Seller (if applicable) and the Buyer promptly upon the appointment of any sub-servicer (excluding the initial sub-servicer, the Sub-Servicer). The Servicer shall be obligated to pay all fees and expenses of any sub-servicer out of its Servicing Fee; provided, however, that neither the Servicer nor Buyer shall have any obligation whatsoever to pay any fees or expenses of the Sub-Servicer.

Section 3.03                             Collection of Loan Payments; Servicer Account.

(a)                                 The Sub-Servicer shall make all reasonable efforts in accordance with Accepted Servicing Practices to bill and direct the Borrowers to make all payments to the Servicer called for under the terms and provisions of the applicable Loan, including, without limitation, providing reasonable advance notice to Borrowers of Balloon Payments due. With respect to each B Interest, if the Servicer does not receive from the related Senior Interest Servicer the Monthly Payment due with respect to such B Interest under the related Loan Documents on the date when such remittance is scheduled to be made, the Servicer shall promptly notify the Seller, the Buyer and the Sub-Servicer. The Sub-Servicer shall notify the

18

related Senior Interest Servicer and make all reasonable efforts to get the Senior Interest Servicer to remit the Monthly Payment. Consistent with the foregoing, the Servicer may, in its discretion, waive any late payment charge in connection with a Loan.

(b)                                 In the event that a payment default with respect to Loan has occurred, the Servicer shall notify the Seller, the Buyer and the Sub-Servicer.

(c)                                  The Sub-Servicer shall not receive any payments called for under the terms and provisions of the Loan. The Sub-Servicer shall promptly notify the Servicer in writing of any payments from a Borrower received by the Sub-Servicer (and shall not commingle such funds with other funds of the Sub-Servicer and shall hold all such funds separately solely as the bailee for the Buyer) and shall, within one (1) Business Day of receipt thereof, remit such payments to the Servicer.

(d)                                 On or before the initial Transfer Date, the Servicer shall establish, and hereby agrees to maintain for the duration of this Agreement, the Servicer Account. The Servicer Account shall relate solely to the Loans and shall not be commingled with any other moneys and shall be held on for the sole benefit of, and shall be under the sole control of, the Buyer. Following the Transfer Date, the Servicer shall thereafter give the Seller and the Buyer written notice of any change of the location or account number of the Servicer Account on or prior to the date of such change.

(e)                                  Funds in the Servicer Account may be invested by, at the risk of, and for the benefit of, the Servicer in Permitted Investments. All such Permitted Investments shall be registered in the name of the Servicer or its nominee (in its capacity as such and for the benefit of the Buyer). All income therefrom shall be the property of the Servicer as additional servicing compensation and may be withdrawn therefrom from time to time. Any losses realized in connection with any such investment shall be for the account of the Servicer, and the Servicer shall deposit the amount of such loss in the Servicer Account immediately upon the realization of such loss.

(f)                                   The Servicer shall deposit into the Servicer Account daily, within one (1) Business Day of receipt of properly identified funds the following collections received by the Servicer after the related Transfer Date:

(i)                                     all payments on account of principal, including without limitation, Principal Prepayments on the Loans;

(ii)                                  all payments on account of interest on the Loans;

(iii)                               Reserved;

(iv)                              all Condemnation Proceeds with respect to the Mortgaged Properties;

(v)                                 all Insurance Proceeds with respect to the Mortgaged Properties;

(vi)                              out of the Servicer’s own funds, net losses on Permitted Investments as required pursuant to Section 3.03(e);

19

(vii)                           any other amounts collected or received in respect of the Loan or Mortgaged Property;

(viii)                        any amounts representing Prepayment Premiums and/or extension fees paid by Borrowers;

(ix)                              any amounts representing assumption fees, modification fees and related processing fees; and

(x)                                 any other amounts received from the Senior Interest Servicer.

Section 3.04                             Permitted Withdrawals from the Servicer Accounts.

(a)                                 The Servicer may make withdrawals from the Servicer Account of amounts on deposit therein for (without duplication) the following purposes:

(i)                                     To recoup any amount deposited in the Servicer Account and not required to be deposited therein;

(ii)                                  To reimburse itself as provided in Section 5.03 of this Agreement from general amounts on deposit in the Servicer Account;

(iii)                               To pay itself from amounts on deposit in the Servicer Account representing payments by a Borrower of interest or other recoveries with respect to a Loan, to pay to itself on each Remittance Date the Servicing Fee;

(iv)                              Pursuant to Section 3.12 hereof, on each Remittance Date to make remittances to the Buyer Account for the payment of all amounts set forth in Section 5.02 and 5.03, as applicable, of the Master Contract;

(v)                                 To pay to itself investment and interest income earned on the funds deposited in the Servicer Account (net of any and all losses on the investment of such funds);

(vi)                              To clear and terminate the Servicer Account upon termination of this Agreement.

(b)                                 The Servicer shall keep and maintain separate accounting records for the purpose of justifying any withdrawal from the Servicer Account and determining any shortfall or overpayment of any amounts due from or on behalf of the applicable Borrower or Mortgaged Property.

(c)                                  Within two (2) Business Days of the Servicers or the Sub-Servicer’s written request, the Seller shall reimburse any expense not reimbursed to the Servicer or the Sub-Servicer, as applicable, from the Servicer Account. If at any time the Servicer makes a payment out of its own funds, pursuant to this Agreement, the Servicer shall be entitled to reimbursement of its costs and expenses, as well as interest on such cost and expenses. Such interest shall accrue at the “prime rate” from the date on which such cost or expense was made to, but excluding, the Business Day on which the Servicer is reimbursed.

20

Section 3.05                Escrow Account; Escrow Bank; Escrow Payments; Etc.

(a)                                 With the exception of the Initial Loan and any Permitted Escrow Loan, the Servicer shall establish and maintain an Escrow Account for the maintenance of Escrow Payments. The Servicer shall deposit into the Escrow Account any Escrow Payments that it receives within two (2) Business Days of receipt of properly identified funds.

(b)                                 Subject to the terms of the applicable Loan Documents and to applicable Law, any funds in the Escrow Account may be invested by, at the risk of, and for the benefit of, the Servicer in Permitted Investments. If, however, pursuant to the terms of the related Loan Documents or pursuant to applicable Law, any funds in the Escrow Account are required to be invested for the benefit of the related Borrower, the Servicer shall so invest such funds. Servicer shall not be responsible for any losses incurred on funds invested pursuant to the related Loan Documents for the benefit of the related Borrower. To the extent that interest earned on funds in the Escrow Account is insufficient to pay interest on such funds to the related Borrower to the extent required by applicable Law, the Servicer shall notify the Seller and the Buyer of the amount of such insufficiency and the Seller shall pay such amount from its own funds.

(c)                                  Withdrawals from the Escrow Account may be made (to the extent amounts have been escrowed for such purpose and to the extent permitted by the applicable Loan Documents) only:

(i)                                     to recoup any amount deposited in the Escrow Account and not required to be deposited therein;

(ii)                                  Reserved;

(iii)                               to effect the timely payment of taxes, assessments, insurance and other basic carrying costs in connection with the related Loan;

(iv)                              from amounts on deposit in the Escrow Account representing tenant improvements, leasing, repair or maintenance, or other reserves to pay or refund any Borrower sums, pursuant to the applicable Loan Documents;

(v)                                 Reserved;

(vi)                              to refund the Borrower any sums determined to be overages;

(vii)                           if any funds in the Escrow Account are invested pursuant to Subsection (b) above, to pay interest earned on such account, if any, to the Servicer or the related Borrower, pursuant to the applicable Loan Documents; or

(viii)                        to clear and terminate the Escrow Account on payment in full of the related Loan or upon termination of this Agreement.

(d)                                 The Servicer shall maintain accurate records, on a Loan-by-Loan basis, with respect to each Mortgaged Property reflecting the status of taxes, assessments, insurance premiums, basic carrying costs and other similar items that are or may become a lien thereon and the status of insurance premiums and ground rent, if applicable, payable in respect thereof. The

21

Servicer shall obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect timely payment thereof prior to the applicable penalty or termination date, employing for such purpose amounts in the Escrow Account as allowed under the terms of the related Loan Documents or, if not paid from amounts on deposit in the Escrow Account, the Servicer shall notify the Seller and the Buyer at least five (5) Business Days prior to the required payment and the Seller shall be responsible for making such payment.

(e)                                  With respect to the Initial Loan and any Permitted Escrow Loan, withdrawals from the applicable Escrow Bank may be made at the direction of the Sub-Servicer or in accordance with the related Escrow Agreement (to the extent amounts have been escrowed for such purpose and to the extent permitted by the related Loan Documents) only:

(i)                                     to recoup any amount deposited in an account at the applicable Escrow Bank and not required to be deposited therein, but only with the prior written consent of the Buyer;

(ii)                                  Reserved;

(iii)                               to effect the timely payment of taxes, assessments, insurance and other basic carrying costs in connection with the related Loan;

(iv)                              from amounts on deposit at the applicable Escrow Bank representing tenant improvements, leasing, repair or maintenance, or other reserves to pay or refund any Borrower sums, pursuant to the related Loan Documents;

(v)                                 Reserved;

(vi)                              to refund the Borrower any sums determined to be overages;

(vii)                           if any funds in the applicable Escrow Bank are invested, to pay interest earned on such account, if any, to the related Borrower, pursuant to the related Loan Documents; or

(viii)                        to clear and terminate the applicable Escrow Bank on payment in full of the related Loan or upon termination of this Agreement, but only with the prior written consent of the Buyer.

(f)                                   With respect to the Initial Loan and any Permitted Escrow Loan, the Sub-Servicer shall promptly provide, or cause delivery pursuant to the Escrow Agreement, to the Seller, the Buyer and the Servicer a detailed account of any withdrawal of funds from the Escrow Bank on a monthly basis. The Seller, the Buyer and the Servicer may rely on the reported information delivered in accordance with the foregoing from the Sub-Servicer and Servicer has no responsibility to oversee or review the reports received from the Sub-Servicer.

(g)                                  With respect to the Initial Loan and any Permitted Escrow Loan, the Sub-Servicer shall maintain accurate records, on a Loan-by-Loan basis, with respect to each Mortgaged Property reflecting the applicable Escrow Bank’s account balances for taxes, assessments, insurance premiums, other reserves and ground rent, if applicable. With respect to the Initial Loan and any Permitted Escrow Loan, the Sub-Servicer shall obtain, from time to

22

time, all bills or other evidence for the payment of such items (including renewal premiums) and (i) shall effect timely payment thereof prior to the applicable penalty or termination date, employing for such purpose amounts in the applicable Escrow Bank as allowed under the terms of the related Loan Documents or, (ii) may if not paid from amounts on deposit at the applicable Escrow Bank, effect payment thereof by making an emergency payment to effect payment of such costs and expenses. With respect to the Initial Loan and any Permitted Escrow Loan, the Seller shall reimburse the Sub-Servicer the amount of any such emergency payment promptly, but in any event within two (2) Business Days of receipt of notice thereof from Sub-Servicer; provided that if an Event of Default by the Sub-Servicer has occurred and Servicer has assumed the Sub-Servicer’s duties, the Servicer shall provide notice to the Seller and the Buyer at least five (5) Business Days prior to the required payment and Seller shall be responsible for making such payment.

Section 3.06                Insurance, Hazard, Errors and Omissions and Fidelity Coverage.

The Sub-Servicer shall maintain, oversee and perform any and all servicing activities designated to the Servicer in Section 3.06(a) hereof with respect to the Initial Loan and any Permitted Escrow Loan.

(a)                                 The Sub-Servicer shall use reasonable efforts consistent with Accepted Servicing Practices to cause the related Borrower under a Loan to maintain all insurance required by the terms of the applicable Loan Documents in the amounts set forth therein. If the applicable Loan Documents with respect to any Loan, other than the Initial Loan and any Permitted Escrow Loan, permit the holder thereof to dictate to the related Borrower the insurance coverage to be maintained on such Mortgaged Property, taking into account the insurance in place at closing, the Servicer shall impose such requirements as it shall determine in accordance with Accepted Servicing Practices and shall notify the Sub-Servicer of such requirements, and the Sub-Servicer shall communicate same to the applicable Borrower; provided, to the extent permitted under the applicable Loan Documents with respect to a Loan, the Servicer shall direct the Sub-Servicer to require the related Borrower to obtain the required coverage from insurers that, at the time coverage is obtained, constitute Qualified Insurers. Notwithstanding the foregoing, to the extent that the Servicer determines that a Mortgaged Property securing a Loan is not insured against terrorist acts and the related Loan Documents do not expressly provide that such insurance is not required, the Servicer shall notify the Seller, the Buyer and the Sub-Servicer (and if the Sub-Servicer makes such determination, the Sub-Servicer shall also notify the Servicer) and shall not be required to take any further action with respect to such matter.

(b)                                 In the event that the Sub-Servicer shall obtain and maintain an insurance policy or policies that satisfies the requirements set forth in the applicable Loan Documents with respect to a Loan for the related Mortgaged Property with a Qualified Insurer, the Sub-Servicer shall conclusively be deemed to have satisfied its obligations as set forth in subsection (a) above with respect to the Mortgaged Property so insured. Such policy may contain a deductible clause, in which case, the Borrower shall pay from its own funds the cost of the deductible to the Sub-Servicer or as otherwise directed by the Sub-Servicer. In connection with its activities as servicer of the Loan, the Servicer and the Sub-Servicer shall provide all reasonably requested assistance, on behalf of itself and the Buyer, with respect to the claims process, in accordance with the terms of the Sub-Servicer’s insurance policy or policies, Accepted Servicing Practices and the Loan Documents. Notwithstanding the terms of the Loan Documents with respect to a

23

Loan, any cost incurred by the Sub-Servicer in maintaining any insurance required pursuant to this subsection (b) shall not, for the purpose of calculating monthly distributions to the Buyer, be added to the amount owing under such Loan. If an Event of Default by the Sub-Servicer has occurred and Servicer has assumed the Sub-Servicer’s duties hereunder, the Servicer shall promptly upon receipt provide an invoice to the Seller and the Buyer and the Seller shall be responsible for making such payment.

(c)                                  The Servicer and Sub-Servicer shall both obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy covering the Servicer’s and Sub-Servicer’s, as applicable, officers and employees and other Persons acting on behalf of the Servicer or Sub-Servicer in connection with its activities under this Agreement. The amount of coverage shall be determined in accordance with Accepted Servicing Practices. Coverage of the Servicer or Sub-Servicer under a policy or bond obtained by an Affiliate of the respective Servicer or Sub-Servicer and providing the coverage required by this Section 3.06(c) shall satisfy the requirements of this Section 3.06(c).

Section 3.07                             “Due-on-Sale” Clauses: Assumptions; Modifications; Consents.

(a)                                 If any Borrower proposes to convey all or any portion of its interests in a Mortgaged Property, or if such a conveyance has actually occurred, the Sub-Servicer shall promptly give notice to the Directing Party, the Buyer and Servicer of such conveyance or proposed conveyance. Subject to Section 3.07(d), the Sub-Servicer shall take such actions consistent with Accepted Servicing Practices, including (i) preparing any necessary application, reviewing and analyzing such conveyance or proposed conveyance and making a recommendation to the Directing Party with respect to approval, (ii) waiving or enforcing any due-on-sale clause or due-on-encumbrance clause contained in the applicable Loan Documents, to the extent permitted under the terms of the applicable Loan Documents and applicable Law, (iii) upon consent from the Directing Party and the Buyer, and consistent with Section 3.07(d), entering into an assumption or substitution agreement and any other necessary documentation and (iv) closing the transaction. The Sub-Servicer shall forward to the Directing Party, the Buyer and the Servicer a copy (with the originals going to the Custodian) of any assumption agreement, release, amendment or other documentation prepared or processed by the Sub-Servicer within ten (10) Business Days of closing.

(b)                                 If a Borrower applies for approval to place a subordinate lien on any Mortgaged Property in accordance with the terms of the applicable Loan Documents, the Sub-Servicer shall promptly give notice to the Directing Party, the Buyer and Servicer. Subject to Section 3.07(d), the Sub-Servicer shall take such actions, consistent with Accepted Servicing Practices, including (i) obtaining from such Borrower such appraisals and other supporting documentation as are required by the terms of the applicable Loan Documents, together with such additional information as the Directing Party shall request to facilitate its review and approval of the requested encumbrance, which information is available to the Sub-Servicer without additional expense, (ii) reviewing and analyzing such request and making a recommendation to the Directing Party with respect to approval of such request, (iii) only upon Directing Party and the Buyer approval, and consistent with Section 3.07(d), preparing all necessary documentation and (iv) closing the transaction. The Sub-Servicer shall forward to the Directing Party, the Buyer and the Servicer a copy (with the originals going to the Custodian) of

24

any subordinate agreement, release, amendment or other documentation prepared or processed by the Sub-Servicer within ten (10) Business Days of closing.

(c)                                  Sub-Servicer shall notify Directing Party, the Buyer and Servicer and then review all requests for payoffs, reserve releases, partial releases, modifications, waivers (other than waivers of late payment charges or default interest, which shall be promptly forward to Servicer), amendments, consents, or lease renewals or extensions with respect to any Loan and in accordance with the requirements under the respective applicable Loan Documents. With respect to each such request, the Sub-Servicer shall process and analyze such request, consistent with Accepted Servicing Practices, the Loan Documents and applicable Law. With respect to any payoff, the Sub-Servicer shall notify the Servicer in writing that it has reviewed and approved the payoff request, then Sub-Servicer shall send the payoff letter instructing the Borrower to send any Principal Prepayment directly to the Servicer. With respect to reserve releases, the Sub-Servicer shall notify the Servicer in writing that it has reviewed and approved the release of funds from the reserve account and that the Sub-Servicer shall (i) with respect to the Initial Loan and any Permitted Escrow Loan, direct the release of such funds from the applicable Escrow Bank or (ii) with respect to all other Loans and pursuant to Section 3.05, direct the Servicer to release such funds from the Escrow Account to the related Borrower directly. The Sub-Servicer shall forward to the Directing Party, the Buyer and the Servicer a copy (with the originals going to the Custodian) of any modification agreement, release, amendment or other documentation prepared or processed by the Sub-Servicer within ten (10) Business Days of closing. Any actions set forth in this Section (c) shall be subject to compliance with Section 3.07(d).

(d)                                 Notwithstanding the foregoing or anything to the contrary contained in this Agreement, (i) the Servicer shall have no right or authority to exercise any modification or amendment to, grant any waiver (with the exception of late fees), consent or approval or exercise any remedies of the lender under any of the Loan Documents with respect to any Loan, in each case without the prior written consent of the Directing Party, which may be granted or withheld in its sole discretion and (ii) with respect to all required approvals by the Directing Party (including without limitation those described in the preceding clause (i) and elsewhere in this Section 3.07), if the Sub-Servicer is the Directing Party, it shall not approve or otherwise undertake any action or failure to act that would be a Material Modification without the prior written consent of the Buyer. In addition, it is expressly acknowledged and agreed by the parties hereto that any Material Modifications shall require the prior written consent of the Buyer, and Sub-Servicer shall not take any action hereunder that would, if taken by the Seller, violate the terms of the Master Contract, this Agreement or any other Repurchase Document, or which would be inconsistent with the rights of Buyer under the Repurchase Documents.

Section 3.08                             Defaulted Loans.

Upon any Loan becoming a Defaulted Loan, (i) with respect to a monetary default, the Servicer shall promptly notify the Seller, the Buyer and the Sub-Servicer and (ii) with respect to a monetary (with respect to the Initial Loan and any Permitted Escrow Loan) or non-monetary default, the Sub-Servicer shall promptly notify the Seller, the Buyer and the Servicer. Within thirty (30) days after receipt of notice that a Loan has become a Defaulted Loan, the Sub-Servicer shall send a summary of the status of such Defaulted Loan and any negotiations with the applicable Borrower to the Seller, the Buyer and the Servicer, together with the Sub-Servicer’s proposed course of action with respect to such Defaulted Loan. Without

25

duplication of any of the approvals under the Master Contract, the Seller and the Buyer shall have the right to approve any proposed course of action; provided however, all such modifications, consents or waivers shall be subject to the terms and conditions provided in Section 3.07 herein. Any approval of such strategy by the Seller and the Buyer shall not, in and of itself for purposes of Section 3.07 or any other provision of this Agreement, satisfy any requirement for the consent of the Buyer or approval of actions of the Sub-Servicer or of a Material Modification and any failure to approve the proposed course of action shall not be deemed an approval of any such action; the Seller (except during the continuance of a Default) and the Buyer shall have consultation rights throughout the workout and/or foreclosure process. In addition, for so long as such Loan remains a Defaulted Loan, the Sub-Servicer shall send an updated summary of the status of such Defaulted Loan to each of the parties on each Remittance Date as to the status of such Defaulted Loan or the Sub-Servicer’s proposed course of action, which shall be approved by the Seller and the Buyer, with respect thereto since the date of delivery of the prior report delivered by the Sub-Servicer. If Seller is required to repurchase such Defaulted Loan as a result of it becoming an “Ineligible Asset” (as defined in the Master Contract), Servicer shall transfer such Loan to the Seller upon consummation of the repurchase obligation in the Master Contract and this Agreement shall be terminated with respect to such Loan. Servicer shall have no obligation to service the Defaulted Loan, except to collect any principal and interest payments.

Section 3.09                 Reserved.

Section 3.10                 Reserved.

Section 3.11                 Servicing Compensation.

(a)                                 As compensation for its services hereunder, the Servicer shall be entitled to receive with respect to each Loan, a fee (the “Servicing Fee”) payable monthly on a Loan-by-Loan basis and to be withdrawn from the Servicer Account as provided in Section 3.04(a)(iii) hereof, which fee shall accrue at the Servicing Fee Rate and shall be computed on the basis of the same principal amount and period respecting which any related interest payment on such Loan is computed. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Insurance Proceeds or Condemnation Proceeds) of such Monthly Payment collected by the Servicer, or as otherwise provided under Section 3.04 hereof.

(b)                                 As additional servicing compensation under this Agreement, the Servicer shall be entitled to retain (i) the investment earnings on amounts in the Servicer Account (ii) if the Escrow Payments are in the Escrow Account, investment earnings on amounts in the Escrow Account (to the extent not required to be paid to the Borrower pursuant to the terms of the applicable Loan Documents), (iii) 50% of late charges, to the extent actually received, and (iv) insufficient funds fees.

(c)                                  The Sub-Servicer acknowledges that it has been appointed hereunder on an interim basis as an accommodation by Buyer to Sub-Servicer in connection with the transactions contemplated by the Master Contract and that the Sub-Servicer is not entitled to any compensation for its services hereunder.

26

(d)                                 Each of the Servicer and the Sub-Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as otherwise provided in this Agreement.

Section 3.12                  Remittances to the Buyer.

(a)                                 On each Remittance Date, the Servicer shall withdraw from the Servicer Account and remit to the Buyer Account (or any other account designated by Buyer), by wire transfer of immediately available funds, all amounts on deposit in the Servicer Account as of the close of business on the Determination Date prior to such Remittance Date, minus any permitted charges against or withdrawals from the Servicer Account permitted pursuant to Section 3.04 hereof, and all amounts so remitted by the Servicer to the Buyer Account shall be disbursed in accordance with Section 5.02 or 5.03, as applicable, of the Master Contract.

Section 3.13                  Reserved.

Section 3.14                  Annual Independent Public Accountants’ Servicing Report.

On or before April 30 of each year that succeeds a year where Servicer conducted, for some portion or all of that succeeding year, servicing activities, the Servicer at its expense shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Buyer to the effect that such firm has examined the servicing operations of the Servicer for the previous calendar year and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (“USAP”), such firm confirms that the Servicer complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP requires it to report. Servicer will be entitled at its option, in lieu of delivering or causing to be delivered a USAP report, to deliver or cause to be delivered a report on assessment of compliance with the relevant servicing criteria set forth in paragraph (d) of Item 1122 of Regulation AB to the Buyer. In rendering its statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by sub-servicers (including the Sub-Servicer), upon comparable statements for examinations conducted substantially in compliance with the USAP or Item 1122 of Regulation AB (rendered within one (1) year of such statement) of a firm of independent public accountants with respect to the related sub-servicers (including the Sub-Servicer).

Section 3.15                  Annual Statement as to Compliance.

(a)                                 The Sub-Servicer shall deliver to the Buyer and the Servicer, on or before April 10 of each year that succeeds a year where Sub-Servicer conducted, for some portion or all of that preceding year, servicing activities, an officer’s certificate stating that (i) a review of the activities of the Sub-Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Sub-Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

27

(b)                                 The Servicer shall deliver to the Buyer, on or before April 30 of each year that succeeds a year where Servicer conducted, for some portion or all of that preceding year, servicing activities, an officer’s certificate stating that (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

Section 3.16                  Access to Certain Documentation Regarding the Loans and this Agreement.

Upon reasonable advance notice (and in any event, at least three (3) Business Days notice), the Servicer or the Sub-Servicer, as applicable, shall give the Seller, the Seller’s agents or representatives, the Buyer, the Buyer’s agents or representatives, the Servicer or the Sub-Servicer, during normal business hours at the Servicer’s or Sub-Servicer’s offices, reasonable access to all reports, information and documentation regarding each Loan, this Agreement, and the rights and obligations of the Seller, the Buyer, the Servicer and the Sub-Servicer hereunder (including the right to make copies or extracts therefrom at the requesting party’s expense, or with respect to copies or extracts at the Sub-Servicer’s offices, at the Servicer’s expense). Nothing in this Section 3.16 shall derogate from the obligation of the Servicer or Sub-Servicer to observe any applicable Law prohibiting disclosure of information regarding Borrowers and the failure of the Servicer or Sub-Servicer to provide access as provided in this Section 3.16 as a result of such obligation shall not constitute a breach of this Section 3.16.

Section 3.17                  Inspections; Financial Statements.

(a)                                 The Sub-Servicer shall inspect, or cause an inspection, of each Mortgaged Property (i) at least once a year at the Sub-Servicer’s expense and (ii) with respect to a Defaulted Loan, any Mortgaged Property with greater frequency at the request of the Seller, the Buyer or the Servicer, in any such case at the Seller’s expense. In connection with each inspection, the Sub-Servicer shall prepare and deliver to the an inspection report to the Seller, the Buyer and Servicer.

(b)                                 The Sub-Servicer shall use reasonable efforts to collect from the Borrower or the Senior Interest Servicer all annual, quarterly and monthly operating statements, budgets, and rent rolls for the related Mortgaged Property, and financial statements of the related Borrower, to the extent delivery of such items is required pursuant to the terms of the related Loan Documents. Without duplication of the Seller’s obligations under Section 8.09 of the Master Contract (but including sending a copy to the Servicer and the Sub-Servicer), the Sub-Servicer shall forward to the Seller, the Buyer and Servicer, on the next Remittance Date after collection or receipt, all such annual, quarterly and monthly operating statements, budgets, and rent rolls collected by the Sub-Servicer. Neither the Sub-Servicer nor the Servicer shall have any obligation to review or analyze such operating statements, budgets, rent rolls and financial statements.

28

Section 3.18                  Reserved.

Section 3.19                  Statements.

The Servicer shall prepare, or cause to be prepared, and deliver to the Seller, the Buyer and the Sub-Servicer electronically on the Remittance Date, a Monthly Remittance Report. Upon prior written request of the Seller or the Buyer, and the payment by the Seller of the costs and expenses to be incurred by the Servicer in connection therewith, the Servicer shall prepare such other reasonable reports as may be requested in writing by the Seller or the Buyer.

Section 3.20                  Further Assignment or Participation.

Buyer shall, if Buyer elects to assign or participate any of its interest in the Loan, provide written notice to Servicer with respect to the Non-Exempt Person status of any new or successor participant or owner (including any evidence satisfactory to Servicer substantiating that it is not a Non-Exempt Person and that Servicer is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Loan) and will require that such Person provide evidence of compliance with United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended, renewed or extended from time to time, and the rules and regulations promulgated thereunder from time to time and in effect.

ARTICLE 4

RESERVED

ARTICLE 5

LIABILITY OF THE SERVICER

Section 5.01                  Liability of the Seller, the Buyer, the Servicer and the Sub-Servicer.

The Seller, the Buyer, the Servicer and the Sub-Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Seller, the Buyer, the Servicer and the Sub-Servicer, respectively, herein.

Section 5.02                  Merger or Consolidation of the Servicer and the Sub-Servicer.

(a)                                 The Servicer shall keep in full effect its existence, rights and franchises as a national banking association under the laws of the United States of America except as permitted in this Section 5.02, and shall maintain its compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to protect the validity and enforceability of this Agreement, and to perform its duties under this Agreement.

(b)                                 The Sub-Servicer shall keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware except as

29

permitted in this Section 5.02, and shall maintain its compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to protect the validity and enforceability of this Agreement, and to perform its duties under this Agreement.

(c)                                  Any Person into which the Servicer may be merged, converted, or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(d)                                 Any Person into which the Sub-Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Sub-Servicer shall be a party, or any Person succeeding to substantially all of the business of the Sub-Servicer, shall be the successor of the Sub-Servicer hereunder; provided, however, that the successor or surviving Person must be acceptable to the Servicer (which acceptance shall not be unreasonably withheld or delayed), and shall assume in writing the obligations of the Sub-Servicer under this Agreement.

Section 5.03                  Limitation on Liability of the Servicer, the Sub-Servicer and Others.

(a)                                 Neither the Servicer nor any of the officers, employees or agents of the Servicer shall be under any liability to anyone other than the Buyer, and shall not be liable even to the Buyer for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or for errors in judgment (not constituting gross negligence or willful misconduct); provided, however, that this provision shall not protect the Servicer or any of the agents of the Servicer against any liability resulting from any breach of any representation or warranty made herein, or from any liability specifically imposed on the Servicer herein; and provided, further, that this provision shall not protect the Servicer or any of the agents of the Servicer against any liability that would otherwise be imposed against it or them by reason of the willful misfeasance, bad faith or gross negligence in the performance of the Servicer’s, or such officers’, employees’ or agents’, duties or by reason of reckless disregard of the obligations or duties of the Servicer or such officers, employees or agents hereunder. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(b)                                 Neither the Sub-Servicer nor any of the officers, employees or agents of the Sub-Servicer shall be under any liability to anyone other than the Buyer or the Servicer, and shall not be liable even to the Buyer or the Servicer for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or for errors in judgment (not constituting gross negligence or willful misconduct); provided, however, that this provision shall not protect the Sub-Servicer or any of the agents of the Sub-Servicer against any liability resulting from any breach of any representation or warranty made herein, or from any liability specifically imposed on the Sub-Servicer herein; and provided, further, that this provision shall not protect the Sub-Servicer or any of the agents of the Sub-Servicer against any liability that would otherwise be imposed against it or them by reason of the willful misfeasance, bad faith or gross negligence in the performance of the Sub-Servicer’s, or such officers’, employees’ or

30

agents’, duties or by reason of reckless disregard of the obligations or duties of the Servicer or such officers, employees or agents hereunder; and provided, further that this provision shall not protect the Seller against any liability that would otherwise be imposed against it by reason of a breach or otherwise under any Repurchase Document. The Sub-Servicer and any officer, employee or agent of the Sub-Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)                                  The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Loans in accordance with this Agreement and that in its reasonable opinion may involve it in any significant expenses or liability; provided, however, that the Servicer may, with the prior written consent of the Directing Party, undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto or the interest of the Seller and the Buyer hereunder. In such event, the reasonable and necessary legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Seller will be liable, the Servicer shall be entitled to be reimbursed therefor from the Seller upon written demand or by withdrawal from general funds on deposit in the Servicer Account pursuant to Section 3.04(a)(ii). The Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder or be liable hereunder with respect to any action or inaction taken in accordance with the direction or consent of the Directing Party, so long as any such action directed or consented to is not performed with gross negligence.

(d)                                 The Sub-Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Loans in accordance with this Agreement and that in its reasonable opinion may involve it in any significant expenses or liability.

Section 5.04                  Servicer May Resign; the Sub-Servicer May Resign.

(a)                                 The Servicer may resign from its obligations hereunder upon thirty (30) days prior written notice thereof to the Seller and the Buyer.

(b)                                 The Sub-Servicer may resign from its obligations hereunder upon thirty (30) days prior written notice thereof to the Seller, the Buyer and the Servicer.

Section 5.05                  Assignment or Transfer of Servicing.

Servicer may assign or transfer this Agreement to a new servicer, provided such successor is subject to the prior approval of Buyer and if such new servicer is not an Affiliate of the Buyer, the prior approval of the Seller (which approval shall not be unreasonably withheld or delayed), and such successor shall have assumed Servicer’s responsibility and obligations under this Agreement. Notwithstanding any other provision in this Agreement, the Servicer may assign its rights in this Agreement, at any time and for any reason, to its Affiliates, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

31

Section 5.06                  Indemnification by the Servicer, the Seller and the Sub-Servicer.

(a)                                 The Servicer shall indemnify the Buyer and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Buyer may sustain by reason of a breach by the Servicer of any representation or warranty made in Section 2.06 hereof, by reason of the Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations or duties under this Agreement. The provisions of this Section 5.06(a) shall survive the termination of this Agreement.

(b)                                 The Sellers shall jointly and severally indemnify each of the Buyer and the Servicer and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses, arising or resulting from any action or inaction taken, that each of the Buyer and the Servicer may sustain (i) by reason of a breach by the Seller of any representation or warranty made in Section 2.05 hereof, (ii) by reason of the Seller’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations or duties under this Agreement (iii) by reason of any Critical-To-Board Package or Servicing File delivered to the Servicer containing any material misstatement or omission, or (iv) in connection with any claim or legal action relating to this Agreement or the Servicer’s performance hereunder, other than by reason of the Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations or duties under this Agreement. The provisions of this Section 5.06(b) shall survive the termination of this Agreement.

(c)                                  The Sub-Servicer shall indemnify each of the Buyer and the Servicer and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of the Buyer or Servicer may sustain by reason of a breach by the Sub-Servicer of any representation or warranty made in Section 2.06 hereof, by reason of the Sub-Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations or duties under this Agreement. The provisions of this Section 5.06(a) shall survive the termination of this Agreement.

ARTICLE 6

DEFAULT

Section 6.01                  Events of Default.

If any of the following events (“Events of Default”) shall occur and be continuing:

(i)                                     the Servicer shall fail to remit to the Buyer Account or deposit in the Servicer Account any amount required to be so remitted or deposited under the terms of this Agreement and such failure shall continue unremedied for a period of three (3)

32

Business Days following receipt by the Servicer of written notice of such failure from the Buyer;

(ii)           the Servicer shall fail to release any funds on deposit in the Escrow Account or the Sub-Servicer shall fail to release any funds on deposit with the Escrow Bank, pursuant to the related Loan Documents;

(iii)          the Servicer or Sub-Servicer shall fail to duly observe or perform in any material respect any other covenant or agreement on the part of the Servicer or Sub-Servicer, as applicable, set forth in this Agreement and such failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to (i) with respect to the Servicer failure, the Servicer by the Seller or the Buyer or (ii) with respect to the Sub-Servicer failure, the Sub-Servicer by the Servicer; provided, however, that with respect to any such failure which is not curable within such thirty (30) day period, the Servicer or Sub-Servicer, as applicable, shall have an additional cure period of sixty (60) days to effect such cure so long as the Servicer or Sub-Servicer, as applicable has commenced to cure such failure within the initial thirty (30) day period and has, as determined by the Buyer (with respect to the Servicer) or the Servicer (with respect to the Sub-Servicer) in its reasonable discretion, diligently pursued, and is continuing to pursue, a full cure; or

(iv)          only with respect to the Sub-Servicer, a Default shall occur;

then, and in each and every such case, (y) the Buyer, by notice in writing to the Servicer or the Sub-Servicer may, in addition to whatever rights the Buyer may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations (but not the liabilities or rights that accrued prior to such termination) of the Servicer or the Sub-Servicer, as applicable, under this Agreement or (z) the Servicer, by notice in writing to the Sub-Servicer may, in addition to whatever rights the Servicer may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations (but not the liabilities or rights that accrued prior to such termination) of the Sub-Servicer under this Agreement. In the event of such termination, all authority and power of the Servicer, if the terminated entity, under this Agreement, whether with respect to the Loans or otherwise, shall, in accordance with Section 7.03 hereof, pass to and be vested in the Buyer or the successor appointed pursuant to Section 7.03 hereof. In the event of such termination, all authority and power of the Sub-Servicer, if the terminated entity, under this Agreement, whether with respect to the Loans or otherwise, shall, in accordance with Section 7.03 hereof, pass to and be vested in the Servicer.

ARTICLE 7

TERMINATION

Section 7.01    Termination.

(a)           Notwithstanding anything herein, with respect to the Sub-Servicer and its role as Sub-Servicer under this Agreement, the Agreement shall terminate the last day of every

33

month; provided however the Agreement, and all its terms and conditions, shall automatically renew on the first day of the following month, so long as the Buyer or the Servicer does not provide written notice to the Sub-Servicer that the automatic renewal has been ceased. This Agreement shall also terminate as to a Defaulted Loan, pursuant to Section 3.08 herein.

(b)           If Sub-Servicer is terminated, pursuant to Section 6.01 or Section 7.01 in this Agreement, then the Servicer shall immediately assume all of the Sub-Servicer duties herein, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 7.02    Termination Without Cause.

Notwithstanding anything herein contained to the contrary, upon thirty (30) days written notice to the Servicer, the Buyer may, without cause and for whatever reason, and at the Buyer’s option, terminate this Agreement (other than rights that survive termination, including causes of action for prior defaults) and any rights and obligations the Servicer may have hereunder as to the Loans. Any such notice of termination shall be in writing and delivered to the Servicer as provided in Section 8.01 hereof. After delivery of such notice to the Servicer, the Buyer shall arrange for the transfer of servicing to another party, and the Servicer shall continue servicing each of the Loans under this Agreement, for the Servicing Fee provided herein, until the Buyer gives the Servicer notice of the appointment of a successor servicer and of the transfer of such servicing in accordance with Section 7.03 hereof. In connection with any termination pursuant to this Section 7.02, the Buyer shall reimburse the Servicer for its reasonable costs and expenses associated with the transfer of servicing and of the Servicing Files.

Section 7.03    Successor to the Servicer.

(a)           In the event that the Servicer resigns or is terminated pursuant to Section 2.07, Section 5.04(a), Section 6.01, Section 7.01(a) or Section 7.02(a) hereof, the Servicer shall, at the Buyer’s option, discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination or resignation until the effective date of such termination (if such dates are not the same) with the same degree of diligence and prudence that it is obligated to exercise under this Agreement. The termination of the Servicer’s responsibilities and duties under this Agreement pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed by the Buyer (or, as provided in Section 5.04, no longer than thirty (30) days after notice (in which case the Buyer shall succeed to and assume all of the Servicer’s responsibilities under this Agreement)).

(b)           Any termination of this Agreement or resignation or termination of the Servicer pursuant to Section 2.07, Section 5.04(a), Section 6.01, Section 7.01(a) or Section 7.02(a) hereof shall not affect any claims that the Buyer or the Servicer may have against the other, prior to any such termination or resignation.

(c)           Upon the appointment by the Buyer of a successor servicer following the Servicer’s termination or resignation (Buyer shall provide to Servicer the name, address and wiring instructions of such successor servicer), the Servicer shall promptly deliver to such successor the funds in the Servicer Account (net of all unpaid Servicing Fees and unreimbursed expenses) and the Servicing Files and related documents and statements held by it hereunder

34

with respect to the Loan(s) so affected and the Servicer shall account for all funds. Upon the appointment by the Buyer of a successor servicer following the termination or resignation of the Servicer, the Buyer shall reimburse the Servicer for unreimbursed amounts actually expended by the Servicer with respect to the Loan(s) so affected, and shall pay the Servicer for amounts owed to it in respect of unpaid Servicing Fees or unreimbursed expenses pursuant to this Agreement, that would otherwise have been reimbursable or payable to the Servicer pursuant to this Agreement but for the appointment of such successor servicer.

Section 7.04    Successor to the Sub-Servicer.

(a)           In the event that the Sub-Servicer resigns or is terminated pursuant to Section 2.07, Section 5.04(b), Section 6.01, Section 7.01 or Section 7.02(b) hereof, the Sub-Servicer shall, at the Servicer’s option, discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination or resignation until the effective date of such termination (if such dates are not the same) with the same degree of diligence and prudence that it is obligated to exercise under this Agreement. The termination of the Sub-Servicer’s responsibilities and duties under this Agreement pursuant to the aforementioned Sections shall not become effective until the Servicer assumes all of the Sub-Servicer duties herein, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(b)           Any termination of this Agreement or resignation or termination of the Sub-Servicer pursuant to Section 2.07, Section 5.04(b), Section 6.01, Section 7.01 or Section 7.02(b) hereof shall not affect any claims that the Buyer and/or the Servicer, on the one hand, may have against the Sub-Servicer, on the other hand, prior to any such termination or resignation.

ARTICLE 8

MISCELLANEOUS

Section 8.01    Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered at or mailed by first class mail, postage prepaid, or by recognized overnight courier and shall be deemed to have been duly given when delivered to:

If to the Seller:

Starwood Property Mortgage Sub-2, L.L.C.

c/o Starwood Capital Group

591 West Putnam Avenue

Greenwich, Connecticut 06830

Attention: Andrew Sossen

Facsimile Number: (203)422-8192

35

Starwood Property Mortgage Sub-2-A, L.L.C.

c/o Starwood Capital Group

591 West Putnam Avenue

Greenwich, Connecticut 06830

Attention: Andrew Sossen

Facsimile Number: (203) 422-8192

If to the Buyer:

Wells Fargo Bank, National Association

One Wachovia Center

301 South College Street

MAC D1053-053, 5th Floor

Charlotte, North Carolina 28202

Attention: H. Lee Goins III

Facsimile: (704) 715-0066

If to the Servicer:

Wells Fargo Bank, National Association

MAC-D1100-090

201 South College Street, 9th Floor

Charlotte, North Carolina 28244

Attention: Starwood Property Mortgage Sub-2 — Relationship Manager

Facsimile Number: (704) 715-0473

With a copy to:

Wells Fargo Bank, National Association

Law Department

MAC D1053-300

One Wachovia Center

301 South College Street

Charlotte, North Carolina 28288

Attention: Lars Carlsten or Legal Support

if to the Sub-Servicer:

SPT Management, LLC

c/o Starwood Capital Group

591 West Putnam Avenue

Greenwich, Connecticut 06830

Attention: Mary Anne Carlin

Facsimile Number: (203)485-5105

or such other address as may hereafter be furnished to the other parties by like notice.

36

Section 8.02    Severability Clause.

(a)           Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Law, the parties hereto waive any provision of Law which prohibits or renders void or unenforceable any provision hereof.

(b)           If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall, in good faith, negotiate an agreement the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 8.03    Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this letter agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this letter agreement.

Section 8.04    Governing Law.

This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

Section 8.05    Protection of Confidential Information.

The Servicer or the Sub-Servicer will keep non-public, confidential or and proprietary information in relation to this transaction (“Confidential Information”) confidential and will not disclose the Confidential Information to anyone other than its Affiliates and representatives or in accordance with Accepted Servicing Practices under the terms and conditions referred to in this Agreement, except where (a) such disclosure is required or requested by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, by the rules of any stock exchange on which the shares or other securities of any of the Parties or their Affiliates are listed, by the laws or regulations of any country with jurisdiction over the affairs of any Affiliates of any Party, or with the prior written consent of the Seller and the Buyer, or (b) the Servicer or the Sub-Servicer is advised by its counsel that such disclosure is required by law, regulation or the rules of any supervisory or regulatory agency to which it is subject. Once the Seller and the Buyer have granted consent, the Servicer or the Sub-Servicer is permitted to provide such Confidential Information to such requesting party to the full extent of the permission until such time as the Seller or the Buyer

37

sends written notice requesting the Servicer or the Sub-Servicer no longer divulge confidential information.

Section 8.06    Intention of the Parties.

It is the intention of the parties that the Buyer is conveying, and the Servicer and the Sub-Servicer are receiving, only a contract for servicing the Loans. Accordingly, the parties hereby acknowledge that, subject to the terms and conditions hereof and the Master Contract, the Buyer remains the sole and absolute owner of the Loans and all rights related thereto and nothing herein shall be deemed or construed to create a partnership or joint venture between the parties hereto and the Servicer’s services and Sub-Servicer’s services are rendered as an independent contractor and not as an agent for the Buyer.

Section 8.07    Successors and Assigns.

This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Buyer, the Servicer and the Sub-Servicer and the respective permitted successors and assigns of each.

Section 8.08    Waivers.

The Buyer may waive (which waiver must be in writing) any default by the Servicer or the Sub-Servicer in the performance of its obligations hereunder and its consequences. The Servicer may waive (which waiver must be in writing) any default by the Sub-Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 8.09    Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 8.10    Reproduction of Documents.

This Agreement and all documents relating hereto, including (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

38

Section 8.11    Further Agreements.

The Seller, the Buyer, the Servicer and the Sub-Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 8.12    Amendment.

This Agreement may be amended from time to time by the parties hereto, but only by written instrument signed by the parties hereto.

Section 8.13    Effect of Amendment and Restatement.

From and after the date hereof, the Original Agreement shall be amended, restated and superseded in its entirety by this Agreement.

Section 8.14    Joint and Several Seller Obligations.

Each Seller hereby acknowledges and agrees that (i) each Seller shall be jointly and severally liable to the Servicer and Sub-Servicer to the maximum extent permitted by Law for all obligations and liabilities of the Sellers to the Servicer and Sub-Servicer arising under or in connection with this Agreement (the “Seller Obligations”), (ii) the liability of each Seller (A) shall be absolute and unconditional and shall remain in full force and effect (or be reinstated) until all Seller Obligations shall have been paid in full, and (B) until such payment has been made, shall not be discharged, affected, modified or impaired on the occurrence from time to time of any event, including any of the following, whether or not with notice to or the consent of each Seller, (1) the waiver, compromise, settlement, release, termination or amendment (including any extension or postponement of the time for payment or performance) of any of the Seller Obligations, or (2) to the extent permitted by Law, any other event, occurrence, action or circumstance that would, in the absence of this Section 8.12, result in the release or discharge of any or both Sellers from the performance or observance of any Seller Obligation, (iii) each Seller expressly agrees that, notwithstanding the occurrence of any of the foregoing, each Seller shall be and remain directly and primarily liable for all sums due under this Agreement, and (iv) when making any demand hereunder against the Seller, the Servicer or Sub-Servicer, as applicable, may, but shall be under no obligation to, make a similar demand on the other Seller, and any failure by Servicer or Sub-Servicer to make any such demand or to collect any payments from the other Seller, or any release of the other Seller, shall not relieve any Seller in respect of which a demand or collection is not made or Seller not so released of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Servicer and Sub-Servicer against the Sellers.

[Signatures on the Following Pages]

39

IN WITNESS WHEREOF, the Seller, the Buyer, the Servicer and Sub-Servicer the have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

STARWOOD PROPERTY MORTGAGE
SUB-2, L.L.C.
(Seller)

By:	/s/ Andrew J. Sossen
Name:	Andrew J. Sossen
Title:	Authorized Signatory

STARWOOD PROPERTY MORTGAGE
SUB-2-A, L.L.C.
(Seller)

By:	/s/ Andrew J. Sossen
Name:	Andrew J. Sossen
Title:	Authorized Signatory

Amended and Restated Servicing and Sub-Servicing Agreement

WELLS FARGO BANK, NATIONAL
ASSOCIATION
(Buyer)

By:	/s/ H. Lee Goins, III
Name:	H. Lee Goins, III
Title:	Managing Director

WELLS FARGO BANK, NATIONAL
ASSOCIATION
(Servicer)

By:
Name:
Title:

Amended and Restated Servicing and Sub-Servicing Agreement

WELLS FARGO BANK, NATIONAL
ASSOCIATION
(Buyer)

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL
ASSOCIATION
(Servicer)

By:	/s/ Joseph Newell III
Name:	Joseph Newell III
Title:	Vice President

Amended and Restated Servicing and Sub-Servicing Agreement

SPT MANAGEMENT, LLC
(Sub-Servicer)

By:	/s/ Andrew J. Sossen
Name:	Andrew J. Sossen
Title:	Authorized Signature

Amended and Restated Servicing and Sub-Servicing Agreement

EXHIBIT A

THE LOANS

•                                          Mortgage Loan made by Starwood Property Mortgage, L.L.C., a Delaware limited liability company (“Original Lender”) to HFI Acquisitions Company LLC, a Delaware limited liability company (“Borrower”) in the original principal amount of $73,350,000, as assigned by Original Lender to Starwood Property Mortgage Sub-2, L.L.C., a Delaware limited liability company (“Seller”), and secured by seventeen (17) properties located in Virginia, Florida, Maryland, Georgia and North Carolina.

A-1

EXHIBIT B

CRITICAL TO BOARD

1.                                      Promissory Note or Mezzanine Promissory Note (as applicable)

2.                                      Participation Certificate (if applicable)

3.                                      Loan Agreement (if applicable)

4.                                      Mortgage/Deed of Trust (if applicable)

5.                                      Pledge Agreement (if applicable)

6.                                      Cash Management Agreement (if applicable)

7.                                      Membership Interest / Stock Certificates (if applicable)

8.                                      Insurance Certificates

9.                                      Legal Description

10.                               Reserve Agreement, if applicable

11.                               Post Closing Obligations, if applicable

12.                               Closing Worksheet/Escrow Summary (Exhibit II)—to include property address and borrower contact information: name, address, phone, fax and email address if available

13.                               Borrower Tax ID

14.                               PIP Schedule (if applicable)

15.                               Interest Rate Cap Agreement (if applicable)

16.                               Approved Operating Budget (if applicable)

17.                               Ground Lease (if applicable)

18.                               Co-Lender, Intercreditor Agreement or Participation Agreement (if applicable)

B-1

EXHIBIT C

MONTHLY REMITTANCE REPORT

Wachovia – Lender Name – Investor #

Determination Date:	MM/DD/YYYY
Report Date:	MM/DD/YYYY
Remittance Date:	MM/DD/YYYY

Investor		Borrower			Beg				Current	Next Int	Service	Net	Service	Net	Other	Total	End		Accrual	Int Rate	Note	Maturity
#	Loan #	Name	Property Name	Due Date	Balance	P&I	Principal	Interest	Int Rate	Rate	Fee Rate	Yield	Fee	Interest	Fees	Remit	Balance	Days	Method	Type	Date	Date	Variance	Notes

Count:	0				0.00	0.00	0.00	0.00					0.00	0.00	0.00	0.00	0.00

C-1

EXHIBIT J

FORM OF FUTURE FUNDING CONFIRMATION

[    ] [  ], 20[  ]

Wells Fargo Bank, N.A.

One Wells Fargo Center

301 South College Street

MAC D1053-125, 12th Floor

Charlotte, North Carolina 28202

Attention:  Karen Whittlesey

Re: Third Amended and Restated Master Repurchase and Securities Contract dated as of October 23, 2014 (as amended, restated, supplemented or otherwise modified and in effect from time to time the “Agreement”), between Starwood Property Mortgage Sub-2, L.L.C. (“Seller 2”), Starwood Property Mortgage Sub-2-A, L.L.C. (“Seller 2-A” and, together with Seller 2, the “Seller”), and Wells Fargo Bank, N.A. (“Buyer”)

Ladies and Gentlemen:

This is a Future Funding Confirmation (as this and other terms used but not defined herein are defined in the Agreement) executed and delivered by [Seller 2] [Seller 2-A]and Buyer pursuant to Section 3.10 of the Agreement. [Seller 2] [Seller 2-A]and Buyer hereby confirm and agree that as of the Future Funding Date and upon the other terms specified below, Buyer shall advance funds to Seller, or at the request of Seller, to the borrower identified below related to the Purchased Assets identified below.

Seller (please select):	[Seller 2] [Seller 2-A]

Related Purchased Asset:

Market Value:	$

Applicable Percentage:	%

Maximum Applicable Percentage:	%

Purchased Asset Documents:	As described in Appendix 1 hereto

Future Funding Date:	[ ] [ ], 20[ ]

Outstanding principal balance

prior to future advance:	$

Future advance amount to Underlying Obligor:	$

Outstanding principal balance after future advance:	$

Purchase Price prior to Future Funding Amount:	$

Purchase Price after Future Funding Amount:	$

Future Funding Amount:	$

Borrower:

Seller hereby certifies as follows, on and as of the above Future Funding Date with respect to the Purchased Asset described in this Confirmation:

1.                                      All of the conditions precedent in Section 3.10 of the Agreement have been satisfied.

2.                                      Except as specified in Appendix 1 hereto, Seller will make all of the representations and warranties contained in the Agreement (including Schedule 1 to the Agreement as applicable to the Class of such Asset) that it can make with respect to such Asset.

Seller:

[STARWOOD PROPERTY MORTGAGE SUB-2, L.L.C.]

[STARWOOD PROPERTY MORTGAGE SUB-2-A, L.L.C.]

By:
Name:
Title:

Buyer:

Acknowledged and Agreed:

Wells Fargo Bank, N.A.
By:
Name:
Title:

Appendix 1

Exceptions to Representations and Warranties

EXHIBIT K

FORM OF CERTIFICATE OF RESPONSIBLE OFFICER OF
[STARWOOD PROPERTY MORTGAGE SUB-2, L.L.C.] [STARWOOD PROPERTY
MORTGAGE SUB-2, L.L.C.]

October 23, 2014

Wells Fargo Bank, National Association

One Wells Fargo Center

301 South College Street

MAC D1053-160, 16th Floor

Charlotte, North Carolina 28202

Re:                             Third Amended and Restated Master Repurchase and Securities Contract dated as of October 23, 2014 (as amended, restated, supplemented or otherwise modified and in effect from time to time the “Agreement”) among Starwood Property Mortgage Sub-2, L.L.C. [(“Seller”)], Starwood Property Mortgage Sub-2-A, L.L.C. [(“Seller”)] and Wells Fargo Bank, National Association (“Buyer”)

Ladies and Gentlemen:

The undersigned, in his capacity as Responsible Officer (as such term is defined in the Agreement) of Seller, certifies the following to Buyer on behalf of Seller in accordance with Section 6.01(a) of the Agreement:

(b)                                 the representations and warranties contained in Article 7 of the Agreement are true and correct on and as of the date of this certificate;

(c)                                  no Default or Event of Default exists or would result from the execution or performance of the Agreement; and

(d)                                 there has occurred since October 23, 2014, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

[Signature Page Follows]

RESPONSIBLE OFFICER:

Name:
Title:

EXHIBIT L

FORM OF CUSTODIAL AGREEMENT

See attached.

Execution Copy

AMENDED AND RESTATED CUSTODIAL AGREEMENT

among

WELLS FARGO BANK, N.A.,

as Buyer,

STARWOOD PROPERTY MORTGAGE SUB-2, L.L.C.,

STARWOOD PROPERTY MORTGAGE SUB-2-A, L.L.C.,

as Seller,

and

WELLS FARGO BANK, N.A.,

as Custodian

Dated as of February 28, 2011

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

Section 1.01	Defined Terms	2
Section 1.02	General Interpretative Principles	4

ARTICLE II

DELIVERY OF MORTGAGE ASSET FILE

Section 2.01	Delivery	4

ARTICLE III

ASSET SCHEDULE AND EXCEPTION REPORT; TRUST RECEIPT

Section 3.01	Asset Schedule and Exception Report; Trust Receipt	11
Section 3.02	Custodian	12
Section 3.03	Discrepancies	12

ARTICLE IV

OBLIGATIONS OF CUSTODIAN

Section 4.01	Custody	13
Section 4.02	Obligations	13
Section 4.03	Levy, Attachment and Other Court Orders	13
Section 4.04	Pledge or Rehypothecation	13

ARTICLE V

RELEASE OF MORTGAGE ASSET FILES

Section 5.01	Release of Documentation	14
Section 5.02	Release of Mortgage Asset File and Documentation	15
Section 5.03	Release to Third-Party	15
Section 5.04	Other Release	16
Section 5.05	Notification by Buyer	16
Section 5.06	Tracking	16
Section 5.07	Method of Shipment	16

i

ARTICLE VI

FEES AND EXPENSES OF CUSTODIAN

Section 6.01	Fees	16

ARTICLE VII

REMOVAL OR RESIGNATION OF CUSTODIAN

Section 7.01	Resignation	17
Section 7.02	Removal and Discharge	17
Section 7.03	Successor	17

ARTICLE VIII

EXAMINATION OF FILES, BOOKS AND RECORDS

Section 8.01	Examination	18

ARTICLE IX

INSURANCE

Section 9.01	Insurance	18

ARTICLE X

REPRESENTATIONS AND WARRANTIES

Section 10.01	Custodian Representations and Warranties	19
Section 10.02	Seller Representations and Warranties	20

ARTICLE XI

MISCELLANEOUS

Section 11.01	No Adverse Interest	21
Section 11.02	Indemnification	21
Section 11.03	Reliance of Custodian	22
Section 11.04	Term of Agreement	23
Section 11.05	Notices	23
Section 11.06	Governing Law	24
Section 11.07	Authorized Representatives	24
Section 11.08	Amendment	24
Section 11.09	Cumulative Rights	24

ii

Section 11.10	Assignment; Binding Upon Successors	24
Section 11.11	Entire Agreement; Severability	25
Section 11.12	Execution in Counterparts	25
Section 11.13	Tax Reports	25
Section 11.14	Assignment by Buyer	25
Section 11.15	SUBMISSION TO JURISDICTION; WAIVERS	25
Section 11.16	Confidentiality	26
Section 11.17	Effect of Amendment and Restatement	26

Annex 1	Form of Mortgage Asset File Checklist
Annex 2	Trust Receipt
Annex 3	[Reserved]
Annex 4	Review Procedures
Annex 5-A	Request For Release And Receipt
Annex 5-B	Form of Request For Release of Documents And Receipt
Annex 5-C	Request For Release
Annex 6	Authorized Representatives of Buyer
Annex 7	Authorized Representatives of Seller
Annex 8	Authorized Representatives of Custodian
Annex 9	Form of Lost Note Affidavit/Assignment of Mortgage
Annex 10	Form of Transmittal & Bailment Letter
Annex 11	Form of Bailee Agreement

iii

AMENDED AND RESTATED CUSTODIAL AGREEMENT

This AMENDED AND RESTATED CUSTODIAL AGREEMENT, dated as of February 28, 2011 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”) is made by and among:

(i)                                     WELLS FARGO BANK, N.A., a national banking association (including its successors in interest, “Buyer”)

(ii)                                  STARWOOD PROPERTY MORTGAGE SUB-2, L.L.C., a Delaware limited liability company (“Original Seller”), and STARWOOD PROPERTY MORTGAGE SUB-2-A, L.L.C., a Delaware limited liability company (“New Seller”, and together with Original Seller individually and collectively, including each of their successors in interest, “Seller”); and

(iii)                               WELLS FARGO BANK, N.A., as custodian for Buyer pursuant to this Agreement (in such capacity, including its successors in interest and any successor Custodian as permitted hereunder, “Custodian”).

RECITALS

Original Seller and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of August 6, 2010 (as amended, the “Original Repurchase Agreement”), pursuant to which Buyer agreed, subject to the terms and conditions of the Original Repurchase Agreement, that Buyer may from time to time enter into one or more Transactions consisting of a purchase by Buyer from Original Seller of certain Purchased Assets and the subsequent repurchase by Original Seller from Buyer of such Purchased Assets.

Original Seller, Buyer and Custodian are parties to that certain Custodial Agreement, dated as of August 6, 2010 (the “Original Custodial Agreement”), providing for the appointment of Custodian as custodian thereunder.

Pursuant to that certain Amended and Restated Master Repurchase and Securities Contract, dated as of the date hereof (as amended, restated, supplement or otherwise modified from time to time, the “Repurchase Agreement”), among Original Seller, New Seller and Buyer, Original Seller and Buyer have agreed to amend and restate the Original Repurchase Agreement so as to join New Seller as an additional Seller thereunder, jointly and severally with Original Seller.

It is a condition precedent to the effectiveness of the Repurchase Agreement that the parties hereto execute and deliver this Agreement to amend and restate the Original Custodial Agreement in its entirety and to provide for the appointment of Custodian as custodian hereunder. Accordingly, the parties hereto agree as follows:

1

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. Unless otherwise defined herein, capitalized terms used herein and defined in the Repurchase Agreement shall have the respective meanings given them in the Repurchase Agreement, and the following terms shall have the following meanings:

“Asset Detail Report”: A report generated in written or electronic format by Custodian containing a list of the Purchased Assets held by it under this Agreement from time to time.

“Asset Schedule and Exception Report”: With respect to any Mortgage Asset File, (1) the Mortgage Asset Schedule; (2) an inventory report listing each of the documents in the Mortgage Asset File being held by Custodian for the benefit of Buyer in respect thereof; and (3) a list of codes identifying all Exceptions related thereto. Each Asset Schedule and Exception Report shall set forth (a) the Purchased Assets being sold to Buyer on any applicable Purchase Date as well as the Purchased Assets previously sold to Buyer and held by Custodian hereunder, (b) all Exceptions with respect thereto, with any updates thereto from the time last delivered, (c) upon a Request for Release from Seller pursuant to Section 5.03 hereof, shipping information, including airbill number and name and address and (d) the number of days elapsed since the date of shipment referred to in clause (c).

“Authorized Representative”: The meaning specified in Section 11.07 of this Agreement.

“Bailee Agreement”: An agreement substantially in the form attached hereto as Annex 11, delivered by Bailee to Buyer and Custodian with respect to each Wet Mortgage Asset in accordance with the terms hereof and of Section 3.01 of the Repurchase Agreement.

“Business Day”: Any day other than (i) a Saturday or Sunday or (ii) a day on which banks in the State of New York (or state in which any of Seller, Custodian or Buyer is located) is authorized or obligated by law or executive order to be closed.

“Buyer”: The meaning specified in the preamble to this Agreement.

“Custodial Delivery Failure”: The meaning specified in Section 11.02(b).

“Custodian”: The meaning specified in the preamble to this Agreement.

“Electronic Transmission”: The delivery of information in an electronic format acceptable to the applicable recipient thereof.

“Exception”: (i) With respect to any Purchased Asset, any variance from the applicable delivery requirements of Section 2.01 hereof with respect to the related Mortgage Asset File (giving effect to Seller’s right to deliver certified copies in lieu of original documents in certain circumstances), including any variance from the documents purported to be delivered in any related Mortgage Asset File Checklist or (ii) any Mortgage Loan Document which has

2

been released from the possession of Custodian for a period in excess of twenty (20) calendar days.

“Lost Note Affidavit”: The meaning specified in Section 11.02(b).

“Mortgage Asset Documents”: With respect to a Purchased Asset, the documents comprising the Mortgage Asset File for such Purchased Asset.

“Mortgage Asset File”: As to each Purchased Asset, those documents listed in the applicable subsection of Section 2.01 that are required to be delivered to Custodian or which at any time come into the possession of Custodian.

“Mortgage Asset File Checklist”: As to each Purchased Asset, a document checklist substantially in the form attached as Annex 1 hereto.

“Mortgage Asset Schedule”: With respect to any Mortgage Asset File, a list of the related Purchased Assets, which list shall specify standard loan information including the loan number, loan amount, and borrower name.

“Originator”: With respect to each Purchased Asset, the Person who originated or issued, as applicable, such Purchased Asset.

“Participation Agreement”: With respect to any Junior Interest, Mezzanine Participation Interest or Senior Interest, the participation agreement or similar agreement under which such Junior Interest, Mezzanine Participation Interest or Senior Interest was created, if any.

“Pledge Agreement”: With respect to any Mezzanine Loan, any pledge agreement or similar instrument, creating in favor of Seller a security interest in all of the Capital Stock of the borrower under such Mezzanine Loan.

“Pledged Stock”: The Capital Stock of the borrower under a Mezzanine Loan in which Seller has a security interest pursuant to the related Pledge Agreement.

“Repurchase Agreement”: The meaning specified in the Recitals.

“Request for Release”: A request of Seller in the form of Annex 5-C hereto.

“Request for Release and Receipt”: A request of Seller in the form of Annex 5-A hereto.

“Request for Release of Documents and Receipt”: A request of Seller in the form of Annex 5-B hereto.

“Review Procedures”: The procedures set forth on Annex 4 hereto.

“Security Agreement”: With respect to any Purchased Asset, any security agreement, chattel mortgage or equivalent instrument, whether contained in the related Mortgage

3

or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Purchased Asset.

“Transmittal Letter” shall mean the Transmittal and Bailment Letter in the form of Annex 10 hereto.

“Trust Receipt”: A trust receipt in the form annexed hereto as Annex 2 delivered to Buyer by Custodian covering all of the Purchased Assets subject to this Agreement from time to time, as reflected on the Asset Schedule and Exception Report attached thereto in accordance with Section 3.02.

“UCC”: The Uniform Commercial Code in effect in the applicable jurisdiction.

Section 1.02 General Interpretative Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)                                 accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect from time to time;

(c)                                  references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)                                 reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)                                  the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision

(f)                                   the term “include” or “including” shall mean without limitation by reason of enumeration; and

(g)                                  the headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

ARTICLE II

DELIVERY OF MORTGAGE ASSET FILE

Section 2.01 Delivery. With respect to each Purchased Asset proposed to be purchased under the Repurchase Agreement, Seller shall deliver to Custodian, in accordance with the required delivery times set forth in Section 3.01 hereof, the following documents, as

4

applicable to the respective Class of such Purchased Asset, each of which documents shall be identified in the related Mortgage Asset File Checklist delivered in advance to Custodian:

(a)                                 With respect to each Whole Loan

(i)                                     the original executed Mortgage Note relating to such Whole Loan, which Mortgage Note shall (A) be endorsed (either on the face thereof or pursuant to a separate allonge) by the most recent endorsee prior to Seller, without recourse, to the order of Seller and further reflect a complete, unbroken chain of endorsement from the related Originator to Seller and (B) be accompanied by a separate allonge pursuant to which Seller has endorsed such Mortgage Note, without recourse, in blank;

(ii)                                  true and correct copies of each Mortgage, each with evidence of recording, as well as any related loan agreement, intercreditor agreement, co-lender agreement, environmental indemnity agreement, guarantee agreement, letter of credit, lockbox agreement, cash management agreement, construction contract (if any) and all other material documents (including, without limitation, opinions of counsel) or agreements, relating to such Whole Loan or affecting the rights (including, without limitation, the security interests) of any holder thereof;

(iii)                               as applicable, true and correct copies of any assignment, assumption, modification, consolidation or extension made prior to the related Purchase Date in respect of the Mortgage Note or any document or agreement referred to in clause (ii) above, in each case, if the document or agreement being assigned, assumed, modified, consolidated or extended is recordable, with evidence of recording thereon (unless the particular item has not been returned from the applicable recording office);

(iv)                              as applicable, an original assignment of each agreement referred to in clause (ii) above, in recordable form if the agreement being assigned is a recordable document, executed in blank by Seller;

(v)                                 copies of all UCC financing statements filed in respect of such Whole Loan prior to the related Purchase Date, including all amendments and assignments related thereto, if any, in each case with evidence of filing in the applicable jurisdiction indicated thereon;

(vi)                              an original assignment of each UCC financing statement filed in respect of such Whole Loan prepared in blank, in form suitable for filing;

(vii)                           the related original omnibus assignment, if any, executed in blank;

(viii)                        a copy of the related lender’s title insurance policy (provided that any Exception to this item shall note whether the related Mortgage Asset File includes a “marked-up” commitment for title insurance marked as binding and countersigned or evidenced as binding by an escrow letter or closing instructions);

(ix)                              a copy of a survey of the related Underlying Mortgaged Property, together with the surveyor’s certificate thereon;

5

(x)                                 a copy of any power of attorney relating to such Whole Loan;

(xi)                              a copy of any Ground Lease and/or Ground Lease estoppels relating to the related Underlying Mortgaged Property;

(xii)                           any additional documents identified on the related Mortgage Asset File Checklist delivered to Custodian in accordance with Section 3.01(a) hereof; and

(xiii)                        any additional documents required to be added to the related Mortgage Asset File pursuant to this Agreement or the Repurchase Agreement.

(b)                                 With respect to each Junior Interest and each Senior Interest:

(i)                                     the original executed Junior Interest Note or Senior Interest Note relating to such interest, which Junior Interest Note or Senior Interest Note shall (A) with respect to any promissory note, be endorsed (either on the face thereof or pursuant to a separate allonge) by the most recent endorsee prior to Seller, without recourse, to the order of Seller and further reflect a complete, unbroken chain of endorsement from the related Originator to Seller and be accompanied by a separate allonge pursuant to which Seller has endorsed such Junior Interest Note or Senior Interest Note, without recourse, in blank or (B) with respect to any participation interest, endorsed by the most recent endorsee prior to Seller, without recourse, to the order of Seller and further reflect a complete, unbroken chain of endorsement from the original participation holder to Seller and be endorsed by Seller, without recourse, in blank;

(ii)                                  true and correct copies of the related intercreditor agreement, if any, and all other material documents (including, without limitation, opinions of counsel) or agreements relating to the creation or issuance of such Junior Interest or Senior Interest or affecting the rights (including, without limitation, the security interests) of any holder thereof, if any;

(iii)                               as applicable, true and correct copies of any assignment, assumption, modification, consolidation or extension made prior to the Purchase Date in respect of such Junior Interest or Senior Interest or any document or agreement referred to in clause (ii) above, in each case, if the document or agreement being assigned, assumed, modified, consolidated or extended is recordable, with evidence of recording thereon (unless the particular item has not been returned from the applicable recording office);

(iv)                              as applicable, an original assignment of each agreement referred to in clause (ii) above, in recordable form if the agreement being assigned is a recordable document, executed in blank by Seller;

(v)                                 copies of all UCC financing statements, if any, filed in respect of such Junior Interest or Senior Interest prior to the related Purchase Date, including all amendments and assignments related thereto, if any, in each case with evidence of filing in the applicable jurisdiction indicated thereon;

6

(vi)                              if applicable, an original assignment of each UCC financing statement filed in respect of such Junior Interest or Senior Interest, prepared in blank, in form suitable for filing;

(vii)                           the related original omnibus assignment, if any, executed in blank;

(viii)                        a copy of the related lender’s title insurance policy (provided that any Exception to this item shall note whether the related Mortgage Asset File includes a “marked-up” commitment for title insurance marked as binding and countersigned or evidenced as binding by an escrow letter or closing instructions);

(ix)                              a survey of the related Underlying Mortgaged Property, together with the surveyor’s certificate thereon, to the extent in Seller’s possession;

(x)                                 if applicable, a copy of any power of attorney relating to such Junior Interest or Senior Interest;

(xi)                              a copy of any Ground Lease and/or Ground Lease estoppels relating to the related Underlying Mortgaged Property;

(xii)                           any additional documents identified on the related Mortgage Asset File Checklist delivered to Custodian in accordance with Section 3.01(a) hereof; and

(xiii)                        any additional documents required to be added to the related Mortgage Asset File pursuant to this Agreement or the Repurchase Agreement.

(c)                                  With respect to each Mezzanine Loan:

(i)                                     the original executed Mezzanine Note relating to such Mezzanine Loan, which Mezzanine Note shall (A) be endorsed (either on the face thereof or pursuant to a separate allonge) by the most recent endorsee prior to the applicable Seller, without recourse, to the order of such Seller and further reflect a complete, unbroken chain of endorsement from the related Originator to such Seller and (B) be accompanied by a separate allonge pursuant to which such Seller has endorsed such Note, without recourse, in blank;

(ii)                                  true and correct copies of the related intercreditor agreement and the related Pledge Agreement and all other material documents (including, without limitation, opinions of counsel) or agreements relating to such Mezzanine Loan or affecting the rights (including, without limitation, the security interests) of any holder thereof;

(iii)                               as applicable, true and correct copies of any assignment, assumption, modification, consolidation or extension made prior to the related Purchase Date in respect of such Mezzanine Note or any document or agreement referred to in clause (ii) above, in each case, if the document or agreement being assigned, assumed, modified, consolidated or extended is recordable, with evidence of recording thereon (unless the particular item has not been returned from the applicable recording office);

7

(iv)                              as applicable, an original assignment of each agreement referred to in clause (ii) above, in recordable form if the agreement being assigned is a recordable document, executed in blank by the applicable Seller;

(v)                                 each original certificate, if any, representing the related Pledged Stock, together with an undated stock power covering each such certificate, duly executed in blank;

(vi)                              copies of all UCC financing statements filed in respect of such Mezzanine Loan prior to the related Purchase Date, including all amendments and assignments related thereto, if any, in each case with evidence of filing in the applicable jurisdiction indicated thereon;

(vii)                           an original assignment of each UCC financing statement filed in respect of such Mezzanine Loan, prepared in blank, in form suitable for filing;

(viii)                        the related original omnibus assignment, if any, executed in blank;

(ix)                              the original Eagle 9 insurance policy (provided that any Exception to this item shall note whether the related Mortgage Asset File includes a “marked up” commitment marked as binding and countersigned or evidenced as binding by an escrow letter or closing instructions), if any, together with a mezzanine endorsement, if any, and date down to owner’s policy, if any;

(x)                                 any additional documents identified on the related Mortgage Asset File Checklist delivered to Custodian in accordance with Section 3.01(a) hereof; and

(xi)                              any additional documents required to be added to the related Mortgage Asset File pursuant to this Agreement or the Repurchase Agreement.

(d)                                 With respect to each Mezzanine Participation Interest:

(i)                                     the original executed Mezzanine Participation Certificate related to such Mezzanine Participation Interest, endorsed by the most recent endorsee prior to Seller, without recourse, to the order of Seller and further reflecting a complete, unbroken chain of endorsement from the original participation holder to Seller and be endorsed by Seller, without recourse, in blank;

(ii)                                  true and correct copies of all other material documents (including, without limitation, opinions of counsel) or agreements relating to the creation or issuance of such Mezzanine Participation Interest or affecting the rights (including, without limitation, the security interests) of any holder thereof;

(iii)                               as applicable, true and correct copies of any assignment, assumption, modification, consolidation or extension made prior to the Purchase Date in respect of such Mezzanine Participation Certificate or any document or agreement referred to in clause (ii) above, in each case, if the document or agreement being assigned, assumed,

8

modified, consolidated or extended is recordable, with evidence of recording thereon (unless the particular item has not been returned from the applicable recording office);

(iv)                              as applicable, an original assignment of each agreement referred to in clause (ii) above, in recordable form if the agreement being assigned is a recordable document, executed in blank by the Seller;

(v)                                 copies of all UCC financing statements filed in respect of such Mezzanine Participation Interest prior to the related Purchase Date, if any, including all amendments and assignments related thereto, if any, in each case with evidence of filing in the applicable jurisdiction indicated thereon;

(vi)                              an original assignment of each UCC financing statement filed in respect of such Mezzanine Participation Interest, if any, prepared in blank, in form suitable for filing;

(vii)                           the related original omnibus assignment, if any, executed in blank;

(viii)                        a copy of the related lender’s title insurance policy (provided that any Exception to this item shall note whether the related Mortgage Asset File includes a “marked-up” commitment for title insurance marked as binding and countersigned or evidenced as binding by an escrow letter or closing instructions);

(ix)                              a copy of a survey, if applicable, of the related Underlying Mortgaged Property, together with the surveyor’s certificate thereon;

(x)                                 a copy of any power of attorney relating to such Mezzanine Participation Interest;

(xi)                              a copy of any Ground Lease and/or Ground Lease estoppels relating to the related Underlying Mortgaged Property;

(xii)                           a copy of each Release Letter relating to such Mezzanine Participation Interest;

(xiii)                        any additional documents identified on the related Mortgage Asset File Checklist delivered to Custodian in accordance with Section 3.01(a) hereof; and

(xiv)                       any additional documents required to be added to the related Mortgage Asset File pursuant to this Agreement or the Repurchase Agreement.

To the extent required to be recorded, the original assignments required to be delivered pursuant to Section 2.01(a) — (d) above may be in the form of one or more instruments in recordable form in any applicable filing offices. Each of the documents referred to in Section 2.01(a) — (d) shall be executed, as applicable, by all relevant Persons.

9

(e)                                  With respect to each Mortgage Asset File:

(i)                                     From time to time, Seller shall forward to Custodian additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of the related Purchased Asset approved by Seller, in accordance with the terms of the Repurchase Agreement, and upon receipt of any such other documents, Custodian shall hold such other documents as Buyer shall request from time to time.

(ii)                                  With respect to any Mortgage Asset File, if Seller cannot deliver, or cause to be delivered, any of the documents and/or instruments required to be delivered to Custodian pursuant to Section 2.01(a) - (d) of this Agreement at the time they are required to be delivered, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements set forth in the Repurchase Agreement and Section 2 of this Agreement shall be deemed to have been satisfied as to such non-delivered document or instrument if an unrecorded copy of such non-delivered document or instrument (certified by Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to Custodian on or before the date on which such original is required to be delivered, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording thereon, is delivered to Custodian within ninety (90) days of the related Purchase Date.

(iii)                               Any additional documentation delivered to Custodian pursuant to this Section 2.01(d) shall be preceded or accompanied by a Mortgage Asset File Checklist duly completed by Seller. Within three (3) Business Days after receipt by Custodian of any such additional documentation, Custodian shall deliver to Buyer, with a copy to Seller, an updated Asset Schedule and Exception Report with respect to the related Purchased Assets.

(f)                                   With respect to each Wet Mortgage Asset:

(i)                                     Pursuant to Section 3.01(h) of the Repurchase Agreement, with respect to each Wet Mortgage Asset, Seller shall cause Bailee, by not later than 12:00 p.m. noon (New York City time) on the related Purchase Date for each such Wet Mortgage Asset, to send to Custodian and Buyer, via Electronic Transmission, a signed PDF copy of the Bailee Agreement.

(ii)                                  No later than five (5) Business Days following the applicable Purchase Date, for any Wet Mortgage Asset, Seller shall deliver, or cause Bailee to deliver, to Custodian the Mortgage Asset File with respect to such Wet Mortgage Asset.

10

ARTICLE III

ASSET SCHEDULE AND EXCEPTION REPORT; TRUST RECEIPT

Section 3.01 Asset Schedule and Exception Report; Trust Receipt.

(a)                                 On or before the Business Day prior to delivery to Custodian or Bailee, as applicable, of any Mortgage Asset Documents, Seller shall deliver to Custodian, via Electronic Transmission, the related Mortgage Asset File Checklist and Mortgage Asset Schedule. In the case of any Transaction that is not a Wet Funding, Seller shall deliver the Mortgage Asset Documents to Custodian one (1) Business Day prior to the Purchase Date. In the case of any Transaction that is a Wet Funding, Seller shall (i) no later than 12:00 noon (New York City time) on the Purchase Date, deliver or cause Bailee to deliver to Custodian and Buyer by Electronic Transmission, PDF copies of the Mortgage Asset Documents and (ii) deliver or cause Bailee to deliver the original Mortgage Asset Documents to Custodian no later than 5:00 p.m., New York City time, on the fifth (5th) Business Days after the Purchase Date in accordance with Section 2.01(f)(ii) above. In the event Custodian has not received all documents required to be delivered pursuant to Section 2.01(f)(ii) with respect to a Wet Mortgage Asset on or before the fifth (5th) Business Day after the Purchase Date, Custodian shall immediately notify Buyer and Seller by Electronic Transmission.

(b)                                 Custodian shall deliver to Buyer, no later than 2:00 p.m. New York City time, on each Purchase Date, with a copy to Seller, a Trust Receipt in respect of all Purchased Assets (including Wet Mortgage Assets) sold to Buyer on such Purchase Date and any prior Purchase Date and held by Custodian hereunder, and shall deliver to Buyer (i) no later than 2:00 p.m. New York City time, on each Purchase Date, an Asset Schedule and Exception Report for Purchased Assets which are not Wet Mortgage Assets, and (ii) no later than 1:00 p.m. New York City time, on or before the tenth (10th) Business Day after the Purchase Date, an Asset Schedule and Exception Report for Purchased Assets which are Wet Mortgage Assets. Each Asset Schedule and Exception Report shall supersede and cancel the Asset Schedule and Exception Report previously delivered by Custodian to Buyer hereunder, and shall replace the then existing Asset Schedule and Exception Report and detailed listing of Wet Mortgage Assets to be attached to the Trust Receipt.

(c)                                  The delivery of each Asset Schedule and Exception Report to Buyer shall be Custodian’s representation that, other than the Exceptions listed as part of the Exception Report: (i) all documents required to be delivered in respect of each Purchased Asset pursuant to Article II of this Agreement have been delivered and are in the possession of Custodian as part of the Mortgage Asset File for such Purchased Asset, (ii) Custodian is holding each Purchased Asset identified on the Asset Schedule and Exception Report, pursuant to this Agreement, as the bailee of and custodian for Buyer and/or its designees and (iii) all such documents have been reviewed by Custodian and (A) appear on their face to be regular (handwritten additions, changes or corrections shall not constitute irregularities if initialed by Seller), (B) have been executed, (C) relate to such Purchased Asset and (iv) satisfy the requirements set forth in Section 2.01 of this Agreement and the Review Procedures set forth in Annex 4 attached hereto. In no event shall Custodian list any Purchased Asset on an Asset Schedule and Exception Report if Custodian has not yet reviewed the related Mortgage Asset File.

11

(d)                                 During the term of this Agreement, Custodian shall forward to Buyer, with a copy to Seller and the respective Servicers and such other parties (not to exceed three) as may be designated in writing by Buyer or Seller, an Asset Detail Report (or an update of any such Asset Detail Report previously requested and delivered hereunder) for each Purchased Asset subject to this Agreement and an updated or amended Asset Schedule and Exception Report (or an update of any such Asset Schedule and Exception Report previously requested and delivered hereunder) setting forth the Exceptions for any individual Purchased Asset, any group of Purchased Assets or for all of the Purchased Assets, as the case may be, for which Custodian holds a Mortgage Asset File pursuant to this Agreement (i) on the 10th day of each month, or if such day is not a Business Day, the next succeeding Business Day, and (ii) promptly upon written request of Buyer.

(e)                                  Upon Custodian’s receipt of written direction of Buyer, Custodian shall promptly submit for recording and/or filing any assignments, instruments of transfer or other documents with respect to the related Purchased Asset. Seller shall be responsible for all reasonable out-of-pocket costs and expenses of Custodian associated with recording and/or filing of any such assignments, instruments of transfer or other documents with respect to the related Purchased Asset; provided, however, that if an Event of Default does not exist as of the date of any such recording and/or filing, Buyer shall be responsible for such costs and expenses.

(f)                                   In connection with a financing arrangement described in Section 4.04 of this Agreement and upon Custodian’s receipt of written direction of Buyer and the prior surrender by Buyer of the original Trust Receipt, Custodian shall deliver to Buyer a new Trust Receipt.

Section 3.02 Custodian. Custodian has no duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Purchased Assets delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, Custodian shall not have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction or whether a blanket assignment is permitted in any applicable jurisdiction. Custodian shall hold any letter of credit in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such letter of credit. The Exceptions shall be set forth with particularity in the Asset Schedule and Exception Report, especially as regards the nature of the defective or missing document or the lack of evidence of recordation.

Section 3.03 Discrepancies. Notwithstanding anything to the contrary set forth herein, in the event that the Asset Schedule and Exception Report attached to the Trust Receipt is different from the most recently delivered Asset Schedule and Exception Report, then the most recently delivered Asset Schedule and Exception Report shall control and be binding upon the parties hereto.

12

ARTICLE IV

OBLIGATIONS OF CUSTODIAN

Section 4.01    Custody. Custodian shall maintain continuous custody of all items constituting the Mortgage Asset Files in secure facilities in accordance with customary standards for such custody and shall reflect in its records the interest of Buyer therein. Each Mortgage Note (and Assignment of Mortgage) shall be maintained in fire resistant facilities.

Section 4.02    Obligations. With respect to the documents constituting each Mortgage Asset File held pursuant to this Agreement, Custodian shall (i) act exclusively as the bailee of, and custodian for, Buyer, (ii) hold all documents constituting such Mortgage Asset File received by it for the exclusive use and benefit of Buyer, and (iii) make disposition thereof only in accordance with the terms of this Agreement and the Buyer’s written instructions; provided, however, that in the event of a conflict between the terms of this Agreement and the written instructions of Buyer, Buyer’s written instructions shall control with respect to Custodian and the actions of Custodian, but as between Buyer and Seller, the Repurchase Agreement shall govern and control.

Section 4.03    Levy, Attachment and Other Court Orders. In the event that (i) Seller, Buyer or Custodian shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Mortgage Asset File or any document included within a Mortgage Asset File or (ii) a third party shall institute any court proceeding by which any Mortgage Asset File or a document included within a Mortgage Asset File shall be required to be delivered otherwise than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement copies of all court papers, orders, documents and other materials concerning such proceedings. Custodian shall, to the extent permitted by law, continue to hold and maintain all the Mortgage Asset Files that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, Custodian shall dispose of such Mortgage Asset File or any document included within such Mortgage Asset File as directed by Buyer in a written communication to Custodian (with a copy to Seller) which shall give a direction consistent with such determination. Expenses of Custodian incurred as a result of such proceedings shall be borne by Seller other than to the extent such proceeding, levy, attachment, writ or court order was the result of (i) a Financing Arrangement (as hereinafter defined) in which case the Buyer shall bear the cost of such expenses, or (ii) the result of the gross negligence or willful misconduct of Custodian, in which case the Custodian shall bear the cost of such expenses.

Section 4.04    Pledge or Rehypothecation. Each of Seller, Buyer and Custodian acknowledge and agree that Buyer may, subject to the terms and conditions of the Repurchase Agreement, finance one or more of the Purchased Assets that are held by Custodian pursuant to the terms of this Agreement by entering into financing arrangement or arrangements with respect to any such Purchased Assets pursuant to which Buyer shall sell, pledge, enter into a repurchase transaction or grant a security interest in, or otherwise rehypothecate one or more of the Purchased Assets (each, a “Financing Arrangement”); provided, however, that any such Financing Arrangement shall be expressly subject to Section 18.09 of the Repurchase

13

Agreement. In connection with any Financing Arrangement that so provides, Buyer may cause Custodian to issue Trust Receipts in the name of the financing party. The financing party shall accede to the rights and obligations hereunder of “Buyer” solely with respect to the Purchased Asset identified in such Trust Receipt, and, thereafter, all applicable references to Buyer herein shall be deemed to include its assignee or designee provided, however, that if the Trust Receipt is issued in the name of any person other than Buyer or its affiliates, then such holder and Custodian shall enter into a new custodial arrangement with respect to such Mortgage Asset promptly and in no event later than ninety (90) days following the date on which the Trust Receipt is re-issued; and provided, further, that if the holder and Custodian fail to agree on the terms of such replacement arrangement within such time, Custodian shall have the right to terminate the Agreement with respect to such Mortgage Asset and to release such Mortgage Asset and the related Mortgage Asset File in accordance with the written instructions of Buyer (with a copy to Seller) and such Mortgage Asset shall no longer be subject to this Agreement.

ARTICLE V

RELEASE OF MORTGAGE ASSET FILES

Section 5.01    Release of Documentation. From time to time until Custodian receives written notice from Buyer, which notice shall be given by Buyer only following the occurrence of a Default or an Event of Default and shall remain in effect until such time as Buyer delivers further notice to Custodian that the Default or Event of Default has been cured by Seller pursuant to the terms and provisions of the Repurchase Agreement, Custodian is hereby authorized upon receipt of written request of Seller, to release one or more Mortgage Asset Documents relating to the Purchased Assets in the possession of Custodian to Seller or its designee, for the purpose of correcting documentary deficiencies relating thereto against a Request for Release and Receipt executed by Seller in the form of Annex 5-A hereto. The preceding sentence authorizing release to Seller, or its designee, of Custodian’s Mortgage Asset Files shall be operative only to the extent that at any time Custodian shall not have released to Seller or its designee pursuant to this Section 5.01 or Section 5.02, five (5) or more Mortgage Asset Files pertaining to Purchased Assets at the time being held by Custodian on behalf of Buyer. Custodian shall promptly notify Buyer that it has released any Mortgage Asset Document to Seller or its designee. Seller or its designee shall hold each Mortgage Asset Document delivered to it pursuant to this Section 5.01 as bailee for Buyer. Seller or its designee shall return to Custodian each Mortgage Asset Document previously released from Custodian’s Mortgage Asset File within twenty (20) calendar days of receipt thereof, or such additional period of time as Buyer deems, in its sole and absolute discretion, necessary for Seller to accomplish the matters for which such Mortgage Asset Document was released. Seller hereby further covenants to Buyer and Custodian that any such request by Seller for release of a Mortgage Asset Document pursuant to this Section 5.01 shall be solely for the purposes set forth in the Request for Release and that Seller has requested such release in compliance with all terms and conditions of such release set forth herein and in the Repurchase Agreement. Notwithstanding anything to the contrary contained in the foregoing, Mortgage Notes shall be released only for the purpose of (i) ultimate sale or exchange or (ii) presentation, collection, foreclosure of the related Mortgage (solely to the extent permitted under the Repurchase Agreement), renewal or registration of transfer.

14

Section 5.02    Release of Mortgage Asset File and Documentation. From time to time until Custodian receives written notice from Buyer, which notice shall be given by Buyer only following the occurrence of a Default or an Event of Default (such notice from Buyer to remain in effect until such time as Buyer delivers further notice to Custodian that the Default or Event of Default has been cured by Seller pursuant to the terms and provisions of the Repurchase Agreement), and as appropriate for the servicing of any of the Purchased Assets, Custodian shall, upon written receipt from Seller or its designee of a Request for Release of Documents and Receipt in the form of Annex 5-B hereto, release to the Sub-Servicer the Mortgage Asset Documents set forth in such request relating to Purchased Assets in the possession of Custodian. The preceding sentence authorizing release to the Sub-Servicer of Custodian’s Mortgage Asset Files shall be operative only to the extent that at any time Custodian shall not have released to Seller or its designee pursuant to Section 5.01 or this Section 5.02, five (5) or more Mortgage Asset Files pertaining to Purchased Assets at the time being held by Custodian on behalf of Buyer. Seller shall cause the Sub-Servicer to hold each Mortgage Asset Document delivered to it pursuant to this Section 5.02 as bailee for Buyer. Seller shall cause Sub-Servicer to return to Custodian each Mortgage Asset Document previously released from Custodian’s Mortgage Asset File within twenty (20) calendar days of receipt thereof, or such additional period of time as Buyer deems, in its sole and absolute discretion, necessary for Seller to accomplish the matters for which such Mortgage Asset Mortgage Asset Document was released. Seller hereby further covenants to Buyer and Custodian that any such request by Seller or its designee for release of a Mortgage Asset Mortgage Asset Document pursuant to this Section 5.02 shall be solely for the purposes of servicing of any of the Purchased Assets to which such Mortgage Asset Mortgage Asset Document relates. Notwithstanding anything to the contrary contained in the foregoing, Mortgage Notes shall be released only for the purpose of (i) ultimate sale or exchange or (ii) presentation, collection, foreclosure of the related Mortgage (solely to the extent permitted under the Repurchase Agreement), renewal or registration of transfer.

Section 5.03    Release to Third-Party. (a) From time to time Custodian is hereby authorized, upon receipt of written request of Seller, to release one or more Mortgage Asset Documents in the possession of Custodian to a third-party purchaser of the related Purchased Asset(s) for the purpose of resale thereof against a Request for Release executed by Seller, which must be acknowledged by Buyer in the form of Annex 5-C hereto. Buyer shall have no obligation to acknowledge any such Request for Release until such time as the Default or Event of Default has been cured to Buyer’s satisfaction, as determined in Buyer’s sole and absolute discretion. On such Request for Release, Seller shall indicate the Purchased Asset(s) to be sold, the purchase price for such Purchased Asset anticipated to be received, the name and address of the third party purchaser, the preferred method of delivery, and the date of desired delivery. If such Purchased Asset is not sold within thirty (30) calendar days, Seller or its designee shall return to Custodian the Mortgage Asset Document(s) previously released from Custodian’s Mortgage Asset File immediately after the expiration of such thirty-day period.

(b)           Any transmittal of documentation for Purchased Assets in the possession of Custodian in connection with the sale thereof to a third-party purchaser or the shipment to a custodian or trustee in connection with the formation of a mortgage pool supporting a mortgage backed security (an “MBS”) will be under cover of a transmittal letter substantially in the form attached as Annex 5-C hereto, duly completed by Custodian and executed by Custodian.

15

Promptly upon (x) the remittance by Seller to Buyer of the full Repurchase Price of the Purchased Asset or (y) the issuance of such MBS, Buyer shall notify Custodian thereof.

Section 5.04     Other Release. So long as no Default or Event of Default has occurred and is continuing, Custodian and Buyer shall take such steps as they may reasonably be directed from time to time by Seller in writing, which Seller deems necessary and appropriate, to transfer promptly and deliver to Seller any Mortgage Asset File in the possession of Custodian relating to any Purchased Asset which was previously a Purchased Asset but which Seller, with the written consent of Buyer, has notified Custodian has ceased to be a Purchased Asset or the release of which would not cause Seller to violate any provision of Article III of the Repurchase Agreement. In furtherance of the foregoing, upon receipt of a Request For Release and Receipt from Seller in the form of Annex 5-A hereto, which must be acknowledged by Buyer, Custodian shall release to Seller the requested Mortgage Asset Files.

Section 5.05     Notification by Buyer. Following notification by Buyer (which may be by facsimile) to Custodian (and receipt of such notification by Custodian) that a Default or an Event of Default has occurred and is continuing, Custodian shall not release, or incur any liability to Seller or any other Person for refusing to release, any item relating to a Purchased Asset to Seller or any other Person without the express prior written consent and at the direction of Buyer.

Section 5.06     Tracking. Custodian shall track the period of time that has elapsed for any release of Purchased Assets under Sections 5.01, 5.02, 5.03 and 5.04 of this Agreement and shall report such information to Buyer in the same manner and at the same time as Custodian provides an Asset Schedule and Exception Report.

Section 5.07     Method of Shipment. Prior to any shipment of Mortgage Asset Files hereunder, Seller shall deliver to Custodian written instructions as to the method of shipment and shippers(s) Custodian is to utilize in connection with the transmission of Mortgage Asset Files in the performance of Custodian’s duties hereunder. Seller shall arrange for the provision of such services at its sole cost and expense (or, at Custodian’s option, reimburse Custodian for all costs and expenses incurred by Custodian consistent with the instructions) and will maintain such insurance against loss or damage to Mortgage Asset Files or other loan documents as Buyer deems reasonably appropriate. Without limiting the generality of the provisions of Section 11.02, it is expressly agreed that Custodian shall have no liability for any losses or damages to Seller arising out of actions of Custodian consistent with the instructions of Seller. In the event Custodian does not receive such written instructions, Custodian shall be authorized to utilize any nationally recognized courier service.

ARTICLE VI

FEES AND EXPENSES OF CUSTODIAN

Section 6.01     Fees. Custodian shall charge such fees for its services under this Agreement as are set forth in a separate agreement between Custodian and Seller, the payment of which fees, together with Custodian’s expenses in connection herewith, shall be solely the obligation of Seller. The failure of Seller to pay any such fees shall not excuse the performance

16

by Custodian of any of its obligations thereunder. The obligations of Seller to pay Custodian for such expenses in connection with services provided by Custodian prior to the termination of this Agreement and the earlier of the resignation or removal of Custodian shall survive such termination, resignation or removal.

ARTICLE VII

REMOVAL OR RESIGNATION OF CUSTODIAN

Section 7.01     Resignation. Custodian may at any time resign and terminate its obligations under this Agreement upon at least 30 days’ prior written notice to Seller and Buyer. Promptly after receipt of notice of Custodian’s resignation, Buyer shall appoint, by written instrument, a successor custodian, subject to Seller’s reasonable approval. The appointment of a successor custodian shall not be effective until such successor custodian executes a custodial agreement substantially similar to this Agreement. One original counterpart of such instrument of appointment shall be delivered to Seller, Custodian and the successor custodian. In the event that no successor custodian shall have been appointed within such 30 day notice period, Custodian may petition any court of competent jurisdiction to appoint a successor custodian. All fees, costs, and expenses (including attorneys’ fees and expenses) incurred by Custodian in connection with any such petition shall be paid (or otherwise reimbursed to Custodian) by Buyer.

Section 7.02     Removal and Discharge. Buyer, upon at least thirty (30) days’ prior written notice to Custodian, and Seller, may remove and discharge Custodian (or any successor custodian thereafter appointed) from the performance of its obligations under this Agreement; provided, that such removal and discharge shall require the prior written consent of Seller (such consent not to be unreasonably withheld, conditioned or delayed), unless a Default or an Event of Default shall have occurred and be continuing under the Repurchase Agreement, in which case, no such consent of Seller shall be required. Promptly after the giving of notice of removal of Custodian, Buyer shall appoint, by written instrument, a successor custodian. One original counterpart of such instrument of appointment shall be delivered to Seller, Buyer, Custodian and the successor custodian. In the event that no successor custodian shall have been appointed within such 30-day notice period, Custodian may petition any court of competent jurisdiction to appoint a successor custodian. All fees, costs, and expenses (including attorneys’ fees and expenses) incurred by Custodian in connection with any such petition shall be paid (or otherwise reimbursed to Custodian) by Seller; provided, however, that if such petition is the result of Buyer’s failure to appoint a successor custodian pursuant to this Section 7.02, all such fees, costs and expenses shall be paid by Buyer. The appointment of a successor custodian shall not be effective until such successor custodian executes a custodial agreement substantially similar to this Agreement.

Section 7.03     Successor. In the event of any such resignation or removal, Custodian shall promptly transfer to the successor custodian approved by Seller (as set forth above), as directed in writing, all of the Mortgage Asset Files being administered under this Agreement and, if the endorsements on the Junior Interest Notes and Mortgage Notes and assignments of the Mortgages have been completed in the name of Custodian, Custodian shall assign the Mortgages and endorse without recourse the Junior Interest Notes and Mortgage Notes to the successor custodian, which successor custodian shall provide receipt therefor to Buyer,

17

Seller and Custodian, or as otherwise directed by Buyer. The cost of the shipment of Mortgage Asset Files arising out of the resignation of Custodian shall be at the expense of the resigning Custodian; provided, however, that if Custodian’s resignation is due in part or in whole to the non-payment of the fees and expenses due to it hereunder by Seller, then the shipment cost of such shipment of Mortgage Asset Files shall be at the expense of Seller. Any cost of shipment arising out of the removal of Custodian shall be at the expense of Seller. Seller shall be responsible for the fees and expenses of the successor custodian and the fees and expenses for endorsing the Mortgage Notes and assigning the Mortgages to the successor custodian if required pursuant to this paragraph.

ARTICLE VIII

EXAMINATION OF FILES, BOOKS AND RECORDS

Section 8.01      Examination. Upon reasonable prior written notice to Seller and Custodian, and at the expense of the requesting party, Buyer, Seller or their respective agents, accountants, attorneys and auditors will be permitted during Custodian’s normal business hours to examine, inspect, and make copies of, the Mortgage Asset Files and any and all documents, records and other instruments or information in the possession of or under the control of Custodian relating to any or all of the Purchased Assets. All reasonable fees, out-of-pocket and other expenses of such inspections shall be paid by the requesting party.

ARTICLE IX

INSURANCE

Section 9.01       Insurance. At its own expense, Custodian shall maintain at all times during the existence of this Agreement and keep in full force and effect a fidelity bond and document hazard insurance. All such insurance shall be in amounts, with standard coverage and subject to standard deductibles, all as is customary for insurance typically maintained by institutions which act as custodian. The minimum coverage under any such bond and insurance policies shall be at least equal to the corresponding amounts typically maintained by institutions that manage similar properties. A certificate of an Authorized Representative of Custodian shall be furnished to Seller and Buyer, upon written request, stating that such insurance is in full force and effect.

18

ARTICLE X

REPRESENTATIONS AND WARRANTIES

Section 10.01     Custodian Representations and Warranties.

(a)           Custodian represents and warrants to, and covenants with, Buyer and Seller, as of date of this Agreement and shall be deemed to restate as of each Purchase Date that:

(i)            Custodian is duly organized and validly existing as a national banking association under the laws of the United States of America.

(ii)             Custodian’s execution and delivery of, performance under and compliance with this Agreement, will not violate Custodian’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

(iii)             Custodian has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)             This Agreement constitutes a valid, legal and binding obligation of Custodian, enforceable against Custodian in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v)             To the best of the knowledge of the undersigned officer of Custodian, Custodian is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in Custodian’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of Custodian to perform its obligations under this Agreement or the financial condition of Custodian.

(vi)             No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by Custodian of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

(vii)             To the best of the knowledge of the undersigned officer of Custodian, no litigation is pending or threatened against Custodian that, if determined adversely to Custodian, would prohibit Custodian from entering into this Agreement or that, in Custodian’s good faith and reasonable judgment, is likely to materially and adversely

19

affect either the ability of Custodian to perform its obligations under this Agreement or the financial condition of Custodian.

(b)           The representations and warranties of Custodian set forth in Section 10.01(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as this Agreement is not terminated. Upon discovery by any party hereto of a breach of any such representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

(c)           Any successor to Custodian shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 10.01(a), subject to such appropriate modifications to the representation and warranty set forth in Section 10.01(a)(i) to accurately reflect such successor’s jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

Section 10.02      Seller Representations and Warranties. Seller represents and warrants to, and covenants with, Custodian, as of the date of this Agreement and shall be deemed to restate as of each Purchase Date that:

(a)           Seller is duly organized and validly existing as a limited liability company under the laws of the State of Delaware.

(b)           Seller’s execution and delivery of, performance under and compliance with this Agreement, will not violate Seller’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

(c)           Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(d)           This Agreement constitutes a valid, legal and binding obligation of Seller, enforceable against Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e)           To the best of the knowledge of the undersigned officer of Seller, Seller is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in Seller’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of Seller to perform its obligations under this Agreement or the financial condition of Seller.

20

(f)            No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by Seller of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

(g)           To the best of the knowledge of the undersigned officer of Seller, no litigation is pending or threatened against Seller that, if determined adversely to Seller, would prohibit Seller from entering into this Agreement or that, in Seller’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of Seller to perform its obligations under this Agreement or the financial condition of Seller.

ARTICLE XI

MISCELLANEOUS

Section 11.01  No Adverse Interest. By execution of this Agreement, Custodian represents and warrants that it currently holds, and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any Purchased Asset, and hereby waives and releases any such interest which it may have in any Purchased Asset as of the date hereof. The Purchased Assets shall not be subject to any security interest, lien or right to set-off by Custodian or any third party claiming through Custodian and Custodian shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in, the Purchased Assets.

Section 11.02  Indemnification. (a) Seller agrees to indemnify and hold Custodian and its affiliates, directors, officers, agents, employees, and representatives harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, of any kind or nature whatsoever, including reasonable attorneys’ fees, that may be imposed on, incurred by, or asserted against it in any way relating to or arising out of this Agreement or any action taken or not taken by it hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, cost, expenses or disbursements were imposed on, incurred by or asserted against Custodian because of the breach by Custodian of its obligations hereunder, which breach was caused by negligence, lack of good faith or willful misconduct on the part of Custodian, or any of its respective directors, officers, agents or employees. Custodian agrees that it will promptly notify Seller of any such claim, action or suit asserted or commenced against it and that Seller may assume the defense thereof with counsel reasonably satisfactory to Custodian at Seller’s sole expense, that Custodian will cooperate with Seller on such defense, and that Custodian will not settle any such claim, action or suit without the consent of Seller. The foregoing indemnification shall survive any resignation or removal of Custodian or the termination or assignment of this Agreement.

(b)           In the event that Custodian fails to produce a Mortgage Note, Mortgage (or assignment thereof), Junior Interest Note or any other document related to a Purchased Asset that was in its possession pursuant to Article II within one (1) Business Day after required or requested by Seller or Buyer, and provided that (i) Custodian previously delivered to Buyer an Asset Schedule and Exception Report which did not list such document as an Exception on the related Purchase Date; (ii) such document is not outstanding pursuant to a Request for Release

21

and Receipt or a Request for Release of Documents and Receipt in the form annexed hereto as Annex 5-A or Annex 5-B, respectively and (iii) such document was held by Custodian on behalf of Seller or Buyer, as applicable (a “Custodial Delivery Failure”), then Custodian shall (a) with respect to any missing Mortgage Note or Junior Interest Note, promptly deliver to Buyer or Seller upon request, a Lost Note Affidavit in the form of Annex 9 hereto (a “Lost Note Affidavit”) and (b) with respect to any missing document related to such Purchased Asset, including but not limited to a missing Mortgage Note, (1) indemnify Seller and Buyer, as applicable, in accordance with paragraph (c) below and (2) at Buyer’s option, at any time the long-term obligations of Custodian are rated below the second highest rating category of Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Group Services, a division of The McGraw-Hill Companies, Inc., obtain and maintain an insurance bond in the name of Buyer and Seller, and its successors in interest and assigns, insuring against any losses associated with the loss of such document, in an amount equal to the then outstanding principal balance of the related Purchased Asset or such lesser amount requested by Buyer in Buyer’s sole discretion.

(c)           Custodian agrees to indemnify and hold Buyer and Seller, and their respective affiliates, directors, officers, employees, agents and representatives harmless against any and all liabilities, obligations, losses, damages (other than special, indirect, consequential, or punitive damages), penalties, actions, judgments, suits, and reasonable costs, expenses or disbursements, including reasonable attorneys’ fees, that directly result from a Custodial Delivery Failure. The foregoing indemnification shall survive the resignation or removal of Custodian and any termination or assignment of this Agreement.

Section 11.03       Reliance of Custodian. Custodian shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by the parties hereto. The Custodian:

(a)       may conclusively rely, in the absence of bad faith on the part of Custodian, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document furnished to Custodian, reasonably believed by Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; provided, however, that in the case of any Mortgage Asset Document or other request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to Custodian, Custodian shall be under a duty to examine the same in accordance with the requirements of this Agreement;

(b)           may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel; and shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, unless it shall be proved that the Custodian was negligent in ascertaining the pertinent facts;

(c)           shall use the same degree of care and skill as is reasonably expected of financial institutions acting in comparable capacities, provided that this subsection shall not be interpreted to impose upon Custodian a higher standard of care than that set forth herein;

22

(d)                                 will be regarded as making no representations and having no responsibilities (except as expressly set forth herein) as to the validity, perfectibility, sufficiency, value, genuineness, ownership or transferability of the Purchased Assets, and will not be required to and will not make any representations as to the validity, value, perfectibility, genuineness, ownership or transferability of the Purchased Assets;

(e)                                  shall have no responsibility or duty with respect to any Mortgage Asset File while not in its possession (other than its tracking responsibilities pursuant to Section 5.06 hereof);

(f)                                   shall be under no obligation to make any investigation into the facts or matters stated in any resolution, exhibit, request, representation, opinion, certificate, statement, acknowledgement, consent, order or document in the Mortgage Asset File;

(g)                                  shall not be liable with respect to any action taken or omitted to be taken in accordance with the written direction, instruction, acknowledgement, consent or any other communication from the Buyer;

(h)                                 shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for Custodian’s compensation or for reimbursement of expenses;

(i)                                     shall have no duty to qualify to do business in any jurisdiction, other than (i) any jurisdiction where any Mortgage Asset File is or may be held by Custodian from time to time hereunder, and (ii) any jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on Custodian or its property or business or on the ability of Custodian to perform it duties hereunder; and

(j)                                    will not have any liability for failure to perform or delay in performing duties set forth herein if the failure or delay is due to an event of force majeure. A force majeure is an event or condition beyond Custodian’s control, such as, without limitation, a natural disaster, civil unrest, state of war, or act of terrorism, provided, however, Custodian will make reasonable efforts to prevent performance delays or disruptions in the event of such occurrences.

The provisions of this Section 11.03 shall survive the resignation or removal of the Custodian and the termination or transfer of this Agreement.

Section 11.04                      Term of Agreement. Promptly after Custodian’s receipt of written notice from Buyer of the termination of the Repurchase Agreement and payment in full of all amounts owing to Buyer thereunder, Custodian shall deliver all documents remaining in the Mortgage Asset Files to Seller, and, except as otherwise set forth herein, this Agreement shall thereupon terminate and Buyer shall simultaneously surrender all outstanding Trust Receipts held by Buyer to Custodian.

Section 11.05                      Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by the recipient party at the address shown on its signature page hereto, or at such other addresses as may

23

hereafter be furnished to each of the other parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee. Each party hereto hereby represents and warrants that its office is located at the respective address set forth on its signature page hereto, and each such party shall notify each other party hereto if such address should change.

Section 11.06          Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN SAID STATE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Section 11.07          Authorized Representatives. Each individual designated as an authorized representative of any of Seller, Buyer, Custodian or their respective successors or permitted assigns (an “Authorized Representative”), is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of Seller, Buyer, or Custodian, as the case may be, and the specimen signature for each such Authorized Representative, initially authorized hereunder, is set forth on Annexes 6, 7 and 8 hereof, respectively. From time to time any of Seller, Buyer, Custodian or their respective successors or permitted assigns may, by delivering to the others a revised annex, change the information previously given pursuant to this Section 11.07, but each of the parties hereto shall be entitled to rely conclusively on the then current annex until receipt of a superseding annex.

Section 11.08          Amendment. This Agreement may be amended from time to time by written agreement signed by each of Seller, Buyer and Custodian.

Section 11.09          Cumulative Rights. The rights, powers and remedies of Custodian and Buyer under this Agreement shall be in addition to all rights, powers and remedies given to Custodian and Buyer by virtue of any statute or rule of law, the Repurchase Agreement or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Buyer’s interest in the Purchased Assets.

Section 11.10          Assignment; Binding Upon Successors. This Agreement may not be assigned in whole or in part by Seller or Custodian without the prior written consent of Buyer. This Agreement may be assigned by Buyer in whole or in part without the prior written consent of any other party hereto. Buyer shall provide Custodian with notice of any such assignment together with written acknowledgment that the assignee is assuming all of the obligations of Buyer under this Agreement to the extent applicable. All rights of Custodian, Buyer and Seller under this Agreement shall inure to the benefit of Custodian, Buyer and Seller and their respective successors and permitted assigns, and all obligations of Custodian, Buyer and Seller under this Agreement shall bind their respective successors and assigns. Any entity into which Custodian may be merged or converted or with which it may be consolidated, or any entity

24

resulting from any merger, conversion or consolidation to which Custodian shall be a party, or any entity succeeding to the business of Custodian shall be the successor of Custodian hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

Section 11.11              Entire Agreement; Severability. This Agreement contains the entire agreement with respect to the rights and obligations of Custodian relating to the Purchased Assets among Custodian, Buyer and Seller. If any of the provisions of this Agreement shall be held invalid or unenforceable, this Agreement shall be construed as if not containing such provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

Section 11.12              Execution in Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Section 11.13              Tax Reports. Custodian shall not be responsible for the preparation or filing of any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than in respect of Custodian’s compensation or for reimbursement of expenses.

Section 11.14              Assignment by Buyer. Buyer hereby notifies Custodian that Buyer may, subject to the terms and provisions of the Repurchase Agreement, assign, as of the applicable Purchase Date, some or all of its right, title and interest in and to the Purchased Assets to an Eligible Assignee, provided, that no such transaction shall affect the obligations of Buyer to transfer the Purchased Assets to Seller on the applicable Repurchase Dates free and clear of any pledge, Lien, security interest, encumbrance, charge or other adverse claim.

Section 11.15                     SUBMISSION TO JURISDICTION; WAIVERS. EACH OF SELLER, BUYER AND CUSTODIAN HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a)                                 SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER REPURCHASE DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)                                 CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR

25

THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)                                  AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH EACH OTHER PARTY HERETO SHALL HAVE BEEN NOTIFIED;

(d)                                 AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(e)                                  WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER REPURCHASE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 11.16                      Confidentiality. Custodian hereby acknowledges and agrees that (i) all written or computer-readable information provided by Buyer or Seller regarding Buyer or Seller and (ii) the terms of this Agreement and the Repurchase Agreement (the “Confidential Information”), shall be kept confidential and shall not be divulged to any Person other than the parties hereto without Buyer’s and Seller’s prior written consent except to the extent that (i) Custodian reasonably deems necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any portion of the Confidential Information is in the public domain other than due to a breach of this covenant or (iii) to the extent that Custodian is required to disclose Confidential Information pursuant to the requirements of any legal proceeding or legal authority, Custodian shall (unless prohibited by such legal proceeding or legal authority) notify Buyer and Seller within one (1) Business Day of its knowledge of such legally required disclosure so that Buyer or Seller may seek an appropriate protective order and/or waive Custodian’s compliance with this Agreement. Notice shall be both by telephone and in writing. In the absence of a protective order or waiver, Custodian may disclose the relevant Confidential Information if, in the opinion of its counsel, failure to disclose such Confidential Information would subject Custodian to liability for contempt, censure or other legal penalty or liability.

Section 11.17                      Effect of Amendment and Restatement. From and after the date hereof, the Original Custodial Agreement shall be amended, restated and superseded in its entirety by this Custodial Agreement.

[SIGNATURES FOLLOW]

26

IN WITNESS WHEREOF, this Agreement was duly executed by the parties hereto as of the day and year first above written.

SELLER

STARWOOD PROPERTY MORTGAGE
SUB-2, L.L.C.

By:	/s/ Andrew J. Sossen
Name: Andrew J. Sossen
Title: Authorized Signatory

Address for Notices:

Starwood Property Mortgage Sub-2, L.L.C.
c/o Starwood Capital Group
591 West Putnam Avenue
Greenwich, Connecticut 06830
Attention: Andrew Sossen

STARWOOD PROPERTY MORTGAGE
SUB-2-A, L.L.C.

By:	/s/ Andrew J. Sossen
Name: Andrew J. Sossen
Title: Authorized Signatory

Address for Notices:

Starwood Property Mortgage Sub-2-A, LLC
c/o Starwood Capital Group
591 West Putnam Avenue
Greenwich, Connecticut 06830
Attention: Andrew Sossen

Amended and Restated Custodial Agreement

WELLS FARGO BANK, N.A., as Custodian

By:	/s/ Leigh Taylor
Name: Leigh Taylor
Title: Vice President

Address for Notices:

1055 10th Avenue SE
Minneapolis, Minnesota 55414
Attention: Kathleen A. Marshall
Telecopier No: (612) 466-5416
Telephone No: (612) 667-8032

Amended and Restated Custodial Agreement

WELLS FARGO BANK, N.A., as Buyer

By:	/s/ H. Lee Goins III
Name: H. Lee Goins III
Title: Managing Director

Address for Notices:

One Wachovia Center
301 South College Street
MAC Dl053-053, 5th Floor
Charlotte, North Carolina 28202
Attention: H. Lee Goins III

Amended and Restated Custodial Agreement

Annex 1

MORTGAGE ASSET FILE CHECKLIST

[Date]

Seller:

Proposed Purchase Date:

Description of Purchased Asset:

Class (circle one):  Whole Loan, Mezzanine Loan, Senior Interest, Junior Interest or Mezzanine Participation Interest

Check one: Initial shipment          Trailing documents          Final shipment

	DOCUMENT NAME(1)	REQ’D(2)	DEL’D(3)	STATUS(4)	COMMENTS(5)

1.	Tangible Evidence of Purchased Asset (Promissory Note, Certificate, Bond, etc.)
2.	Allonge(s)/Endorsements
Endorsed to: (List complete chain)
3.	Letters of Credit
Issuing Bank
LOC Amount
4.	Mortgage(s)/Deed(s) of Trust
5.	Interim Assignment of Mortgage/Deed of Trust Assignee (if any):
6.	Assignment of Mortgage/Deed of Trust Assignee: Seller
7.	Assignment of Mortgage/Deed of Trust Assignee: Blank
8.	Consolidation Agreement List all underlying notes
9.	Assignment(s) of Leases and Rents
10.	Interim Assignment of Assignment of Leases and Rents

(1)       Documents listed may be modified for applicable Class of Mortgage Asset.

(2)       Seller to indicate whether the document is required to be delivered.

(3)       Seller to indicate whether the document is being delivered (applies to this delivery only — do not mark if documents were previously delivered).

(4)       Seller to indicate whether the document is an original, certified copy or copy. For recordable documents, indicate if document is recorded, sent for recordation, not sent for recordation.

(5)       Seller or Custodian may indicate any relevant comments.

Annex 1-1

	DOCUMENT NAME(1)	REQ’D(2)	DEL’D(3)	STATUS(4)	COMMENTS(5)

Assignee (if any):
11.	Assignment of Assignment of Leases and Rents Assignee: Seller
12.	Assignment of Assignment of Leases and Rents Assignee: Blank
13.	Security Agreement
14.	Interim Assignment of Security Agreement Assignee (if any):
15.	Assignment of Security Agreement Assignee: Seller
16.	Assignment of Security Agreement Assignee: Blank
17.	Survey (with Surveyor’s Certificate thereon)
18.	Ground Lease
19.	Ground Lease Estoppel
20.	Memorandum of Lease
21.	Title Policy
22.	Copies of all recorded documents affecting the Underlying Mortgaged Property
23.	Eagle 9 Policy
24.	Mezzanine Endorsement and Date Down to Owner’s Policy
25.	Escrow Letter
26.	Insured Closing Letter
27.	Stock Certificates
28.	Stock Powers
29.	UCC Financing Statement (Personal Property) - State:
30.	Interim UCC-3 Assignment/UCC Financing Statement
Amendment (Personal Property)
State:
Assignee:
31.	Interim UCC-3 Assignment/UCC Financing Statement
Amendment (Personal Property)
State:
Assignee: Blank
32.	UCC Financing Statement (Fixtures) -

Annex 1-2

	DOCUMENT NAME(1)	REQ’D(2)	DEL’D(3)	STATUS(4)	COMMENTS(5)

Fixture Filing Jurisdiction:
33.	UCC-3 Assignment/UCC Financing Statement Amendment (Fixtures)
Fixture Filing Jurisdiction:
Assignee:
34.	UCC-3 Assignment/UCC Financing Statement Amendment (Fixtures)
Fixture Filing Jurisdiction:
Assignee:
35.	UCC Financing Statement (Other) - Filing Jurisdiction:
36.	UCC-3 Assignment/UCC Financing Statement Amendment (Other)
Filing Jurisdiction:
Assignee:
37.	UCC-3 Assignment/UCC Financing Statement Amendment (Other)
Filing Jurisdiction:
Assignee: Blank
38.	Loan Agreement
39.	Reserve Agreement List if multiple Agreements
40.	Cash Management or Lockbox Agreement
41.	Guaranty/Indemnity Agreement (applies to all non-recourse events)
42.	Environmental Indemnity
43.	Intercreditor Agreement, Co-Lender Agreement or similar agreement
44.	Interim Omnibus Assignment Assignee (if any):
45.	Omnibus Assignment Assignee: Seller
46.	Omnibus Assignment Assignee: Blank
47.	Participation Agreement/Mezzanine Participation Agreement
48.	Participation Certificate/Mezzanine Participation Certificate
49	Closing Letter
50.	Closing Letter

Annex 1-3

	DOCUMENT NAME(1)	REQ’D(2)	DEL’D(3)	STATUS(4)	COMMENTS(5)
51.	As needed - List all other documents/collateral(6) being delivered.

(6)    The document descriptions should match the headings listed on the individual documents. The documents should be sent in the order listed on the checklist.

Annex 1-4

Annex 2

FORM OF TRUST RECEIPT

Wells Fargo Bank, N. A.

One Wachovia Center

301 South College Street

MAC D1053-053, 5th Floor

Charlotte, North Carolina 28202

Attn: [            ]

[            ] [   ], [20    ]

Re:                             Amended and Restated Custodial Agreement, dated as of February 28, 2011 (as amended or modified, the “Custodial Agreement”), among Wells Fargo Bank, N.A., as buyer (“Buyer”), Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2, L.L.C. and Wells Fargo Bank, N.A., as custodian (“Custodian”).

Check one:                                  Dry Mortgage Asset    ☐       Wet Mortgage Asset    ☐

Ladies and Gentlemen:

In accordance with the provisions of Section 3.01 of the above-referenced Custodial Agreement (capitalized terms not otherwise defined herein having the meanings ascribed to them in the Custodial Agreement), the undersigned, as Custodian, hereby certifies with respect to each Purchased Asset described in the attached Asset Schedule and Exception Report as to all matters (subject to the Exceptions listed therein) set forth in Section 3.02 of the Custodial Agreement.

The delivery of the attached Asset Schedule and Exception Report evidences that, other than the Exceptions listed as part of the Exception Report (i) all documents required to be delivered in respect of each Purchased Asset pursuant to Section 2.01 of the Custodial Agreement have been delivered and are in the possession of Custodian as part of the Mortgage Asset File for such Purchased Asset, (ii) Custodian is holding each Purchased Asset identified on the Asset Schedule and Exception Report, pursuant to the Custodial Agreement, as the bailee of and custodian for Buyer and/or its designees and (iii) all such documents have been reviewed by Custodian and (A) appear on their face to be regular, (B) appear to have been executed, (C) purport to relate to such Purchased Asset and (D) satisfy the requirements set forth in Section 2.01 of the Custodial Agreement and the Review Procedures set forth in Annex 4 to the Custodial Agreement.

Custodian makes no representations as to, and shall not be responsible to verify, (i) the validity, legality, enforceability, due authorization, recordability, sufficiency, or genuineness of any of the documents contained in each Mortgage Asset File or (ii) the collectability, insurability, effectiveness or suitability of any such Purchased Asset.

Annex 2-1

Each Asset Schedule and Exception Report covering all Purchased Assets sold to Buyer, delivered to Buyer by Custodian shall supersede and cancel the previously delivered Asset Schedule and Exception Report attached to the Trust Receipt, and shall control and be binding upon the parties hereto. The holder of this Trust Receipt is advised to contact Custodian to determine whether the attached Asset Schedule and Exception Report is the most recently delivered.

THIS TRUST RECEIPT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS TRUST RECEIPT OR ANY INTEREST HEREIN WITHOUT REGISTRATION HEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

WELLS FARGO BANK, N.A.,
solely in its capacity as Custodian

By:
Name:
Title:

Annex 2-2

Annex 3

[Reserved]

Annex 3-1

Annex 4

REVIEW PROCEDURES

This Annex sets forth Custodian’s review procedures for each item listed below delivered by Seller pursuant to the Custodial Agreement (the “Agreement”) to which this Annex is attached. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Agreement.

1.                                      the Mortgage Note, Junior Interest Note, Mezzanine Note, Senior Interest Note, Mezzanine Participation Certificate and/or the Mortgage each appear to bear an original signature or signatures purporting to be the signature or signatures of the Person or Persons named as the maker and Mortgagor, or in the case of copies of the Mortgage permitted under Section 2.01(a)(ii) of the Agreement, that such copies bear a reproduction of such signature;

2.                                      amount of the Mortgage Note, Mezzanine Note, Mezzanine Participation Certificate, Senior Interest Note or Junior Interest Note is the same as the amount specified on the related Mortgage, Intercreditor Agreement, Participation Agreement and/or the related Mortgage Asset Schedule;

3.                                      the mortgagee is the same as the payee on the Mortgage Note;

4.                                      the Mortgage contains a legal description other than address, city and state on the first page and has evidence of recording thereon;

5.                                      the notary section (acknowledgment) is present and attached to the related Mortgage and is signed;

6.                                      neither the original Mortgage Note, Mezzanine Note, Senior Interest Note, Junior Interest Note or Mezzanine Participation Certificate, nor the copy of the Mortgage delivered pursuant to the Agreement, nor the original Assignment of Mortgage contain any notations on their face which appear in the good faith judgment of Custodian to evidence any claims, liens, security interests, encumbrances or restrictions on transfer;

7.                                      the Mortgage Note, Mezzanine Note, Senior Interest Note, Junior Interest Note or Mezzanine Participation Certificate, is endorsed in blank by the named holder or payee thereof;

8.                                      each original Assignment of Mortgage and any intervening assignment of mortgage, if applicable, appears to bear the original signature of the named mortgagee or beneficiary including any subsequent assignors (and any other necessary party), as applicable, or in the case of copies permitted under Section 2.01(a)(v) of the Agreement, that such copies appear to bear a reproduction of such signature of signatures, and the intervening assignments of mortgage evidence a complete chain of assignment and transfer of the related Mortgage from the originating Person to Seller;

Annex 4-1

9.                                      the date of each intervening assignment is on or after the date of the related Mortgage and/or the immediately preceding assignment, as the case may be; and

10.                               the notary section (acknowledgment) is present and attached to each intervening assignment and is signed.

Annex 4-2

Annex 5-A

REQUEST FOR RELEASE AND RECEIPT

Dated:                                           [            ] [   ], [20    ]

The undersigned, [Starwood Property Mortgage Sub-2, L.L.C.][ Starwood Property Mortgage Sub-2-A, L.L.C.] (“Seller”), acknowledges receipt from Wells Fargo Bank, N.A., acting as agent, bailee and custodian (in such capacity, “Custodian”) for the exclusive benefit of Wells Fargo Bank, N.A. (“Buyer”) under the Amended and Restated Master Repurchase and Securities Contract (the “Repurchase Agreement”), dated as of February 28, 2011, among Seller, [Starwood Property Mortgage Sub-2, L.L.C.][ Starwood Property Mortgage Sub-2-A, L.L.C.] and Buyer, of the following described documentation for the identified Purchased Asset (the “Documentation”), possession of which is entrusted to Seller solely for the purpose of correcting the following documentary defects relating thereto:

Purchased Asset:

Current Principal Balance:

Documentation:

Defect:

It is hereby acknowledged that a security interest pursuant to the Uniform Commercial Code in the Documentation herein above described and in the proceeds of said Documentation has been granted to Buyer pursuant to the Repurchase Agreement.

In consideration of the aforesaid delivery by Custodian, Seller hereby agrees to hold said Purchased Assets in trust for Buyer as provided under and in accordance with all provisions of the Repurchase Agreement and to return said Documentation no later than the close of business on the tenth day following the date hereof, or if such day is not a Business Day, on the immediately preceding Business Day, [                    ]; [                    ], Attention: [                    ].

Annex 5-A-1

[STARWOOD PROPERTY MORTGAGE SUB-2, L.L.C.][ STARWOOD PROPERTY MORTGAGE SUB-2-A, L.L.C.]

By:
Name:
Title:

Acknowledged and Agreed:

WELLS FARGO BANK, N.A.,
as Buyer

By:
Name:
Title:

Documents returned to Custodian:

WELLS FARGO BANK, N.A.

By:
Name:
Title:

Date:

Annex 5-A-2

Annex 5-B

FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

To:                             Custodian

[                                                                                                                                                                 ]

[                                                                                                                                                                 ]

Re:                             Amended and Restated Custodial Agreement, dated as of February 28, 2011(the “Custodial Agreement”), among Wells Fargo Bank, N.A. (“Buyer”), Starwood Property Mortgage Sub-2, L.L.C. [(“Seller”)], Starwood Property Mortgage Sub-2-A, L.L.C. [(“Seller”)] and Wells Fargo Bank, N.A., (“Custodian”).

In connection with the administration of the Purchased Assets held by you as Custodian on behalf of Buyer, the undersigned request the release, to be delivered to               as servicer (the “Servicer”), of the (Mortgage Asset File/[specify documents]) for the Purchased Asset described below, for the reason indicated.

Mortgagor’s Name, Address & Zip Code:	Ship Files To:

Name:

Address:

Telephone Number:

Purchased Asset Description:

Reason for Requesting Documents (check one)

☐   1.   Purchased Asset Paid in Full. (Seller hereby certifies that all amounts received in connection therewith which are required to be remitted to Buyer have been credited to Buyer.)

☐   2.   Purchased Asset Liquidated By                   . (Seller hereby certifies that all proceeds of insurance, condemnation or other liquidation have been finally received and credited to Buyer.)

☐   3.   Other (explain)                             .

If box 1 or 2 above is checked, and if all or part of the Mortgage Asset File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Purchased Asset.

Annex 5-B-1

If box 3 above is checked, upon our return of all of the above documents to you as Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

It is hereby acknowledged that a security interest pursuant to the Uniform Commercial Code in the Purchased Assets described above and in the proceeds of said Purchased Assets has been granted to Buyer pursuant to the Repurchase Agreement.

In consideration of the aforesaid delivery by Custodian, the Servicer hereby agrees to hold said Purchased Assets in trust for Buyer as provided under and in accordance with all provisions of the Custodial Agreement and to return said Purchased Assets to Custodian no later than the close of business on the tenth day following the date hereof or, if such day is not a Business Day, on the immediately preceding Business Day.

The Servicer hereby acknowledges that it shall hold said Purchased Assets in trust for, and as bailee of, Buyer and shall return said Purchased Assets only to Custodian.

[STARWOOD PROPERTY MORTGAGE SUB-2, L.L.C.][ STARWOOD PROPERTY MORTGAGE SUB-2-A, L.L.C.]

By:
Name:
Title:
Date:

Acknowledged and Agreed:

[SERVICER]

By:
Name:
Title:

WELLS FARGO BANK, N.A.,
as Buyer

By:
Name:
Title:

Annex 5-B-2

Acknowledgment of Documents returned to Custodian:

WELLS FARGO BANK, N.A.

By:
Name:
Title:
Date:

Annex 5-B-3

Annex 5-C

Request for Release

Dated:                    [    ] [   ], [20  ]

The undersigned, [    ] (“Seller”), requests release from Wells Fargo Bank, N.A., acting as agent, bailee and custodian (in such capacity, “Custodian”) for the exclusive benefit of Buyer (as that term and other capitalized terms not otherwise defined herein are defined in that certain Amended and Restated Master Repurchase and Securities Contract (the “Agreement”), dated as of February 28, 2011, among Starwood Property Mortgage Sub-2, L.L.C. and Starwood Property Mortgage Sub-2, L.L.C., as Seller, and Wells Fargo Bank, N.A., as Buyer, of the following described documentation for the identified Eligible Assets, possession of which shall be delivered to [                 ] (the “Approved Purchaser”) in connection with the sale thereof. The anticipated closing date for such sale is [               ] [   ], [20  ], and the anticipated purchase proceeds shall equal: $     .

Asset Document
Description of Purchased Asset	Note Amount	Delivered

Please send the referenced documentation to:

[NAME OF PURCHASER]
[ADDRESS]
[TELEPHONE]
[ATTENTION:]

Annex 5-C-1

Please deliver documents to the Approved Purchaser via [                ], accompanied by a transmittal letter in the form of Annex 10 of the agreement relating to this Annex 5-C.

[STARWOOD PROPERTY MORTGAGE
SUB-2, L.L.C.][ STARWOOD PROPERTY
MORTGAGE SUB-2-A, L.L.C.]
as Seller

By:
Name:
Title:

Acknowledged and Agreed:

WELLS FARGO BANK, N.A.,
as Buyer

By:
Name:
Title:

Annex 5-C-2

Annex 6

AUTHORIZED REPRESENTATIVES OF BUYER

Name	Title	Specimen Signature

Annex 6-1

Annex 7

AUTHORIZED REPRESENTATIVES OF SELLER

Name	Title	Specimen Signature

Annex 7-1

Annex 8

AUTHORIZED REPRESENTATIVES OF CUSTODIAN

Name	Title	Specimen Signature

Annex 8-1

Annex 9

FORM OF LOST NOTE AFFIDAVIT

I, as [             ] (title) of Wells Fargo Bank, N.A. (“Custodian”), am authorized to make this Lost Note Affidavit on behalf of Custodian. In connection with the administration of the Purchased Assets held by Custodian on behalf of Wells Fargo Bank, N.A. (“Buyer”), [            ] (hereinafter called “Deponent”), being duly sworn, deposes and says that:

1.                                      Custodian’s address is:

2.                                      [CUSTODIAN’S Address]

3.                                      Custodian previously delivered to Buyer an Asset Schedule and Exception Report with respect to the [Mortgage Note/Mezzanine Note/ Senior Interest Note/ Junior Interest Note/ Mezzanine Participation Certificate] [made by [           ] in favor of [              ], dated [   ] [  ], [20  ], in the principal amount of $[         ] which did not indicate such [Mortgage Note/Mezzanine Note/Senior Interest Note/Junior Interest Note] is missing;

4.                                      Such [Mortgage Note/Mezzanine Note/Senior Interest Note/Junior Interest Note/ Mezzanine Participation Certificate] was sold to Buyer by Seller pursuant to the terms and provisions of an Amended and Restated Master Repurchase Agreement dated and effective as of February 28, 2011;

5.                                      Such [Mortgage Note/Mezzanine Note/Junior Interest Note/Senior Interest Note/ Mezzanine Participation Certificate] is not outstanding pursuant to a Request for Release of Documents;

6.                                      Aforesaid [Mortgage Note/Mezzanine Note/Junior Interest Note/Senior Interest Note/ Mezzanine Participation Certificate] (hereinafter called the “Original”) has been lost;

7.                                      Deponent has made or has caused to be made diligent search for the Original and has been unable to find or recover same;

8.                                      Custodian was Custodian of the Original at the time of loss; and

9.                                      Deponent agrees that, if said Original should ever come into Custodian’s possession, custody or power, Custodian will immediately and without consideration surrender the Original to Buyer.

10.                               Attached hereto is a true and correct copy of (i) the [Mortgage Note/Junior Interest Note/Mezzanine Note/ Mezzanine Participation Certificate], endorsed in blank by the most recent endorsee prior to the applicable Seller, without recourse, to the order of such Seller and further reflecting a complete, unbroken chain of endorsement from the related originator/original participation holder to such Seller, as provided by [Starwood Property Mortgage Sub-2, L.L.C.][Starwood Property Mortgage Sub-2-A, L.L.C.] or its designee [and (ii)

Annex 9-1

the Mortgage which secures the [Mortgage Note/Junior Interest Note/Senior Interest Note/Mezzanine Note/ Mezzanine Participation Certificate], which Mortgage is recorded at [             ].

11.                               Deponent hereby agrees that Custodian (a) shall indemnify and hold harmless Buyer, its successors, and assigns, against any cost, loss, liability or damage, including reasonable attorneys’ fees, resulting from the unavailability of any Originals, including but not limited to any cost, loss, liability or damage arising from (i) any false statement contained in this Lost Note Affidavit, (ii) any claim of any party that it has already purchased a mortgage loan evidenced by the Originals or any interest in such mortgage loan, (iii) any claim of any borrower with respect to the existence of terms of a Purchased Asset evidenced by the Originals, (iv) the issuance of new instrument in lieu thereof and (v) any claim whether or not based upon or arising from honoring or refusing to honor the Original when presented by anyone (items (i) through (iv) above are hereinafter referred to as the “Losses”) and (b) if required by any rating agency in connection with placing such Originals into a structured and rated transaction, shall obtain a surety bond from an insurer acceptable to the applicable rating agency in an amount acceptable to such rating agency to cover any Losses with respect to such Originals.

12.                               This Affidavit is intended to be relied on by Buyer, its successors, and assigns and [       ] represents and warrants that it has the authority to perform its obligations under this Affidavit.

EXECUTED THIS day of , 200 , on behalf of Custodian by:

Signature

Typed Name

On this     day of                     , 200  , before me appeared                                          , to me personally know, who being duly sworn did say that she/he is the                                     of                       , and that said Lost Note Affidavit was signed and sealed on behalf of such corporation and said                                  acknowledged this instrument to be the free act and deed of said corporation.

Annex 9-2

Notary Public in and for the

State of                                                      .

My Commission expires:                          .

Annex 9-3

Annex 10

TRANSMITTAL & BAILMENT LETTER

[Custodian Letterhead]

Re:                             [Insert Description of Purchased Asset]

Ladies and Gentlemen:

Subject to the terms and conditions set forth below, we hereby transmit the documents listed on Exhibit A hereto (the “Purchased Asset Documents”) relating to the above-referenced asset (the “Purchased Asset”). We have released possession of the [Mortgage Note/Junior Interest Note/Senior Interest Note/Mezzanine Note/Mezzanine Participation Certificate] to you only in reliance on your agreement with the terms and conditions set forth below.

By your acceptance of the Purchased Asset Documents, you acknowledge that (i) Wells Fargo Bank, N.A. (“Buyer”) has a perfected first-lien security interest in the Purchased Asset and (ii) you have received possession of the Purchased Asset Documents, in trust, as bailee for and agent of Wells Fargo Bank, N.A. (“Custodian”) (which holds the Mortgage Asset Documents as custodian and bailee for the benefit of Wells Fargo Bank, N.A.), pursuant to the provision of the Uniform Commercial Code. Until your status as bailee is terminated as set forth below, you agree not to deliver the Purchased Asset Documents to [Starwood Property Mortgage Sub-2, L.L.C.][Starwood Property Mortgage Sub-2-A, L.L.C.] or any third party and to act only as agent for Custodian with respect to the Purchased Asset Documents.

Your status and obligations as bailee shall automatically terminate, without further action by any party, upon earliest to occur of (i) payment of the full amount of the purchase price specified in your original purchase commitment plus any servicing released premium specified in such purchase commitment (the “Purchase Price”) for such Purchased Asset to Buyer. (the “Purchase Date”) or (ii) return of the Purchased Asset Documents to Custodian, as set forth below. Buyer agrees that its security interest in the Purchased Asset Documents, and all of Buyer’s. right, title, and interest it may have in and to the related Purchased Assets purchased by you, are and shall be fully released effective as of the Purchase Date.

For purposes of the Purchase Date set forth above, the Purchase Price shall be deemed paid in full when Buyer receives a federal wire transfer in the amount of the Purchase Price sent to Buyer in immediately available funds to: [                ]; ABA: [          ]; Account #: [                            ]; Account Name: [                                                  ].

You agree only to send payments to Wells Fargo Bank, N.A., as specified above, and not to honor a change in the above wire transfer or mailing instructions unless provided in writing and signed by                          .

You agree to deliver the Purchased Asset Documents: (a) Upon your receipt of Buyer’s written request therefore (provided that such request is received by you prior to your

Annex 10-1

payment of the Purchase Price); or (b) promptly, in the event that you elect not to purchase the Purchased Asset, or in the event that a Purchased Asset Document is defective and requires correction. In the alternative, you agree to take such other action with respect to the Purchased Asset Documents as may be agreed upon in writing between Buyer and you. Any delivery by you to Custodian shall be made by express mail to the address of Custodian set forth below; provided however, that in no case shall you return such Mortgage Asset File to Custodian later than twenty (20) calendar days after receipt of such Mortgage Asset File.

Any Purchased Asset Documents (or portion thereof) being returned in accordance herewith shall be sent to Custodian by overnight courier to: Wells Fargo Bank, N.A.; [Address]: [                               ], Attention: [                            ], no later than twenty (20) calendar days after the date hereof.

Any questions relating to the Purchased Asset Documents should be referred to                          at [                   ].

By acknowledging receipt of this Bailee Letter you shall be bound by the terms hereof. Purchaser requests that you acknowledge receipt of the Purchased Asset Documents and this Bailee Letter by signing and returning the enclosed copy of this Bailee Letter in the enclosed self-addressed envelope; provided, however, that your failure to do so does not nullify investor’s acceptance of the terms of this Bailee Letter.

Sincerely,

WELLS FARGO BANK, N.A.
(Custodian)

By:
Name:
Title:

Acknowledged and Agreed this day of , 20

[PURCHASER]

By:
Name:
Title:

Annex 10-2

ANNEX 11

FORM OF BAILEE AGREEMENT

[Starwood Property Mortgage Sub-2, L.L.C.]

[Starwood Property Mortgage Sub-2-A, L.L.C.]

c/o Starwood Capital Group

591 West Putnam Avenue

Greenwich, Connecticut 06830

                         , 20

[Name of Bailee]

[Address]

Re:                             Amended and Restated Custodial Agreement, dated as of February 28, 2011 (as amended or modified, the “Custodial Agreement”), among Wells Fargo Bank, N.A., as buyer (the “Buyer”), Starwood Property Mortgage Sub-2, L.L.C. [(the “Seller”)], Starwood Property Mortgage Sub-2-A, L.L.C. [(the “Seller”)] and Wells Fargo Bank, N.A., as custodian (the “Custodian”).

Dear Sir or Madam:

Capitalized terms use but not otherwise defined herein shall have the respective meanings given thereto in the Custodial Agreement. [Starwood Property Mortgage Sub-2, L.L.C.] [Starwood Property Mortgage Sub-2-A, L.L.C.] hereby sends to you documents evidencing or otherwise relating to one or more Wet Mortgage Assets as set forth on Schedule A attached hereto (“Documents”), for which you have agreed to act as bailee.

Buyer intends to purchase such Wet Mortgage Asset(s) from Seller, and in connection therewith, Seller will grant a security interest in the Documents referred to below and the Wet Mortgage Asset(s) to which such Documents relate to Buyer. The Custodian is acting as custodian for Buyer in connection with the Documents.

Schedule A attached hereto identifies the specific Documents delivered, and each Wet Mortgage Asset to which they relate. At the end of this bailee agreement there is a space for you to sign and to acknowledge your receipt of such Documents. Upon your receipt of all such Documents, you hereby agree to (i) deliver to Buyer, Seller and the Custodian, a PDF copy, via Electronic Transmission, of this bailee agreement, signed in the acknowledgment space by you, pursuant to which you (a) acknowledge receipt of the Documents listed in Schedule A, and (b) acknowledge that with respect to such listed Documents you are acting as bailee of Buyer in accordance with the terms of this bailee agreement and (ii) deliver PDF scanned and fully executed copies of all such Documents to the Custodian via Electronic Transmission.

1

Upon receipt by you of fully executed original copies of all of the Documents and your receipt of written or telephonic confirmation from Seller and Buyer (or their respective counsel) that any and all closing conditions (including, in the case of Seller, any and all closing conditions set forth in any separate escrow letter with the borrower or other counterparty with respect to each applicable Wet Mortgage Asset to which this bailee agreement relates, you shall do each of the following in the order specified:

1.              Deliver the Documents via overnight mail to the Custodian at the address listed on the signature page hereto.

2.              Notify Buyer that all of the foregoing actions have been completed.

All costs and expenses incurred in carrying out these instructions shall be borne by Seller, and you shall not look to any other party for reimbursement of, or liability for, such costs and expenses.

If for any reason on or before 5:00 P.M. (New York City time) on the Purchase Date you have not received confirmation from Seller and Buyer (or their respective counsel) that any and all of the closing conditions have been satisfied, you shall contact Buyer immediately for further instructions. If Seller’s origination of any applicable Wet Mortgage Asset is delayed, you will return the related Documents to Seller unless otherwise instructed by Buyer.

By signing this bailee agreement below where indicated, (a) you agree that on and after the date hereof until you are otherwise notified by Buyer or the Custodian, any Documents delivered to you as described above will be held by you as bailee for Buyer, (b) you certify that, as of the date of your receipt of any Documents, you have not received notice of any interest of any other person or entity in such Documents or the related Wet Mortgage Asset(s), (c) you agree that you will deliver the Documents to the Custodian by not later than the fifth (5th) Business Day after the date of this letter and (d) you certify that if you have any security interest in the Documents or the Wet Mortgage Asset to which those Documents relate, you agree to waive any interest you may acquire therein at any time, whether arising pursuant to law or otherwise.

Seller and Buyer hereby irrevocably instruct you that any Documents in your possession are to be held by you as bailee for Buyer, as provided herein until they are delivered to the Custodian at the address noted above together with a copy of this bailee agreement; provided that if Buyer or the Custodian notifies you that Buyer’s security interest in any of above-referenced Wet Mortgage Asset has been released or did not attach (the “Release Notice”), from the date of such Release Notice you will hold the Documents relating to such Wet Mortgage Asset (and no others) as bailee for Seller, in which case you will follow Seller’s instructions regarding such Documents, and such Documents shall be released to Seller at the address noted above, or its designee (including the Servicer), instead of returning them to the Custodian; and provided further that prior to the date of any Release Notice, notwithstanding anything herein or elsewhere to the contrary, if you receive instructions from Buyer or the Custodian which do not comport with instructions you may have received from Seller or the Servicer, including, without limitation, instructions to deliver the Documents to the Custodian, Buyer or any other person or entity, you shall abide by the instruction of the Custodian or Buyer.

2

You agree to immediately give telephonic notice (followed by written notice) to the Custodian if you receive notice of any inquiry from any other person or entity of or with respect to any interest in the Documents or the related loan and you agree that you shall immediately notify each such person in writing, with a copy to the Custodian, of the prior interest of Buyer therein.

This bailee agreement supersedes any bailee agreement or other agreement or arrangement that may exist between you and Seller. Notwithstanding any contrary understanding with you, Seller or any other person or entity, or any instruction to you from Seller or any other person or entity, you shall abide by the terms of this letter. No deviation in performance of the terms of any previous bailee agreement between you and any of the undersigned shall alter any of your duties or responsibilities as set forth herein.

Because time is of the essence, please promptly sign and date the enclosed copy of this bailee agreement and return it via overnight delivery service to Buyer and the Custodian at the above address and via telecopier, send a copy of this executed bailee agreement to Seller.

NOTE: BY ACCEPTING THE DOCUMENTS DELIVERED TO YOU WITH THIS BAILEE LETTER RELATED TO THE WET MORTGAGE ASSETS, YOU CONSENT TO BE THE BAILEE FOR BUYER ON THE TERMS DESCRIBED IN THIS BAILEE LETTER. THE CUSTODIAN REQUESTS THAT YOU ACKNOWLEDGE RECEIPT OF THE ENCLOSED DOCUMENTS RELATED TO EACH APPLICABLE WET MORTGAGE ASSET AND THIS BAILEE LETTER BY SIGNING AND RETURNING THE ENCLOSED COPY OF THIS BAILEE LETTER TO THE CUSTODIAN; HOWEVER, YOUR FAILURE TO DO SO DOES NOT NULLIFY SUCH CONSENT.

3

Very truly yours,

[STARWOOD PROPERTY MORTGAGE
SUB-2, L.L.C.][ STARWOOD PROPERTY
MORTGAGE SUB-2-A, L.L.C.]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

[Bailee]

By:
Print Name:
Date:

cc:

Custodian: Wells Fargo Bank, N. A.

1055 10th Avenue SE

Minneapolis, Minnesota 55414

Attention: Kathleen A. Marshall

Telecopier No: (612) 466-5416

Email: [                          ]

Buyer: Wells Fargo Bank, N. A.

One Wachovia Center

301 South College Street

MAC D1053-053, 5th Floor

Charlotte, North Carolina 28202

Attn: H. Lee Goins

Facsimile: [                        ]

Email: [                        ]

4

Schedule A

[List to include all documents described in Mortgage Asset File set forth in Section 2.01(a)-(e) of the Custodial Agreement.]

5

ANNEX 1

BUYER’S LOCATION

Wells Fargo Bank, National Association

One Wells Fargo Center

301 South College Street

MAC D1053-053, 5th Floor

Charlotte, North Carolina 28202

Attention: H. Lee Goins III

SELLER’S LOCATION

Starwood Property Mortgage Sub-2, L.L.C.

Starwood Capital Group

591 West Putnam Avenue

Greenwich, Connecticut 06830

Attention: Andrew Sossen

Starwood Property Mortgage Sub-2-A, L.L.C.

Starwood Capital Group

591 West Putnam Avenue

Greenwich, Connecticut 06830

Attention: Andrew Sossen

Schedule 1(a)

REPRESENTATIONS AND WARRANTIES

RE: PURCHASED ASSETS CONSISTING OF WHOLE LOANS

Seller represents and warrants to Buyer, with respect to each Purchased Asset which is a Whole Loan, that except as specifically disclosed in the Confirmation for such Purchased Asset as of the Purchase Date for each such Purchased Asset by Buyer from Seller and as of the date of each Transaction hereunder and at all times while the Repurchase Documents or any Transaction hereunder is in full force and effect the representations set forth on this Schedule 1(a) shall be true and correct in all material respects. For purposes of this Schedule 1(a) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Purchased Asset which is a Whole Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Purchased Asset or has repurchased such Purchased Asset in accordance with the terms of the Agreement.

1.                                      The Whole Loan is a performing mortgage loan secured by a first priority security interest in a commercial or multifamily property.

2.                                      As of the Purchase Date, such Whole Loan complied in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Whole Loan.

3.                                      Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Whole Loan, and Seller is transferring such Whole Loan free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Whole Loan. Upon consummation of the purchase contemplated to occur in respect of such Whole Loan on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Whole Loan free and clear of any pledge, lien, encumbrance or security interest. There are no participation agreements affecting such Whole Loan.

4.                                      No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Whole Loan nor were any fraudulent acts committed by any Person in connection with the origination of such Whole Loan.

5.                                      All information contained in the related Underwriting Package (or as otherwise provided to Buyer) in respect of such Whole Loan is accurate and complete in all material respects. Seller has made available to Buyer for inspection, with respect to such Whole Loan, true, correct and complete Purchased Asset Documents.

6.                                      Except as included in the Underwriting Package, Seller is not a party to any document, instrument or agreement, and there is no document, instrument or agreement, that

Sch. 1(a)-1

by its terms modifies or affects the rights and obligations of any holder of such Whole Loan and Seller has not and has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.

7.                                      Such Whole Loan is presently outstanding, the proceeds thereof have been fully disbursed pursuant to the terms of the related Purchased Asset Documents and, except for amounts held in escrow by Seller, there is no requirement for any future advances thereunder.

8.                                      Seller has full right, power and authority to sell and assign such Whole Loan, and such Whole Loan or any related Mortgage Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

9.                                      Other than consents and approvals obtained as of the related Purchase Date or those already granted in the related Mortgage and/or Mortgage Note, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Whole Loan, for Buyer’s exercise of any rights or remedies in respect of such Whole Loan (except for compliance with applicable Requirements of Law in connection with the exercise of any rights or remedies by Buyer) or for Buyer’s sale, pledge or other disposition of such Whole Loan. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

10.                               No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Whole Loan, other than recordation of assignments of each Mortgage and Assignment of Leases securing the related Whole Loan in the applicable real estate records where the Mortgaged Properties are located and the filing of UCC-3 assignments in all applicable filing offices.

11.                               Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Whole Loan is or may become obligated.

12.                               Seller has not advanced funds, or knowingly received any advance of funds from a party other than the Mortgagor relating to such Whole Loan or the related Mortgage Note, directly or indirectly, for the payment of any amount required by such Whole Loan or the related Mortgage Note.

13.                               Each related Mortgage Note, Mortgage, Assignment of Leases (if a document separate from the Mortgage) and other agreement executed by the related Mortgagor in connection with such Whole Loan is legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) that certain provisions contained in such Purchased Asset Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions

Sch. 1(a)-2

renders any of the Purchased Asset Documents invalid as a whole and such Purchased Asset Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage Note and Mortgage contain no provision limiting the right or ability of Seller to assign, transfer and convey the related Whole Loan to any other Person, except, however, for customary intercreditor restrictions limiting assignees to “Qualified Transferees”. With respect to any underlying Mortgaged Property that has tenants, there exists as either part of the Mortgage or as a separate document, an assignment of leases.

14.                               As of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any related Mortgage Note, Mortgage or other agreements executed in connection therewith, and, as of the Purchase Date, there is no valid offset, defense, counterclaim or right to rescission with respect to any such Mortgage Note, Mortgage or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

15.                               Seller has delivered to Buyer or its designee the original Mortgage Note(s) made in respect of such Whole Loan, together with an original endorsement thereof executed by Seller in blank.

16.                               Each related assignment of Mortgage and assignment of Assignment of Leases from Seller in blank constitutes the legal, valid and binding first priority assignment from Seller (assuming the insertion of the Buyer’s name), except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

17.                               The Whole Loan is secured by one or more Mortgages and each such Mortgage is a valid and enforceable first lien on the related underlying Mortgaged Property subject only to the exceptions set forth in paragraph (13) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the use of the underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the underlying Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (21) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the use of the underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and

Sch. 1(a)-3

adversely affects the value of the underlying Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the use of the underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the underlying Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the underlying Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Whole Loan is cross-collateralized with any other Whole Loan, the lien of the Mortgage for such other Whole Loan, none of which, individually or in the aggregate, materially and adversely interferes with the use of the underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the underlying Mortgaged Property. Except with respect to cross-collateralized and cross-defaulted Whole Loans and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related underlying Mortgaged Property or such Whole Loan.

18.                               UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all UCC filing offices necessary to perfect a valid security interest in all items of personal property located on the underlying Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate the underlying Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related Whole Loan) material to the value of the underlying Mortgaged Property to the extent perfection may be effected pursuant to applicable law by recording or filing of UCC Financing Statements, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related Whole Loan establish and create a valid and enforceable lien and priority security interest on such items of personalty except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.

19.                               All real estate taxes and governmental assessments, or installments thereof, which would be a lien on the underlying Mortgaged Property and that prior to the Purchase Date have become delinquent in respect of the underlying Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

20.                               Except as may be set forth in the property condition reports delivered to Buyer with respect to the Mortgaged Properties, as of the Purchase Date, the related underlying

Sch. 1(a)-4

Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination or which are currently being maintained) that would affect materially and adversely the value of such underlying Mortgaged Property as security for the Whole Loan and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such underlying Mortgaged Property.

21.                               The lien of each related Mortgage as a first priority lien in the original principal amount of such Whole Loan after all advances of principal is insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring Seller, its successors and assigns, subject only to the Title Exceptions; the holder of the Mortgage (the “Mortgagee”) or its successors or assigns is the sole named insured of such policy; such policy is assignable without consent of the insurer and will inure to the benefit of the Buyer Mortgagee of record; such title policy is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such policy and no circumstance exists which would impair or diminish the coverage of such policy. The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related underlying Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any underlying Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public road or (b) against any loss due to encroachments of any material portion of the improvements thereon.

22.                               As of the Purchase Date, insurance coverage was being maintained with respect to the underlying Mortgaged Property in compliance in all material respects with the requirements under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related underlying Mortgaged Property in the jurisdiction in which such underlying Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such underlying Mortgaged Property, or (ii) the outstanding principal balance of the Whole Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such underlying Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related underlying Mortgaged Property, all of which is in full force and effect with respect to the related underlying Mortgaged Property; all premiums due and payable through the Purchase Date have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller. Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar Whole Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related underlying Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Whole Loan, subject in either case to requirements with respect to leases at the related underlying Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The

Sch. 1(a)-5

underlying Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related underlying Mortgaged Property, in an amount customarily required by prudent institutional lenders. An architectural or engineering consultant has performed an analysis of the underlying Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the underlying Mortgaged Property in the event of an earthquake. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such underlying Mortgaged Property was obtained by an insurer rated at least A-:V by A.M. Best Company or “BBB-” (or the equivalent) from S&P and Fitch or “Baa3” (or the equivalent) from Moody’s. If the underlying Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina such underlying Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Whole Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related underlying Mortgaged Property.

The insurance policies contain a standard Mortgagee clause naming Seller, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without at least thirty (30) days prior written notice to the Mortgagee (or, with respect to non-payment, 10 days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.

23.                               (a) Other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and no event has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller in any paragraph of this Schedule 1(a) and (b) Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note and pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Purchased Asset Documents, no Person or party other than the holder of such Mortgage Note (or its servicer) may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

24.                               As of the Purchase Date, such Whole Loan is not, and since its origination, has not been (or, if such Whole Loan was not originated by Seller or its Affiliate, to Seller’s Knowledge, has not been), 30 days or more past due in respect of any scheduled payment.

25.                               Each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, the related underlying Mortgaged Property

Sch. 1(a)-6

to secure any other promissory note or obligation except as expressly described in the following sentence. The related underlying Mortgaged Property is not encumbered, and none of the Purchased Asset Documents permit the related underlying Mortgaged Property to be encumbered subsequent to the Purchase Date without the prior written consent of the holder of such Whole Loan, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Purchase Date of the related Whole Loan).

26.                               Such Whole Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3)of the Code (without regard to Treasury Regulations Sections 1.860G-2(a)(3) or 1.860G-2(f)(2)), is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Whole Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Whole Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Whole Loan was at least equal to 80% of the principal amount of the Whole Loan (a) as of the Testing Date, or (b) as of the Purchase Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Whole Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Whole Loan, and (2) the “Testing Date” shall be the date on which the referenced Whole Loan was originated unless (a) such Whole Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Whole Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such Whole Loan was in default or when default with respect to such Whole Loan was reasonably foreseeable. However, if the referenced Whole Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Whole Loan was not in default or when default with respect to such Whole Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred.

27.                               There is no material and adverse environmental condition or circumstance affecting the underlying Mortgaged Property; there is no material violation of any applicable Environmental Law with respect to the underlying Mortgaged Property; neither Seller nor the Underlying Obligor has taken any actions which would cause the underlying Mortgaged Property not to be in compliance with all applicable Environmental Laws; the Purchased Asset Documents require the borrower to comply with all Environmental Laws; and each Mortgagor has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.

28.                               Each related Mortgage and Assignment of Leases, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the underlying Mortgaged Property of the benefits

Sch. 1(a)-7

of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

29.                               No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding.

30.                               Such Whole Loan is a whole loan and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related underlying Mortgaged Property or provide for negative amortization. Seller holds no preferred equity interest.

31.                               Subject to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related underlying Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Whole Loan if, without complying with the requirements of the Mortgage or loan agreement, (a) the related underlying Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related borrower and transfers of less than a controlling interest (as such term is defined in the related Purchased Asset Documents) in a mortgagor, issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in the Mortgagor or an affiliate thereof, transfers among affiliated Mortgagors with respect to Whole Loans which are cross-collateralized or cross-defaulted with other mortgage loans or multi-property Whole Loans or transfers of a similar nature to the foregoing meeting the requirements of the Whole Loan (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral within the parameters of paragraph (34) below), or (b) the related underlying Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a lien or security interest against the related underlying Mortgaged Property, other than any existing permitted additional debt. The Purchased Asset Documents require the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer, assumption or encumbrance requiring lender’s approval.

32.                               Except as set forth in the related Purchased Asset Documents delivered to Buyer, the terms of the related Mortgage Note(s) and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or recission has occurred since the date upon which the due diligence file related to the applicable Whole Loan was delivered to Buyer or its designee.

Sch. 1(a)-8

33.                               Each related underlying Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

34.                               Except as set forth in the related Purchased Asset Documents delivered to Buyer, since origination, no material portion of the related underlying Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the Whole Loan or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to Whole Loans (a) which permit defeasance by means of substituting for the underlying Mortgaged Property (or, in the case of a Whole Loan secured by multiple underlying Mortgaged Properties, one or more of such underlying Mortgaged Properties) “government securities” as defined in the Investment Company Act of 1940, as amended, sufficient to pay the Whole Loans (or portions thereof) in accordance with its terms, (b) where a release of the portion of the underlying Mortgaged Property was contemplated at origination and such portion was not considered material for purposes of underwriting the Whole Loan, (c) where release is conditional upon the satisfaction of REMIC provisions and the payment of a release price that represents adequate consideration for such underlying Mortgaged Property or the portion thereof that is being released, (d) which permit the related Mortgagor to substitute a replacement property in compliance with certain underwriting and legal requirements or (e) which permit the release(s) of unimproved out-parcels or other portions of the underlying Mortgaged Property that will not have a material adverse effect on the underwritten value of the security for the Whole Loan or that were not allocated to any value in the underwriting during the origination of the Whole Loan, the terms of the related Mortgage do not provide for release of any portion of the underlying Mortgaged Property from the lien of the Mortgage except in consideration of payment in full therefor.

35.                               There are no material violations of any applicable zoning ordinances, building codes or land laws applicable to the underlying Mortgaged Property or the use and occupancy thereof other than those which (i) are insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the underlying Mortgaged Property. The Purchased Asset Documents require the underlying Mortgaged Property to comply with all applicable laws and ordinances.

36.                               None of the material improvements which were included for the purposes of determining the appraised value of the related underlying Mortgaged Property at the time of the origination of the Whole Loan lies outside of the boundaries and building restriction lines of such property (except underlying Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the underlying Mortgaged Property or related Mortgagor’s use and operation of such underlying Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such underlying Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

37.                               The related Mortgagor has covenanted in its organizational documents and/or the Purchased Asset Documents to own no significant asset other than the related

Sch. 1(a)-9

underlying Mortgaged Properties, as applicable, and assets incidental to its ownership and operation of such underlying Mortgaged Properties, and to hold itself out as being a legal entity, separate and apart from any other Person.

38.                               Intentionally Omitted.

39.                               As of the Purchase Date, there was no pending action, suit or proceeding, or governmental investigation of which Seller has received notice, against the Mortgagor or the related underlying Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect such Mortgagor’s ability to pay principal, interest or any other amounts due under such Whole Loan or the security intended to be provided by the Purchased Asset Documents or the use of the underlying Mortgaged Property.

40.                               As of the Purchase Date, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.

41.                               The Whole Loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

42.                               Each Whole Loan that is cross-collateralized or cross-defaulted is cross-collateralized or cross-defaulted, as applicable, only with other Whole Loans sold pursuant to this Agreement.

43.                               The improvements located on the underlying Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Whole Loan, (ii) the value of such improvements on the related underlying Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.

44.                               All escrow deposits and payments required pursuant to the Whole Loan as of the Purchase Date to be deposited with Seller in accordance with the Purchased Asset Documents have been so deposited, are in the possession, or under the control, of Seller or its agent and there are no material deficiencies in connection therewith.

45.                               As of the Purchase Date, the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for the use of the related underlying Mortgaged Property by the related Mortgagor, other than any licenses, permits and authorizations the failure to possess of which would not have a material adverse effect on the use or value of the underlying Mortgaged Property. The Purchased Asset Documents require the borrower to maintain all such licenses, permits and authorizations.

Sch. 1(a)-10

46.                               The origination (or acquisition, as the case may be), servicing and collection practices used by Seller with respect to the Whole Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans for conduit loan programs.

47.                               Except for Mortgagors under Whole Loans secured in whole or in part by a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related underlying Mortgaged Property.

48.                               The Purchased Asset Documents for such Whole Loan provide that such Whole Loan is non-recourse to the related Mortgagor except that the related Mortgagor and an additional guarantor accepts responsibility for any loss incurred due to fraud on the part of the Mortgagor and/or other intentional material misrepresentation. Furthermore, the Purchased Asset Documents for each Whole Loan provide that the related Mortgagor and an additional guarantor shall be liable to the lender for losses incurred due to the misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the Mortgagee or applied to the underlying Mortgaged Property in the ordinary course of business, misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or breach of the environmental covenants in the related Purchased Asset Documents.

49.                               Subject to the exceptions set forth in paragraph (13) and upon possession of the underlying Mortgaged Property as required under applicable state law, any Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with such Whole Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the real property.

50.                               With respect to such Whole Loan, any prepayment premium and yield maintenance charge constitutes a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

51.                               If such Whole Loan contains a provision for any defeasance of mortgage collateral, such Whole Loan permits defeasance (1) no earlier than two years after any securitization of such Whole Loan and (2) only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note. Such Whole Loan was not originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages. In addition, if such Mortgage contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral. The related Purchased Asset Documents permit the lender to charge all of its expenses associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the Purchased Asset Documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the

Sch. 1(a)-11

defeasance collateral to make payments under the related Whole Loan for the remainder of its term, (b) an opinion of counsel that the defeasance will not cause any holder to lose its status as a REMIC, and (c) assurances from each applicable Rating Agency that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to any certificates backed by the related Whole Loan.

52.                               To the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of the Whole Loan, the originator of such Whole Loan was authorized to do business in the jurisdiction in which the related underlying Mortgaged Property is located at all times when it originated and held the Whole Loan.

53.                               Neither Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Whole Loan.

54.                               Intentionally Omitted.

55.                               Each related underlying Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.

56.                               An appraisal of the related underlying Mortgaged Property was conducted in connection with the origination of such Whole Loan; and, to Seller’s Knowledge, such appraisal satisfied in all material respects either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Whole Loan was originated.

57.                               The related Purchased Asset Documents require the Mortgagor to provide the Mortgagee with certain financial information at the times required under the related Purchased Asset Documents.

58.                               The related underlying Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the underlying Mortgaged Property is currently being utilized.

59.                               With respect to each related underlying Mortgaged Property consisting of a Ground Lease, Seller represents and warrants the following with respect to the related Ground Lease:

(i)                                            Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Purchase Date and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Purchase Date.

Sch. 1(a)-12

(ii)                                         Upon the foreclosure of the Whole Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Purchase Date).

(iii)                                      Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee, and any such action without such consent is not binding on the Mortgagee, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to the Mortgagee and (iii) such default is curable by the Mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

(iv)                                     Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

(v)                                        The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The Ground Lease or ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement.

(vi)                                     The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the underlying Mortgaged Property is subject.

(vii)                                  A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

(viii)                               Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date of the Whole Loan.

(ix)                                     Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related underlying Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Whole Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and

Sch. 1(a)-13

the related Mortgage and the ratio of the market value of the related underlying Mortgaged Property to the outstanding principal balance of such Whole Loan).

(x)                                         The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.

(xi)                                      The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

Sch. 1(a)-14

Schedule 1(b)

REPRESENTATIONS AND WARRANTIES

RE: PURCHASED ASSETS CONSISTING OF

JUNIOR INTERESTS AND SENIOR INTERESTS

Seller represents and warrants to Buyer, with respect to each Purchased Asset which is a Junior Interest or a Senior Interest, that except as specifically disclosed in the Confirmation for such Purchased Asset, as of the Purchase Date for each such Purchased Asset by Buyer from Seller and as of the date of each Transaction hereunder and at all times while the Repurchase Documents or any Transaction hereunder is in full force and effect the representations set forth on this Schedule 1(b) shall be true and correct in all material respects. For purposes of this Schedule 1(b) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Purchased Asset which is a Junior Interest or a Senior Interest if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Purchased Asset or has repurchased such Purchased Asset in accordance with the terms of the Agreement.

1.                                      The Junior Interest is (a) a junior participation interest in a Whole Loan or (b) a “B-note” in an “A/B structure” (or “C-note” or more subordinate note in an “A/B/C structure”, an “A/B/C/D structure” or similar structure) in a Whole Loan. The Senior Interest is (a) a senior participation interest in a Whole Loan or (b) an “A-note” in an “A/B structure” in a Whole Loan.

2.                                      As of the Purchase Date, such Junior Interest or Senior Interest complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Junior Interest or Senior Interest.

3.                                      Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Junior Interest or Senior Interest, and Seller is transferring such Junior Interest or Senior Interest free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Junior Interest or Senior Interest. Upon consummation of the purchase contemplated to occur in respect of such Junior Interest or Senior Interest on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Junior Interest or Senior Interest free and clear of any pledge, lien, encumbrance or security interest.

4.                                      No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Junior Interest or Senior Interest nor were any fraudulent acts committed by any Person in connection with the origination of such Junior Interest or Senior Interest.

Sch. 1(b)-1

5.                                      All information contained in the related Underwriting Package (or as otherwise provided to Buyer) in respect of such Junior Interest or Senior Interest is accurate and complete in all material respects. Seller has made available to Buyer for inspection, with respect to such Junior Interest or Senior Interest, true, correct and complete Purchased Asset Documents.

6.                                      Except as included in the Underwriting Package, Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of such Junior Interest or Senior Interest and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.

7.                                      Seller has full right, power and authority to sell and assign such Junior Interest or Senior Interest and such Junior Interest or Senior Interest or any related Mortgage Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

8.                                      Other than consents and approvals obtained as of the related Purchase Date or those already granted in the related Mortgage and/or Mortgage Note, and assuming that Buyer and any other transferees comply with customary intercreditor restrictions in the Purchased Asset Documents limiting assignees to “Qualified Transferees”, “Institutional Lender/ Owners” or “Qualified Institutional Lenders”, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Junior Interest or Senior Interest, for Buyer’s exercise of any rights or remedies in respect of such Junior Interest or Senior Interest (except for compliance with applicable Requirements of Law in connection with the exercise of any rights or remedies by Buyer) or for Buyer’s sale, pledge or other disposition of such Junior Interest or Senior Interest. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

9.                                      No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Junior Interest or Senior Interest, other than recordation of assignments of each Mortgage and Assignment of Leases securing the related Whole Loan in the applicable real estate records where the underlying Mortgaged Properties are located and the filing of UCC-3 assignments in all applicable filing offices.

10.                               Seller has delivered to Buyer or its designee the original promissory note, certificate or other similar indicia of ownership of such Junior Interest or Senior Interest, however denominated, together with an original assignment thereof, executed by Seller in blank.

11.                               No default or event of default has occurred under any agreement pertaining to any lien relating to the underlying Mortgaged Property ranking junior to, pari passu with or senior to the Mortgage securing the underlying Whole Loan relating to such Junior Interest or Senior Interest, and there is no provision in any such agreement which would provide for any increase in the principal amount of any such lien.

Sch. 1(b)-2

12.                               (a) Other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the Junior Interest or Senior Interest, the related Mortgage or the related Mortgage Note, and no event has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller in any paragraph of this Schedule 1(b) and (b) Seller has not waived any material default, breach, violation or event of acceleration under such Senior Interest, Junior Interest or Senior Interest, Mortgage or Mortgage Note and pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Purchased Asset Documents.

13.                               Such Junior Interest or Senior Interest has not been and shall not be deemed to be a Security within the meaning of the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

14.                               As of the Purchase Date, each related underlying Whole Loan complied in all material respects with, or is exempt from, all requirements of federal, state or local law relating to the origination of such underlying Whole Loan.

15.                               Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Junior Interest or Senior Interest is or may become obligated under the Purchased Asset Documents.

16.                               Seller has not advanced funds, or knowingly received any advance of funds from a party other than the Mortgagor relating to such Junior Interest or Senior Interest, directly or indirectly, for the payment of any amount required by such Junior Interest or Senior Interest.

17.                               With respect to each related underlying Whole Loan, each related Mortgage Note, Mortgage, Assignment of Leases (if a document separate from the Mortgage) and other agreement executed by the related Mortgagor in connection with such underlying Whole Loan is legal, valid and binding obligation of the related Mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) that certain provisions contained in such Purchased Asset Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Purchased Asset Documents invalid as a whole and such Purchased Asset Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage Note and Mortgage contain no provision limiting the right or ability of any holder

Sch. 1(b)-3

thereof to assign, transfer and convey all or any portion of the related underlying Whole Loan or the related Junior Interest or Senior Interest to any other Person, except, however, for customary intercreditor restrictions in the Purchased Asset Documents, limiting assignees to “Qualified Transferees” “Institutional Lender/Owners” or “Qualified Institutional Lenders”. With respect to any underlying Mortgaged Property that has tenants, there exists as either part of the Mortgage or as a separate document, an assignment of leases.

18.                               With respect to the Junior Interest or Senior Interest and each related underlying Whole Loan, as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any related Mortgage Note, Mortgage or other agreements executed in connection therewith, and, as of the Purchase Date for the related Purchased Asset, there is no valid offset, defense, counterclaim or right to rescission with respect to any such Mortgage Note, Mortgage or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

19.                               With respect to the underlying Whole Loan, each related Assignment of Mortgage and assignment of Assignment of Leases from Seller in blank constitutes the legal, valid and binding first priority assignment from Seller (assuming the insertion of the Buyer’s name), except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

20.                               The underlying Whole Loan is secured by one or more Mortgages and each such Mortgage is a valid and enforceable first lien on the related underlying Mortgaged Property subject only to the exceptions set forth in paragraph (17) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the use of the underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the underlying Whole Loan when they become due or materially and adversely affects the value of the underlying Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (24) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the use of the underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the underlying Whole Loan when they become due or materially and adversely affects the value of the underlying Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the use of the underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the underlying Whole Loan when they become due or materially and adversely affects the value of the underlying Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the underlying Mortgaged Property to remain following a foreclosure or similar proceeding

Sch. 1(b)-4

(provided that such tenants are performing under such leases) and (f) if such underlying Whole Loan is cross-collateralized with any other underlying Whole Loan, the lien of the Mortgage for such other underlying Whole Loan, none of which, individually or in the aggregate, materially and adversely interferes with the use of the underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the underlying Whole Loan when they become due or materially and adversely affects the value of the underlying Mortgaged Property. Except with respect to cross-collateralized and cross-defaulted underlying Whole Loans and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related underlying Mortgaged Property or such underlying Whole Loan.

21.                               UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all UCC filing offices necessary to perfect a valid security interest in all items of personal property located on each related underlying Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate such underlying Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related underlying Whole Loan) material to the value of such underlying Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such underlying Whole Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing of UCC Financing Statements, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related underlying Whole Loan establish and create a valid and enforceable lien and priority security interest on such items of personalty except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.

22.                               All real estate taxes and governmental assessments, or installments thereof, which would be a lien on any related underlying Mortgaged Property and that prior to the Purchase Date for the related Purchased Asset have become delinquent in respect of such underlying Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

23.                               Except as may be set forth in the property condition reports delivered to Buyer with respect to the Mortgaged Properties, as of the Purchase Date for the related Purchased Asset, each related underlying Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination or

Sch. 1(b)-5

which are currently being maintained) that would affect materially and adversely the value of such underlying Mortgaged Property as security for the related underlying Whole Loan and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such underlying Mortgaged Property.

24.                               With respect to each related underlying Whole Loan, the lien of each related Mortgage as a first priority lien in the original principal amount of such underlying Whole Loan after all advances of principal is insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgagee, its successors and assigns, subject only to the Title Exceptions; the Mortgagee or its successors or assigns is the sole named insured of such policy; such policy is assignable without consent of the insurer and Seller and will inure to the benefit of the trustee as Mortgagee of record; such title policy is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such policy and no circumstance exists which would impair or diminish the coverage of such policy. The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related underlying Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any underlying Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public road or (b) against any loss due to encroachments of any material portion of the improvements thereon.

25.                               With respect to each related underlying Whole Loan, as of the Purchase Date, insurance coverage was being maintained with respect to the underlying Mortgaged Property in compliance in all material respects with the requirements under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related underlying Mortgaged Property in the jurisdiction in which such underlying Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such underlying Mortgaged Property, or (ii) the outstanding principal balance of the underlying Whole Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such underlying Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related underlying Mortgaged Property, all of which is in full force and effect with respect to each related underlying Mortgaged Property; all premiums due and payable through the Purchase Date for the related Purchased Asset have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller. Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related underlying Mortgaged Property or (ii) the reduction of the outstanding principal balance of the underlying Whole Loan, subject in either case to requirements with respect to leases at the related underlying Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for

Sch. 1(b)-6

similar loans. The underlying Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related underlying Mortgaged Property, in an amount customarily required by prudent institutional lenders. An architectural or engineering consultant has performed an analysis of the underlying Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the underlying Mortgaged Property in the event of an earthquake. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such underlying Mortgaged Property was obtained by an insurer rated at least A-:V by A.M. Best Company or “BBB-” (or the equivalent) from S&P and Fitch or “Baa3” (or the equivalent) from Moody’s. If the underlying Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina such underlying Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such underlying Whole Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related underlying Mortgaged Property.

26.                               The insurance policies contain a standard Mortgagee clause naming the Mortgagee, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without at least thirty (30) days prior written notice to the Mortgagee (or, with respect to non-payment, 10 days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.

27.                               Intentionally Omitted.

28.                               As of the Purchase Date, the underlying Whole Loan is not, and since its origination, has not been (or if such underlying Whole Loan was not originated by Seller or its Affiliate, to Seller’s Knowledge, has not been), 30 days or more past due in respect of any scheduled payment.

29.                               Each Mortgage related to the underlying Whole Loan does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, the related underlying Mortgaged Property to secure any other promissory note or obligation except as expressly described in the following sentence. The related underlying Mortgaged Property is not encumbered, and none of the Purchased Asset Documents permits the related underlying Mortgaged Property to be encumbered subsequent to the Purchase Date without the prior written consent of the holder of such Whole Loan, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Purchase Date of the related Whole Loan).

30.                               Each related underlying Whole Loan secured by commercial or multifamily residential property constitutes a “qualified mortgage” within the meaning of

Sch. 1(b)-7

Section 860G(a)(3)of the Code (without regard to Treasury Regulations Sections 1.860G-2(a)(3) or 1.860G-2(f)(2)), is directly secured by a Mortgage on such commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such underlying Whole Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such underlying Whole Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such underlying Whole Loan was at least equal to 80% of the principal amount of the underlying Whole Loan (a) as of the Testing Date, or (b) as of the Purchase Date for the related Purchased Asset. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the underlying Whole Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the underlying Whole Loan, and (2) the “Testing Date” shall be the date on which the referenced underlying Whole Loan was originated unless (a) such underlying Whole Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such underlying Whole Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such underlying Whole Loan was in default or when default with respect to such underlying Whole Loan was reasonably foreseeable. However, if the referenced underlying Whole Loan has been subjected to a “significant modification” after the date of its origination and at a time when such underlying Whole Loan was not in default or when default with respect to such underlying Whole Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred.

31.                               There is no material and adverse environmental condition or circumstance affecting the underlying Mortgaged Property; there is no material violation of any applicable Environmental Law with respect to the underlying Mortgaged Property; neither Seller nor the Underlying Obligor has taken any actions which would cause the underlying Mortgaged Property not to be in compliance with all applicable Environmental Laws; the related Purchased Asset Documents require the borrower to comply with all Environmental Laws; and each Mortgagor has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.

32.                               With respect to each related underlying Whole Loan, each related Mortgage and Assignment of Leases, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the underlying Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

Sch. 1(b)-8

33.                               No issuer of the Purchased Asset, no co-participant and no Mortgagor related to any underlying Whole Loan, is a debtor in any state or federal bankruptcy or insolvency proceeding.

34.                               Except for the related Purchased Asset, each related underlying Whole Loan is a whole loan and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related underlying Mortgaged Property or provide for negative amortization.

35.                               With respect to each related underlying Whole Loan, subject to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related underlying Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such underlying Whole Loan if, without complying with the requirements of the Mortgage or loan agreement, (a) the related underlying Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related borrower and transfers of less than a controlling interest (as such term is defined in the related Purchased Asset Documents) in a mortgagor, issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in the Mortgagor or an affiliate thereof, transfers among affiliated Mortgagors with respect to underlying Whole Loans which are cross-collateralized or cross-defaulted with other mortgage loans or transfers of a similar nature to the foregoing meeting the requirements of the underlying Whole Loan (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral within the parameters of paragraph (38) below), or (b) the related underlying Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a lien or security interest against the related underlying Mortgaged Property, other than any existing permitted additional debt. The Purchased Asset Documents require the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer, assumption or encumbrance requiring lender’s approval.

36.                               With respect to each Purchased Asset and the related underlying Whole Loan, except as set forth in the related Purchased Asset documents delivered to Buyer, the terms of the related documents have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such documents and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or recission has occurred since the date upon which the due diligence file related to the applicable Purchased Asset was delivered to Buyer or its designee.

37.                               Each related underlying Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

Sch. 1(b)-9

38.                               Except as set forth in the Purchased Asset Documents, since origination, no material portion of any related underlying Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the underlying Whole Loan or the Purchased Asset or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to underlying Whole Loans (a) which permit defeasance by means of substituting for the underlying Mortgaged Property (or, in the case of an underlying Whole Loan secured by multiple underlying Mortgaged Properties, one or more of such underlying Mortgaged Properties) “government securities” as defined in the Investment Company Act of 1940, as amended, sufficient to pay the underlying Whole Loan (or portions thereof) in accordance with its terms, (b) where a release of the portion of the underlying Mortgaged Property was contemplated at origination and such portion was not considered material for purposes of underwriting the underlying Whole Loan, (c) where release is conditional upon the satisfaction of certain underwriting and legal requirements and the payment of a release price that represents adequate consideration for such underlying Mortgaged Property or the portion thereof that is being released, (d) which permit the related Mortgagor to substitute a replacement property in compliance with REMIC provisions or (e) which permit the release(s) of unimproved out-parcels or other portions of the underlying Mortgaged Property that will not have a material adverse effect on the underwritten value of the security for the underlying Whole Loan or that were not allocated to any value in the underwriting during the origination of the underlying Whole Loan, the terms of the related Mortgage do not provide for release of any portion of the underlying Mortgaged Property from the lien of the Mortgage except in consideration of payment in full therefor.

39.                               With respect to each related underlying Whole Loan, there are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the underlying Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) would have a material adverse effect on the value, operation or net operating income of the underlying Mortgaged Property. The Purchased Asset Documents require the underlying Mortgaged Property to comply with all applicable laws and ordinances.

40.                               None of the material improvements which were included for the purposes of determining the appraised value of any related underlying Mortgaged Property at the time of the origination of the respective underlying Whole Loan lies outside of the boundaries and building restriction lines of such property (except underlying Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the underlying Mortgaged Property or related Mortgagor’s use and operation of such underlying Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such underlying Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

41.                               The related Mortgagor has covenanted in its respective organizational documents and/or the Purchased Asset Documents to own no significant asset other than the related underlying Mortgaged Properties, as applicable, and assets incidental to its respective ownership and operation of such underlying Mortgaged Properties, and to hold itself out as being a legal entity, separate and apart from any other Person.

Sch. 1(b)-10

42.                               With respect to each related underlying Whole Loan, no advance of funds has been made other than pursuant to the loan documents, directly or indirectly, by Seller to the Mortgagor and no funds have been received from any Person other than the Mortgagor, for or on account of payments due on the Mortgage Note or the Mortgage related thereto.

43.                               With respect to each related underlying Whole Loan, as of the Purchase Date for the related Purchased Asset, there was no pending action, suit or proceeding, or governmental investigation of which Seller has received notice or has Knowledge, against the Mortgagor or the related underlying Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect such Mortgagor’s ability to pay principal, interest or any other amounts due under such underlying Whole Loan or the security intended to be provided by the Purchased Asset Documents or the use of the underlying Mortgaged Property.

44.                               With respect to each related underlying Whole Loan, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.

45.                               With respect to the Purchased Asset and each related underlying Whole Loan, such underlying Whole Loan and the Purchased Asset and all interest thereon (exclusive of any default interest, late charges or prepayment premiums) contracted for complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

46.                               Each underlying Whole Loan that is cross-collateralized is cross-collateralized only with other underlying Whole Loans sold pursuant to this Agreement.

47.                               The improvements located on the underlying Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the underlying Whole Loan, (ii) the value of such improvements on the related underlying Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.

48.                               All escrow deposits and payments required pursuant to the underlying Whole Loan as of the Purchase Date required to be deposited with Seller in accordance with the Purchased Asset Documents have been so deposited, are in the possession, or under the control, of Seller or its agent and there are no deficiencies in connection therewith.

49.                               With respect to each related underlying Whole Loan, as of the Purchase Date, the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for the use of the related underlying Mortgaged Property by the related Mortgagor. The Purchased Asset Documents require the borrower to maintain all such licenses, permits and authorizations.

Sch. 1(b)-11

50.                               With respect to the Junior Interest or Senior Interest and each related underlying Whole Loan, the origination (or acquisition, as the case may be), and, if Seller is the party responsible for servicing and administration of the related underlying Whole Loan under the applicable Purchased Asset Documents, the servicing and collection practices used by Seller with respect to such underlying Whole Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans for conduit loan programs.

51.                               With respect to each related underlying Whole Loan, except for Mortgagors under underlying Whole Loans secured in whole or in part by a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related underlying Mortgaged Property.

52.                               The documents for each related underlying Whole Loan provide that each such underlying Whole Loan is non-recourse to the related Mortgagor except that the related Mortgagor and an additional guarantor accepts responsibility for any loss incurred due to fraud on the part of the Mortgagor and/or other intentional material misrepresentation. Furthermore, the documents for each related underlying Whole Loan provide that the related Mortgagor and an additional guarantor shall be liable to the lender for losses incurred due to the misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the Mortgagee or applied to the underlying Mortgaged Property in the ordinary course of business, misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or breach of the environmental covenants in the related Purchased Asset Documents.

53.                               Subject to the exceptions set forth in paragraph (17) and upon possession of the underlying Mortgaged Property as required under applicable state law, any Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with each underlying Whole Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the real property.

54.                               With respect to each related underlying Whole Loan, any prepayment premium and yield maintenance charge constitutes a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

55.                               If any related underlying Whole Loan contains a provision for any defeasance of mortgage collateral, such underlying Whole Loan permits defeasance (1) no earlier than two years after any securitization of the underlying Whole Loan or the Junior Interest or Senior Interest and (2) only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note. No related underlying Whole Loan was originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages. In addition, if the Mortgage related to any such underlying Whole Loan contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that an opinion be provided to the effect that such holder has a first

Sch. 1(b)-12

priority perfected security interest in the defeasance collateral. The related Purchased Asset Documents permit the lender to charge all of its expenses associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the Purchased Asset Documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related underlying Whole Loan for the remainder of its term, (b) an opinion of counsel that the defeasance will not cause any holder to lose its status as a REMIC, and (c) assurances from each applicable Rating Agency that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to any certificates backed by the related underlying Whole Loan or the Junior Interest or Senior Interest.

56.                               With respect to each related underlying Whole Loan, to the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of such underlying Whole Loan, the originator of such underlying Whole Loan was authorized to do business in the jurisdiction in which the related underlying Mortgaged Property is located at all times when it originated and held the underlying Whole Loan.

57.                               Neither Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under any related underlying Whole Loan.

58.                               Intentionally Omitted.

59.                               With respect to each related underlying Whole Loan, each related underlying Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.

60.                               With respect to each related underlying Whole Loan, an appraisal of the related underlying Mortgaged Property was conducted in connection with the origination of such underlying Whole Loan; and, to Seller’s Knowledge, such appraisal satisfied, in all material respects, either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such underlying Whole Loan was originated.

61.                               With respect to each related underlying Whole Loan, the related Purchased Asset Documents require the Mortgagor to provide the Mortgagee with certain financial information at the times required under such Purchased Asset Documents.

62.                               With respect to each related underlying Whole Loan, the related underlying Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the underlying Mortgaged Property is currently being utilized.

Sch. 1(b)-13

63.                               With respect to each related underlying Mortgaged Property consisting of a Ground Lease, Seller represents and warrants the following with respect to the related Ground Lease:

(i)                                             Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Purchase Date of the related Purchased Asset and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Purchase Date.

(ii)                                          Upon the foreclosure of the underlying Whole Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Purchase Date).

(iii)                                       Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee, and any such action without such consent is not binding on the Mortgagee, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to the Mortgagee and (iii) such default is curable by the Mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

(iv)                                      Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

(v)                                         The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The Ground Lease or ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement.

(vi)                                      The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the underlying Mortgaged Property is subject.

(vii)                                   A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

(viii)                             Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date of the underlying Whole Loan.

Sch. 1(b)-14

(ix)                                      Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related underlying Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the underlying Whole Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related underlying Mortgaged Property to the outstanding principal balance of such underlying Whole Loan).

(x)                                         The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.

(xi)                                      The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

Sch. 1(b)-15

Schedule 1(c)

REPRESENTATIONS AND WARRANTIES

RE: PURCHASED ASSETS CONSISTING OF MEZZANINE LOANS

Seller represents and warrants to Buyer, with respect to each Purchased Asset which is a Mezzanine Loan, that except as specifically disclosed to and approved by Buyer in accordance with the Agreement, as of the Purchase Date for each such Purchased Asset by Buyer from Seller and as of the date of each Transaction hereunder and at all times while the Repurchase Documents or any Transaction hereunder is in full force and effect the representations set forth on this Schedule 1(c) shall be true and correct in all material respects. For purposes of this Schedule 1(c) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Purchased Asset which is a Mezzanine Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Purchased Asset.

1.                                      The Mezzanine Loan is a performing senior or junior mezzanine loan secured by a pledge of one hundred percent (100%) of the direct or indirect Equity Interests in a Person that owns commercial real estate (a “Property Owner”).

2.                                      As of the Purchase Date, such Mezzanine Loan complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Mezzanine Loan.

3.                                      Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Mezzanine Loan, and Seller is transferring such Mezzanine Loan free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Mezzanine Loan. Upon consummation of the purchase contemplated to occur in respect of such Mezzanine Loan on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Mezzanine Loan free and clear of any pledge, lien, encumbrance or security interest.

4.                                      No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Mezzanine Loan nor were any fraudulent acts committed by any Person in connection with the origination of such Mezzanine Loan.

5.                                      All information contained in the related Underwriting Package (or as otherwise provided to Buyer) in respect of such Mezzanine Loan is accurate and complete in all material respects. Seller has made available to Buyer for inspection with respect to such Mezzanine Loan, true, correct and complete Purchased Asset Documents.

6.                                      Except as included in the Underwriting Package, Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of such Mezzanine Loan and Seller has not

Sch. 1(c)-1

consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.

7.                                      Such Mezzanine Loan is presently outstanding, the proceeds thereof have been fully disbursed pursuant to the terms of the related Purchased Asset Documents and, except for amounts held in escrow by Seller, there is no requirement for any future advances thereunder.

8.                                      Seller has full right, power and authority to sell and assign such Mezzanine Loan, and such Mezzanine Loan or any related Mezzanine Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

9.                                      Other than consents and approvals obtained as of the related Purchase Date or those already granted in the Purchased Asset Documents, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Mezzanine Loan, for Buyer’s exercise of any rights or remedies in respect of such Mezzanine Loan (except for compliance with applicable Requirements of Law in connection with the exercise of any rights or remedies by Buyer) or for Buyer’s sale, pledge or other disposition of such Mezzanine Loan. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

10.                               The Mezzanine Loan is secured by a pledge of one hundred percent (100%) of the direct or indirect Equity Interests in a Property Owner and the security interest created thereby has been fully perfected in favor of Seller as Mezzanine Lender.

11.                               The Underlying Obligor (hereinafter defined) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with requisite power and authority to own its assets and to transact the business in which it is now engaged, the sole purpose of the Underlying Obligor under its organizational documents is to own, finance, sell or otherwise manage the underlying Mortgaged Property (or the Capital Stock of the Property Owner) and to engage in any and all activities related or incidental thereto, and the underlying Mortgaged Property (or the Capital Stock of the Property Owner) constitute the sole assets of the Underlying Obligor.

12.                               The Underlying Obligor has good and marketable title to the underlying Mortgaged Property, subject to any Title Exceptions, and, no claims have been made and are pending under the title policies insuring the Underlying Obligor’s title to the underlying Mortgaged Property.

13.                               Intentionally Omitted.

14.                               The Purchased Asset Documents provide for the acceleration of the payment of the unpaid principal balance of the Mezzanine Loan if (i) the borrower thereunder (the “Mezzanine Borrower”) voluntarily transfers or encumbers all or any portion of any related Mezzanine Collateral, or (ii) any direct or indirect interest in the related Mezzanine Borrower is voluntarily transferred or assigned, other than, in each case, as permitted under the terms and conditions of the related Purchased Asset Documents.

Sch. 1(c)-2

15.                               Pursuant to the terms of the Purchased Asset Documents: (a) no material terms of any related Underlying Mortgage may be waived, canceled, subordinated or modified in any material respect; (b) no action which could have a materially adverse impact on the market value of the underlying Mortgaged Property may be taken by the Underlying Obligor with respect to the underlying Mortgaged Property without the consent of the holder of the Mezzanine Loan; (c) the holder of the Mezzanine Loan is entitled to approve the budget of the Underlying Obligor as it relates to the underlying Mortgaged Property; and (d) the holder of the Mezzanine Loan’s consent is required prior to the Underlying Obligor incurring any additional indebtedness, other than indebtedness relating to trade payables and other liabilities incurred in the ordinary course of business.

16.                               (a) Other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Underlying Mortgage or the related Whole Loan, and no event has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller in any paragraph of this Schedule 1(c) and (b) Seller has not waived any material default, breach, violation or event of acceleration under such Mezzanine Loan and pursuant to the terms of the Purchased Asset Documents, no Person or party other than the holder of such Mezzanine Loan (or its servicer) may declare any event of default or accelerate the related indebtedness under such Mezzanine Loan.

17.                               No event of default has occurred under any other agreement pertaining to any lien relating to the Mezzanine Loan ranking junior to, pari passu with or senior to the interests of the holder of such Mezzanine Loan.

18.                               Seller’s security interest in the Mezzanine Loan is covered by a UCC-9 insurance policy (the “UCC-9 Policy”) in the maximum principal amount of the Mezzanine Loan insuring that the related pledge is a valid first priority lien on the collateral pledged in respect of such Mezzanine Loan (the “Mezzanine Collateral”), subject only to the exceptions stated therein (or a pro forma title policy or marked up title insurance commitment on which the required premium has been paid exists which evidences that such UCC-9 Policy will be issued), such UCC-9 Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, no material claims have been made thereunder and no claims have been paid thereunder, Seller has not done, by act or omission, anything that would materially impair the coverage under the UCC-9 Policy and as of the Purchase Date, the UCC-9 Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of Buyer without the consent of (but upon notice to) the insurer.

19.                               Intentionally Omitted.

20.                               Seller has delivered to Buyer or its designee the original promissory note made in respect of such Mezzanine Loan, together with an original assignment thereof executed by Seller in blank.

Sch. 1(c)-3

21.                               Seller has not received any written notice that the Mezzanine Loan may be subject to reduction or disallowance for any reason, including without limitation, any setoff, right of recoupment, defense, counterclaim or impairment of any kind.

22.                               Seller has no obligation to make additional loans to, make guarantees on behalf of, or otherwise extend additional credit to, or make any of the foregoing for the benefit of, the Mezzanine Borrower or any other person under or in connection with the Mezzanine Loan.

23.                               The origination (or acquisition, as the case may be), servicing and collection practices used by Seller with respect to the Mezzanine Loan have been in all respects legal and have met customary industry standards used by prudent institutional commercial mezzanine lenders and mezzanine loan servicers for the origination (or acquisition, as the case may be), and servicing of mezzanine loans.

24.                               If applicable, the ground lessor consented to and acknowledged that (i) the Mezzanine Loan is permitted / approved, (ii) any foreclosure of the Mezzanine Loan and related change in ownership of the ground lessee will not require the consent of the ground lessor or constitute a default under the ground lease, (iii) copies of default notices would be sent to Mezzanine Lender and (iv) it would accept cure from Mezzanine Lender on behalf of the ground lessee.

25.                               Intentionally Omitted.

26.                               No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Mezzanine Loan.

27.                               Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Mezzanine Loan is or may become obligated.

28.                               Seller has not advanced funds, or knowingly received any advance of funds from a party other than the Mezzanine Borrower relating to such Mezzanine Loan, directly or indirectly, for the payment of any amount required by such Mezzanine Loan.

29.                               All real estate taxes and governmental assessments, or installments thereof, which would be a lien on any related underlying Mortgaged Property and that prior to the Purchase Date for the related Purchased Asset have become delinquent in respect of such underlying Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established (either by Seller or a Mortgagee under any Underlying Mortgage). For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

Sch. 1(c)-4

30.                               Except as may be set forth in the property condition reports delivered to Buyer with respect to the underlying Mortgaged Property, as of the Purchase Date for the related Purchased Asset, each related underlying Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such underlying Mortgaged Property as security for the related underlying Whole Loan and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such underlying Mortgaged Property.

31.                               As of the Purchase Date, Mezzanine Borrower was maintaining insurance coverage with respect to the underlying Mortgaged Property in compliance in all material respects with the requirements under the Purchased Asset Documents and/or any Underlying Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related underlying Mortgaged Property in the jurisdiction in which such underlying Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such underlying Mortgaged Property, or (ii) the outstanding principal balance of the underlying Whole Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such underlying Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related underlying Mortgaged Property, all of which is in full force and effect with respect to each related underlying Mortgaged Property; all premiums due and payable through the Purchase Date for the related Purchased Asset have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller. Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar mortgage loan and which are set forth in the Purchased Asset Documents and/or any underlying Whole Loan related to the underlying Mortgaged Property, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related underlying Mortgaged Property or (ii) the reduction of the outstanding principal balance of the underlying Whole Loan, subject in either case to requirements with respect to leases at the related underlying Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The underlying Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related underlying Mortgaged Property, in an amount customarily required by prudent institutional lenders. An architectural or engineering consultant has performed an analysis of the underlying Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the underlying Mortgaged Property in the event of an earthquake. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such underlying Mortgaged Property was obtained by an insurer rated at least A-:V by A.M. Best Company or “BBB-” (or the equivalent) from S&P and Fitch or “Baa3” (or the equivalent) from Moody’s. If the underlying Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina such underlying

Sch. 1(c)-5

Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such underlying Whole Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related underlying Mortgaged Property.

32.                               The insurance policies contain a standard mortgagee clause naming the holder of the Underlying Mortgage (the “Mortgagee”), its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without 30 days prior written notice to the Mortgagee) (or, with respect to non-payment, 10 days prior written notice to the Mortgagee or such lesser period as prescribed by applicable law. Each Underlying Mortgage requires that Property Owner maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Property Owner’s expense if Property Owner fails to do so.

33.                               There is no material and adverse environmental condition or circumstance affecting the underlying Mortgaged Property; there is no material violation of any applicable Environmental Law with respect to the underlying Mortgaged Property; neither Seller nor the related Property Owner has taken any actions which would cause the underlying Mortgaged Property not to be in compliance with all applicable Environmental Laws; the Purchased Asset Documents require the borrower to comply with all Environmental Laws; and the related Property Owner has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.

34.                               No Mezzanine Borrower under the Mezzanine Loan nor any Property Owner under any underlying Whole Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.

35.                               Each related underlying Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

36.                               There are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the underlying Mortgaged Property or the use and occupancy thereof other than those which (i) are insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the underlying Mortgaged Property. The Purchased Asset Documents require the underlying Mortgaged Property to comply with all applicable laws and ordinances.

37.                               None of the material improvements which were included for the purposes of determining the appraised value of any related underlying Mortgaged Property at the time of the origination of the Mezzanine Loan or any related underlying Whole Loan lies outside of the boundaries and building restriction lines of such property (except underlying Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material

Sch. 1(c)-6

adverse affect on the value of the underlying Mortgaged Property or the related Mortgagor’s use and operation of such underlying Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such underlying Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

38.                               As of the Purchase Date, there was no pending action, suit or proceeding, or governmental investigation of which Seller has received notice or has Knowledge, against the related Property Owner or the related underlying Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect the Mezzanine Loan or the underlying Whole Loan.

39.                               The improvements located on the underlying Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the underlying Whole Loan, (ii) the value of such improvements on the related underlying Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.

40.                               Except for Property Owners under underlying Whole Loans secured in whole or in part by a Ground Lease, the related Property Owner (or its affiliate) has title in the fee simple interest in each related underlying Mortgaged Property.

41.                               The related underlying Mortgaged Property is not encumbered, and none of the Purchased Asset Documents permit the related underlying Mortgaged Property to be encumbered subsequent to the Purchase Date of the related Purchased Asset without the prior written consent of the holder thereof, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Underlying Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after such Purchase Date).

42.                               Each related underlying Mortgaged Property constitutes one or more complete separate tax lots (or the related Property Owner has covenanted to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.

43.                               An appraisal of the related underlying Mortgaged Property was conducted in connection with the origination of the underlying Whole Loan; and, to Seller’s Knowledge, such appraisal satisfied, in all material respects, either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such underlying Whole Loan was originated.

Sch. 1(c)-7

44.                               The related underlying Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the underlying Mortgaged Property is currently being utilized.

45.                               With respect to each related underlying Mortgaged Property consisting of a Ground Lease, Seller represents and warrants the following with respect to the related Ground Lease:

(i)                                             Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Purchase Date of the related Purchased Asset and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Purchase Date.

(ii)                                          Upon the foreclosure of the underlying Whole Loan (or acceptance of a deed in lieu thereof), the Property Owner’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder.

(iii)                                       Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee and any such action without such consent is not binding on the Mortgagee, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to the Mortgagee and (iii) such default is curable by the Mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

(iv)                                      Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

(v)                                         The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The Ground Lease or ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement.

(vi)                                      The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Underlying Mortgage, subject, however, to only the Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the underlying Mortgaged Property is subject.

(vii)                                   A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

(viii)                                Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the

Sch. 1(c)-8

Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date.

(ix)                                      Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Underlying Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related underlying Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the underlying Whole Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Underlying Mortgage and the ratio of the market value of the related underlying Mortgaged Property to the outstanding principal balance of such underlying Whole Loan).

(x)                                         The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.

(xi)                                      The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

Sch. 1(c)-9

Schedule 1(d)

REPRESENTATIONS AND WARRANTIES

RE: PURCHASED ASSETS CONSISTING

OF MEZZANINE PARTICIPATIONS

Seller represents and warrant to Buyer, with respect to the Mezzanine Participation, that except as specifically disclosed to and approved by Buyer in accordance with this Side Letter, as of the Closing Date for the Mezzanine Participation by Buyer from Seller and at all times while this Side Letter or the Transaction hereunder is in full force and effect the representations set forth on this Schedule 1(d) shall be true and correct in all material respects. For purposes of this Schedule 1(d) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to the Mezzanine Participation if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects the Mezzanine Participation.

1.                                      The Mezzanine Participation is a senior or junior participation interest in a performing commercial mezzanine loan (a “Mezzanine Loan”).

2.                                      As of the Purchase Date, the Mezzanine Participation complied in all material respects with, or is exempt from, all requirements of federal, state or local law relating to the Mezzanine Participation.

3.                                      Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, the Mezzanine Participation, and Seller is transferring the Mezzanine Participation free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering the Mezzanine Participation. Upon consummation of the purchase contemplated to occur in respect of the Mezzanine Participation on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to the Mezzanine Participation free and clear of any pledge, lien, encumbrance or security interest.

4.                                      No fraudulent acts were committed by Seller in connection with its acquisition or origination of the Mezzanine Participation nor were any fraudulent acts committed by any Person in connection with the origination of the Mezzanine Participation.

5.                                      All information contained in the related Underwriting Package (or as otherwise provided to Buyer) in respect of the Mezzanine Participation is accurate and complete in all material respects.

6.                                      Seller has full right, power and authority to sell and assign the Mezzanine Participation and the Mezzanine Participation has not been cancelled, satisfied or rescinded in

Sch. 1(d)-1

whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

7.                                      Other than consents and approvals obtained as of the related Purchase Date or those already granted in the Purchased Asset Documents, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of the Mezzanine Participation, for Buyer’s exercise of any rights or remedies in respect of the Mezzanine Participation (except for compliance with applicable Requirements of Law in connection with the exercise of any rights or remedies by Buyer) or for Buyer’s sale, pledge or other disposition of the Mezzanine Participation. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

8.                                      No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of the Mezzanine Participation.

9.                                      Seller has delivered to Buyer or its designee the original participation certificate or other similar indicia of ownership of the Mezzanine Participation, however denominated, together with an original assignment thereof, executed by Seller in blank.

10.                               Intentionally Omitted.

11.                               The Mezzanine Participation has not been and shall not be deemed to be a Security within the meaning of the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

12.                               Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of the Mezzanine Participation is or may become obligated.

13.                               No issuer of the Mezzanine Participation is a debtor in any state or federal bankruptcy or insolvency proceeding.

14.                               With respect to the Mezzanine Participation, except as set forth in the Purchased Asset Documents delivered to Buyer, the terms of the related documents have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such documents and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or recission has occurred since the date upon which the due diligence file related to the Mezzanine Participation was delivered to Buyer or its designee.

15.                               With respect to the related Mezzanine Loan, the related Purchased Asset Documents require the Mezzanine Borrower to provide the Mezzanine Lender with certain financial information at the times required under the related Purchased Asset Documents.

Sch. 1(d)-2

16.                               The related Mezzanine Loan is secured by a pledge of one hundred percent (100%) of the direct or indirect equity ownership interests in the Mortgagor under a Whole Loan (the “Underlying Property Owner”) or a direct or indirect owner of the Underlying Property Owner.

17.                               As of the Purchase Date, the related Mezzanine Loan complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to the related Mezzanine Loan.

18.                               All information contained in the related Underwriting Package (or as otherwise provided to Buyer) in respect of such Mezzanine Participation is accurate and complete in all material respects. Seller has made available to Buyer for inspection with respect to such Mezzanine Participation, true, correct and complete Purchased Asset Documents.

19.                               Except as included in the Underwriting Package, Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of the Mezzanine Participation or the related Mezzanine Loan and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.

20.                               The related Mezzanine Loan is presently outstanding, the proceeds thereof have been fully and properly disbursed pursuant to the terms of the related Purchased Asset Documents and, except for amounts held in escrow, there is no requirement for any future advances thereunder.

21.                               The Underlying Property Owner has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with requisite power and authority to own its assets and to transact the business in which it is now engaged, the sole purpose of the Underlying Property Owner under its organizational documents is to own, finance, sell or otherwise manage the underlying Mortgaged Property and to engage in any and all activities related or incidental thereto, and the underlying Mortgaged Property constitutes the sole assets of the Underlying Property Owner.

22.                               The Underlying Property Owner has good and marketable title to the underlying Mortgaged Property, subject to any Title Exceptions and, no claims have been made and are pending under the title policies insuring the Underlying Property Owner’s title to the Underlying Mortgage Property.

23.                               Intentionally Omitted.

24.                               The Purchased Asset Documents provide for the acceleration of the payment of the unpaid principal balance of the Mezzanine Loan if (i) the Mezzanine Borrower voluntarily transfers or encumbers all or any portion of any related Mezzanine Collateral, or (ii) any direct or indirect interest in the related Mezzanine Borrower is voluntarily transferred or assigned, other than, in each case, as permitted under the terms and conditions of the related Purchased Asset Documents.

Sch. 1(d)-3

25.                               Pursuant to the terms of the Purchased Asset Documents: (a) no material terms of any related mortgage encumbering the Underlying Mortgage Property (an “Underlying Mortgage”) may be waived, canceled, subordinated or modified in any material respect; (b) no action which could have a materially adverse impact on the market value of the underlying Mortgaged Property may be taken by the Underlying Property Owner with respect to the underlying Mortgaged Property without the consent of the holder of the Mezzanine Loan; (c) the holder of the Mezzanine Loan is entitled to approve the budget of the Underlying Property Owner as it relates to the underlying Mortgaged Property; and (d) the holder of the Mezzanine Loan’s consent is required prior to the Underlying Property Owner incurring any additional indebtedness, other than indebtedness relating to trade payables incurred in the ordinary course of business.

26.                               (a) Other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Underlying Mortgage or the related Whole Loan, and no event has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller in any paragraph of this Schedule 1(d) and (b) Seller has not waived any material default, breach, violation or event of acceleration under such Mezzanine Loan and pursuant to the terms of the related Purchased Asset Documents, no Person or party other than the holder of such Mezzanine Loan (or its servicer) may declare any event of default or accelerate the related indebtedness under such Mezzanine Loan.

27.                               No default or event of default has occurred under any agreement pertaining to any lien relating to the related Mezzanine Loan ranking junior to, pari passu with or senior to the interests of the Mezzanine Participation or the holder of the related Mezzanine Loan.

28.                               Mezzanine Lender’s security interest in the related Mezzanine Loan is covered by a UCC-9 insurance policy (the “UCC-9 Policy”) in the maximum principal amount of the Mezzanine Loan insuring that the related pledge is a valid first priority lien on the collateral pledged in respect of such Mezzanine Loan (the “Mezzanine Collateral”), subject only to the exceptions stated therein (or a pro forma title policy or marked up title insurance commitment on which the required premium has been paid exists which evidences that such UCC-9 Policy will be issued), such UCC-9 Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, no material claims have been made thereunder and no claims have been paid thereunder, Seller has not done, by act or omission, anything that would materially impair the coverage under the UCC-9 Policy and as of the Purchase Date, the UCC-9 Policy will inure to the benefit of Buyer without the consent of (but upon notice to) the insurer..

29.                               Intentionally Omitted.

Sch. 1(d)-4

30.                               Seller has not received any written notice that the related Mezzanine Loan may be subject to reduction or disallowance for any reason, including without limitation, any setoff, right of recoupment, defense, counterclaim or impairment of any kind.

31.                               Seller has no obligation to make additional loans to, make guarantees on behalf of, or otherwise extend additional credit to, or make any of the foregoing for the benefit of, the Mezzanine Borrower or any other person under or in connection with the Mezzanine Loan.

32.                               With respect to the Mezzanine Participation and the related Mezzanine Loan, the origination (or acquisition, as the case may be) and, if Seller is the party responsible for the servicing and administration of the Mezzanine Loan relating to such Mezzanine Participation, the servicing and collection practices used by Seller with respect to such Mezzanine Loan have been in all respects legal and have met customary industry standards used by prudent institutional commercial mezzanine lenders and mezzanine loan servicers.

33.                               If applicable, the ground lessor consented to and acknowledged that (i) the related Mezzanine Loan is permitted / approved, (ii) any foreclosure of the related Mezzanine Loan and related change in ownership of the ground lessee will not require the consent of the ground lessor or constitute a default under the ground lease, (iii) copies of default notices would be sent to the Mezzanine Lender under the related Mezzanine Loan and (iv) it would accept cure from the Mezzanine Lender under the related Mezzanine Loan on behalf of the ground lessee.

34.                               Intentionally Omitted.

35.                               Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Mezzanine Participation is or may become obligated under the Purchased Asset Documents.

36.                               Seller has not advanced funds, or knowingly received any advance of funds from a party other than the Mezzanine Borrower relating to such Mezzanine Participation, directly or indirectly, for the payment of any amount required by such Mezzanine Participation.

37.                               All real estate taxes and governmental assessments, or installments thereof, which would be a lien on any related underlying Mortgaged Property and that prior to the Purchase Date for the related Purchased Asset have become delinquent in respect of such underlying Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established (either by Seller or by the related Mortgagee. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

38.                               As of the Purchase Date for the related Purchased Asset, each related underlying Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such underlying Mortgaged Property as security for the underlying Whole

Sch. 1(d)-5

Loan and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such underlying Mortgaged Property.

39.                               As of the Purchase Date, insurance coverage was being maintained with respect to the underlying Mortgaged Property in compliance in all material respects with the requirements under the Purchased Asset Documents and/or any Underlying Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related underlying Mortgaged Property in the jurisdiction in which such underlying Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such underlying Mortgaged Property, or (ii) the outstanding principal balance of the underlying Whole Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such underlying Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related underlying Mortgaged Property, all of which is in full force and effect with respect to each related underlying Mortgaged Property; all premiums due and payable through the Purchase Date for the related Purchased Asset have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller. Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar mortgage loan and which are set forth in the Purchased Asset Documents and/or any underlying Whole Loan related to the underlying Mortgaged Property, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related underlying Mortgaged Property or (ii) the reduction of the outstanding principal balance of the underlying Whole Loan, subject in either case to requirements with respect to leases at the related underlying Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The underlying Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related underlying Mortgaged Property, in an amount customarily required by prudent institutional lenders. An architectural or engineering consultant has performed an analysis of the underlying Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the underlying Mortgaged Property in the event of an earthquake. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such underlying Mortgaged Property was obtained by an insurer rated at least A-:V by A.M. Best Company or “BBB-” (or the equivalent) from S&P and Fitch or “Baa3” (or the equivalent) from Moody’s. If the underlying Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina such underlying Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such underlying Whole Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related underlying Mortgaged Property.

Sch. 1(d)-6

40.                               The insurance policies contain a standard mortgagee clause naming Mortgagee, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without 30 days prior written notice to the Mortgagee (or, with respect to nonpayment, 10 days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law. Each Underlying Mortgage requires that Property Owner maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Property Owner’s expense if Property Owner fails to do so.

41.                               There is no material and adverse environmental condition or circumstance affecting the underlying Mortgaged Property; there is no material violation of any applicable Environmental Law with respect to the underlying Mortgaged Property; neither Seller nor the Underlying Property Owner has taken any actions which would cause the underlying Mortgaged Property not to be in compliance with all applicable Environmental Laws; the Purchased Asset Documents require the borrower to comply with all Environmental Laws; and the Underlying Property Owner has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Underlying Property Owner to abide by such Environmental Laws or has provided environmental insurance.

42.                               No Mezzanine Borrower under the related Mezzanine Loan nor any Underlying Property Owner under any Underlying Mortgage is a debtor in any state or federal bankruptcy or insolvency proceeding.

43.                               Each related underlying Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

44.                               There are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the underlying Mortgaged Property or the use and occupancy thereof other than those which (i) are insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the underlying Mortgaged Property. The Purchased Asset Documents require the underlying Mortgaged Property to comply with all applicable laws and ordinances.

45.                               None of the material improvements which were included for the purposes of determining the appraised value of any related underlying Mortgaged Property at the time of the origination of the related Mezzanine Loan or any underlying Whole Loan lies outside of the boundaries and building restriction lines of such property (except underlying Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the underlying Mortgaged Property or the related Underlying Property Owner’s use and operation of such underlying Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such underlying Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

Sch. 1(d)-7

46.                               As of the Purchase Date, there was no pending action, suit or proceeding, or governmental investigation of which the Seller has received notice or has Knowledge, against the Underlying Property Owner or the related underlying Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect the Mezzanine Participation, the related Mezzanine Loan or the underlying Whole Loan.

47.                               The improvements located on the underlying Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Underlying Property Owner is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the underlying Whole Loan, (ii) the value of such improvements on the related underlying Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.

48.                               Except for Underlying Property Owners under underlying Whole Loans secured in whole or in party by a Ground Lease, the related Underlying Property Owner (or its affiliate) has title in the fee simple interest in each related underlying Mortgaged Property.

49.                               The related underlying Mortgaged Property is not encumbered, and none of the Purchased Asset Documents permit the related underlying Mortgaged Property to be encumbered subsequent to the Purchase Date of the related Purchased Asset without the prior written consent of the holder thereof, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the Underlying Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after such Purchase Date).

50.                               Each related underlying Mortgaged Property constitutes one or more complete separate tax lots (or the related Underlying Property Owner has covenanted to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.

51.                               An appraisal of the related underlying Mortgaged Property was conducted in connection with the origination of the underlying Whole Loan; and, to Seller’s Knowledge, such appraisal satisfied, in all material respects, either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such underlying Whole Loan was originated.

52.                               The related underlying Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the underlying Mortgaged Property is currently being utilized.

Sch. 1(d)-8

53.                               With respect to each related underlying Mortgaged Property consisting of a Ground Lease, Seller represents and warrants the following with respect to the related Ground Lease:

(i)                                             Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Purchase Date of the related Purchased Asset and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Purchase Date.

(ii)                                          Upon the foreclosure of the underlying Whole Loan (or acceptance of a deed in lieu thereof), the Underlying Property Owner’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Purchase Date).

(iii)                                       Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee and any such action without such consent is not binding on the Mortgagee, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to the Mortgagee and (iii) such default is curable by the Mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

(iv)                                      Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

(v)                                         The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The Ground Lease or ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement.

(vi)                                      The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Underlying Mortgage, subject, however, to only the Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the underlying Mortgaged Property is subject.

(vii)                                   A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

(viii)                                Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date.

Sch. 1(d)-9

(ix)                                      Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Underlying Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related underlying Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the underlying Whole Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related mortgage and the ratio of the market value of the related underlying Mortgaged Property to the outstanding principal balance of such underlying Whole Loan).

(x)                                         The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.

(xi)                                      The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

Sch. 1(d)-10

Schedule 2

[See Schedule 2 to the Fee and Pricing Letter]

Sch. 2-1

Schedule 3

TRAILING FUTURE FUNDING OBLIGATIONS

[To be provided post-closing pursuant to Section 3.10(d) of the Agreement]

Sch. 3-1